Exhibit 10.1

CREDIT AGREEMENT

dated as of February 27, 2007

among

PACIFIC ETHANOL HOLDING CO. LLC,
PACIFIC ETHANOL MADERA LLC,
PACIFIC ETHANOL COLUMBIA, LLC,
PACIFIC ETHANOL STOCKTON, LLC,
PACIFIC ETHANOL IMPERIAL, LLC, and
PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrowers,

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers' Agent,

THE LENDERS REFERRED TO HEREIN,

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent for the Lenders,

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent for the Senior Secured Parties,

UNION BANK OF CALIFORNIA, N.A.,
as Accounts Bank,

WESTLB AG, NEW YORK BRANCH,
as Lead Arranger and Sole Bookrunner,

MIZUHO CORPORATE BANK, LTD.,
as Lead Arranger and Co-Syndication Agent,

CIT SECURITIES LLC,
as Lead Arranger and Co-Syndication Agent,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent,

and

BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent

v

SCHEDULES

Schedule 1.01(a) – Commitments
Schedule 2.08(e) – Buy Down Calculation
Schedule 2.09 Tranche Reallocation Eligible Lenders and Commitments
Schedule 5.11 – Contracts
Part A - First Funding Contracts
Part B - Deferred Contracts
Schedule 5.12 – UCC Filing Offices
Schedule 5.13(a) - Site Descriptions
Schedule 5.19(d)(iii) - Underground Storage Tanks
Schedule 5.23 – Separateness Provisions
Schedule 5.29 – Legal Names and Places of Business
Schedule 5.30 - Broker Fees
Schedule 6.01(g)(i) - Existing Liens
Schedule 6.01(q) - Drawdown Schedules
Schedule 6.02(e)(i) – Acceptable Project Parties
Schedule 6.02(e)(iv) – Project Party Consents
Schedule 7.01(h) – Insurance
Schedule 7.01(k)-A - Performance Guarantee
Schedule 7.01(k)-B - Approved Performance Test Protocols
Schedule 7.02(f) - Storage Facilities
Schedule 7.02(t) – Construction Budgets
Schedule 8.08(c)(xiii) – Target Balance Amount
Schedule 11.12 – Notice Information

EXHIBITS

Exhibit A – Defined Terms
Exhibit 2.04 – Issuance Request
Exhibit 2.05-A – Form of Working Capital Funding Notice
Exhibit 2.05-B – Form of Construction Funding Notice
Exhibit 2.07 – Form of Note
Exhibit 2.09 - Form of Tranche Conversion Notice
Exhibit 3.05 – Form of Interest Period Notice
Exhibit 4.07 – Form of Non-U.S. Lender Statement
Exhibit 6.01(k) – Form of Insurance Consultant's Certificate
Exhibit 6.01(v) – Financial Model
Exhibit 6.02(a) – Form of Commercial Operation Date Certificate
Exhibit 6.02(g) - Form of Title Endorsement
Exhibit 6.04(g)-A- Form of Deed of Trust
Exhibit 6.04(g)-B - Form of Pledge Agreement
Exhibit 6.04(g)-C -Form of Security Agreement
Exhibit 6.05(c) – Form of Independent Engineer's Certificate
Exhibit 7.01(y) – Form of Final Completion Certificate
Exhibit 7.02(i) – Form of Blocked Account Agreement
Exhibit 7.02(s) – Form of Restricted Payment Certificate
Exhibit 7.03(g) – Form of Monthly Progress Report

Exhibit 7.03(n) – Form of Borrowing Base Certificate
Exhibit 7.03(p) – Form of Operating Statement
Exhibit 8.04 – Form of Construction Holding Withdrawal Certificate
Exhibit 8.05 – Form of Construction Withdrawal Certificate
Exhibit 8.08-A – Form of Revenue Account Withdrawal Certificate (Before Conversion Date)
Exhibit 8.08-B – Form of Revenue Account Withdrawal Certificate (After Conversion Date)
Exhibit 8.09 – Form of Operating Account Withdrawal Certificate
Exhibit 8.11 – Form of Working Capital Transfer Certificate
Exhibit 8.12 – Form of Debt Service Reserve Letter of Credit
Exhibit 8.14 – Form of Insurance and Condemnation Proceeds Request Certificate
Exhibit 8.15 – Form of Extraordinary Proceeds Release Notice
Exhibit 8.16 – Form of Warranty Proceeds Request Certificate
Exhibit 11.03 – Form of Lender Assignment Agreement

This CREDIT AGREEMENT (this "Agreement"), dated as of February 27, 2007, is by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH as collateral agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as accounts bank, WESTLB AG, NEW YORK BRANCH, as lead arranger and sole bookrunner, MIZUHO CORPORATE BANK, LTD., as lead arranger and co-syndication agent, CIT CAPITAL SECURITIES LLC as lead arranger and co-syndication agent, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as lead arranger and co-documentation agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as lead arranger and co-documentation agent.

RECITALS

WHEREAS, the Borrowers have requested that the Lenders establish a credit facility the proceeds of which are to be used to (a) finance the ownership and operation of two (2) denatured ethanol production facilities located in or near Madera, California and Boardman, Oregon, each of which is expected to produce approximately forty (40) million gallons-per-year, and the ownership, development, engineering, construction, testing and operation of three (3) denatured ethanol production facilities to be located in or near Stockton, California, Brawley, California and Burley, Idaho, each with a design basis capacity of approximately fifty (50) million gallons-per-year, (b) fund certain reserves and (c) pay certain fees and expenses associated with this Agreement and the Loans, in each case as further described herein; and

WHEREAS, the Lenders are willing to make such credit facility available to the Borrowers upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms.  Capitalized terms used in this Agreement, including its preamble and recitals, shall, except as otherwise defined herein or where the context otherwise requires, have the meanings provided in Exhibit A.

Section 1.02 Principles of Interpretation.  (a)  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have the same meanings when used in each Financing Document, notice and other communication delivered from time to time in connection with any Financing Document.

(b) Unless the context requires otherwise, any reference in this Agreement to any Transaction Document shall mean such Transaction Document and all schedules, exhibits and attachments thereto.

(c) All the agreements, contracts or documents defined or referred to herein shall mean such agreements, contracts or documents as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Agreement, and shall disregard any supplement, amendment or waiver made in breach of this Agreement.

(d) Any reference in any Financing Document relating to a Default or an Event of Default that has occurred and is continuing (or words of similar effect) shall be understood to mean that (i) in the case of a Default only, such Default has not been cured or remedied, or has not been waived by the Required Lenders, before becoming an Event of Default and (ii) in the case of an Event of Default, such Event of Default has not been cured or remedied or has not been waived by the Required Lenders.

(e) The term "knowledge" in relation to the Borrowers, and any other similar expressions, shall mean knowledge of each of the Borrowers after due inquiry.

(f) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

(g) The words "herein," "hereof" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Articles, Sections, Exhibits and Schedules shall be references to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(h) The words "include," "includes" and "including" are not limiting.

(i) The word "or" is not exclusive.

(j) Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

Section 1.03 UCC Terms.  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used in any Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

Section 1.05 Joint and Several.  (a)  Subject to Section 1.05(b), the Obligations of each Borrower under this Agreement and each other Financing Document to which any Borrower is a party shall constitute the joint and several obligations of all Borrowers.  All representations, warranties, undertakings, agreements and obligations of each Borrower expressed or implied in this Agreement or any other Financing Document shall, unless the context requires otherwise, be deemed to be made, given or assumed by the Borrowers jointly and severally.

(b) Each of the Borrowers, the Administrative Agent and the Lenders hereby confirms that it is the intention of all such Persons that this Agreement and the other Financing Documents and the Obligations of each Borrower hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law, to the extent applicable to this Agreement or such other Financing Document and the Obligations of each Borrower hereunder and thereunder.  To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Borrowers hereby irrevocably agree that the Obligations of each Borrower at any time shall be limited to the maximum amount as will result in the Obligations of such Borrower not constituting a fraudulent transfer or conveyance.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Construction Loans.  (a) Each Tranche B Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to fund the full amount of such Tranche B Lender's Tranche B Construction Loan Commitment to the Escrow Account on or after the Closing Date and in accordance with Section 2.01(s).

(b) On the terms and conditions of this Agreement, loans shall be released from the Escrow Account (each such loan, an "In-Progress Plant 1 Construction Loan") to the Borrowers, once on the Funding Date for In-Progress Plant 1, for transfer to the Construction Holding Account in an aggregate principal amount not in excess of the In-Progress Plant 1 Aggregate Construction Loan Commitment.

(c) On the terms and conditions of this Agreement, (i) loans shall be released from the Escrow Account (each such loan, an "In-Progress Plant 2 Tranche B Construction Loan") to the Borrowers for transfer to the Construction Holding Account and (ii) each Tranche A Lender agrees, severally and not jointly, to make a loan (each such loan, an "In-Progress Plant 2 Tranche A Construction Loan") to the Borrowers, once on the Funding Date for In-Progress Plant 2, in an aggregate principal amount, when taken together, not in excess of the In-Progress Plant 2 Aggregate Construction Loan Commitment.

(d) On the terms and conditions of this Agreement, (i) loans shall be released from the Escrow Account (each such loan, a "Greenfield Plant 1 Tranche B Construction Loan") to the Borrowers for transfer to the Construction Account for Greenfield Plant 1 and (ii) and each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Greenfield Plant 1 Tranche A Construction Loan") to the Borrowers in each such case for Project Costs with respect to Greenfield Plant 1 or to make a Sponsor Support Reimbursement Funding or Greenfield Plant Top-Up Funding, from time to time, but not more frequently than once each calendar month (except for Loans made on the Conversion Date), until the Construction Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Greenfield Plant 1 Construction Loans shall not exceed the Greenfield Plant 1 Aggregate Construction Loan Commitment, (ii) the aggregate principal amount of Greenfield Plant 1 Construction Loans disbursed prior to the Commercial Operation Date of Greenfield Plant 1 (taken together with the Working Capital Plant Commitment for Greenfield Plant 1) shall not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 1 (as set forth in the then-current Construction Budget for such Plant) and (y) forty-five million Dollars ($45,000,000), (iii) the aggregate principal amount of all Greenfield Plant 1 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 1 and (iv)  the aggregate principal amount of Greenfield Plant 1 Construction Loans disbursed as Greenfield Plant Top-Up Fundings shall not exceed the corresponding Excess Construction Loan Commitment.

(e) Each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Greenfield Plant 2 Construction Loan") to the Borrowers for Project Costs with respect to Greenfield Plant 2 or to make a Sponsor Support Reimbursement Funding or Greenfield Plant Top-Up Funding, from time to time but not more frequently than once each calendar month (except for Loans made on the Conversion Date), until the Construction Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Greenfield Plant 2 Construction Loans shall not exceed the Greenfield Plant 2 Aggregate Construction Loan Commitment, (ii) the aggregate principal amount of Greenfield Plant 2 Construction Loans disbursed prior to the Commercial Operation Date of such Plant (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 2 (as set forth in the then-current Construction Budget for such Plant and (y) forty-five million Dollars ($45,000,000), (iii) the aggregate principal amount of all Greenfield Plant 2 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 2 and (iv) the aggregate principal amount of Greenfield Plant 2 Construction Loans disbursed as Greenfield Plant Top-Up Fundings shall not exceed the corresponding Excess Construction Loan Commitment.

(f) Each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Greenfield Plant 3 Construction Loan") to the Borrowers for Project Costs with respect to Greenfield Plant 3 or to make a Sponsor Support Reimbursement Funding or Greenfield Plant Top-Up Funding, from time to time but not more frequently than once each calendar month (except for Loans made on the Conversion Date), until the Construction Loan Maturity Date; provided, however, that (i) the aggregate principal amount of the Greenfield Plant 3 Construction Loans shall not exceed the Greenfield Plant 3 Aggregate Construction Loan Commitment, (ii) the aggregate principal amount of Greenfield Plant 3 Construction Loans disbursed prior to the Commercial Operation Date of such Plant (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 3 (as set forth in the then-current Construction Budget for such Plant) and (y) forty-five million Dollars ($45,000,000), (iii) the aggregate principal amount of all Greenfield Plant 3 Construction Loans disbursed prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant) shall not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 3 and (iv) the aggregate principal amount of Greenfield Plant 3 Construction Loans disbursed as Greenfield Plant Top-Up Fundings shall not exceed the corresponding Excess Construction Loan Commitment.

(g) The aggregate principal amount of the Construction Loans shall not exceed the Aggregate Construction Loan Commitment.  The aggregate principal amount of the Construction Loans made by each Lender shall not exceed the Construction Loan Commitment of such Lender.

(h) There shall be no more than one (1) Greenfield Plant Top-Up Funding for each Greenfield Plant.

(i) Sponsor Support Reimbursement Fundings may only be requested to the extent that payments by Pacific Ethanol under the Sponsor Support Agreement are eligible for reimbursement as described in Section 2.04(g) (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(j) Proceeds of each Tranche B Construction Loan shall be deposited into the Escrow Account for further release and application in accordance with this Agreement.

(k) Proceeds of each In-Progress Plant 1 Construction Loan and each In-Progress Plant 2 Tranche B Construction Loan (if any) shall be released from the Escrow Account and transferred to the Construction Holding Account to be applied solely in accordance with this Agreement and shall be used solely for the payment of Project Costs (including the partial funding of the Debt Service Reserve Requirement).

(l) Proceeds of each In-Progress Plant 2 Tranche A Construction Loan (if any) shall be deposited into the Construction Holding Account and applied solely in accordance with this Agreement and shall be used solely for the payment of Project Costs (including the partial funding of the Debt Service Reserve Requirement).

(m) Proceeds of the Greenfield Plant 1 Tranche B Construction Loans (if any) shall be released from the Escrow Account and applied solely in accordance with this Agreement and shall be used solely for the payment of Project Costs for Greenfield Plant 1 (including, if applicable, for reimbursement of Project Costs pursuant to a Sponsor Support Reimbursement Funding).

(n) Proceeds of the Greenfield Plant 1 Tranche A Construction Loans shall be applied solely in accordance with this Agreement and, other than in the case of Greenfield Plant Top-Up Fundings or Sponsor Support Reimbursement Fundings, shall be deposited into the Construction Account for Greenfield Plant 1 or applied directly to the payment of Debt Service and shall be used solely for the payment of Project Costs for Greenfield Plant 1.

(o) Proceeds of the Greenfield Plant 2 Construction Loans shall be applied solely in accordance with this Agreement and, other than in the case of Greenfield Plant Top-Up Fundings or Sponsor Support Reimbursement Fundings, shall be deposited into the Construction Account for Greenfield Plant 2 or applied directly to the payment of Debt Service and shall be used solely for the payment of Project Costs for Greenfield Plant 2.

(p) Proceeds of the Greenfield Plant 3 Construction Loans shall be applied solely in accordance with this Agreement and, other than in the case of Greenfield Plant Top-Up Fundings or Sponsor Support Reimbursement Fundings, deposited into the Construction Account for Greenfield Plant 3 or applied directly to the payment of Debt Service and shall be used solely for the payment of Project Costs for Greenfield Plant 3.

(q) Proceeds of Greenfield Plant Top-Up Fundings shall be deposited into the Construction Holding Account and shall be used and applied solely in accordance with this Agreement.

(r) Proceeds of Sponsor Support Reimbursement Fundings may be paid directly to the Sponsor in accordance with Section 2.04(g) (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(s) Each of the Tranche B Lenders shall fund their pro rata portion of the Tranche B Escrow Disbursement on or before March 7, 2007.  Unless or until otherwise elected pursuant to a properly delivered Interest Period Notice, the Tranche B Loans made pursuant to the Tranche B Escrow Disbursement shall bear interest as Base Rate Loans.

(t) Construction Loans repaid or prepaid may not be reborrowed.

Section 2.02 Term Loans.  (a)  Each Tranche A Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Tranche A Term Loan") to the Borrowers for the repayment of the Tranche A Construction Loans, on the Conversion Date, in an aggregate principal amount not in excess of such Tranche A Lender's Tranche A Term Loan Commitment; provided, however, that the aggregate principal amount of the Tranche A Term Loans shall not exceed the Aggregate Tranche Commitment for Tranche A Term Loans or the aggregate outstanding Tranche A Construction Loans (including all Tranche A Construction Loans made on the Conversion Date).

(b) Each Tranche B Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Tranche B Term Loan") to the Borrowers for the repayment of the Tranche B Construction Loans, on the Conversion Date, in an aggregate principal amount not in excess of such Tranche B Lender's Tranche B Term Loan Commitment; provided, however, that the aggregate principal amount of the Tranche B Term Loans shall not exceed the Aggregate Tranche Commitment for the Tranche B Term Loans or the aggregate outstanding Tranche B Construction Loans (including all Tranche B Construction Loans made on the Conversion Date).

(c) Proceeds of the Tranche A Term Loans shall be used solely for the payment of amounts due in respect of the Tranche A Construction Loans made by the Tranche A Lenders (including all Tranche A Construction Loans made on the Conversion Date).

(d) Proceeds of the Tranche B Term Loans shall be used solely for the payment of amounts due in respect of the Tranche B Construction Loans made by the Tranche B Lenders (including all Tranche B Construction Loans made on the Conversion Date).

(e) Term Loans repaid or prepaid may not be reborrowed.

Section 2.03 Working Capital Loans.  (a)  Each Working Capital Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans (each such loan, a "Working Capital Loan") to the Borrowers for Working Capital Expenses, from time to time but not more frequently than two (2) times each calendar month, until the Working Capital Maturity Date, in an aggregate principal amount from time to time outstanding not in excess of the Working Capital Loan Commitment of such Working Capital Lender; provided, however, that the aggregate principal amount of the Working Capital Loans at any one time outstanding, plus the aggregate Stated Amounts of all issued and outstanding Letters of Credit, shall not exceed the Aggregate Working Capital Loan Commitment or, subject to the grace period provided in Section 3.10(c) (Mandatory Prepayments), the then-applicable Working Capital Loan Availability.

(b) Each Funding of Working Capital Loans shall be in the aggregate minimum amount of five hundred thousand Dollars ($500,000) and in integral multiples of one hundred thousand Dollars ($100,000) in excess thereof.

(c) Proceeds of each Working Capital Loan for (i) Project Costs relating to the initial start-up and testing of a Plant shall be deposited into the Construction Account specified in the relevant Funding Notice, (ii) Operation and Maintenance Expense shall be deposited into the Operating Account, and (iii) Maintenance Capital Expenses shall be deposited into the Maintenance Capital Expense Account, and in each such case shall be applied solely in accordance with this Agreement and shall be used solely for the payment of Working Capital Expenses.  Fundings of Working Capital Loans for Operation and Maintenance Expenses and for Maintenance Capital Expenses shall be subject to the Permitted Operating Budget Deviation Levels.

(d) Within the limits set forth in Section 2.03(a), the Borrowers may pay or prepay and reborrow Working Capital Loans.

Section 2.04 Letters of Credit.  (a) The Issuing Bank agrees at any time on or after the First Escrow Release Date, and from time to time on the terms and conditions of this Agreement, upon receipt from the Borrowers of an Issuance Request, to issue a Letter of Credit on behalf of any Borrower on the date and in the amount set forth in such Issuance Request; provided, that (i) Letters of Credit may only be for issued Plants with respect to which the initial Funding has been made (or will be made simultaneously with the issuance of such Letter of Credit), (ii) the aggregate Stated Amounts of all issued and outstanding Letters of Credit shall not exceed the LC Cap and (iii) the aggregate Stated Amount of all issued and outstanding Letters of Credit plus the aggregate outstanding principal amount of all Working Capital Loans at any one time outstanding shall not exceed the Aggregate Working Capital Loan Commitment or the then-applicable Working Capital Loan Availability.

(b) The Borrower shall give the Administrative Agent at least five (5) Business Days irrevocable prior written notice (such notice, in substantially the form of Exhibit 2.04, an "Issuance Request") (effective upon receipt) specifying the date (which shall be a day that is no later than thirty (30) days preceding the Working Capital Maturity Date) a Letter of Credit is requested to be issued, describing in reasonable detail the nature of the transactions or obligations proposed to be supported thereby (which shall be of the nature described in Section 2.04(i)(iii)) and the Stated Amount of such Letter of Credit, which shall be no less than four hundred thousand Dollars ($400,000)).  Upon receipt of an Issuance Request, the Administrative Agent shall promptly advise the Issuing Bank of the contents thereof.

(c) Each Working Capital Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank's liability thereunder in an amount equal to such Lender's Working Capital Loan Commitment Percentage of such liability, and each Working Capital Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Working Capital Loan Commitment Percentage of the Issuing Bank's liability under each Letter of Credit.

(d) Upon receipt from a beneficiary under a Letter of Credit of a demand for payment thereunder, in proper form to accomplish a draw in accordance with the terms thereof, the Issuing Bank (through the Administrative Agent) shall promptly notify each other Working Capital Lender and the Borrowers of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand.  Immediately following such demand by a beneficiary of payment under a Letter of Credit, the Administrative Agent shall give each Working Capital Lender prompt notice of the amount of the actual demand for payment, specifying such Lender's Working Capital Loan Commitment Percentage of the amount of such demand.

(e) Upon receipt by the Issuing Bank of a demand as described in Section 2.04(d), each Working Capital Lender (other than the Issuing Bank) shall pay to the Administrative Agent for the account of the Issuing Bank in Dollars and in immediately available funds the amount of such Lender's Working Capital Loan Commitment Percentage of any payment under the Letter of Credit.  Each Working Capital Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Bank under this Section 2.04(e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Working Capital Lender to make its payment under this Section 2.04(e), (ii) the financial condition of the Borrowers, (iii) the existence of any Default or Event of Default or (iv) the termination of the Commitments.  Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) To the extent that any Working Capital Lender fails to pay any amount required to be paid pursuant to Section 2.04(e) on the date such amounts are due to be paid, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus (in either such case) two percent (2%).

(g) Each drawing honored by the Issuing Bank under a Letter of Credit shall reduce the Maximum Available Amount under such Letter of Credit by the amount of such drawing.

(h) Notwithstanding anything herein to the contrary (including Section 6.08 (Conditions to All Fundings)), any payments by the Issuing Bank under any Letter of Credit shall automatically be considered to be a Working Capital Loan to the Borrowers from the Issuing Bank and the other Working Capital Lenders making payments to the Issuing Bank in accordance with Section 2.04(e) in an amount equal to such Issuing Bank's and such other Working Capital Lenders' Working Capital Loan Commitment Percentage of the amount of the drawing on the Letter of Credit.  All such Working Capital Loans shall be repaid or prepaid by the Borrower in accordance with the provisions of Article III (Repayments, Prepayments, Interest and Fees).  Such Working Capital Loan shall initially be made as a Base Rate Loan.

(i) The issuance of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6.08 (Conditions to All Fundings), be subject to the conditions precedent that (i) the First Escrow Release Date shall have occurred, (ii) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with its then-current practices and procedures with respect to letters of credit of the same type, (iii) such Letter of Credit shall be issued to satisfy a Borrower's obligation to provide a letter of credit under a Contractual Obligation or Necessary Project Approval, and (iv) the term of each Letter of Credit shall expire no later than the Working Capital Maturity Date.

Section 2.05 Notice of Fundings.  (a) From time to time, but not more frequently than once per calendar month (except for the Loans made on the Conversion Date), the Borrowers may propose a Funding by delivering to the Administrative Agent a properly completed Funding Notice not later than 12:00 noon, New York City time, five (5) Business Days prior to the proposed Funding Date.  Each Funding Notice delivered pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) whether such Funding is requested to be of Eurodollar Loans and/or Base Rate Loans, (ii) the requested Funding Date (which shall be a Business Day), (iii) the amount of such requested Funding, (iv) the Loan(s) with respect to which such Funding is requested (and, in the case of the Conversion Date Funding, shall include both Construction Loans and Term Loans), and (v) if applicable, whether such requested Funding includes a Greenfield Top-Up Funding or a Sponsor Support Reimbursement Funding; provided, that no Funding Notice shall be required in connection with the Tranche B Escrow Disbursement as provided in Section 2.01(s) (Construction Loans)

(b) The Administrative Agent shall promptly advise (i) each Construction/Term Lender of any Construction Funding Notice (including the Conversion Date Funding Notice) and (ii) each Working Capital Lender of any Working Capital Funding Notice, in each case given pursuant to this Section 2.05, and of each such Lender's portion of the requested Funding.

Section 2.06 Funding of Loans.  (a)  Subject to Section 2.06(d) and except as otherwise provided in Section 2.09 (Tranche Reallocation), each Funding (or the Tranche B Escrow Disbursement, as the case may be) shall consist of Loans made by the Lenders ratably in accordance with their respective applicable Commitment Percentages and shall consist of Eurodollar Loans or Base Rate Loans as the Borrowers may request pursuant to Section 2.05 (Notice of Fundings) (or, with respect to the Tranche B Escrow Disbursement as provided in Section 2.01(s) (Construction Loans)); provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Subject to Section 4.04 (Obligation to Mitigate), each Lender may (without relieving any Borrower of its obligation to repay a Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its Commitment with respect to any such Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that the use of such domestic or foreign branch does not result in any increased costs payable by any of the Borrowers hereunder.

(c) Subject to Section 2.06(d), (i) each Tranche A Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Construction Loan Funding and Term Loan Funding hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m., New York City time, and the Administrative Agent shall in the case of (A) any Construction Loans, deposit the amounts so received (except to the extent applied directly to the payment of Debt Service as specified in the applicable Funding Notice) into (1) in the case of the Greenfield Plant 1 Construction Loans (other than Greenfield Plant Top-Up Fundings and Sponsor Support Reimbursement Fundings), the Construction Account for such Plant, (2) in the case of the Greenfield Plant 2 Construction Loans (other than Greenfield Plant Top-Up Fundings and Sponsor Support Reimbursement Fundings), the Construction Account for such Plant, (3) in the case of the Greenfield Plant 3 Construction Loans (other than Greenfield Plant Top-Up Fundings and Sponsor Support Reimbursement Fundings), the Construction Account for such Plant, (4) in the case of any Greenfield Plant Top-Up Fundings, the Construction Holding Account, (5) in the case of any Sponsor Support Reimbursement Fundings, directly to the Sponsor as provided for in the Sponsor Support Agreement, and (6) in the case of any In-Progress Plant 2 Tranche A Construction Loans, the Construction Holding Account, (B) in the case of any Tranche A Term Loans, apply the proceeds of such Tranche A Term Loan solely to repay outstanding Tranche A Construction Loans (and the Tranche A Lenders shall not be obligated to pay the proceeds of any Tranche A Term Loan to, or upon the direction of, any Borrower, and the Borrowers shall not be entitled to receive such proceeds), (ii) each Tranche B Lender shall make a Loan in the amount of its applicable Commitment Percentage of the Aggregate Tranche Commitment for Tranche B Construction Loans hereunder in accordance with Section 2.01(s) (Construction Loans) (or, if later, on the Tranche

Conversion Date) and on the Conversion Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m., New York City time, and the Administrative Agent shall, (A) in the case of any Tranche B Construction Loans, deposit the amounts so received into the Escrow Account and (B) in the case of any Tranche B Term Loans, apply the proceeds of such Tranche B Term Loan solely to repay outstanding Tranche B Construction Loans (and the Tranche B Lenders shall not be obligated to pay the proceeds of any Tranche B Term Loan to, or upon the direction of, the Borrowers, and the Borrowers shall not be entitled to receive such proceeds), and (iii) each Working Capital Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Working Capital Loan Funding hereunder on the proposed Funding Date by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m. New York City time, and the Administrative Agent shall (except as otherwise provided in Section 2.04 (Letters of Credit) deposit the amounts so received into the Account specified in the relevant Funding Notice; provided, that if a Funding does not occur on the proposed Funding Date because any condition precedent to such requested Funding herein specified has not been met, the Administrative Agent shall return the amounts so received to the respective Lenders without interest.

(d) Unless the Administrative Agent has been notified in writing by (i) any Tranche A Lender prior to a proposed Funding Date that such Tranche A Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, (ii) any Tranche B Lender prior to the date set forth in Section 2.01(s) (Construction Loans) or the Conversion Date (as applicable) that such Tranche B Lender will not make available to the Administrative Agent its portion of the Funding or the Tranche B Escrow Disbursement or any Tranche B Conversion Disbursement, as the case may be, proposed to be made on such date, or (iii) any Working Capital Lender prior to a proposed Funding Date that such Working Capital Lender will not make available to the Administrative Agent its portion of the Funding proposed to be made on such date, the Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender and, if such Lender pays such amount (together with the interest noted below), then the amount so paid shall constitute such Lender's Loan included in such Funding (or the Tranche B Escrow Disbursement or Tranche B Conversion Disbursement, as the case may be).  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall immediately repay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent, at an interest rate per annum equal to (i) in the case of a payment made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment made by the Borrowers, the Base Rate plus the Applicable Margin.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder.  Notwithstanding anything to the contrary in this Agreement or any other Financing Document, the Administrative Agent may, subject to the rights of the other Senior Secured Parties under the Security Documents and with prior notice to the Borrowers, apply all funds and proceeds of Collateral available for the payment of any Obligation to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender's failure to fund its applicable share of any Funding or the Tranche B Escrow Disbursement or any Tranche B Conversion Disbursement, as the case may be, hereunder.  A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amounts owing under this Section 2.06(d) shall be conclusive, absent manifest error.

(e) On the Conversion Date, the Lenders shall, to the extent required to pay the amounts specified below (and in accordance with the Conversion Date Funding Notice), disburse any unused portion of the Aggregate Construction Loan Commitment, and any amounts on deposit in or standing to the credit of the Construction Accounts and the Escrow Account on the Conversion Date shall be applied, in the following order of priority:

(i)
first, for deposit into the Debt Service Reserve Account in an amount which, when taken together with all other amounts then on deposit in or credited to the Debt Service Reserve Account, equals fifty percent (50%) of the then-current Debt Service Reserve Requirement;

(ii)	second, to the Borrowers for the payment of any remaining Project Costs;

(iii)	third, to Pacific Ethanol, the amount of any Sponsor Support Reimbursement Funding requested to be made on the Conversion Date;

(iv)
fourth, to Pacific Ethanol, an amount equal to the aggregate amount of (A) all Greenfield Plant Top-Up Fundings that have not been utilized to fund Required Equity Contributions or Project Costs plus (B) all undisbursed Excess Construction Loan Commitments; provided, that after giving effect to any Construction Loan Fundings made on the Conversion Date and any payments under this Section 2.06(e)(iii) the total aggregate amounts disbursed under the Construction Loans and the Aggregate Working Capital Loan Commitment does not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for all Greenfield Plants that have achieved their respective Commercial Operation Dates and with respect to which any funding has been made; and

(v)	fifth, remaining amounts (if any) on deposit in or standing to the credit of any Construction Account, to the Revenue Account.

Section 2.07 Evidence of Indebtedness.  (a) Each Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business, including the Register for the recordation of the Loans maintained by the Administrative Agent in accordance with the provisions of Section 11.03(c) (Assignments).  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence, absent manifest error, of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b) The Borrowers agree that in addition to the Register and any other accounts and records maintained pursuant to Section 2.07(a), the Loans made by each Lender shall be evidenced, in each case when requested by a Lender, by a Note or Notes duly executed on behalf of each Borrower, dated the Closing Date (or, if later, the date of any such request), in the case of the Construction Loans and the Working Capital Loans, and dated the Conversion Date (or, if later, the date of any such request), in the case of the Term Loans, payable to the order of such Lender in a principal amount equal to such Lender's Tranche B Construction Loan Commitment, Tranche A Construction Loan Commitment, Working Capital Loan Commitment, Tranche A Term Loan Commitment or Tranche B Term Loan Commitment, as applicable.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loan and payments with respect thereto.

Section 2.08 Termination or Reduction of Commitments.  (a)  Any unused Construction Loan Commitments shall be automatically and permanently terminated on the earlier to occur of the Conversion Date and the Conversion Date Certain, in each case after giving effect to all Construction Loans, if any, to be made on such day.

(b) Any unused Term Loan Commitments shall be automatically and permanently terminated on the earlier to occur of the Conversion Date and the Conversion Date Certain, in each case after giving effect to all Term Loans, if any, to be made on such day.

(c) The Construction Loan Commitments, the Term Loan Commitments and the Working Capital Loan Commitments shall be automatically and permanently terminated in full, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders, if the First Escrow Release Date has not occurred on or before December 31, 2007.

(d) If each of the In-Progress Plant 1 Construction Loan Funding Date and the In-Progress Plant 2 Construction Loan Funding Date has not occurred on or before December 31, 2007 or, if earlier, either of Boardman or Madera is released pursuant to Section 7.04 (Release of Borrower), all unused Construction Loan Commitments, all Term Loan Commitments (other than an amount of the Term Loan Commitments equal to any Construction Loans then outstanding) and all unused Working Capital Loan Commitments (other than the Working Capital Plant Commitment for any Plant whose Loans have been funded) shall be automatically and permanently terminated in full and all funds on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders.

(e) In the event that any Plant achieves its Commercial Operation Date and fails to meet such Plant's Performance Guarantee, both the Construction Loan Commitments for such Plant and the Term Loan Commitments shall be automatically and permanently reduced on the Commercial Operation Date for such Plant in the amounts required in accordance with Schedule 2.08(e).

(f) The Working Capital Loan Commitments shall be automatically and permanently terminated on the applicable Working Capital Maturity Date (with respect to each applicable Working Capital Lender).

(g) In the event of any prepayment of the Construction Loans pursuant to Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment), or any termination of Construction Loan Commitments pursuant to Section 2.08(j), the Term Loan Commitments shall be automatically and permanently reduced in an amount equal to such prepayment.

(h) In the event that all Construction Loan Commitments and Term Loan Commitments have been cancelled or terminated in full and all outstanding Construction Loans and Term Loans have been repaid in full, the Working Capital Loan Commitments of each Working Capital Lender shall be automatically and permanently terminated in full upon written notice of such Working Capital Lender delivered to the Administrative Agent and the Borrowers' Agent within ninety (90) days following such occurrence.

(i) Any unused Construction Loan Commitments, Term Loan Commitments and Working Capital Loan Commitments shall be terminated, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders, upon the occurrence of an Event of Default if and to the extent required pursuant to Section 9.02 (Action upon Bankruptcy) or Section 9.03 (Action Upon Other Event of Default) in accordance with the terms thereof.

(j) In the event of a release of any Borrower in accordance with Section 7.04 (Release of Borrower), all Construction Loan Commitments with respect to such Borrower's Plant, and Working Capital Loan Commitments in the amount equal to the Working Capital Plant Commitment for each such Plant that has been released shall, on the date of such release, be automatically and permanently terminated in full.

(k) If, on the Conversion Date, any amounts are released and reimbursed to the Tranche B Lenders from the Escrow Account, the Tranche B Term Loan Commitments shall be automatically and permanently reduced in an amount equal to such reimbursement.

Section 2.09 Tranche Reallocation.  (a) At any time, and from time to time, until the earlier to occur of (x) the date that is six (6) months from the date of this Agreement and (y) the Business Day immediately following the date of the Funding Notice for In-Progress Plant 2, any Tranche Reallocation Eligible Lender may, by delivery of a Tranche Conversion Notice to the Administrative Agent and the Borrowers' Agent, convert all or any of its Tranche Reallocation Eligible Commitments that are Tranche A Commitments to Tranche B Commitments.  Any conversion of Tranche Reallocation Eligible Commitments made pursuant to this Section 2.09 shall be in a minimum amount of two million five hundred thousand Dollars ($2,500,000) (or, if less, the aggregate total amount of all Tranche Reallocation Eligible Commitments of any single Tranche Reallocation Eligible Lender).

(b) Any conversion described in Section 2.09(a) shall become effective on the date that is five (5) Business Days from such notice (or, if earlier, the Funding Date for In-Progress Plant 2) (each such date, a "Tranche Conversion Date").

(c) On the Tranche Conversion Date (provided that no Default or Event of Default has occurred and is continuing (and has not been waived by the Required Lenders)), the applicable Tranche Reallocation Eligible Lender shall fund such converted Loans to the Escrow Account in accordance with the funding procedures set forth in Section 2.06 (Funding of Loans).  If a Default or Event of Default has occurred and is continuing (and has not been waived by the Required Lenders) on such Tranche Conversion Date, the funding of such converted Loans described in this Section 2.09(c) shall occur on the fifth (5th) Business Day following receipt by the applicable Tranche Reallocation Eligible Lender of written notice confirming that no Default or Event of Default is then continuing.

(d) Each Tranche B Construction Loan funded pursuant to this Section 2.09 on a Funding Date shall bear interest as a Eurodollar Loan or Base Rate Loan, and have an initial Interest Period, in each such case as specified in the applicable Funding Notice.  Each Tranche B Construction Loan funded pursuant to this Section 2.09 on a date that is not a Funding Date shall bear interest as a Eurodollar Loan or Base Rate Loan, and have an initial Interest Period, in each such case as specified in an Interest Period Notice delivered with respect to such Tranche B Construction Loan in accordance with Section 3.05 (Interest Periods) or, if no such Interest Period Notice is delivered, shall bear interest as a Base Rate Loan.

(e) In the event that any Tranche Reallocation Eligible Lender has previously received a Note with respect to its Tranche Reallocation Eligible Commitment, on any Tranche Conversion Date applicable to such Commitments, at the request of such Lender, replacement Notes shall be issued reflecting such conversion.

Section 2.10 Additional Greenfield Plant.  The Borrowers and the Lenders acknowledge that the Borrowers may (but shall not be obligated to), in the future, request that the Lenders consider making available an additional senior loan to finance the construction of an additional ethanol facility to be owned and operated by a wholly-owned Subsidiary of Pacific Holding subject to (a) the satisfaction of all due diligence inquiries of each Lender, (b) the prior written approval of all of the Lenders, and (c) the execution and delivery of all amendments to the then-existing Financing Documents and all additional financing documents as the Lenders may require.  The Borrowers acknowledge and agree that this Section 2.10 does not constitute a commitment or obligation on the part of any Lender to provide funding for any such additional ethanol facility.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Construction Loan Fundings.  The Construction Loans shall be repaid in full on the Conversion Date with the proceeds of the Term Loans.

Section 3.02 Repayment of Term Loan Fundings.  (a)  The Borrowers unconditionally and irrevocably promise to pay to the Administrative Agent for the ratable account of each applicable Construction/Term Lender the aggregate outstanding principal amount of the Term Loans on the Initial Quarterly Payment Date and on each Quarterly Payment Date thereafter, in an amount equal to (i) in the case of the Tranche A Term Loans, one and one-half percent (1.5%) of the aggregate total amount of the Tranche A Term Loans made on the Conversion Date and (ii) in the case of the Tranche B Term Loans, one and one-half percent (1.5%) of the aggregate total amount of the Tranche B Term Loans made on the Conversion Date (which amounts shall, in each such case, be reduced as a result of any prepayments of the Term Loans made in accordance with Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment) in accordance with the terms set forth therein and shall be reduced as a result of any reduction in the Term Loan Commitments pursuant to Section 2.08(b), (i) or (k)(Termination or Reduction of Commitments) on a pro rata basis):

(b) Notwithstanding anything to the contrary set forth in Section 3.02(a), the final principal repayment installment on the Final Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

Section 3.03 Repayment of Working Capital Loan Fundings.  The Borrowers unconditionally and irrevocably promise to pay in full to the Administrative Agent, for the ratable account of each Working Capital Lender, the aggregate outstanding principal amount of the Working Capital Loans on the Working Capital Maturity Date.

Section 3.04 Interest Payment Dates.  (a) Interest accrued on each Loan shall be payable, without duplication:

(i)	on the Maturity Date for such Loan;

(ii)
with respect to Eurodollar Loans, the last day of each applicable Interest Period (and, if such Interest Period exceeds three months, on the day three months after such Eurodollar Loan is made or continued) or, if applicable, any date on which such Eurodollar Loan is converted to a Base Rate Loan;

(iii)	with respect to Base Rate Loans, on each Quarterly Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a Eurodollar Loan; and

(iv)	with respect to any Loan, on any date when such Loan is prepaid hereunder.

(b) Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date for such Loan, any Quarterly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof, before and after judgment, regardless of whether an Insolvency Proceeding exists in respect of any Borrower, and to the fullest extent permitted by law, the Lenders shall be entitled to receive post-petition interest during the pendancy of an Insolvency Proceeding.

Section 3.05 Interest Rates.  (a) Pursuant to each properly delivered Funding Notice and Interest Period Notice, (i) the Eurodollar Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin and (ii) each Base Rate Loan shall accrue interest at a rate per annum during each Quarterly Period equal to the sum of the Base Rate for such Quarterly Period plus the Applicable Margin.

(b) On or before 12:00 noon, New York City time, at least four (4) Business Days prior to the end of each Interest Period for each Eurodollar Loan, the Borrowers shall, and at least four (4) Business Days prior to the end of any Quarterly Period for any Base Rate Loans, the Borrowers may, deliver to the Administrative Agent an Interest Period Notice setting forth the Borrowers' election (i) to continue any such Eurodollar Loan as (or convert any such Base Rate Loan to) a Eurodollar Loan and setting forth the Borrowers' election with respect to the duration of the next Interest Period applicable to such continued or converted Eurodollar Loan, which Interest Period shall be one (1), two (2), three (3) or six (6) months in length or (ii) to convert any such Eurodollar Loan to a Base Rate Loan at the end of the then-current Interest Period; provided, that if an Event of Default has occurred and is continuing, all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods.  Upon the waiver or cure of such Event of Default, the Borrowers shall have the option to continue such Loans as Base Rate Loans and/or to convert such Loans to Eurodollar Loans (by delivery of an Interest Period Notice), subject to the notice periods set forth above.  Notwithstanding anything to the contrary, any portion of the Loans maturing in less than one month may not be continued as, or converted to, Eurodollar Loans and will automatically convert to Base Rate Loans at the end of the then-current Interest Period.

(c) If the Borrowers fail to deliver an Interest Period Notice in accordance with Section 3.05(b) with respect to any Eurodollar Loan, such Eurodollar Loan shall automatically continue as a Eurodollar Loan with an Interest Period of one (1) month.

(d) All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (and excluding) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.

(e) Notwithstanding anything to the contrary, the Borrowers shall have, in the aggregate, no more than seven (7) separate Eurodollar Loans outstanding at any one time prior to the Conversion Date or four (4) separate Eurodollar Loans outstanding at any one time after the Conversion Date.  For purposes of the foregoing, (i) Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Eurodollar Loans and (ii)  all Eurodollar Loans having the same Interest Period and commencing on the same date shall be considered to be a single Eurodollar Loan.

(f) All Base Rate Loans shall bear interest from and including the first day of each Quarterly Period (or the day on which Eurodollar Loans are converted to Base Rate Loans as required under Section 3.05(b) or under Article IV (Eurodollar Rate and Tax Provisions)) to (and including) the next succeeding Quarterly Payment Date at the interest rate determined as applicable to such Base Rate Loan.

Section 3.06 Default Interest Rate.  If all or a portion of (i) the principal amount of any Loan is not paid when due (whether on the Maturity Date for such Loan, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) or (ii) any Obligation (other than principal on the Loans) is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the rate in effect plus such two percent (2%) per annum, the "Default Rate"), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

Section 3.07 Interest Rate Determination.  The Administrative Agent shall determine the interest rate applicable to the Loans in accordance with the terms of this Agreement, and shall give prompt notice to the Borrowers and the Lenders of such determination, and its determination thereof shall be conclusive in the absence of manifest error.

Section 3.08 Computation of Interest and Fees.  (a)  All computations of interest for Base Rate Loans when the Base Rate is determined by WestLB's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All computations of interest for Eurodollar Loans and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate shall be made on the basis of a 360-day year and actual days elapsed.

(b) Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c) Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.09 Optional Prepayment.  (a)  The Borrowers shall have the right at any time, and from time to time, to prepay the Loans, in whole or in part, upon not fewer than three (3) Business Days' prior written notice to the Administrative Agent; provided, that any optional prepayment prior to the Conversion Date shall be subject to receipt by the Administrative Agent of satisfactory evidence, certified by the Borrowers and confirmed by the Independent Engineer, that sufficient funds will be available to achieve the Commercial Operation Date for each Plant with respect to which Commitments remain outstanding.

(b) Any partial prepayment of the Loans shall be in a minimum amount of five hundred thousand Dollars ($500,000) and in integral multiples of one hundred thousand Dollars ($100,000) in excess thereof.

(c) Each notice of prepayment given by the Borrowers under this Section 3.09 shall specify the prepayment date, the portion of the principal amount of the Loans to be prepaid and whether such prepayment shall be applied to Construction Loans or Term Loans and/or Working Capital Loans.  All prepayments under this Section 3.09 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(d) Amounts of principal prepaid under this Section 3.09 shall:

(i)
in the case of prepayments on the Construction Loans, be allocated by the Administrative Agent pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment (and then pro rata between the In-Progress Plant 1 Construction Loans, In-Progress Plant 2 Construction Loans, Greenfield Plant 1 Construction Loans, Greenfield Plant 2 Construction Loans and Greenfield Plant 3 Construction Loans of such Tranche then outstanding);

(ii)
in the case of partial prepayments on the Term Loans, be applied by the Administrative Agent pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment (and then on a pro rata basis to the remaining outstanding installments of principal of the Term Loans of each such Tranche); and

(iii)
in the case of any prepayment of the Working Capital Loans, shall be applied (A) first, to repay outstanding amounts of the Working Capital Loans and (B) second, at the Borrowers' option, to reduce the Working Capital Loan Commitment by depositing an amount equal to such reduction in the Working Capital Reserve Account.

(e) Any optional prepayment of Tranche B Loans (i) on or prior to the first anniversary of the Conversion Date shall be made at one hundred two percent (102%) of the principal amount of the Tranche B Loans being prepaid at such time; (ii) after the first anniversary of the Conversion Date and until the second anniversary of the Conversion Date, shall be made at one hundred one percent (101%) of the principal amount of the Tranche B Loans being prepaid at such time; and (iii) thereafter, any optional prepayment of the Tranche B Loans  shall be made without penalty or premium.

(f) Amounts prepaid pursuant to this Section 3.09 (other than pursuant to Section 3.09(d)(iii)(A)) may not be reborrowed.

Section 3.10 Mandatory Prepayment.  (a)  The Borrowers shall be required to prepay the Loans:

(i)	upon receipt by any of the Borrowers of Insurance Proceeds, as required pursuant to Sections 8.14(d)(ii) and (e) (Insurance and Condemnation Proceeds Accounts);

(ii)	upon receipt by any of the Borrowers of Condemnation Proceeds, as required pursuant to Sections 8.14(d)(ii) and (e) (Insurance and Condemnation Proceeds Accounts);

(iii)	upon receipt of any Project Document Termination Payments, as required pursuant to Section 8.14(d)(ii) (Extraordinary Proceeds Account); and

(iv)
upon receipt of proceeds of any asset disposal (other than proceeds received from the sale of Products) that are not used for replacement in accordance with Section 7.02(f) (Negative Covenants - Asset Dispositions), as required pursuant to Section 8.14(c)(ii) (Extraordinary Proceeds Account).

(b) The Borrowers shall be required to prepay the Term Loans and the Working Capital Loans:

(i)
on each Quarterly Payment Date, as required pursuant to Sections 8.08(c)(xi) and (xiii) (Revenue Account); provided, that such amounts will be applied first to the Tranche A Term Loans (until all amounts outstanding under the Tranche A Term Loans have been paid in full) and then to the Tranche B Term Loans; and

(ii)
on any Quarterly Payment Date, if the Historical Debt Service Coverage Ratio on such Quarterly Payment Date is less than 1.5:1, as required pursuant to Section 8.08(c)(xiv) (Revenue Account) and Section 8.13(b)(ii) (Prepayment Holding Account).

(c) If at any time after any Plant has achieved its Commercial Operation Date a Borrowing Base Certificate demonstrates that the then-outstanding principal amount of the Working Capital Loans exceeds the then-effective Aggregate Working Capital Commitment or the then-applicable Working Capital Loan Availability, then the Borrowers shall, within three (3) Business Days following the delivery of such Borrowing Base Certificate, prepay the Working Capital Loans in the amount of such excess.

(d) All prepayments under this Section 3.10 shall be made by the Borrowers to the Administrative Agent for the account of the applicable Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment and by any additional amounts required to be paid under Section 4.05 (Funding Losses).

(e) Amounts of principal prepaid under this Section 3.10 (other than pursuant to Section 3.10(c)) shall be allocated by the Administrative Agent:

(i)
in the case only of prepayment made pursuant to Section 3.10(a) prior to the Conversion Date, first, pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment (and then pro rata between the In-Progress Plant 1 Construction Loans, the In-Progress Plant 2 Construction Loans, the Greenfield Plant 1 Construction Loans, the Greenfield Plant 2 Construction Loans and the Greenfield Plant 3 Construction Loans of each such Tranche then outstanding), second, in an amount equal to the Maximum Available Amounts under all Letters of Credit then outstanding, to a sub-account of the Working Capital Reserve Account as cash collateral to secure the repayment of any Working Capital Loans that may result from a draw on any such Letter of Credit, third, to the outstanding principal amount of the Working Capital Loans, and fourth, all remaining amounts shall be deposited into the Working Capital Reserve Account (up to an amount such that following such deposit, the Working Capital Reserve Account is fully funded to the then-current Working Capital Reserve Required Amount); or

(ii)
in the case of a prepayment made after the Conversion Date, first, to the Term Loans (except as otherwise provided in Section 3.10(b)(i)) pro rata between the Tranche A Loans and the Tranche B Loans based on their respective outstanding principal amounts on the date of such prepayment and, in the event of a partial prepayment of the Term Loans, to the remaining outstanding installments of principal of the Term Loans of each Tranche in inverse order of maturity, second, in an amount equal to the Maximum Available Amounts under all Letters of Credit then outstanding, to the Working Capital LC Collateral Sub-Account as cash collateral to secure the repayment of any Working Capital Loans that may result from a draw on any such Letter of Credit, third, to the outstanding principal amount of the Working Capital Loans, and fourth, all remaining amounts shall be deposited in the Working Capital Reserve Account (up to an amount such that following such deposit, the Working Capital Reserve Account is fully funded to the then-current Working Capital Reserve Required Amount).

(f) Amounts prepaid pursuant to this Section 3.10 (other than with respect to the Working Capital Loans) may not be reborrowed.

Section 3.11 Time and Place of Payments.  (a)  The Borrowers shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder and under any other Financing Document without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars in immediately available funds to the Administrative Agent at the following account:  JPMorgan Chase Bank - NY, Acct. #920-1-060663, for the Account of WestLB AG-NY Branch, ABA #021-000-021, Ref: Pacific Ethanol, Attention: Andrea Bailey, or at such other office or account as may from time to time be specified by the Administrative Agent to the Borrowers.  Funds received after 12:00 noon New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

(b) The Administrative Agent shall promptly remit in immediately available funds to each Senior Secured Party its share, if any, of any payments received by the Administrative Agent for the account of such Senior Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder or under any other Financing Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of "Interest Period" with respect to Eurodollar Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.12 Fundings and Payments Generally.  (a) Unless the Administrative Agent has received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Lenders the amount due.  If the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender with respect to any amount owing under this Section 3.12(a) shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Lender to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain funds for any Loan in any particular place or manner.

(c) The Borrowers hereby authorize each Lender, if and to the extent payment owed to such Lender is not made when due under this Agreement or under the Notes held by such Lender, to charge from time to time against any or all of any Borrower's accounts with such Lender (other than, in the event that the Account Bank is also a Lender, any Project Account) any amount so due.

Section 3.13 Fees.  (a)  From and including the date hereof until the Construction Loan Maturity Date, the Borrowers agree to pay to the Administrative Agent, for the account of the applicable Lenders, on each Quarterly Payment Date, a commitment fee (a "Commitment Fee") equal to one-half of one percent (0.50%) per annum on (i) the average daily amount by which the Aggregate Tranche Commitment for Tranche A Construction Loans exceeds the outstanding amount of the Tranche A Construction Loans and (ii) the average daily amount by which the Aggregate Working Capital Loan Commitment exceeds the sum of (x) the outstanding amount of Working Capital Loans plus (y) the Stated Amounts of all outstanding Letters of Credit, in each case, during the calendar quarter or portion thereof then ended.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as pro-rated for any partial quarter, as applicable.

(b) Upon the issuance of each Letter of Credit pursuant to Section 2.04 (Letters of Credit) and until the termination, cancellation or expiration of such Letter of Credit, the Borrowers agree to pay to the Administrative Agent, on each Quarterly Payment Date and on the date on which such Letter of Credit expires, is cancelled or terminates, (i) for the account of the Working Capital Lenders, an availability fee (the "Letter of Credit Availability Fee") at a rate per annum equal to the Working Capital Applicable Margin for Eurodollar Loans on the average daily Maximum Available Amount under such Letter of Credit during the calendar quarter or portion thereof then ended and (ii) for the account of the Issuing Bank, a fronting fee (the "Letter of Credit Fronting Fee") equal to the greater of (x) fifteen hundred Dollars ($1,500) or (y) an amount calculated at a rate per annum equal to fifteen-hundredths of one percent (0.15%) of the average daily Maximum Available Amount under such Letter of Credit during the calendar quarter or portion thereof then ended.  All Letter of Credit Availability Fees and Letter of Credit Fronting Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days, as pro-rated for any partial quarter, as applicable.

(c) Each Borrower agrees to pay to the Administrative Agent for the account of the Lead Arrangers, the Lenders and the Agents, additional fees in the amounts and at the times from time and time agreed to in writing by the Borrowers and the Administrative Agent, including pursuant to the Fee Letters.

(d) All Fees shall be paid on the dates due, in immediately available funds.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.14 Pro Rata Treatment.  (a) Except as otherwise expressly provided herein (including Section 4.01 (Eurodollar Rate Lending Unlawful), Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation)), each Funding of Tranche A Loans and Tranche B Loans, each Tranche B Escrow Disbursement and each reduction of commitments of any type, shall be allocated by the Administrative Agent as set forth below:

(i)
first, (A) in the case of any Funding or the Tranche B Escrow Disbursement, to the Tranche B Loans (until such amounts have been fully funded) and then to the Tranche A Loans or (B) in the case of any reduction, pro rata between the Tranche A Loans and the Tranche B Loans related to such reduction; and

(ii)	second, pro rata among the applicable Tranche A Lenders and Tranche B Lenders, as the case may be, in accordance with their respective applicable Commitment Percentages.

(b) Except as required under Section 3.09 (Optional Prepayment), Section 3.10 (Mandatory Prepayment) or Article IV (Eurodollar Rate and Tax Provisions), each payment or prepayment of principal of the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans of the type being repaid, each payment of interest on the Loans shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with the respective interest amounts outstanding on their outstanding Loans of the type in respect of which interest is being paid, and each payment of fees on the Commitments and/or the Letters of Credit shall be allocated by the Administrative Agent pro rata among the applicable Lenders in accordance with their respective Commitments of the type to which such fees relate.

(c) Each Lender agrees that in computing such Lender's portion of any Funding or the Tranche B Escrow Disbursement or any Tranche B Conversion Disbursement to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Funding or the Tranche B Escrow Disbursement or Tranche B Conversion Disbursement, as the case may be, to the next higher or lower whole Dollar amount.

Section 3.15 Sharing of Payments.  (a)  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Article IV (Eurodollar Rate and Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Lenders holding Loans of such type, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.15 (Rights of Setoff)) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.15 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.15 to share in the benefits of any recovery on such secured claim.

Section 3.16 Termination of Interest Rate Protection Agreement in Connection with Any Prepayment.  The Borrowers shall, in connection with any prepayment made by the Borrowers pursuant to Section 3.09 (Optional Prepayment) or Section 3.10 (Mandatory Prepayment), terminate an aggregate notional amount under the Interest Rate Protection Agreements equal to the amount (if any) by which the aggregate notional amount under the Interest Rate Protection Agreements would exceed the aggregate outstanding principal amount of the Construction Loans or Term Loans, as the case may be, immediately after giving effect to such prepayment; and in each case, such termination shall be made within five (5) Business Days of the date of such prepayment (or, to the extent that the aggregate notional amount under the Interest Rate Protection Agreements exceeds the aggregate outstanding principal of the Construction Loans or the Term Loans, as applicable, by no more than ten percent (10%), within thirty (30) days following such prepayment).  The amount of any Swap Termination Value due in respect of the Interest Rate Protection Agreements terminated in accordance with the immediately foregoing sentence shall be made by the Borrowers from amounts available with which to make such prepayment.

ARTICLE IV

EURODOLLAR RATE AND TAX PROVISIONS

Section 4.01 Eurodollar Rate Lending Unlawful.  (a) If any Lender reasonably determines (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers absent manifest error) that the introduction of or any change in or in the interpretation of any Law after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts after the date hereof that it is unlawful, for such Lender to make, maintain or fund any Loan as a Eurodollar Loan, the obligations of such Lender to make, maintain or fund any Loan as a Eurodollar Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such Law or assertion.  Upon any such conversion the Borrowers shall pay any accrued interest on the amount so converted and, if such conversion occurs on a day other than the last day of the then-current Interest Period for such affected Eurodollar Loans, such Lender shall be entitled to make a request for, and the Borrowers shall pay, compensation for breakage costs under Section 4.05 (Funding Losses).

(b) If such Lender notifies the Borrowers that the circumstances giving rise to the suspension described in Section 4.01(a) no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of any such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.02 Inability to Determine Eurodollar Rates.  (a) In the event, and on each occasion, that on or before the day that is three (3) Business Days prior to the commencement of any Interest Period for any Eurodollar Loan, the Administrative Agent shall have determined in good faith that (i) Dollar deposits in the amount of such Loan and with an Interest Period similar to such Interest Period are not generally available in the London interbank market, or (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making, maintaining or funding the principal amount of such Loan during such Interest Period, or (iii) adequate and reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall forthwith notify the Borrowers and the Lenders of such determination, whereupon each such Eurodollar Loan will automatically, on the last day of the then-existing Interest Period for such Eurodollar Loan, convert into a Base Rate Loan.  In the event of any such determination pursuant to Section 4.02(a)(i) or (iii), any Funding Notice delivered by the Borrowers shall be deemed to be a request for a Base Rate Loan until the Administrative Agent determines that the circumstances giving rise to such notice no longer exist.  In the event of any determination pursuant to Section 4.02(a)(ii), each affected Lender shall, and is hereby authorized by the Borrowers to, fund its portion of the Loans as a Base Rate Loan.  Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

(b) Upon the Administrative Agent's determination that the condition that was the subject of a notice under Section 4.02(a) has ceased, the Administrative Agent shall forthwith notify the Borrower and the Lenders of such determination, whereupon the Borrowers may elect (by delivering an Interest Period Notice) to convert any such Base Rate Loan to a Eurodollar Loan on the last day of the then-current Quarterly Period in accordance with this Agreement.

Section 4.03 Increased Eurodollar Loan Costs.  If after the date hereof, the adoption of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) with any request or directive (whether or not having the force of law) of any Governmental Authority would increase the cost (other than with respect to Taxes, which are addressed in Section 4.07 (Taxes)) to such Lender of, or result in any reduction in the amount of any sum receivable by such Lender (whether of principal, interest or any other amount) in respect of, making, maintaining or funding (or of its obligation to make, maintain or fund) the Loans as Eurodollar Loans, then the Borrowers agree to pay to the Administrative Agent for the account of such Lender the amount of any such increase or reduction.  Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons (including the basis for determination) therefor and the additional amount required to compensate fully such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by the Borrowers directly to such Lender within thirty (30) days of delivery of such notice, and such notice shall be binding on the Borrowers absent manifest error.

Section 4.04 Obligation to Mitigate.  (a)  Each Lender agrees after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 4.0l (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), or 4.06 (Increased Capital Costs) or to receive additional amounts pursuant to Section 4.07 (Taxes), such Lender shall use reasonable efforts to make, fund or maintain its affected Loan through another lending office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the opinion of such Lender, the making, funding or maintaining of such Loan through such other lending office would not be disadvantageous to such Lender, contrary to such Lender's normal banking practices or violate any applicable Law.

(b) No change by a Lender in its Domestic Office or Eurodollar Office made for such Lender's convenience shall result in any increased cost to the Borrowers.

(c) If any Lender demands compensation pursuant to Section 4.03 (Increased Eurodollar Loan Costs) or 4.06 (Increased Capital Costs) with respect to any Eurodollar Loan, the Borrowers may, at any time upon at least three (3) Business Day's prior notice to such Lender through the Administrative Agent, elect to convert such Loan into a Base Rate Loan.  Thereafter, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, all such Eurodollar Loans by such Lender shall bear interest as Base Rate Loans.  If such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the Borrowers may elect (by delivering an Interest Period Notice) to convert the principal amount of each such Base Rate Loan to a Eurodollar Loans in accordance with this Agreement.

Section 4.05 Funding Losses.  In the event that any Lender incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a Eurodollar Loan, and any customary administrative fees charged by such Lender in connection with the foregoing, but excluding any lost profits) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.09 (Optional Prepayment), 3.10 (Mandatory Prepayment), 4.01(a) Eurodollar Rate Lending Unlawful) or otherwise or (b) the Borrowers failing to make a Funding or the Tranche B Escrow Disbursement in accordance with any Funding Notice; then, upon the written notice (including the basis for determination) of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within thirty (30) days of receipt thereof, pay to the Administrative Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice shall be binding on the Borrowers absent manifest error.

Section 4.06 Increased Capital Costs.  If after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any applicable Law or guideline, or request (whether or not having the force of law) of any Governmental Authority affects the amount of capital required to be maintained by any Lender, and such Lender reasonably determines that the rate of return on its capital as a consequence of its Loan is reduced to a level below that which such Lender could have achieved but for the occurrence of any such circumstance then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall pay within thirty (30) days after such demand directly to such Lender additional amounts sufficient to compensate such Lender for such reduction in rate of return.  A statement of such Lender as to any such additional amount or amounts (including the basis for determination) shall be binding on the Borrowers absent manifest error.

Section 4.07 Taxes.

(a) Payments Free of Taxes.  Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Taxes, unless required by Law; provided that if any Borrower shall be required to deduct any Indemnified Taxes from any such payment, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07) the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by the Borrowers.  In addition, the Borrowers shall timely pay any Indemnified Taxes arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document and not collected by withholding at the source as contemplated by Section 4.07(a) to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by the Borrowers.  The Borrowers shall indemnify each Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.07) paid by such Agent or Lender, as the case may be, and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto (other than those resulting from the gross negligence or willful misconduct of such Agent or Lender), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability (including the basis of determination) delivered to the Borrowers by a Lender or Agent, as the case may be, shall be conclusive absent manifest error.

(d) Evidence of Payments.  As soon as reasonably practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders.  Each Lender (including any Participant and any other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) that is not a United States Person (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent two (2) copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN or Form W-8IMY (with supporting documentation), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Borrowers under the Financing Documents, together with, in the case of a Non-U.S. Lender that is relying on an exemption pursuant to Section 871(h) or 881(c) of the Code, a statement substantially in the form of Exhibit 4.07 certifying that such Lender is not a bank described in Section 881(c)(3)(A) of the Code.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Each Non-U.S. Lender shall promptly notify the Borrowers and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by U.S. taxing authorities for such purpose).  The Borrowers shall not be obligated to pay any additional amounts in respect of U.S. federal income taxes pursuant to this Section 4.07 (or make an indemnification payment pursuant to this Section 4.07) to any Lender (or any Participant or other Person to which any Lender transfers its interests in this Agreement as provided under Section 11.03 (Assignments)) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure by such Lender to comply with this Section 4.07(e).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce each Agent, each Lender and each other party hereto (other than the Borrowers and the Borrowers' Agent) to enter into this Agreement and to induce each Lender to make the Loans hereunder, each Borrower represents and warrants to each Agent and each Lender as set forth in this Article V on the date hereof, on the Closing Date, on the date of each Funding Notice and Issuance Request, on each Funding Date and on the Conversion Date (in each case, except to the extent such representations and warranties expressly relate to a future date or as otherwise provided in Article VI (Conditions Precedent)).

Section 5.01 Organization; Power and Compliance with Law.  Each of the Borrowers (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted by such Borrower and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification (other than any such failure to be so qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect) and (c) has all requisite limited liability company power and authority required as of the date this representation is made or deemed repeated to enter into and perform its obligations under each Transaction Document to which it is a party and to conduct its business as currently conducted by it.

Section 5.02 Due Authorization; Non-Contravention.  The execution, delivery and performance by each of the Borrowers of each Transaction Document to which it is a party are within such Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not:

(a) contravene such Borrower's Organic Documents (including its Borrower LLC Agreement);

(b) contravene in any material respect any Law binding on or affecting such Borrower;

(c) with respect to Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested, (i) in the case of any Financing Document, contravene any Contractual Obligation binding on or affecting such Borrower or (ii) in the case of any Project Document, contravene any Contractual Obligation binding on or affecting such Borrower (other than in the case of this Section 5.02(c)(ii) any contravention which could not reasonably be expected to have a Material Adverse Effect);

(d) require any consent or approval under such Borrower's Organic Documents that has not been obtained;

(e) with respect to Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested, require any consent or approval under any Contractual Obligations binding on or affecting such Borrower other than any approvals or consents which have been obtained (and, in the case only of the execution, delivery and performance of the Project Documents, any other approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect); or

(f) result in, or require the creation or imposition of, any Lien on any of such Borrower's properties other than Permitted Liens.

Section 5.03 Governmental Approvals.  The representations and warranties made in this Section 5.03 shall apply only on and after the Closing Date and then only with respect to Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested.

(a) All material Governmental Approvals that are required to be obtained by any Borrower in connection with (i) the due execution, delivery and performance by such Borrower of the Financing Documents to which it is a party and (ii) the grant by the Borrowers and the Pledgor of the Liens granted under the Security Documents and the validity, perfection and enforceability thereof have been obtained, are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable.

(b) As of the initial Funding Date for each Plant:

(i)
all material Governmental Approvals that are required under applicable Law to be obtained by any Borrower in connection with the construction and operation of the applicable Plant as contemplated by the Transaction Documents (together with the Governmental Approvals described in Section 5.03(a) the "Necessary Project Approvals"), are listed on the Governmental Approvals Update Schedule for such Plant;

(ii)
the Necessary Project Approvals listed in Part A of each applicable Governmental Approvals Update Schedule have been obtained, are in full force and effect, are properly in the name of the appropriate Person, are final and Non-Appealable;

(iii)
the Necessary Project Approvals listed on Part B of each applicable Governmental Approvals Update Schedule are not required under applicable Laws to be obtained prior to the initial Funding Date for such Plant (collectively, the "Deferred Approvals") and have not yet been obtained;  and

(iv)
Part B of each applicable Governmental Approvals Update Schedule specifies the date by which, or stage of construction or operation for which, each Deferred Approval included therein is required to be obtained.

(c) On each Funding Date after the initial Funding Date of a Plant, (i) all Necessary Project Approvals are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable, and (ii) all Deferred Approvals which as of such Funding Date are required to be obtained, have been obtained, are in full force and effect, are properly in the name of the appropriate Person, and are final and Non-Appealable (except as set forth on Part C of each applicable Governmental Approvals Update Schedule).

(d) For the avoidance of doubt, the Borrowers' right to provide Governmental Approvals Update Schedules includes the right to update such schedules to correct any reference to a Governmental Approval that has been replaced in accordance with applicable Law.

(e) The information set forth in each application (including any updates or supplements thereto) submitted by or on behalf of any Borrower in connection with each Necessary Project Approval that has been obtained as of the date this representation is made or deemed repeated was accurate and complete in all material respects at the time of submission and continues to be accurate in all material respects and complete in all respects to the extent required for the issuance or continued effectiveness of such Necessary Project Approval (except, with respect to continued effectiveness, for Necessary Project Approvals that are subject to a supplemental filing shown on Part B of any applicable Governmental Approvals Update Schedule that has not yet been filed), and none of the Borrowers has any knowledge of any event, act, condition or state of facts inconsistent with such information (except, in each case, for such inaccuracies and omissions as could not reasonably be expected to result in a material delay to the issuance of any Necessary Project Approval or as could not otherwise be expected to have a Material Adverse Effect with respect to the relevant Plant).

(f) The Borrowers reasonably believe that each Necessary Project Approval that remains to be obtained will be obtained in a final and Non-Appealable form in the ordinary course without undue delay or material expense and without unanticipated expensive or burdensome conditions prior to the time it is required to be obtained under applicable Law.

Section 5.04 Investment Company Act.  None of the Borrowers is, and after giving effect to the Loans and the application of the proceeds of the Loans as described herein none of the Borrowers will be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 5.05 Validity of Financing Documents.  Each Financing  Document to which any Borrower is a party has been duly authorized, validly executed and delivered, and constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

Section 5.06 Financial Information.  Each of the financial statements of Pacific Holding delivered pursuant to Section 6.01(h) (Conditions to Closing - Financial Statements) and Sections 7.03(a) and (b) (Reporting Requirements) has been prepared in accordance with GAAP, and fairly presents in all material respects the consolidated financial condition of the Borrowers as at the dates thereof and the results of their operations for the period then ended (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes).

Section 5.07 No Material Adverse Effect.  Since September 30, 2006 no Material Adverse Effect has occurred and is continuing.

Section 5.08 Project Compliance.  (a) Each Plant with respect to which a Funding has been made or is being requested is and will continue to be owned, developed, constructed and maintained in material compliance with all applicable Laws and the requirements of all Necessary Project Approvals.

(b) Each Plant with respect to which a Funding has been made or is being requested is and will continue to be owned, developed, constructed and maintained in compliance in all material respects with all of the Borrowers' Contractual Obligations (including the Project Documents applicable to such Plant, taking into account any cure or grace periods thereunder and the Borrower's right to replace Project Documents as set forth in Section 9.01(j) (Events of Default - Project Document Defaults; Termination)) (except, in the case of Contractual Obligations other than Project Documents, to the extent such failure to comply could not reasonably be expected to result in a Material Adverse Effect with respect to such Plant or Borrower).

Section 5.09 Litigation.  (a) No action, suit, proceeding or investigation has been instituted or threatened against any of Pacific Holding, the Pledgor, or any Plant or Borrower with respect to whose Plant any Funding has been made or is being requested (including in connection with any Necessary Project Approval) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect any Plant or Borrower; and

(b) no action, suit, proceeding or investigation has been instituted or threatened against any Major Project Party that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant with respect to which a Funding has been made or is being requested that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.10 Sole Purpose Nature; Business.  None of the Borrowers has conducted nor is conducting any business or activities other than businesses and activities relating to the ownership, development, testing, financing, construction, operation and maintenance of the Project as contemplated by the Transaction Documents.

Section 5.11 Contracts.  The representations and warranties made in this Section 5.11 shall apply only on and after the Closing Date and then only with respect to Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested.  Each reference in this Section 5.11 to Schedule 5.11 shall be deemed to be a reference to Schedule 5.11, as updated from time to time by the delivery of any Contract Disclosure Updates.

(a) As of the Closing Date, all contracts, agreements, instruments, letters, understandings, or other documentation to which any Borrower is a party or by which it or any of its properties is bound as of the date hereof (other than the Financing Documents), including the Project Documents and any Subordinated Debt Agreements (including all documents amending, supplementing, interpreting or otherwise modifying or clarifying such agreements and instruments) are listed in Schedule 5.11.

(b) As of the initial Funding Date for each Plant:

(i)
all material contracts, agreements, instruments, letters, understandings, or other documentation that are required under to be obtained by any Borrower in connection with the construction and operation of the applicable Plant as contemplated by the Transaction Documents (collectively for all Plants, the "Necessary Project Contracts"), are listed in Schedule 5.11;

(ii)	the Necessary Project Contracts listed in Part A of Schedule 5.11 have been obtained and are in full force and effect;

(iii)
the Necessary Project Contracts listed on Part B of Schedule 5.11 are not required to be obtained prior to the initial Funding Date for such Plant (collectively, the "Deferred Contracts") and have not yet been obtained;  and

(iv)	Part B of Schedule 5.11 specifies the date by which, or stage of construction or operation for which, each Deferred Contract included therein is required to be obtained.

(c) On each Funding Date after the initial Funding Date of a Plant, (i) all Necessary Project Contracts are in full force and effect (other than any such failures which are not material to such Plant), and (ii) all Deferred Contracts which as of such Funding Date are required to be obtained, have been obtained and are in full force and effect (other than any such failures which are not material to such Plant).

(d) Nothing herein shall limit the Borrowers' right to replace or substitute contracts, agreements, instruments, letters, understandings, or other documentation to the extent permitted by this Agreement (and Schedule 5.11 shall be automatically updated to reflect any such replacement or substitution).

(e) The following representations and warranties shall apply on and after the Closing Date and only with respect to Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested:

(i)
To the knowledge of each Borrower, all representations, warranties and other factual statements made by each Project Party in each of the Project Documents to which such Project Party is a party are true and correct as of the date(s) made or deemed repeated (other than any such inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the relevant Plant).

(ii)
As of any date (after the date hereof) on which this representation is made or deemed repeated, there are no material contracts, agreements, instruments, or documents between any Borrower and any other Person relating to any Borrower or the Project other than (i) the Transaction Documents, (ii) the agreements listed in Schedule 5.11, and (iii) any other agreements permitted by this Agreement.

(iii)
There have been no Change Orders under any Construction Contract for any Greenfield Plant with respect to which a Funding has been made or is being requested, other than in accordance with Section 7.02(m)(ii) (Negative Covenants - Change Orders).

(iv)
All conditions precedent to the obligations of the respective parties under the Project Documents that have been executed as of the date this representation is made or deemed repeated have been satisfied or waived by the parties thereto except for such conditions precedent that do not and cannot be satisfied until a later stage of development of the relevant Plant, and each Borrower has no reason to believe that any such condition precedent (other than any condition precedent that can be waived by any Borrower without any material adverse result) cannot be satisfied on or prior to the commencement of the appropriate stage of development of such Plant.

Section 5.12 Collateral.  (a)  On and after the Closing Date, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of each of Pacific Holding, Madera and Boardman (except, with respect to all assets, as otherwise provided in the applicable Security Agreement).  On and after the date of the initial Stockton Funding, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of Stockton (except, with respect to all assets, as otherwise provided in the applicable Security Agreement).  On and after the date of the initial Burley Funding, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of Burley (except, with respect to all assets, as otherwise provided in the applicable Security Agreement).  On and after the date of the initial Brawley Funding, the Collateral includes all of the Equity Interests in and all of the tangible and intangible assets of Brawley (except, with respect to all assets, as otherwise provided in the applicable Security Agreement).

(b) On and after the Closing Date (or, with respect to Local Accounts, the initial Funding Date), the respective Liens and security interests granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents in effect on each date this representation is made or deemed repeated (i) constitute, as to personal property included in the Collateral, a valid first-priority security interest in such personal property and (ii) constitute, as to the Mortgaged Property included in the Collateral, a valid first-priority Lien of record in the Mortgaged Property, in each case subject only to Permitted Liens.

(c) The security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to the Security Documents relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested in the Collateral consisting of personal property will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of UCC financing statements in the filing offices identified in Schedule 5.12, (ii) with respect to any Project Account or Local Account Collateral that can be perfected solely by control, upon execution of this Agreement and the Blocked Account Agreements and (iii) with respect to any property (if any) that can be perfected solely by possession, upon the Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, in each case subject only to Permitted Liens.  On and after the Closing Date (or, with respect to Local Accounts, the initial Funding Date), all such action as is necessary has been taken to establish and perfect the Collateral Agent's rights in and to the Collateral covered by the Security Documents relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested in effect on the date this representation is made or deemed repeated to the extent the Collateral Agent's security interest can be perfected by filing, including any recordation, filing, registration, giving of notice or other similar action.  No filing, recordation, re-filing or re-recording other than those listed on Schedule 5.12 (as the same may be updated at the written request of the Borrowers' Agent, with the written agreement of the Administrative Agent, following any change in applicable law) is necessary to perfect (or maintain the perfection of) the interest, title or Liens of the Security Documents (to the extent the Collateral Agent's security interest can be perfected by filing or recording), and on and as of each relevant date which this representation and warranty is made or deemed repeated, all such filings or recordings have been made with respect to each Security Document then in effect.  On and after the Closing Date, the Borrowers and the Pledgor have properly delivered or caused to be delivered to the Collateral Agent, or provided the Collateral Agent control of, all Collateral relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested that requires perfection of the Liens and security interests described above by possession or control.  On and after the Closing Date, all or substantially all of the Collateral relating to assets of or equity in Pacific Holding or each other Borrower with respect to whose Plant a Funding has been made or is being requested (other than the Project Account Collateral, the Local Account Collateral, certificates, securities, investments, chattel paper, books and records and general intangibles), including the Mortgaged Property, is or will (when acquired) be located on the Sites.

Section 5.13 Ownership of Properties.  (a)  Madera has a good and valid fee ownership interest in the Site for the Madera Plant (except as contemplated by Section 7.02(f) (Negative Covenants - Asset Dispositions)).  Boardman has a good and valid leasehold interest or valid fee ownership in the Site for the Boardman Plant (except as contemplated by Section 7.02(f)).  On and after the date of the initial Funding Notice for the Burley Plant, Burley has a good and valid fee ownership interest in the Site for the Burley Plant (except as contemplated by Section 7.02(f)).  On and after the date of the initial Funding Notice for the Brawley Plant, Brawley has a good and valid fee ownership interest in the Site for the Brawley Plant (except as contemplated by Section 7.02(f)).  On and after the date of the initial Funding Notice for the Stockton Plant, Stockton has a good and valid leasehold interest or valid fee ownership in the Site for the Stockton Plant (except as contemplated by Section 7.02(f)).

(b) On and after the Closing Date, (except as contemplated by Section 7.02(f) (Negative Covenants - Asset Dispositions)) the Borrowers have a good and valid ownership interest, leasehold interest, license interest or other right of use in all other property and assets (tangible and intangible) included in the Collateral relating to assets of or equity in Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested (other than the collateral pledged pursuant to the Pacific Holding Pledge Agreement) under each Security Document that has been executed as of the date this representation is made or deemed repeated.  Such ownership interests, leasehold interest, license interest or other rights of use are and will be, together with any other assets or interests contemplated to be acquired pursuant to the applicable Construction Budget, sufficient to permit construction and operation of the Plants with respect to which a Funding has been made or is being requested by the relevant Borrowers, substantially in accordance with the Project Documents applicable to each such Plant.  None of said properties or assets of or equity in Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested are subject to any Liens or, to the knowledge of each Borrower, any other claims of any Person, including any easements, rights of way or similar agreements affecting the use or occupancy of the Project, any Plant or any Site, other than Permitted Liens and, with respect to claims, to the extent permitted by Section 5.09(c) (Litigation).

(c) All Equity Interests in each of Madera, Boardman, Stockton, Brawley and Burley are owned by Pacific Holding.

(d) All Equity Interests in Pacific Holding are owned by the Pledgor.

(e) The properties and assets of each of the Borrowers are separately identifiable and are not commingled with the properties and assets of any other Person (other than any Borrower) and are readily distinguishable from one another (except to the extent otherwise contemplated by the Transaction Documents).

(f) None of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested has any leasehold interest in, and none of the Borrowers is lessee of, any real property other than the Leased Premises or other leasehold interests acquired by the Borrowers with the prior written approval of the Administrative Agent.

Section 5.14 Taxes.  (a)  Each Borrower has (i) filed all Tax Returns required by law to have been filed by it and (ii) has paid all Taxes thereby shown to be owing, as and when the same are due and payable, other than in the case of this Section 5.14(a)(ii), (A) Taxes that are subject to a Contest or (B) the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due.

(b) None of the Borrowers is or will be taxable as a corporation for federal, state or local tax purposes.

(c) No Borrower is a party to any tax sharing agreement with any Person (including the Pledgor or any other Affiliate of any Borrower).

Section 5.15 Patents, Trademarks, Etc.  Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested has obtained and holds in full force and effect all material patents, trademarks, copyrights and other such material rights or adequate licenses therein, free from unduly burdensome restrictions, that are necessary for the ownership, construction, operation and maintenance of the Project.

Section 5.16 ERISA Plans.  None of the Borrowers nor any ERISA Affiliate has (or within the five year period immediately preceding the date hereof had) any liability in respect of any Plan or Multiemployer Plan.  None of the Borrowers has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA.

Section 5.17 Property Rights, Utilities, Supplies Etc.  (a) On and after the Closing Date, all material property interests, utility services, means of transportation, facilities and other materials necessary for the development, engineering, construction, testing, start-up, use and operation of the Project (including, as necessary, gas, roads, rail transport, electrical, water and sewage services and facilities) are, or will be when needed, available to each Plant with respect to which a Funding has been made or is being requested and arrangements in respect thereof have been made.

(b) There are no material materials, supplies or equipment necessary for construction and, from and after the Commercial Operation Date for the respective Plant, operation or maintenance of each Plant with respect to which a Funding has been made or is being requested that are not expected to be available at the relevant Site on commercially reasonable terms consistent with the Construction Schedule and the Construction Budget, or the Operating Budget, for the respective Plant, as applicable.

Section 5.18 No Defaults.  (a) No Funding Default has occurred and is continuing.

(b) None of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested is in any breach of, or in any default under, any of such Borrower's Contractual Obligations (other than the Project Documents) that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower or Plant).

Section 5.19 Environmental Warranties.  The following representations and warranties shall apply on and after the Closing Date and only with respect to Pacific Holding, each other Borrower with respect to whose Plant a Funding has been made or is being requested and each such Plant:

(a) (i) Each Borrower is in compliance in all material respects with all applicable Environmental Laws, (ii) each Borrower has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted and is in compliance in all material respects with the terms and conditions thereof, (iii)  no Borrower nor any of its Environmental Affiliates has received any written communication (other than any such communication that the Administrative Agent has agreed in writing is not materially adverse) from a Governmental Authority that alleges that any Borrower or any Environmental Affiliate is not in compliance in all material respects with all Environmental Laws and Environmental Approvals, and (iv) there are no circumstances that may prevent or interfere in the future with any Borrower's compliance in all material respects with all applicable Environmental Laws and Environmental Approvals.

(b) There is no Environmental Claim pending against any Borrower.  No Environmental Affiliate has taken any action or violated any Environmental Law that to the knowledge of the Borrowers could reasonably be expected to result in an Environmental Claim.

(c) There are no present or past actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against any Borrower or any Environmental Affiliate.

(d) Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations in which any Borrower or, to the knowledge of each Borrower, any Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim, (ii) none of the Borrowers knows of any underground storage tanks located or to be located on property owned or leased by any Borrower except as identified on Schedule 5.19(d)(ii) (as the same may be updated in writing by the Borrowers' Agent with the written approval of the Administrative Agent), (iii) there is no asbestos or lead paint contained in or forming part of any building, building component, structure or office space owned or leased by any Borrower except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim, and (iv) no polychlorinated biphenyls (PCBs) are or will be used or stored at any property owned or leased by any Borrower, except in such form, condition and quantity as could not reasonably be expected to result in an Environmental Claim.

(e) None of the Borrowers has received any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the knowledge of the Borrowers, none of the operations of the Borrowers is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Material of Environmental Concern at any Plant or Site or at any other location, including any location to which any Borrower has transported, or arranged for the transportation of, any Material of Environmental Concern with respect to the Project.

Section 5.20 Regulations T, U and X.  None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loan will be used for any purpose that violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefore, as from time to time in effect, are used in this Section 5.20 with such meanings.

Section 5.21 Accuracy of Information.  (a)  As of the Closing Date, all factual information heretofore or contemporaneously furnished by or on behalf of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested in this Agreement, in any other Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(b) As of the date of the Madera Funding Notice and the Madera Funding Date, all factual information furnished from and after the Closing Date (including any information provided in connection with such Funding Notice) by or on behalf of the Borrowers with respect to Madera or the Madera Plant, in any Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(c) As of the date of the Boardman Funding Notice and the Boardman Funding Date, all factual information furnished from and after the Closing Date (including any information provided in connection with such Funding Notice) by or on behalf of the Borrowers with respect to Boardman or the Boardman Plant, in any Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(d) As of the date of the initial Funding Notice for each Greenfield Plant and the initial Funding Date for such Greenfield Plant, all factual information furnished from and after the Closing Date (including any information provided in connection with such Funding Notice) by or on behalf of the Borrowers with respect to such Greenfield Plant or the Borrower that owns such Greenfield Plant, in any Transaction Document or otherwise in writing to any Senior Secured Party, any Consultant, or counsel for purposes of or in connection with this Agreement and the other Financing Documents or any transaction contemplated hereby or thereby (other than projections, budgets and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrowers) is, when taken as a whole (and after giving effect to any supplement of such information) and as of the date furnished, true and accurate in every material respect and such information is not, when taken as a whole (and after giving effect to any supplement of such information) as of the date furnished, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

(e) The assumptions constituting the basis on which the Borrowers prepared each Construction Budget, Construction Schedule, Operating Budget and the Financial Model that is in effect on each date this representation is made or deemed repeated and the numbers set forth therein were developed and consistently utilized in good faith and are reasonable and represent the Borrowers' best judgment as of the date prepared as to the matters contained therein, based on all information known to the Borrowers.

(f) On and after the Closing Date, the Borrowers reasonably believe that the Conversion Date will occur on or before the Conversion Date Certain and that the cost to complete the Project will not exceed the funds available to the Borrowers (including funds available under this Agreement, the Required Equity Contributions and any Subordinated Debt Agreements).

(g) On and after the Closing Date, the Borrowers reasonably believe that the development, engineering, construction, testing, start-up, use, ownership, operation and maintenance of the Project are economically feasible and technically feasible.

Section 5.22 Indebtedness.  The Obligations are, after giving effect to the Financing Documents and the transactions contemplated thereby, the only outstanding Indebtedness of the Borrowers other than Permitted Indebtedness.  The Obligations rank at least pari passu with all other Indebtedness of any Borrower.

Section 5.23 Separateness.  (a)  Each Borrower maintains separate bank accounts and separate books of account from each other Borrower and from the Pledgor (other than the Project Accounts maintained in accordance with this Agreement).  The separate liabilities of each Borrower are readily distinguishable from the liabilities of each Affiliate of the Borrowers, including the Pledgor (except to the extent otherwise contemplated by the Transaction Documents).

(b) Each Borrower conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.

(c) Each Borrower is in compliance with the provisions set forth on Schedule 5.23.

Section 5.24 Required LLC Provisions.  Each Borrower LLC Agreement includes each of the following terms (collectively, the "Required LLC Provisions"):

(a) in the case of Pacific Holding, requires that it have, at all times, one Independent Member or Independent Manager;

(b) in the case of Pacific Holding, requires a one hundred percent (100%) affirmative vote or written consent of one hundred percent (100%) of all members or managers, as the case may be, including the Independent Member or the Independent Manager, as applicable, in connection with any of the following matters:  in order to authorize (i) the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have Pacific Holding adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency Law, seeking any relief under any Law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against Pacific Holding, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to Pacific Holding under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Pacific Holding or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing Pacific Holding's inability to pay its debts as they become due, or taking action in furtherance of any of the foregoing, or (ii) merging, consolidating or combining Pacific Holding or any subsidiary of Pacific Holding with any other entity, dissolving or winding-up Pacific Holding, selling, transferring or otherwise disposing of all or substantially all of Pacific Holding's assets or approving any plan or agreement to engage in any of the foregoing actions;

(c) includes a statement that the only Indebtedness such Borrower is allowed to incur is Permitted Indebtedness;

(d) includes a statement that all interests in such Borrower shall be securities governed by Article 8 of the Uniform Commercial Code and shall be evidenced by certificates.  The certificated interests shall be in registered form within the meaning of Article 8 of the Uniform Commercial Code; and

(e) includes each of the provisions set forth in Schedule 5.23.

Section 5.25 Subsidiaries.  Madera, Boardman, Stockton, Brawley and Burley have no Subsidiaries.  Pacific Holding has no Subsidiaries other than Madera, Boardman, Stockton, Brawley and Burley (or the owner of any Substitute Facility).

Section 5.26 Foreign Assets Control Regulations, Etc.  (a)  The use of the proceeds of the Loan by the Borrowers will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) None of the Borrowers:

(i)
is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and none of the Borrowers engages in dealings or transactions with any such Persons or entities; or

(ii)	is in violation of the Patriot Act.

Section 5.27 Employment Matters.  None of the Borrowers has or has had any employee or former employees.

Section 5.28 Solvency.  Each of the Borrowers is and, upon the incurrence of any Obligations by the Borrowers and after giving effect to the transactions contemplated hereby, will be, Solvent.

Section 5.29 Legal Name and Place of Business.  (a) The exact legal name and jurisdiction of formation of each Borrower is as set forth below, and none of the Borrowers has had any other legal names in the previous five (5) years except as set forth on Schedule 5.29:

(i)	Pacific Holding: Pacific Ethanol Holding Co. LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(ii)	Madera: Pacific Ethanol Madera LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(iii)	Boardman: Pacific Ethanol Columbia, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(iv)	Stockton: Pacific Ethanol Stockton, LLC, a limited liability company organized and existing under the laws of the State of Delaware;

(v)	Brawley: Pacific Ethanol Imperial, LLC, a limited liability company organized and existing under the laws of the State of Delaware; and

(vi)	Burley: Pacific Ethanol Magic Valley, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

(b) The sole place of business and chief executive office of each Borrower is as set forth on Schedule 5.29.

The information set forth in Sections 5.29(a) and (b) and on Schedule 5.29 may be changed from time to time by the Borrowers upon thirty (30) days' prior written notice to the Administrative Agent and the Collateral Agent, subject in each case to the Borrowers' obligations hereunder to provide the Collateral Agent with a perfected first-priority Lien on the Collateral (subject to Permitted Liens).

Section 5.30 No Brokers.  None of the Borrowers has any obligation to pay any finder's, advisory, brokers or investment banking fee, except for the fees payable pursuant to Section 3.13 (Fees) and those identified on Schedule 5.30.

Section 5.31 Insurance.  All insurance required to be obtained and maintained pursuant to the Transaction Documents by Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested is in full force and effect as of each date this representation is made or deemed repeated and complies with the insurance requirements set forth on Schedule 7.01(h).  All premiums then due and payable on all such insurance have been paid.  To the knowledge of each Borrower, all insurance required to be obtained and maintained by any Major Project Party with respect to any Plant with respect to which a Funding has been made or is being requested to protect, directly or indirectly, against loss or liability to any Borrower, any Plant or any Senior Secured Party (including in connection with construction obligations of such Major Project Party), as of the date this representation is made or deemed repeated, pursuant to any Project Document relating to any such Plant has been obtained, is in full force and effect and complies with the insurance requirements set forth on Schedule 7.01(h) (where applicable) and is otherwise in all material respects in accordance with such Project Document.

Section 5.32 Accounts.  On and after the Closing Date (with respect to Pacific Holding) or the initial Funding Date for its Plant (with respect to each other Borrower), no Borrower has, nor is the beneficiary of, any bank account other than the Project Accounts and any Local Account with respect to which a Blocked Account Agreement has been duly executed and delivered.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Closing.  In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the occurrence of the Closing Date is subject to the satisfaction of each of the following conditions precedent.

(a) Delivery of Financing Documents.  The Administrative Agent shall have received each of the following fully executed documents, each of which shall be originals, portable document format ("pdf") or facsimiles (followed promptly by originals), duly executed and delivered by each party thereto and each (other than items (xiii) and (xiv)) in form and substance reasonably satisfactory to each Lender:

(i)	this Agreement;

(ii)	the original Construction Notes, duly executed and delivered by an Authorized Officer of each Borrower in favor of each requesting Construction/Term Lender;

(iii)	the original Working Capital Notes, duly executed and delivered by an Authorized Officer of each Borrower in favor of each requesting Working Capital Lender;

(iv)	the Sponsor Support Agreement;

(v)	the Pacific Holding Security Agreement;

(vi)	the Madera Security Agreement;

(vii)	the Boardman Security Agreement;

(viii)	the Pacific Holding Pledge Agreement;

(ix)	the Madera Pledge Agreement;

(x)	the Boardman Pledge Agreement;

(xi)	the Madera Deed of Trust;

(xii)	the Boardman Deed of Trust;

(xiii)	the Fee Letters; and

(xiv)	the Interest Rate Protection Agreement(s) in respect of the In-Progress Plant 1 Construction Loans and the In-Progress Plant 2 Construction Loans.

(b) Delivery of Project Documents.  The Administrative Agent shall have received true, correct and complete copies of (i) each Project Document in effect as of the Closing Date, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Independent Engineer and (ii) each Subordinated Debt Agreement, if any, in effect as of the Closing Date which, in the case of each of Sections 6.01(b)(i) and (ii), has been duly authorized, executed and delivered by the parties thereto and is in full force and effect, and (iii) a copy of each other agreement identified on Schedule 5.11-A reasonably requested by the Administrative Agent.

(c) Officer's Certificates.  The Administrative Agent shall have received the following certificates, dated as of the Closing Date, upon which the Administrative Agent and each Lender may conclusively rely:

(i)
a duly executed certificate of an Authorized Officer of the Borrowers' Agent certifying that (A) all conditions set forth in this Section 6.01 have been satisfied on and as of the Closing Date and (B) all representations and warranties made by any Borrower, the Pledgor or Pacific Ethanol in this Agreement and each other Financing Document to which any Borrower, the Pledgor or Pacific Ethanol is a party are true and correct in all material respects on and as of the Closing Date; and

(ii)
a duly executed certificate of an Authorized Officer of the Borrowers' Agent certifying that (A) the copies of each document delivered pursuant to Section 6.01(b) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition of any such Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.01(b)(i) and (ii) (other than Project Documents relating to any of the Greenfield Facilities) that are required to be satisfied on or before the Closing Date have been satisfied or waived by the parties thereto and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Project Party under any such Project Document (other than Project Documents relating to any of the Greenfield Facilities) has occurred and is continuing.

(d) Resolutions, Incumbency, LLC Agreements.  The Administrative Agent shall have received from each of the Borrowers, the Pledgor and Pacific Ethanol a certificate of an Authorized Officer dated as of the Closing Date, upon which the Administrative Agent and each Lender may conclusively rely, as to:

(i)
reasonably satisfactory resolutions of its members, managers or directors, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to which it is party and the consummation of the transactions contemplated therein (including, in the case of each Borrower, the appointment of the Borrowers' Agent);

(ii)	the incumbency and signatures of those of its officers and representatives duly authorized to execute and otherwise act with respect to each Financing Document to which it is party; and

(iii)
such Person's Organic Documents which, in the case of each Borrower, shall be in form and substance reasonably satisfactory to the Administrative Agent and shall include the Required LLC Provisions, and in every case certifying that (A) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and (B) no material breach, material default or material violation thereunder has occurred and is continuing.

(e) Authority to Conduct Business.  The Administrative Agent shall have received satisfactory evidence, including certificates of good standing from the Secretaries of State of each relevant jurisdiction, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the Closing Date, that:

(i)
each Borrower is duly authorized as a limited liability company to carry on its business, and is duly formed, validly existing and in good standing in each jurisdiction (including, in the case of Madera, Stockton and Brawley, the State of California, in the case of Boardman, the State of Oregon, and in the case of Burley, the State of Idaho) in which it is required to be so authorized; and

(ii)
each of the Pledgor and Pacific Ethanol is duly authorized as a corporation to carry on its business, and is duly organized, validly existing and in good standing in each jurisdiction in which it is required to be so authorized.

(f) Opinions of Counsel.  The Administrative Agent shall have received the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	the opinion of Latham & Watkins LLP, New York and California counsel to the Loan Parties (and covering customary matters under Delaware law); and

(ii)	the opinion of Tonkon Torp LLP, Oregon counsel to the Loan Parties.

(g) Lien Search; Perfection of Security.  The Collateral Agent shall have been granted a first priority perfected security interest in all Collateral relating to Pacific Holding, Madera, Boardman, the Madera Plant and the Boardman Plant, and the Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the Security:

(i)
completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) before the Closing Date, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware, California, Oregon, Idaho, and any other jurisdictions reasonably requested by the Administrative Agent that name any Borrower or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens and the Liens identified in Schedule 6.01(g)(i), which (in the case of Liens identified on Schedule 6.01(g)(i)) will be released and terminated on or before the initial Funding Date;

(ii)
UCC financing statements and other filings and recordations (other than fixture filings or recordation of any Mortgage), in proper form for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under the Security Documents covering the Collateral with respect to each of Madera, Boardman, Pacific Holding, the Madera Plant and the Boardman Plant, as described therein and each such UCC financing statement and other filing or recordation shall be duly filed on the Closing Date;

(iii)
the original certificates representing all Equity Interests in each of Madera, Boardman and Pacific Holding shall have been delivered to the Collateral Agent, in each case together with a duly executed transfer power in the form attached to the Pledge Agreement relating to such Equity Interests; and

(iv)
with respect to each of Madera, Boardman, Pacific Holding, the Madera Plant and the Boardman Plant, evidence of the making (which may be on the Closing Date) of all other actions, recordings and filings of or with respect to the Security Documents delivered pursuant to Section 6.01(a) (Conditions to Closing - Delivery of Financing Documents) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first-priority Liens created thereunder.

(h) Financial Statements.  The Administrative Agent shall have received accurate and complete copies of the audited annual financial statements of Pacific Ethanol for the most recent Fiscal Year then available and the unaudited quarterly financial statements of Pacific Ethanol for September 30, 2006.  Such financial statements shall be on a consolidated basis.

(i) Third Party Approvals.  The Administrative Agent shall have received reasonably satisfactory documentation of any approval by any Person required in connection with any transaction contemplated by this Agreement or any other Financing Document that the Administrative Agent has reasonably requested in connection herewith.

(j) Establishment of Project Accounts.  Each of the Project Accounts shall have been established to the reasonable satisfaction of the Administrative Agent.

(k) Insurance.  The Administrative Agent shall have received:

(i)
reasonably satisfactory evidence that the insurance requirements set forth on Schedule 7.01(h) with respect to the Borrowers and the Plants have been satisfied, including binders or certificates evidencing the commitment of insurers to provide each insurance policy required by Schedule 7.01(h), evidence of the payment of all premiums then due and owing in respect of such insurance policies and a certificate of the Insurance Consultant and the Borrowers' insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect; and

(ii)
a report of the Insurance Consultant in form and substance reasonably satisfactory to the Administrative Agent discussing, among other matters that the Administrative Agent may require, the adequacy of the insurance coverage for the Project, together with a duly executed certificate of the Insurance Consultant in the form of Exhibit 6.01(k), appropriately completed to the satisfaction of the Administrative Agent;

provided, that with respect to Sections 6.01(k)(i) and (ii) if, on the Closing Date, the insurance coverage for any of the Plants does not satisfy the requirements set forth on Schedule 7.01(h), any such deficiencies shall be satisfactorily resolved, as certified by the Insurance Consultant, as a condition precedent to the first Funding for such Plant.

(l) Independent Engineer's Report.  The Administrative Agent shall have received the report of the Independent Engineer, dated December 5, 2006.

(m) Environmental Site Assessments.  The Administrative Agent shall have received an Environmental Site Assessment Report with respect to each Site, accompanied by a corresponding reliance letter (to the extent such report does not permit reliance thereon by the Lenders), each in form and substance reasonably satisfactory to the Administrative Agent.

(n) Ethanol Market Report.  The Administrative Agent shall have received the report of the Ethanol Market Consultant, dated December 1, 2006.

(o) Agricultural Market Report.  The Administrative Agent shall have received the report of the Agricultural Market Consultant, dated December 1, 2006.

(p) Appraisal.  The Administrative Agent shall have received an appraisal with respect to each of the Madera Plant and the Boardman Plant, each in form and substance reasonably satisfactory to the Administrative Agent.

(q) Budgets and Schedules.

(i)
The Administrative Agent shall have received the Construction Budget for each Plant (other than the Madera Plant), accompanied by a certificate of an Authorized Officer of the Borrowers' Agent, dated as of the Closing Date, certifying as to the reasonableness of the underlying assumptions and the conclusions on which each such Construction Budget is based, each in form and substance reasonably satisfactory to the Administrative Agent; provided, that any Construction Budget consistent with the Financial Model shall be deemed to be satisfactory.

(ii)
The Administrative Agent shall have received a Drawdown Schedule for each Plant (other than the Madera Plant), each in form and substance reasonably satisfactory to the Administrative Agent; provided, that any Drawdown Schedule consistent with the Financial Model shall be deemed to be satisfactory.

(iii)
The Administrative Agent shall have a received an Operating Budget for the remaining months of the 2007 calendar year for the Madera Plant, accompanied by a certificate of an Authorized Officer of the Borrowers' Agent, dated as of the Closing Date, certifying as to the reasonableness of the underlying assumptions and the conclusions on which such Operating Budget is based, each in form and substance reasonably satisfactory to the Administrative Agent.

(r) Title Insurance.

(i)
The Administrative Agent shall have received a paid policy or policies of mortgage title insurance (the "Title Insurance Policy") with respect to the Madera Site and the Boardman Site, in an aggregate amount equal to ninety-two million Dollars ($92,000,000) on a Form 1992 extended coverage lender's policy, containing such endorsements (including an endorsement deleting the creditor's rights exception) as the Administrative Agent may request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, from the Title Insurance Company, containing no exception for mechanics' or materialmen's Liens and no other exceptions (printed or otherwise) other than those approved by the Administrative Agent (such approval not to be unreasonably withheld), and insuring that the Collateral Agent has a good, valid and enforceable first Lien of record on the corresponding Mortgaged Property free and clear of all defects and encumbrances (other than Permitted Liens); provided, that if the Title Insurance Policy with respect to either such Plant contains any survey exceptions, such exceptions shall be satisfactorily discharged as a condition to the first Funding for such Plant.

(ii)
The Title Insurance Policy shall confirm that (A) Madera has good, marketable title to the Madera Site subject to no Liens (other than Liens in favor of the Collateral Agent or other Permitted Liens) and (B) Boardman has a valid and subsisting leasehold estate in and to the Boardman Leased Premises subject to no Liens (other than Liens in favor of the Collateral Agent or other Permitted Liens).

(s) Bank Regulatory Requirements.  The Administrative Agent shall have received at least five (5) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including the Patriot Act.

(t) Closing Fees; Expenses.  The Administrative Agent shall have received for its own account, or for the account of each Lender, Lead Arranger and Agent entitled thereto, all fees due and payable pursuant to Section 3.13 (Fees) and all reasonable costs and expenses (including reasonable and documented legal fees and expenses) for which invoices have been presented, in each case, required to be paid on or before the Closing Date.

(u) Process Agent.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, acceptances from the Process Agent for the Borrowers, the Pledgor and Pacific Ethanol appointed under Section 11.02(d) (Applicable Law; Jurisdiction; Etc. – Appointment of Process Agent and Service of Process) and as required under each other Financing Document in effect on the Closing Date.

(v) Financial Model.  The Administrative Agent shall have received a certificate of a Financial Officer of the Borrowers' Agent, dated as of the Closing Date, certifying that the Financial Model attached to Exhibit 6.01(v) has not been amended or modified (or, in the event of any amendment or modification thereto, such amendments or modification shall not, in the reasonable opinion of the Administrative Agent, reflect any adverse changes) and certifying as to the reasonableness of the underlying assumptions and the conclusions on which the Financial Model is based.

(w) Loan Pay-Off.  The Administrative Agent shall have received satisfactory evidence of the termination of the United Capital Loan Facility and the release of the Liens granted in connection therewith.

(x) Equator Principles.  The Administrative Agent shall have received all documentation requested by the Administrative Agent that is necessary to evidence compliance, and otherwise required in connection, with the Equator Principles.

Section 6.02 Conditions to Madera Funding.  In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the release of any Construction Loan funds deposited in or standing to the credit of the Escrow Account for the Madera Plant for transfer to the Construction Holding Account (which, in the event that the Madera Plant is In-Progress Plant 1, shall be the In-Progress Plant 1 Construction Loans or, in the event that the Madera Plant is In-Progress Plant 2, shall be the In-Progress Plant 2 Tranche B Construction Loans), and, in the event that the Madera Plant is In-Progress Plant 2, the obligation of the Tranche A Lenders to make available the Funding of the In-Progress Plant 2 Tranche A Construction Loans, is subject to the satisfaction of each of the following conditions precedent.

(a) Madera Plant Completion.  The Commercial Operation Date for the Madera Plant shall have occurred on or before December 31, 2007.

(b) Lien Searches.  The Administrative Agent shall have received completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) before the date of such Funding, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware or California, and any other jurisdictions reasonably requested by the Administrative Agent, that name Madera or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens (other than Permitted Liens (or Liens that were Permitted Liens on or before the date of the applicable Funding Notice, in which case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens prior to the applicable Funding Date) and, in the event that the Madera Funding is the first Construction Loan Funding, Liens identified in Schedule 6.01(g)(i) and in such case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens identified on Schedule 6.01(g)(i)).

(c) Good Standing.  The Administrative Agent shall have received satisfactory certificates of good standing from the Secretaries of State of each of Delaware and California, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, with respect to Madera.

(d) Madera Survey.  The Administrative Agent shall have received a current Survey of the Madera Site showing all real property rights for the Madera Plant required hereunder, which shall be satisfactory to the Title Insurance Company insuring the Collateral Agent's interest in the Madera Mortgaged Property (and shall be sufficient to enable the Title Insurance Company to either (i) remove any survey exceptions from the Madera Title Insurance Policy or (ii) replace such survey exceptions with survey exceptions that do not identify any matters other than Permitted Liens), shall not show any encumbrances other than Permitted Liens, and shall be certified to the Collateral Agent, the Administrative Agent, the Lenders and such Title Insurance Company.

(e) Madera Project Documents; Contracts; Consents.

(i)
The Administrative Agent shall have received a copy of each Project Document, or amendment thereto, for the Madera Facility that has been entered into after the Closing Date (which shall include the Pacific Ethanol Guarantees for the applicable Madera Project Documents), each of which shall be in full force and effect and shall have been approved by the required Project Document Approval Level.

(ii)
The Administrative Agent shall have received a true, correct and complete copy (certified as such by Madera) of each agreement evidencing Contractual Obligations of Madera or otherwise relating to the Madera Plant reasonably requested by, and not previously delivered to, the Administrative Agent.

(iii)
The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Madera certifying that (A) the copies of each document delivered pursuant to Section 6.02(e)(i) and (ii) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition of any such Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.02(e)(i) that are required to be satisfied on or before the date of such requested Funding, if any, have been satisfied, or waived by the parties thereto, and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Major Project Party under any such Project Document has occurred and is continuing.

(iv)
The Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Madera Project Document identified on Schedule 6.02(e)(iv) (which, in the case of Consents from non-Affiliate Project Parties, may be delivered on or before the Funding Date).

(f) Opinions of Counsel.  The Administrative Agent shall have received (on or before the Madera Funding Date) the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)
the opinion of Latham & Watkins LLP, New York and California counsel to the Loan Parties (and covering customary matters under Delaware law and permitting matters relating to the Madera Plant) covering customary matters and matters reasonably requested by the Administrative Agent that in each such case were not addressed in the opinions delivered on the Closing Date; and

(ii)
if reasonably requested by the Administrative Agent, opinions of reasonably acceptable counsel to the Major Project Parties that are parties to the Madera Project Documents identified on Schedule 6.02(e)(iv) with respect to which a Consent has been delivered.

(g) Title Insurance.  The Administrative Agent shall have received (on or before the Madera Funding Date) an ALTA 122 Endorsement to the Title Insurance Policy with respect to the Madera Site.

(h) Independent Engineer's Report.  The Administrative Agent shall have received a supplemental report of the Independent Engineer, updating those matters relating to the Madera Plant addressed in the report of the Independent Engineer dated December 5, 2006 as the Administrative Agent may reasonably request, which report shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that any Lender who does not object to a request for approval of such report within fifteen (15) days following receipt by such Lender of such written request and a copy of such report shall be deemed to have approved such report).

(i) Insurance.  Any deficiencies with respect to the insurance for the Madera Plant identified in the report delivered pursuant to Section 6.01(k) (Conditions to Closing - Insurance) shall have been addressed in a manner reasonably satisfactory to the Administrative Agent and the Insurance Consultant and the Administrative Agent shall have received a reasonably satisfactorily completed certificate of the Insurance Consultant in substantially the form of Exhibit 6.01(k) confirming such matters.

(j) Governmental Approvals.  Madera shall have all Necessary Project Approvals required as of the date of such requested Funding to operate the Madera Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Madera certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for the Madera Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for the Madera Plant.

Section 6.03 Conditions to Boardman Funding.  In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the release of any Construction Loan funds deposited in or standing to the credit of the Escrow Account for the Boardman Plant for transfer to the Construction Holding Account (which, in the event that the Boardman Plant is In-Progress Plant 1, shall be the In-Progress Plant 1 Construction Loans or, in the event that the Boardman Plant is In-Progress Plant 2, shall be the In-Progress Plant 2 Tranche B Construction Loans), and, in the event that the Boardman Plant is In-Progress Plant 2, the obligation of the Tranche A Lenders to make available the Funding of the In-Progress Plant 2 Tranche A Construction Loans, is subject to the satisfaction of each of the following conditions precedent.

(a) Boardman Completion.

(i)	On or before December 31, 2007, the Commercial Operation Date for the Boardman Plant shall have occurred.

(ii)
The Administrative Agent shall have received an Operating Budget for the Boardman Plant for the remaining months of the 2007 calendar year, which budget shall be reasonably satisfactory to the Administrative Agent and the Independent Engineer.

(b) Lien Searches.  The Administrative Agent shall have received completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) before the date of such Funding, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware or Oregon, and any other jurisdictions reasonably requested by the Administrative Agent that name Boardman or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens (other than Permitted Liens (or Liens that were Permitted Liens prior to the date of the applicable Funding Notice, in which case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens on or before the applicable Funding Date) and, in the event that the Boardman Funding is the first Construction Loan Funding, other Liens identified in Schedule 6.01(g)(i) and in such case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens identified as Schedule 6.01(g)(i)).

(c) Good Standing.  The Administrative Agent shall have received satisfactory certificates of good standing from the Secretaries of State of each of Delaware and Oregon, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, with respect to Boardman.

(d) Boardman Survey.  The Administrative Agent shall have received a current Survey of the Boardman Site, which shall be satisfactory to the Title Insurance Company insuring the Collateral Agent's interest in the Boardman Mortgaged Property and shall not show any encumbrances other than Permitted Liens (and shall be sufficient to enable the Title Insurance Company to either (i) remove any survey exceptions from the Boardman Title Insurance Policy or (ii) replace such survey exceptions with survey exceptions that do not identify any matters other than Permitted Liens), and certified to the Collateral Agent, the Administrative Agent, the Lenders and such Title Insurance Company.

(e) Boardman Project Documents; Contracts; Consents.

(i)
The Administrative Agent shall have received a copy of each Project Document, or amendment thereto, for the Boardman Facility that has been entered into after the Closing Date (which shall include the Pacific Ethanol Guarantees for the applicable Boardman Project Documents), each of which shall be in full force and effect and shall have been approved by the required Project Document Approval Level.

(ii)
The Administrative Agent shall have received a true, correct and complete copy (certified as such by Boardman) of each agreement evidencing Contractual Obligations of Boardman or otherwise relating to the Boardman Plant reasonably requested by, and not previously delivered to, the Administrative Agent.

(iii)
The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Boardman certifying that (A) the copies of each document delivered pursuant to Section 6.03(e)(i) and (ii) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition thereof has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.03(e)(i) that are required to be satisfied on or before the date of such requested Funding, if any, have been satisfied, or waived by the parties thereto, and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Major Project Party under any such Project Document has occurred and is continuing.

(iv)
The Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Boardman Project Document identified on Schedule 6.02(e)(iv) (which, in the case of Consents from non-Affiliate Project Parties, may be delivered on or before the Funding Date).

(f) Opinions of Counsel.  The Administrative Agent shall have received (on or before the Boardman Funding Date) the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)
the opinion of Latham & Watkins LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as New York and California counsel to the Loan Parties (and covering customary matters under Delaware law) covering customary matters and matters reasonably requested by the Administrative Agent that in each such case were not addressed in the opinions delivered on the Closing Date;

(ii)
the opinion of Tonkon Torp LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as Oregon counsel to the Loan Parties, covering customary matters and matters reasonably requested by the Administrative Agent (including permitting matters relating to the Boardman Plant), that in each such case were not addressed in the opinions delivered on the Closing Date; and

(iii)
if reasonably requested by the Administrative Agent, opinions of reasonably acceptable counsel to the Major Project Parties that are parties to the Boardman Project Documents identified on Schedule 6.02(e)(iv) with respect to which a Consent has been delivered.

(g) Title Insurance.  The Administrative Agent shall have received an ALTA 122 Endorsement to the Title Insurance Policy with respect to the Boardman Site.

(h) Independent Engineer's Report.  The Administrative Agent shall have received a supplemental report of the Independent Engineer, updating those matters relating to the Boardman Plant addressed in the report of the Independent Engineer dated December 5, 2006 as the Administrative Agent may reasonably request, which report shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that any Lender who does not object to a request for approval of such report within fifteen (15) days following receipt by such Lender of such written request and a copy of such report shall be deemed to have approved such report).

(i) Insurance.  Any deficiencies with respect to the insurance for the Boardman Plant identified in the report delivered pursuant to Section 6.01(k) (Conditions to Closing - Insurance) shall have been addressed in a manner reasonably satisfactory to the Administrative Agent and the Insurance Consultant and the Administrative Agent shall have received a reasonably satisfactorily completed certificate of the Insurance Consultant in substantially the form of Exhibit 6.01(k) confirming such matters.

(j) Governmental Approvals.  Boardman shall have all Necessary Project Approvals required as of the date of such requested Funding to operate the Boardman Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of Boardman certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Governmental Project Approval, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for the Boardman Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for the Boardman Plant.

Section 6.04 Conditions to First Funding for Each Greenfield Plant.  In addition to the conditions set forth in Section 6.05 (Conditions to All Greenfield Plant Construction Loan Fundings) and Section 6.08 (Conditions to All Fundings), the obligation of each Tranche A Lender to make available the first Funding of each of the Greenfield Plant 1 Construction Loans, the Greenfield Plant 2 Construction Loans and the Greenfield Plant 3 Construction Loans, and the initial release of any funds deposited in or standing to the credit of the Escrow Account for transfer to the applicable Greenfield Plant Construction Account, is subject to the satisfaction of each of the following conditions precedent.

(a) Equity.  The Administrative Agent shall have received reasonably satisfactory evidence that the relevant Required Equity Contributions have been made to Pacific Holding, contributed to the Borrower with respect to whose Plant such Funding is requested, and fully applied to pay Project Costs for such Plant (as verified by the Independent Engineer).

(b) Lien Searches.  The Administrative Agent shall have received completed requests for information or lien search reports, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware or the jurisdiction where the Plant for which such Funding is requested is located, and any other jurisdictions reasonably requested by the Administrative Agent that name the relevant Borrower or the Pledgor as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens (or Liens that were Permitted Liens prior to the date of the applicable Funding Notice, in which case the Administrative Agent shall have received satisfactory evidence of the release and termination of all such Liens prior to the applicable Funding Date).

(c) Good Standing.  The Administrative Agent shall have received satisfactory certificates of good standing from the Secretaries of State of each of Delaware and the state where the relevant Plant is located, dated no more than eight (8) days (or such other time period reasonably acceptable to the Administrative Agent) prior to the requested Funding Date, with respect to the Borrower whose Plant is the subject of the requested Funding.

(d) Resolutions.  The Administrative Agent shall have received from the Borrower whose Plant is the subject of such requested Funding (and, if required, from the Pledgor and Pacific Ethanol) a certificate of an Authorized Officer dated as of the date of such requested Funding, upon which the Administrative Agent and each Lender may conclusively rely, as to reasonably satisfactory resolutions of its members, managers or directors, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to which it is party and the consummation of the transactions contemplated therein to the extent that resolutions authorizing such Transaction Document or such transactions were not provided pursuant to Section 6.01(d) (Conditions to Closing – Resolutions, Incumbency, LLC Agreements).

(e) Survey.  The Administrative Agent shall have received a current Survey of the Site for the Plant with respect to which such Funding is being requested, which shall be satisfactory to the Title Insurance Company insuring the Collateral Agent's interest in the Mortgaged Property for such Plant and shall not show any encumbrances other than Permitted Liens, and shall be certified to the Collateral Agent, the Administrative Agent, the Lenders and such Title Insurance Company.

(f) Title Insurance.

(i)
The Administrative Agent shall have received (on or before the date of such requested Funding) a paid Title Insurance Policy with respect to the Site for the Plant with respect to which such Funding is requested, in an aggregate amount equal to sixty-nine million Dollars ($69,000,000) on a Form 1992 extended coverage lender's policy, containing such endorsements (including an endorsement deleting the creditor's rights exception) as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent from the Title Insurance Company, containing no exception for mechanics' or materialmen's Liens and no other exceptions (printed or otherwise) other than those approved by the Administrative Agent (such approval not to be unreasonably withheld), and insuring that the Collateral Agent has a good, valid and enforceable first Lien of record on the corresponding Mortgaged Property free and clear of all defects and encumbrances (other than Permitted Liens).

(ii)
In the case of Brawley or Burley, the Title Insurance Policy shall confirm that Brawley or Burley, as the case may be, has good, marketable title to the Brawley Site or Burley Site subject to no Liens (other than Permitted Liens).

(iii)
In the case of Stockton, the Title Insurance Policy shall confirm that Stockton has a valid and subsisting leasehold estate in and to the Stockton Leased Premises subject to no Liens (other than Permitted Liens).

(g) Collateral.

(i)
The Mortgage, Pledge Agreement and Security Agreement for the Plant (and related Borrower) with respect to which such Funding has been requested shall have been duly executed and delivered (or will be delivered on the requested Funding Date prior to or simultaneously with the requested Funding), and the Collateral Agent shall have been granted (prior to or simultaneously with the requested Funding) a first priority perfected security interest in the Collateral described therein.

(ii)
The Collateral Agent shall have been designated as the payee under (or shall have received a dual obligee rider with respect to) each Performance Bond and each Payment Bond issued under any Construction Contract for the Plant with respect to which such Funding has been requested with a value greater than one million Dollars ($1,000,000).

(iii)	The Administrative Agent shall have received:

(A)
UCC financing statements and other filings and recordations (other than fixture filings or recordation of any Mortgage), in proper form for filing in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under such Security Documents covering the Collateral described therein and each such UCC financing statement and other filing or recordation shall be duly filed on or before such Funding Date, prior to or simultaneously with the requested Construction Loan Funding;

(B)
the original certificates representing all Equity Interests in the Borrower whose Plant is the subject of such requested Funding shall have been delivered (prior to or simultaneously with the requested Funding) to the Collateral Agent, in each case together with a duly executed transfer power in the form attached to the Pledge Agreement relating to such Equity Interests; and

(C)
satisfactory evidence of the making (which may be simultaneous with such Funding) of all other actions, recordings and filings of or with respect to the Security Documents for such Plant and such Borrower that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first-priority Liens created thereunder.

(h) Construction Schedule and Updated Budget.

(i)
The Administrative Agent shall have received, for the Plant with respect to which such Funding is requested, a certificate of the Borrowers' Agent, together with a confirmation and approval in respect of thereof from the Independent Engineer, (A) that no changes need be made to the Construction Budget for such Plant delivered under Section 6.01(q) (Conditions to Closing –Budgets and Schedules) or (B) an updated Construction Budget for such Plant, certified as to the reasonableness of the underlying assumptions and the conclusions on which such budget is based by an Authorized Officer of the relevant Borrower and demonstrating aggregate Project Costs for such Plant equal to or less than the amount provided for in the Construction Budget for such Plant delivered under Section 6.01(q) (Conditions to Closing –Budgets and Schedules); provided, that if there was an increase in costs between the Construction Budget provided on the Closing Date and such updated Construction Budget, an amount adequate to cover all such increased costs shall have been deposited in the Construction Account or previously applied to pay Project Costs with respect to such Plant (from sources other than the Loans, Cash Flow or the Sponsor Support Agreement), as verified by the Independent Engineer.

(ii)	The Administrative Agent shall have received a Construction Schedule for such Plant, which shall have been reasonably approved by the Independent Engineer and the Administrative Agent.

(i) Independent Engineer's Report.

(i)
The Administrative Agent shall have received an updated report of the Independent Engineer, addressing the adequacy of utility arrangements and each of the other matters set forth below for the Plant with respect to which such Funding is being requested, identifying any material changes from the report of the Independent Engineer dated December 5, 2006 in costs, adequacy of contingency or other matters addressed therein, which updated report shall not include any materially adverse conclusions by the Independent Engineer, and a duly executed certificate of the Independent Engineer and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (provided that any Lender who does not object to a request for approval of such report within fifteen (15) days following receipt by such Lender of such written request and a copy of such report shall be deemed to have approved such report).

(ii)
The Independent Engineer shall have certified to the Administrative Agent that the Independent Engineer believes that the Commercial Operation Date for the Plant with respect to which such Funding is requested will occur on or prior to the Conversion Date Certain.

(j) Insurance.  The Administrative Agent shall have received binders or certificates evidencing the commitment of insurers to provide the applicable insurance policies then required under by Section 7.01(h) (Affirmative Covenants - Insurance) with respect to the Borrowers for the Plant with respect to which such Funding is requested, together with evidence of the payment of all premiums then due and payable in respect of such insurance policies, a certificate of the Borrowers' insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect and an updated report of the Insurance Consultant confirming compliance with the insurance requirements for such Plant set forth on Schedule 7.01(h) and material insurance requirements set forth in the Project Documents for such Plant (including the satisfaction of any deficiencies identified with respect to such Plant on the Closing Date), accompanied by a duly executed certificate of the Insurance Consultant in the form of Exhibit 6.01(k) appropriately completed to the reasonable satisfaction of the Administrative Agent.

(k) Appraisal.  The Administrative Agent shall have received an appraisal of the Site for the Plant with respect to which such Funding has been requested, in form and substance reasonably satisfactory to the Administrative Agent.

(l) Opinions of Counsel.  The Administrative Agent shall have received (on or before the date of such requested Funding) the following legal opinions, addressed to the Senior Secured Parties, and each in form and substance reasonably satisfactory to the Administrative Agent, covering customary matters and matters reasonably requested by the Administrative Agent that in each such case were not addressed in the opinions delivered on the Closing Date:

(i)
the opinion of Latham & Watkins LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as New York counsel to the Loan Parties (and covering customary matters under Delaware law);

(ii)
in the case of the initial Funding of the Construction Loans for the Stockton Plant or the Brawley Plant, the opinion of Latham & Watkins LLP (or such other legal counsel reasonably acceptable to the Administrative Agent), as California counsel to the Borrowers (covering, among other matters, the applicable Mortgage and customary permitting opinions for the applicable Plant);

(iii)
in the case of the initial Funding of the Construction Loans for the Burley Plant, the opinion of Idaho counsel to the Loan Parties reasonably satisfactory to the Administrative Agent (covering, among other matters, the Burley Deed of Trust and customary permitting opinions for Burley); and

(iv)
if reasonably requested by the Administrative Agent, opinions of reasonably acceptable counsel to the Major Project Parties that are parties to the Project Documents identified on Schedule 6.02(e)(iv) relating to the Plant whose initial Funding has been requested and with respect to which a Consent has been delivered.

(m) Project Documents; Contracts; Consents.

(i)
The Administrative Agent shall have received a copy of each Project Document, and each amendment thereto, for the Plant with respect to which such Funding is requested that has been entered into after the Closing Date (which shall include the Pacific Ethanol Guarantees for the applicable Project Documents for such Greenfield Plant), each of which shall be in full force and effect and shall have been approved by the required Project Document Approval Level.

(ii)
The Administrative Agent shall have received a true, correct and complete copy (certified as such by such Borrower) of each agreement evidencing Contractual Obligations of such Borrower or otherwise relating to such Plant reasonably requested by, and not previously delivered to, the Administrative Agent.

(iii)
The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of such Borrower certifying that (A) the copies of each document delivered pursuant to Section 6.04(m)(i) and (ii) are true, correct and complete copies of such documents, (B) such documents are in full force and effect and no term or condition of any such Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Project Document delivered pursuant to Section 6.04(m)(i), and each other Project Document then in effect and relating to the Plant with respect to which such Funding is requested, that are required to be satisfied on or before the date of such requested Funding, if any, have been satisfied, or waived by the parties thereto, and (D) no material breach, material default or material violation by any Borrower, or to the knowledge of each Borrower, any Major Project Party under any such Project Document described in clause (C) has occurred and is continuing.

(iv)
The Administrative Agent shall have received a Consent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Project Document, for the Plant with respect to which such Funding is requested, identified on Schedule 6.02(e)(iv) (which, in the case of Consents from non-Affiliate Project Parties, may be delivered on or before the Funding Date).

(n) Construction Contract Schedules.  The Administrative Agent shall have received (i) a copy of each Work Schedule provided for in any Construction Contract for the Plant with respect to which such Funding is requested and (ii) a copy of each Schedule of Values provided for in any such Construction Contract, in each such case in form and substance reasonably satisfactory to the Independent Engineer and the Administrative Agent and certified by an Authorized Officer of the Borrowers' Agent.

(o) Option.  With respect to the Brawley Site or the Burley Site, the Administrative Agent shall have received satisfactory evidence from the Borrower whose Plant is the subject of such requested Funding that the option under the Brawley Option Agreement and/or the Burley Option Agreement, as the case may be, has been duly exercised and the Borrower owns good and marketable title to the Brawley Site and/or the Burley Site.

(p) Governmental Approvals.  The Borrower whose Plant is the subject of such requested Funding shall have all Necessary Project Approvals required as of the date of such requested Funding for its Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of such Borrower certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for such Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for such Plant.

(q) Process Agent.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, acceptances from the Process Agent appointed under each additional Financing Document delivered as a condition to such requested Funding pursuant to which a Process Agent is required to be appointed.

(r) Burley Site Assessment.  With respect to the first Funding for the Burley Plant, the Administrative Agent shall have received an Environmental Site Assessment Report for the Site for such Plant, accompanied by a corresponding reliance letter (to the extent such report does not permit reliance thereon by the Lenders), each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (provided that any Lender who does not object to a request for approval of such report and such reliance letter within fifteen (15) days following receipt by such Lender of such written request for approval and a copy of such report and such reliance letter shall be deemed to have given its approval, and provided that such written request specifies that any Lender who fails to respond within such time period shall be deemed to have approved such request).

Section 6.05 Conditions to All Greenfield Plant Construction Loan Fundings.  In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the obligation of each Tranche A Lender to make available each Funding of its Construction Loans for the Greenfield Plants, and the release of any Construction Loan funds deposited in or standing to the credit of the Escrow Account for transfer to the applicable Greenfield Plant Construction Account, shall be subject to the fulfillment of the following conditions precedent.

(a) Madera and Boardman Fundings.  Each of the Madera Funding and the Boardman Funding shall have occurred.

(b) Funding Notice.  The Administrative Agent shall have received a Funding Notice, as required by and in accordance with Section 2.05 (Notice of Fundings), together with each of the documents described below (for each Plant with respect to which a Funding is then being requested):

(i)
to the extent requested by the Independent Engineer, all invoices for Project Costs with respect to which such Funding is requested, each of which shall be certified as true, correct and complete by the Borrowers' Agent and the relevant Construction Contractor and substantiated by the Independent Engineer;

(ii)
conditional sworn Lien waiver statements in form and substance reasonably satisfactory to the Administrative Agent and the Independent Engineer evidencing receipt of payment by each Construction Contractor, subcontractors, and all other Persons who were paid from the proceeds of the then-last preceding Funding for the relevant Plant (which may exclude Lien waiver statements for amounts less than one million Dollars ($1,000,000) on an aggregate basis); provided, that if there has been no such then-last preceding Funding, such Lien waiver statements shall evidence receipt of all payments made prior to the date thereof, or then due and payable, by the Borrowers to each Construction Contractor and all subcontractors and all other Persons (which may exclude Lien waiver statements for amounts less than one million Dollars ($1,000,000) on an aggregate basis).  Such Lien waiver statements shall (A) be dated on or about the date of the Funding Notice (or, if earlier, on or about the date that the relevant construction work was completed) and (B) cover all work done and all sums received through the date of the then-last preceding Funding for the relevant Plant (or if there has been no such then last preceding Funding to make payments to a particular Construction Contractor or other payee, the date hereof).  Each such Lien waiver statement shall be certified as true, correct and complete by the Borrowers' Agent and shall be verified by the Independent Engineer;

(iii)
a list of all Change Orders for such Plant to the date of such Funding Notice identifying those Change Orders for such Plant, identifying those Change Orders that were not previously submitted to the Administrative Agent, together with a statement by the Borrowers' Agent that copies of the same have been submitted to the Independent Engineer prior to the date of such Funding Notice and a list of all contemplated Change Orders for such Plant that have not yet been entered into, together with confirmation that each such Change Order (other than any contemplated Change Order which has not been agreed to by the relevant Borrower) is in compliance with Section 7.02(m)(iii) (Negative Covenants – Project Documents); and

(iv)
to the extent requested by the Independent Engineer or the Administrative Agent, evidence (which shall include the Lien waiver statements required under Section 6.05(b)(iii) and a detailed receipt for payments itemized by Line Item in the Construction Budget for such Plant) reasonably satisfactory to the Independent Engineer that the full amount of the proceeds of the then-last preceding Funding for such Plant has been paid out by the Borrowers or the Construction Contractors to the Persons with respect to whom such Funding proceeds were disbursed and otherwise in accordance with this Agreement; provided that if there has been no such then-last preceding Funding for such Plant, such evidence shall (if requested by the Administrative Agent or the Independent Engineer) confirm receipt of all payments due and payable with respect to such Plant by the Borrowers to the Construction Contractors, all subcontractors and all other Persons since the date hereof.

(c) Independent Engineer's Certification.  The Administrative Agent shall have received an Independent Engineer's Certificate in respect of such Funding Notice, reasonably satisfactorily completed and duly executed by the Independent Engineer, and confirming that (i) the Commercial Operation Date for such Plant is capable of being completed on or before the Conversion Date Certain and (ii) sufficient funds remain available to the Borrowers, including under this Agreement and under the Sponsor Support Agreement, to complete such Plant in accordance with the applicable Construction Schedule and the Transaction Documents, and any exceptions set forth on the Exhibits thereto shall be reasonably satisfactory to the Required Lenders.

(d) Title Insurance.  With respect to such Plant, the Administrative Agent shall have received (on or before the date of such requested Funding) an ALTA 122 Endorsement to the Title Insurance Policy relating to such Plant.

Section 6.06 Conditions to Greenfield Plant Top-Up Funding.  In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the obligation of each Tranche A Lender to make available each Greenfield Plant Top-Up Funding shall be subject to the fulfillment of the following conditions precedent.

(a) Commercial Operations.  The Commercial Operation Date for the relevant Plant shall have occurred.

(b) Operating Budget.  The Administrative Agent shall have received an Operating Budget for the relevant Plant for the remaining months of the then-current calendar year, which budget shall be reasonably satisfactory to the Administrative Agent and the Independent Engineer.

(c) Title Insurance.  With respect to the Greenfield Plant whose Excess Construction Loan Commitments are requested to be drawn, the Administrative Agent shall have received (on or before the date of the requested Funding) an ALTA 122 Endorsement to the Title Insurance Policy relating to such Plant.

Section 6.07 Conditions to Term Loan Funding.  In addition to the conditions set forth in Section 6.08 (Conditions to All Fundings), the obligation of each Lender to make its Term Loans shall be subject to the fulfillment of the following conditions precedent.

(a) Term Notes.  Each requesting Construction/Term Lender shall have received a Term Note payable to such Lender in the amount of such Lender's Term Loan Commitment, duly executed by each Borrower and otherwise complying with the provisions of Section 2.07 (Evidence of Indebtedness).

(b) Construction Loan Payoff.  All of the Construction Loans shall have been or shall simultaneously be repaid with the proceeds of such Term Loans.

(c) Commercial Operation Date.  The Commercial Operation Date for each Plant whose owner has not been released pursuant to Section 7.04 (Release of Borrower) shall have occurred.

(d) Insurance.  The Administrative Agent shall have received binders or certificates evidencing the commitment of insurers to provide the insurance policies required by Section 7.01(h) (Affirmative Covenants - Insurance), together with evidence of the payment of all premiums then due and payable in respect of such insurance policies and a certificate of the Borrowers' insurance broker (or insurance carrier) certifying that all such insurance policies are in full force and effect, and the Administrative Agent shall have received a certificate of the Insurance Consultant in substantially the form of Exhibit 6.01(k) with respect thereto.

(e) Title Insurance.  The Administrative Agent shall have received (on or before the date of the requested Funding) an ALTA 122 Endorsement to each Title Insurance Policy.

(f) Security.  The Administrative Agent shall have received evidence that (i) the Collateral Agent continues to have a perfected first priority security interest in all right, title and interest of each Borrower and the Pledgor in and to the Collateral prior to all other Liens thereon and subject only to Permitted Liens, and (ii) all Governmental Approvals that are necessary or desirable in order to establish, protect, preserve and perfect the Collateral Agent's Liens have been duly made or taken and are in full force and effect.

(g) Operating Budget and Plan.  The Administrative Agent shall have received a copy of the then-current Operating Budget for the Project, which shall include all Plants which respect to which any Fundings have been disbursed, in form and substance reasonably satisfactory to the Administrative Agent.

(h) Project Accounts.  The Project Accounts shall continue to be maintained in accordance with this Agreement and shall contain all amounts, if any, required to be deposited therein as of the Conversion Date, including the amount on deposit in or standing to the credit of the Debt Service Reserve Account which shall be at, or shall be funded on the Conversion Date up to, a level no less than fifty percent (50%) of the Debt Service Reserve Requirement.

(i) Legal Opinions.  The Administrative Agent shall have received (on or before the date of such requested Funding) legal opinions from counsel to the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent, addressing those matters relating to the Project, the Transaction Documents and the transactions contemplated therein, and the Collateral as are customarily provided in connection with "term conversions" and as the Administrative Agent may reasonably request.

Section 6.08 Conditions to All Fundings.  The obligation of each Lender to make available each Funding of its Loans (including the release of any Tranche B Construction Loan funds deposited into or standing to the credit of the Escrow Account for transfer to any Construction Account), the occurrence of the Closing Date and the issuance of any Letter of Credit, shall be subject to the fulfillment of the following conditions precedent.

(a) Funding Notice.  The Administrative Agent shall have received a duly executed Funding Notice (except in connection with the occurrence of the Closing Date or the issuance of a Letter of Credit), as required by and in accordance with Section 2.05 (Notice of Fundings), which shall certify that:

(i)
the Borrowers are in compliance with all conditions set forth in this Section 6.08, and each other applicable Section of this Article VI, on and as of the proposed Funding Date, before and after giving effect to such Funding and to the application of the proceeds therefrom (provided that, to the extent reasonably acceptable to the Administrative Agent, such compliance may be demonstrated by the Borrowers' delivery of certain conditions to the relevant Funding, as identified in such Funding Notice, to the Administrative Agent to be held in escrow until the Funding Date);

(ii)
all Funding Representations and Warranties made by each of the Borrowers, the Pledgor and Pacific Ethanol in this Agreement and each of the Financing Documents to which it is a party are true and correct in all material respects on and as of such Funding Date (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to such Funding and to the application of the proceeds therefrom; and

(iii)	since September 30, 2006, no Material Adverse Effect has occurred and is continuing.

(b) Government Approvals.  Pacific Holding and each other Borrower with respect to whose Plant a Funding is being requested shall have all Necessary Project Approvals required as of the date of such requested Funding for such Plant, and the Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the relevant Borrowers certifying that (i) attached to such certificate are true, correct and complete copies of each such Necessary Project Approval not previously delivered to the Administrative Agent, (ii) each such Necessary Project Approval is in full force and effect and is final and Non-Appealable, (iii) all Necessary Project Approvals required for such Plant at a later date will be obtained in due course prior to the time when needed, and (iv) each applicable Governmental Approvals Update Schedule accurately identifies all Necessary Project Approvals necessary for such Plant.

(c) No Default or Event of Default.  No Event of Default or Funding Default has occurred and is continuing, or would result from such Funding.

(d) No Litigation.

(i)
No action, suit, proceeding or investigation shall have been instituted or threatened against any of Pacific Holding, the Pledgor, or any Plant or Borrower with respect to whose Plant any Funding has been made or is being requested that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

(ii)
no action, suit, proceeding or investigation shall have been instituted or threatened against any Project Party that is party to any Project Document with Pacific Holding or that relates to any Borrower or Plant with respect to which a Funding has been made or is being requested that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(e) Abandonment, Taking, Total Loss.  (i) No Event of Abandonment or Event of Total Loss shall have occurred and be continuing with respect to any Plant for which a Funding is being requested, (ii) no Event of Taking relating to any Equity Interests in Pacific Holding or any other Borrower with respect to which any Funding is being requested shall have occurred and be continuing, or (iii) no Event of Taking with respect to a material part of any Plant with respect to which any Funding is being requested shall have occurred.

(f) Fees; Expenses.  The Administrative Agent shall have received for its own account, or for the account of each Lender and Agent entitled thereto, all fees due and payable as of the date of such Funding pursuant to Section 3.13 (Fees), and all costs and expenses (including reasonable and documented costs, fees and expenses of legal counsel) for which invoices have been presented.

(g) Working Capital Loan Fundings.  With respect to the Funding of any Working Capital Loan (other than those resulting from a draw on a Letter of Credit):

(i)
The Administrative Agent shall have received a duly executed Funding Notice, as required by and in accordance with Section 2.05 (Notice of Fundings), accompanied by certified evidence of the Working Capital Expenses with respect to which such Funding has been requested.  For the purposes of this Section 6.08(g), on and after the Conversion Date (or, if earlier, the Conversion Date Certain) any reference in this Section 6.08 to (i) "each Plant with respect to which such Funding is requested" (or any similar reference) shall be deemed to be a reference to all Plants with respect to which any Funding has (since the date hereof) been made or is being requested, (ii) a "Funding Default" shall be deemed to be a reference to a "Default", and (iii) a "Funding Representation and Warranty" shall be deemed to be a reference to a "representation and warranty".

(ii)
From and after Commercial Operation Date for the relevant Plant, the Administrative Agent shall have received the most recent Borrowing Base Certificate required to be delivered pursuant to Section 7.03(n) (Reporting Requirements), executed by the Borrowers' Agent, together with supporting schedules, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII

COVENANTS

Section 7.01 Affirmative Covenants.  Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each of the Borrowers will perform the obligations set forth in this Section 7.01 applicable to it.

(a) Compliance with Laws.  Each Borrower shall comply in all material respects with all Laws (other than Environmental Laws) applicable to it or to its business or property.

(b) Environmental Matters.

(i)
The Borrowers shall (A) comply in all material respects with all Environmental Laws, (B) keep the Project free of any Lien imposed pursuant to any Environmental Law, (C) pay or cause to be paid when due and payable by any Borrower any and all costs required in connection with any Environmental Laws, including the cost of identifying the nature and extent of the presence of any Materials of Environmental Concern in, on or about the Project or on any real property owned or leased by any Borrower or on the Mortgaged Property, and the cost of delineation, management, remediation, removal, treatment and disposal of any such Materials of Environmental Concern, and (D) use their best efforts to ensure that no Environmental Affiliate takes any action or violates any Environmental Law that could reasonably be expected to result in an Environmental Claim.

(ii)
The Borrowers shall not use or allow the Project to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Materials of Environmental Concern other than in compliance in all material respects with Environmental Laws.

(c) Operations and Maintenance.  On and after the date of the initial Funding Notice with respect to any Plant, the applicable Borrower shall own, construct, operate and maintain (or cause to be operated and maintained) each such Plant in all material respects in accordance with (i) the terms and provisions of the Transaction Documents, (ii) all applicable Governmental Approvals and Laws and (iii) Prudent Ethanol Operating Practice.

(d) Construction and Completion of Project; Maintenance of Properties.

(i)
On and after the date of the initial Funding Notice with respect to any Plant, the applicable Borrower shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, all of its material properties and equipment related to each such Plant that are necessary or useful in the proper conduct of its business.

(ii)
On and after the date of the initial Funding Notice with respect to each Plant, and except as required in connection with the construction of the Project, the Borrowers shall not permit any such Plant or any material portion thereof to be removed, demolished or materially altered, unless such material portion that has been removed, demolished or materially altered has been replaced or repaired as permitted under this Agreement.

(iii)
On and after the date of the initial Funding Notice, Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall do or cause to be done all things necessary to preserve and keep in full force and effect (A) its limited liability company existence and (B) its material patents, trademarks, trade names, copyrights, franchises and similar rights.

(e) Payment of Obligations.  Each Borrower shall pay and discharge as the same shall become due and payable (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (A) unless the same are subject to a Contest or (B) other than the nonpayment of immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due, (ii) all of its obligations and liabilities under its Contractual Obligations (other than any such failure that could not reasonably be expected to have a Material Adverse Effect and that would not otherwise result in an Event of Default) and (iii) all lawful claims that, if unpaid, would by law become a Lien upon its properties (other than Permitted Liens), unless the same are subject to a Contest.

(f) Governmental Approvals.  On and after the date of the initial Funding Notice, Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall maintain in full force and effect, in the name of the relevant Borrower, all Necessary Project Approvals and obtain all Deferred Approvals (all of which shall be reasonably satisfactory to the Administrative Agent) prior to the time it is required to be obtained hereunder, including as set forth on Part B of any Governmental Approvals Update Schedule, but in any event no later than the date required to be obtained under applicable Law (other than any such failure to maintain or obtain that could not reasonably be expected to have a Material Adverse Effect on the relevant Borrower or Plant).

(g) Use of Proceeds and Cash Flow.

(i)
Except in the case of Excess Construction Loan Commitments (A) all proceeds of the In-Progress Plant 1 Construction Loans and the In-Progress Plant 2 Construction Loans shall be applied to (1) fund that portion of the Debt Service Reserve Requirement required to be funded with such Loans (which amount shall be agreed upon by the Administrative Agent and the Borrowers' Agent, acting reasonably, prior to the Funding Date for such Plant and is intended to represent fifty percent (50%) of the Debt Service Reserve Requirement allocable to the Loans for such Plant following the Conversion Date) and (2) to Project Costs for the Greenfield Plants and (B) all proceeds of the Greenfield Plant Construction Loans shall be applied to Project Costs (or, in the case of Sponsor Support Reimbursement Fundings, for reimbursement of Project Costs) for the Greenfield Plant with respect to which such Funding was requested.  All Loans proceeds shall be applied in accordance with the Funding Notice pursuant to which such Loans were funded.

(ii)	All proceeds of the Greenfield Plant Top-Up Fundings shall be applied to Project Costs, Required Equity Contributions or otherwise as permitted under this Agreement.

(iii)	All proceeds of the Term Loans shall be applied to repay the Construction Loans.

(iv)	All proceeds of Working Capital Loans (other than those resulting from a draw on a Letter of Credit) shall be applied to Working Capital Expenses.

(v)	All proceeds of the Required Equity Contributions shall be applied to Project Costs.

(vi)	The Borrowers shall cause all Cash Flow, Insurance Proceeds and Condemnation Proceeds to be applied in accordance with Article VIII (Project Accounts).

(h) Insurance.  Without cost to any Senior Secured Party, on and after the date of the initial Funding Notice for each Plant, the applicable Borrower shall at all times obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance listed and described on Schedule 7.01(h), in accordance with the terms and provisions set forth therein for each such Plant and the applicable Borrower, and shall obtain and maintain in all material respects such other insurance as may be required pursuant to the terms of any Transaction Document.  In the event the Borrowers fail to take out or maintain the full insurance coverage required by this Section 7.01(h), the Administrative Agent may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same.  All amounts so advanced by the Administrative Agent shall become an Obligation and the Borrowers shall forthwith pay such amounts to the Administrative Agent, together with interest from the date of payment by the Administrative Agent at the Default Rate.

(i) Books and Records; Inspections.  Each Borrower shall keep proper books of record and account in which complete, true and accurate entries in conformity with GAAP and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of such Borrower, and shall maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower.  Each Borrower shall keep books and records separate from the books and records of any other Person (including any Affiliates of the Borrowers) that accurately reflect all of its business affairs, transactions and the documents and other instruments that underlie or authorize all of its limited liability company actions.  On and after the date of the initial Funding Notice (other than the Funding Notice requesting the Tranche B Escrow Disbursement), Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall permit officers and designated representatives of the Administrative Agent or Consultant to visit and inspect any of the properties of such Borrower (including the respective Plant), to examine its limited liability, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its members, managers, directors, officers and independent public accountants, all at the expense of the Borrowers (provided that so long as no Default or Event of Default has occurred and is continuing, such visits or inspections shall be at the expense of the Borrowers only once per Quarterly Period for each such Person) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided that if a Default or Event of Default has occurred and is continuing, any Agent, or Consultant (or, in the case of any Event of Default, any Lender) (or any of their respective officers or designated representatives) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

(j) Operating Budgets.

(i)
The Borrowers shall, not later than thirty (30) days before the Commercial Operation Date for any Plant, adopt an Operating Budget with respect to such Plant and an updated aggregate Operating Budget for the Project from such date to the conclusion of the calendar year immediately following the then-current calendar year and provide a copy of such operating plan and budget at such time to the Administrative Agent.

(ii)
No less than sixty (60) days in advance of the beginning of each calendar year with respect to each Plant that has achieved its Commercial Operation Date, the Borrowers shall similarly adopt an operating plan and a budget setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses and Maintenance Capital Expenses for the ensuing two (2) calendar years for each Plant that has achieved its Commercial Operation Date and an aggregate operating plan and budget for the Project and provide a copy of each such operating plan and budget at such time to the Administrative Agent.  (Each such operating plan and budget is herein called an "Operating Budget").

(iii)
Each Operating Budget shall include the same items and detail as provided in the Financial Model and be prepared in accordance with a form similar to the Madera Operating Budget delivered on the Closing Date (or a form otherwise approved by the Administrative Agent) and shall become effective upon approval of the Administrative Agent (acting in consultation with the Consultants if the Administrative Agent reasonably determines that such consultation is necessary or desirable).  The Administrative Agent's approval of such updated Operating Budgets shall not be unreasonably withheld or delayed.

(iv)
If the Borrowers have not adopted an annual Operating Budget covering the applicable two-year period for each Plant that has achieved its Commercial Operation Date and for the Project before the beginning of any calendar year following the Madera Funding or any Operating Budget adopted by the Borrowers has not been accepted by the Administrative Agent before the beginning of any upcoming calendar year, the Operating Budget for each relevant Plant for the preceding calendar year shall, until the adoption of an annual Operating Budget by the Borrowers and acceptance of such Operating Budget by the Administrative Agent, be deemed to be in force and effective as the annual Operating Budget for such Plant for such upcoming calendar year; provided that if the initial Operating Budget for any Plant is not approved by the Administrative Agent, the Borrowers may use a budget for such Plant that is consistent with the Financial Model until an initial Operating Budget is approved, and the Borrowers shall work diligently to prepare an initial Operating Budget for each Plant that is acceptable to the Administrative Agent.

(v)
If either the actual Operation and Maintenance Expenses or Maintenance Capital Expenses for any Fiscal Quarter is in excess of the applicable Permitted Operating Budget Deviation Levels, the Borrowers may deliver to the Administrative Agent and the Consultants a proposed updated Operating Budget(s), which shall be subject to approval by the Administrative Agent.  Such proposed updated Operating Budget(s) shall not become effective until approved by the Administrative Agent.

(vi)	Each Operating Budget delivered to the Administrative Agent pursuant to this Section 7.01(j) shall be accompanied by a memorandum addressing all material deviations from the Financial Model.

(k) Performance Tests.

(i)
The Administrative Agent and the Independent Engineer have the right to witness and verify any Performance Tests.  The Borrowers shall give the Administrative Agent and the Independent Engineer notice regarding each proposed Performance Test no less than five (5) Business Days prior to any Performance Test.  If, upon completion of any Performance Tests, the Borrowers have decided to use such Performance Tests as the basis for declaring the Commercial Operation Date for any Plant, they shall so notify the Administrative Agent and the Independent Engineer and shall deliver a copy of all test results supporting the results of such Performance Test, accompanied by supporting data and calculations including a report that indicates the Borrowers' preliminary opinions as to results the Performance Tests (each a "Performance Test Report") and the Independent Engineer will, upon a thorough review of such Performance Test Report, certify in writing to the Administrative Agent, within five (5) Business Days of the receipt of such Performance Test Report, the results of the Performance Tests and confirming that such Performance Tests were performed in accordance with applicable ethanol industry standards or deliver a report to the Administrative Agent and the Borrowers' Agent setting forth in reasonable detail any objections of the Independent Engineer to such Performance Test Report.  If any such valid objections are made, then the Borrowers shall be permitted to address such objections to the reasonable satisfaction of the Independent Engineer or conduct additional Performance Tests in accordance with this Section 7.01(k).

(ii)	Each Performance Test shall be conducted in accordance with the Approved Performance Test Protocols.

(l) Project Documents.

(i)
On and after the Closing Date, Pacific Holding and each other Borrower with respect to whose Plant a Funding has been made or is being requested shall maintain in full force and effect, shall defend their material rights and shall exercise all material rights, discretion and remedies under each Project Document to which it is a party, if any, in accordance with its terms and in a manner consistent with (and subject to) such Borrower's obligations under the Financing Agreements; provided, that the relevant Borrower(s) shall not be required to undertake any enforcement actions against any Project Party pursuant to this Section 7.01(l)(i) that, in the Borrowers' reasonable business judgment, is not necessary or advisable, unless otherwise instructed by the Administrative Agent, acting reasonably.

(ii)
On and after the Closing Date, promptly upon execution of any Project Document by Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested, the Borrowers shall deliver to the Administrative Agent certified copies of such Project Document and, if reasonably requested by the Administrative Agent, any Ancillary Documents related thereto.

(iii)
If, at any time, the Madera DG Offtake Agreement is scheduled to expire in accordance with its terms within ninety (90) days or less, the Borrower shall ensure that a replacement contract, on terms and conditions reasonably satisfactory to the Administrative Agent, is entered into with a counterparty reasonably acceptable to the Administrative Agent, no less than thirty (30) days prior to its expiration (it being acknowledged that an agreement with Pacific Ag Products on terms and conditions substantially similar to the DG Offtake Agreement for the Boardman Plant shall be deemed to be satisfactory).

(iv)
No Borrower shall, without the prior approval of the Administrative Agent, agree to extend the period of time provided for pick-up and taking of (A) ethanol provided for in Section 2.2 of each Ethanol Offtake Agreement with Kinergy or (B) Distillers Grains provided for in Section 2.2 of each DG Offtake Agreement with Pacific Ag Products.

(m) Preservation of Title; Acquisition of Additional Property.

(i)
The provisions of this Section 7.01(m)(i) shall apply to Pacific Holding and to each other Borrower with respect to whose Plant a Funding has been made or is being requested.  On and after the date of the initial Funding Notice (other than the Funding Notice requesting the Tranche B Escrow Disbursement), and subject to Section 7.02(f)(vii) (Negative Covenants – Asset Dispositions) with respect to the Storage Facilities, the Borrowers shall preserve and maintain (A) good, marketable and insurable fee interest in each Site (excluding the Leased Premises) and valid easement interest to its easement interest in each Site (excluding the Leased Premises), (B) a good, legal and valid leasehold interest in the Leased Premises, and (C) good, legal and valid title to all of its other respective material properties and assets, in each case free and clear of all Liens other than Permitted Liens.  If any Borrower shall at any time acquire any real property or leasehold or other interest in real property (including, to the extent reasonably requested by the Administrative Agent, with respect to any material easement or right-of-way not covered by any Mortgage), such Borrower shall promptly upon such acquisition, execute, deliver and record a supplement to the relevant Mortgage, reasonably satisfactory in form and substance to the Administrative Agent, subjecting such real property or leasehold or other interest to the Lien and security interest created by such Mortgage.  If reasonably requested by the Administrative Agent, the Borrowers shall obtain an appropriate endorsement or supplement to, as applicable, the Title Insurance Policy insuring the Lien of the Security Documents in such additional property, subject only to Permitted Liens.

(ii)
Prior to the acquisition or lease of any such additional real property interests (other than easements that do not involve soil disturbance), the Borrowers shall deliver to the Administrative Agent an Environmental Site Assessment Report(s) with respect to such real property (if, in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, such Environmental Site Assessment Report(s) with respect to such real property interests is warranted), in each case, along with a corresponding reliance letter from the consultant issuing such report(s) (to the extent such report(s) does not permit reliance thereon by the Lenders).  Each such environmental report shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n) Maintenance of Liens; Creation of Liens on Newly Acquired Property.

(i)
On and after the date of the initial Funding Notice (other than the Funding Notice requesting the Tranche B Escrow Disbursement), the applicable Borrowers shall take or cause to be taken all action necessary or desirable to maintain and preserve the Lien of the Security Documents that have been executed as of such date and the first-ranking priority thereof.

(ii)
On and after the date of the initial Funding Notice for each Plant (or in the case of Pacific Holding, the initial Funding), the applicable Borrowers shall take all actions required to cause each Additional Project Document relating to such Plant (or to which Pacific Holding is a party) to be or become subject to the Lien of the Security Documents (whether by amendment to any Security Agreement or otherwise).

(iii)
Simultaneously with the making of any investment in Cash Equivalents, Pacific Holding (after the Closing Date) and each other Borrower (after the initial Funding Date for such Borrower's Plant) shall take or cause to be taken all actions to require such Cash Equivalent in the Project Accounts or any Local Account with respect to which a Blocked Account Agreement has been entered into to be or become subject to a first priority perfected the Lien in favor of the Senior Secured Parties.

(o) Certificate of Formation.  Each Borrower shall observe in all material respects all of the separateness and other provisions and procedures of its certificate of formation and Borrower LLC Agreement.

(p) Separateness.  Each Borrower shall comply at all times with the separateness provisions set forth on Schedule 5.23.

(q) Further Assurances.  Upon written request of the Administrative Agent, the Borrowers shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including UCC financing statements and UCC continuation statements):

(i)	that are necessary or advisable for compliance with Section 7.01(n)(i) (Affirmative Covenants - Maintenance of Liens; Creation of Liens on Newly Acquired Property);

(ii)	for the purposes of ensuring the validity and legality of this Agreement or any other Financing Document and the rights of the Lenders and the Agents hereunder or thereunder; and

(iii)	for the purposes of facilitating the proper exercise of rights and powers granted to the Lenders or the Agents under this Agreement or any other Financing Document.

(r) First Priority Ranking.  The Borrowers shall cause their payment obligations with respect to the Loans to constitute direct senior secured obligations of each Borrower and to rank no less than pari passu in priority of payment, in right of security and in all other respects to all other Indebtedness (other than as contemplated by Sections 8.08(b) and (c) (Revenue Account) with respect to payment priorities) of the Borrowers.

(s) Quarterly Calculations.

(i)
Not more than three (3) Business Days prior to each Quarterly Payment Date, the Borrowers shall provide to the Administrative Agent a calculation of the Debt Service Reserve Requirement, certified by a Financial Officer of the Borrowers' Agent.

(ii)
Not more than three (3) Business Days prior to each Quarterly Payment Date on which there are funds standing to the credit of the Prepayment Holding Account, the Borrowers shall calculate the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, and shall provide written evidence to the Accounts Bank of such calculations certified by a Financial Officer of the Borrowers' Agent.  Each such calculation shall be subject to review by the Administrative Agent.

(t) Interest Rate Protection Agreement.  From the date of the initial Funding Notice for each Plant (other than the Funding Notice requesting the Tranche B Escrow Disbursement), the Borrowers shall have in place Interest Rate Protection Agreements with respect to at least fifty percent (50%) of the aggregate principal amount of all Loans projected to be outstanding with respect to each such Plant (or, after the Conversion Date, with respect to the Term Loans) from time to time; provided, that the Borrowers may not enter into Interest Rate Protection Agreements for notional amounts, in the aggregate at the time of the execution thereof, in excess of the aggregate principal amount of the Construction Loans or Term Loans, as applicable, outstanding on the date of such transaction.

(u) Surveys.  The Borrowers shall deliver to the Administrative Agent a reasonably satisfactory as-built Survey for each Plant within ninety (90) days following Final Completion for such Plant, which Survey shall show that such Plant has all real property interests required by the Financing Documents and shall show no Liens other than Permitted Liens.

(v) Commodity Hedging Programs.  On or before the Closing Date, the Administrative Agent has received a master Commodity Risk Management Plan for the Project which has been approved by the Administrative Agent.  The Borrowers may, from time to time, amend such Commodity Risk Management Plant; provided that any material changes thereto shall require the prior written approval of the Administrative Agent.

(w) Debt Service Reserve.  The Borrowers shall ensure that the Debt Service Reserve Account is fully funded to the required amount within one (1) year following the Conversion Date.

(x) The Commercial Operation Date.  The Borrowers shall cause the Commercial Operation Date for each Greenfield Plant with respect to which a Funding has been made to occur on or before the Conversion Date Certain.

(y) Final Completion.  The Borrowers shall cause Final Completion for each Plant with respect to which a Funding has been made to occur on or before the date that is (i) in the case of the Madera Plant and the Boardman Plant, one hundred twenty (120) days after such Plant has achieved its Commercial Operation Date and (ii) in the case of each of the Greenfield Plants, ninety (90) days after such Plant shall have achieved its Commercial Operation Date.

Section 7.02 Negative Covenants.  Each Borrower agrees with each Agent and each Lender that, until the Discharge Date, each of the Borrowers will perform the obligations set forth in this Section 7.02 applicable to it.

(a) Restrictions on Indebtedness of the Borrowers.  The Borrowers will not create, incur, assume or suffer to exist any Indebtedness except:

(i)	the Obligations;

(ii)	Indebtedness under the Permitted Commodity Hedging Arrangements;

(iii)
to the extent constituting Indebtedness, contingent obligations under or in respect of performance bonds, bid bonds, appeal bonds, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred in the ordinary course of business and otherwise permitted under this Agreement and not in connection with Indebtedness for borrowed money, with respect to bonds, in an aggregate amount not to exceed two million Dollars ($2,000,000) at any one time outstanding;

(iv)
to the extent constituting Indebtedness, Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of its incurrence and the aggregate amount of all such Indebtedness does not exceed, at any time, one hundred thousand Dollars ($100,000);

(v)
Capitalized Lease Liabilities with respect to office equipment with payments in any Fiscal Year, taken in the aggregate for the Project, in an amount not to exceed two million Dollars ($2,000,000) and, with respect to each Plant, in an aggregate amount not to exceed four hundred thousand Dollars ($400,000);

(vi)	Indebtedness in the nature of any Guaranty of any Borrower made on behalf of any other Borrower, to the extent the underlying guaranteed obligation is permitted under the Financing Documents; and

(vii)	Project Company Subordinated Debt in an amount not to exceed, in the aggregate, fifty million Dollars ($50,000,000) and which shall, in all cases, be unsecured.

(b) Liens.  No Borrower shall create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including its Equity Interests), whether now owned or hereafter acquired, except:

(i)	Liens in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents;

(ii)	Liens for taxes, assessments and other governmental charges that are not yet due or the payment of which is the subject of a Contest;

(iii)
Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business (A) for sums not yet due or the payment of which is the subject of a Contest, (B) with respect to any Plant with respect to which no Funding has been made or is being requested, with respect only to sums that are not past due more than sixty (60) days or (C) otherwise during the construction period for any Plant, in amounts not in excess of one million Dollars ($1,000,000) in the aggregate for sums that are not more than sixty (60) days past due; provided that the applicable Title Insurance Policies remain free from mechanics' liens exceptions as contemplated by the ALTA 122 Endorsement;

(iv)
minor defects or irregularities in title and similar matters if the same do not materially detract from the operation or use of such property in the ordinary conduct of the business of the applicable Borrower, including any such exceptions and encumbrances which are approved by the Administrative Agent (including pursuant to the title commitment and survey conditions precedent set forth in Sections 6.01(r) (Conditions to Closing - Title Insurance) and 6.04(f) (Conditions to First Funding for Each Greenfield Plant - Title Insurance));

(v)
cash collateral for bonds permitted under Section 7.02(a)(iii) (Negative Covenants - Restrictions on Indebtedness of the Borrowers) or otherwise, but only to the extent that the amount of such cash collateral is below the minimum issuance amount for Letters of Credit as provided in Section 2.04(b) (Letters of Credit) and provided that such cash collateral does not exceed two million Dollars ($2,000,000) in the aggregate and, with respect to cash collateral other than in connection with such bonds, one million Dollars ($1,000,000) in the aggregate;

(vi)
Liens arising with respect to a Local Account for which a Blocked Account Agreement has been entered into or otherwise arising by virtue of any statutory or common law provisions relating to banker's liens, rights of set-off or similar rights; provided that such Liens either (A) are subordinated to the Liens of the Senior Secured Parties or (B) with respect only to Local Accounts for which a Blocked Account Agreement has been entered into, are in an aggregate total amount not in excess of one hundred thousand Dollars ($100,000);

(vii)	easements granted by any Borrower to any utility serving such Borrower's Plant as required for the construction or operation of such Plant; provided, that in each such case:

(A)	such easement will not adversely affect the costs under any Construction Contract or any other Project Costs;

(B)	such easement will not adversely affect the operations of any Plant; and

(C)	such easement has been approved by the Independent Engineer;

(viii)
with the prior written approval of the Independent Engineer and the Administrative Agent, licenses or leases of a portion of the Site for any Plant; provided, that such license or lease could not reasonably be expected to have any adverse impact on the construction or operations of such Plant or its related transportation plans and facilities; and

(ix)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and otherwise permitted under this Agreement.

(c) Permitted Investments.  The Borrowers shall not make any investments, loans or advances (whether by purchase of stocks, bonds, notes or other securities, loans, extensions of credit, advances or otherwise) except for investments in (i) Cash Equivalents, (ii) investments received in connection with the bankruptcy of suppliers or customers of the Borrowers (provided that such investments are subject to a first priority perfected Lien in favor of the Collateral Agent) and (iii) in the case of Pacific Holding, investments in the other Borrowers.

(d) Change in Business.  No Borrower shall (i) enter into or engage in any business other than the ownership, operation, maintenance, development, start-up, testing, use and financing of the Plants or the Project and all activities related thereto or (ii)  change in any material respect the scope of any Plant or the Project from that which is contemplated as of the date hereof.

(e) Equity Issuances.  No Borrower shall issue any Equity Interests unless such Equity Interests are immediately pledged to the Collateral Agent (for the benefit of the Senior Secured Parties) on a first priority perfected basis pursuant to the Pledge Agreements or, if necessary, a supplement thereto or a pledge and security agreement in substantially the form of the Pledge Agreements.

(f) Asset Dispositions.  Following the occurrence of the initial Funding Date with respect to each Plant (or, in the case of Pacific Holding, the initial Funding) the applicable Borrowers shall not sell, lease, assign, transfer or otherwise dispose of assets of such Plant or Borrower (other than Products), whether now owned or hereafter acquired, except:

(i)	disposal of assets that are promptly replaced in accordance with the then-current Operating Budgets;

(ii)	to the extent that such assets are uneconomical, obsolete or no longer useful or no longer usable in connection with the operation or maintenance of the Project;

(iii)	the liquidation or use of Cash Equivalents;

(iv)
sales or discounts, excluding any such sale or discount to any Affiliate of the Borrowers (under any Affiliated Project Document or otherwise), without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(v)
disposal of assets with a fair market value, or at a disposal price, of less than one million Dollars ($1,000,000) in the aggregate per Plant during any Fiscal Year; provided, that such disposal does not, and would not reasonably be expected to, adversely affect the construction, operation or maintenance of such Plant;

(vi)
with the prior written approval of the Independent Engineer, the disposal or loss of an immaterial portion of the Site for any Plant; provided, that such disposal or loss could not reasonably be expected to have any adverse impact on the construction or operations of such Plant or its related transportation plans and facilities; or

(vii)	the Storage Facilities owned by the Borrowers may be transferred to an Affiliate of the Borrowers; provided, that each of the following conditions is satisfied:

(A)	such Affiliate is Solvent;

(B)
the relevant Borrower and such Affiliate shall have entered into a lease agreement with respect to such Storage Facility, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Independent Engineer;

(C)
the relevant Borrower shall have executed and delivered a leasehold mortgage for the benefit of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent;

(D)
the Administrative Agent shall have received: (1) completed requests for information or lien search reports, dated no more than eight (8) days (or such other period of time reasonably acceptable to the Administrative Agent) before the date of such leasehold mortgage, listing all effective UCC financing statements, fixture filings or other filings evidencing a security interest filed in Delaware, the location of such Storage Facility and any other jurisdictions reasonably requested by the Administrative Agent that name the relevant Borrower or the owner of such Storage Facility as a debtor, together with copies of each such UCC financing statement, fixture filing or other filings, which shall show no Liens other than Permitted Liens, (2) acknowledgement copies or stamped receipt copies of proper UCC financing statements (other than fixture filings or leasehold mortgage recordations), duly filed in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens and security interests created under such leasehold mortgage, and (3) evidence of the completion of all other actions, recordings and filings of or with respect to the leasehold mortgage that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority lien created thereunder;

(E)
the Administrative Agent shall have received a paid Title Insurance Policy or Policies with respect such leasehold mortgage, in the aggregate amount reasonably requested by the Administrative Agent, on a Form 1992 extended coverage lender's policy;

(F)	the Administrative Agent shall have received a current Survey with respect to such leasehold mortgage for the Storage Facilities which shall be reasonably satisfactory to the Title Insurance Company;

(G)
the Administrative Agent shall have received reasonably satisfactory evidence that such leased premises have been legally and satisfactorily partitioned in accordance with all applicable State and local Laws, including, in the case of any Plant in California, the California Subdivision Map Act, and, in the case of any Plant in any other jurisdiction, all comparable statutes or other applicable Laws; and

(H)	the Administrative Agent shall have received reasonably satisfactory evidence that all requisite insurance identified on Schedule 7.01(h) with respect to any such leased premises is in place.

(g) Consolidation, Merger.  No Borrower will (i) directly or indirectly liquidate, wind up, terminate, reorganize or dissolve itself (or suffer any liquidation, winding up, termination, reorganization or dissolution) or otherwise wind up; or (ii) acquire (in one transaction or a series of related transactions) all or any substantial part of the assets, property or business of, or any assets that constitute a division or operating unit of, the business of any Person or otherwise merge or consolidate with or into any other Person.

(h) Transactions with Affiliates.  No Borrower shall enter into or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates or any other Person that owns, directly or indirectly, any Equity Interest in any Borrower unless such arrangement or contract (i) is fair and reasonable to such Borrower and (ii) is an arrangement or contract that is on arm's-length basis and contains terms no less favorable than those that would be entered into by a prudent Person in the position of such Borrower with a Person that is not one of its Affiliates (it being acknowledged that (1) each of the Affiliate Project Documents are in compliance with this Section 7.02(h) and (2) the transactions contemplated by the Sponsor Support Agreement and the Security Documents are in compliance with this Section 7.02(h)).

(i) Accounts.  (i) In the case of Pacific Holding, from and after the Closing Date, and in the case of each other Borrower, from and after the initial Funding Date for such Borrower's Plant, the Borrowers shall not maintain, establish or use any deposit account, securities account (as each such term is defined in the UCC) or other banking account other than the Project Accounts and no more than five (5) Local Accounts, each of which shall be subject to a Blocked Account Agreement (provided that for any Local Account opened prior to the initial Funding Date, such Blocked Account Agreement may be executed on or before the initial Funding Date).  (ii) The Borrowers shall not change the name or account number of any of the Project Accounts or Local Accounts without the prior written consent of the Administrative Agent.

(j) Subsidiaries.  Pacific Holding shall not create or acquire any Subsidiary other than Madera, Boardman, Stockton, Brawley or Burley (or the owner of any Substitute Facility) nor enter into any partnership or joint venture.  Each of Madera, Boardman, Stockton, Brawley and Burley shall not create or acquire any Subsidiary or enter into any partnership or joint venture.

(k) ERISA.  No Borrower will engage in any prohibited transactions under Section 406 of ERISA or under Section 4975 of the Code.  No Borrower will incur any obligation or liability in respect of any Plan, Multiemployer Plan or employee welfare benefit plan providing post-retirement welfare benefits (other than a plan providing continue coverage under Part 6 of Title I of ERISA) in each such case without the prior written consent of the Administrative Agent (unless the aggregate total obligations or liabilities of the Borrowers that could reasonably be expected to arise, due to no fault of the Borrowers, in connection therewith would not exceed five hundred thousand Dollars ($500,000)).

(l) Taxes.  No Borrower shall make any election to be treated as an association taxable as a corporation for federal, state or local tax purposes.

(m) Project Documents.

(i)
Subject to Section 7.02(m)(iii), on and after the date of the initial Funding Notice for the relevant Plant (or, in the case of Pacific Holding, the initial Funding), no Borrower shall direct or consent or agree to any amendment, modification, supplement, or waiver to or in respect of any provision of any Project Document to which it is a party (other than any Project Document that relates only to a Plant with respect to which no Funding has been made nor is being requested) without all applicable approvals at the relevant Project Document Approval Level.

(ii)
On and after the date of the initial Funding Notice for the relevant Plant (or, in the case of Pacific Holding, the initial Funding), and except for collateral assignments under the Security Documents, no Borrower shall assign any of its rights under any Project Document to which it is a party (other than any Project Document that relates only to a Plant with respect to which no funding has been made nor is being requested) to any Person, or consent to the assignment of any obligations under any such Project Document by any other party thereto.

(iii)
On and after the date of the initial Funding Notice for the relevant Plant, no Borrower shall enter into or approve any Change Orders for any such Plant without the approval of the Administrative Agent (acting in consultation with the Independent Engineer), such approval not to be unreasonably withheld or delayed, unless each of the following conditions is satisfied:

(A)
the cost of such Change Order does not exceed one million Dollars ($1,000,000) or, when, taken together with all prior Change Orders for the same Plant that have not previously been approved by the Administrative Agent, does not exceed five million Dollars ($5,000,000);

(B)
such Change Order would not reasonably be expected to prevent any Plant with respect to which a Funding has been made or is being requested from achieving its Commercial Operation Date on or before the Conversion Date Certain;

(C)	such Change Order would not reasonably be expected to present a material risk of revocation or material modification of any Governmental Approval;

(D)
such Change Order would not reasonably be expected to cause any Borrower or any Plant not to comply or lessen the ability of any Borrower or any Plant to comply in all material respects with any Law applicable to it;

(E)	such Change Order could not reasonably be expected to result in a Default or an Event of Default; and

(F)
the Administrative Agent has received a certificate, duly executed by an Authorized Officer of the Borrowers' Agent, confirming that the proposed Change Order will comply with each of the conditions set forth in clauses (A)-(E) above .

(n) Subordinated Debt Agreements.  No Borrower shall enter into, except in connection with Indebtedness of such Borrower permitted by Section 7.02(a) (Negative Covenants-Permitted Indebtedness), any Subordinated Debt Agreement.

(o) Additional Project Documents.  None of Pacific Holding or any other Borrower with respect to whose Plant a Funding has been made or is being requested shall enter into any Additional Project Document except with the prior written approval of the Administrative Agent.

(p) Suspension or Abandonment.  On and after the date of the initial Funding Notice for the relevant Plant, the applicable Borrower shall not (i) permit or suffer to exist an Event of Abandonment or (ii) order or consent to any suspension of work in excess of sixty (60) days under any Project Document relating to such Plant, in each such case without the prior written approval of the Required Lenders.

(q) Use of Proceeds; Margin Regulations.  No Borrower shall use any proceeds of any Loan other than in accordance with the provisions of Article II (Commitments and Funding) and Section 7.01(g) (Affirmative Covenants - Use of Proceeds and Cash Flow).  No Borrower shall use any part of the proceeds of any Loan to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  No Borrower shall use the proceeds of any Loan in a manner that could violate or be inconsistent with the provisions of Regulations T, U or X.

(r) Environmental Matters.  Except to the extent that the following could not reasonably be expected to result in an Environmental Claim (and provided that the following are done only in compliance with all applicable Laws), the Borrowers shall not permit (i) any underground storage tanks to be located on any property owned or leased by any Borrower, (ii) any asbestos to be contained in or form part of any building, building component, structure or office space owned by any Borrower, (iii) any polychlorinated biphenyls (PCBs) to be used or stored at any property owned by any Borrower, (iv) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property owned by any Borrower, other than Materials of Environmental Concern necessary for the operation of the Project and used in accordance with Prudent Ethanol Operating Practice or (v) any other Materials of Environmental Concern to be used, stored or otherwise be present at any property leased by any Borrower.

(s) Restricted Payments.  Except as otherwise permitted under Section 2.06(e) (Funding of Loans) the Borrowers shall not make any Restricted Payments unless each of the conditions set forth below has been satisfied.

(i)	the Conversion Date shall have occurred;

(ii)
such Restricted Payment is made on, or within thirty (30) days following, a Quarterly Payment Date (provided that such Restricted Payment is made only from funds on deposit in or standing to the credit of the Revenue Account or the Prepayment Holding Account, as the case may be, on such Quarterly Payment Date);

(iii)	no Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment;

(iv)	each of the Debt Service Reserve Account and the Working Capital Reserve Account is fully funded to any applicable required level;

(v)	each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, calculated as of such Quarterly Payment Date, are greater than or equal to 1.5:1;

(vi)	the most recent update of the Operating Budgets required pursuant to Section 7.01(j) (Affirmative Covenants - Operating Budget) shall have been approved by the Administrative Agent; and

(vii)
the Administrative Agent has received a Restricted Payment Certificate, duly executed by an Authorized Officer of the Borrowers' Agent, confirming that each of the conditions set forth in clauses (i) through (vi) of this Section 7.02(s) have been satisfied on and as of the date such Restricted Payment is requested to be made, and setting forth a detailed calculation of each of the Historical Debt Service Coverage Ratio and Prospective Debt Service Coverage Ratio.

(t) Construction Budget.  From and after the date of the initial Funding Notice for each Plant, the Borrowers, without the prior written approval of the Administrative Agent and the Independent Engineer, may not reallocate any portion of any Line Item of the Construction Budget for such Plant except to (i) reallocate the Contingency Line Item to pay for Change Orders permitted under this Agreement, (ii) pay for fees and expenses of advisors and consultants (including legal counsel) incurred in connection with the transactions contemplated by the Transaction Documents in excess of the amounts then budgeted, up to ten thousand Dollars ($10,000) in any calendar month or one hundred thousand Dollars ($100,000) in any calendar year, (iii) apply cost-savings from any completed Line Item (which completion has been confirmed by the Independent Engineer) to one or more other Line Items, (iv) reflect increased costs funded under the Sponsor Support Agreement or other documented voluntary equity contributions made to the Borrowers to pay for such increased costs, (v) reallocate no more than fifteen percent (15%) in the aggregate of the total value of any Line Item to one or more other Line Items, or (vi) in addition to the reallocation permitted pursuant to Sections 7.02(t)(i)-(v), reallocate amounts from the Contingency Line Item to other Line Items with the prior written consent of the Independent Engineer.

(u) Commodity Hedging Arrangements.  The Borrowers shall not enter into any Commodity Hedging Arrangements that:

(i)	are not in accordance with the Commodity Risk Management Plans; or

(ii)	are for speculative purposes.

(v) Accounting Changes.  No Borrower shall make any change in (i) its accounting policies or reporting practices, except as required by GAAP or as otherwise notified to the Administrative Agent in writing (provided that the Borrowers shall provide an historical reconciliation for the prior audited period addressing any such change in accounting practices), or (ii) its Fiscal Year without the prior written consent of the Administrative Agent.

Section 7.03 Reporting Requirements.  The Borrowers will furnish to the Administrative Agent, who shall distribute copies of the following to each Lender:

(a) as soon as available and in any event within forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Pacific Ethanol, consolidated and consolidating balance sheets of Pacific Holding, consolidated statements of income and cash flows of Pacific Ethanol and consolidated and consolidating statements of income and cash flows of Pacific Holding for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter;

(b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for each of Pacific Ethanol and Pacific Holdings including therein balance sheets as of the end of such Fiscal Year and statements of income and cash flows of each of Pacific Ethanol (on a consolidated basis) and Pacific Holding (on a consolidated and consolidating basis) for such Fiscal Year, and accompanied by an unqualified opinion of the Auditors stating that all such financial statements present fairly in all material respects the financial position of Pacific Ethanol or each Borrower (as applicable) for the periods indicated in conformity with GAAP applied on a basis consistent with prior periods (except as otherwise contemplated by Section 7.02(v) (Negative Covenants - Accounting Changes)), which report and opinion shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

(c) concurrently with the delivery of the financial statements referred to in Sections 7.03(a) and (b) a certificate, executed by a Financial Officer of the applicable Loan Party stating that:

(i)
such financial statements fairly present in all material respects the financial condition and results of operations of such Person on the dates and for the periods indicated in accordance with GAAP subject, in the case of interim financial statements, to the absence of notes and normally recurring year-end adjustments;

(ii)
such Financial Officer has reviewed the terms of the Financing Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of such Person during the accounting period covered by such financial statements; and

(iii)
as a result of such review such Financial Officer has concluded that no Default or Event of Default has occurred during the period covered by such financial statements through and including the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action that the Borrowers have taken and propose to take in respect thereof;

(d) as soon as possible and in any event within five (5) days after the occurrence of any Default or Event of Default, a statement of an Authorized Officer of the Borrowers' Agent setting forth details of such Default or Event of Default and the action that the Borrowers have taken and propose to take with respect thereto;

(e) within five (5) days after any Borrower obtains knowledge thereof a statement of an Authorized Officer of the Borrowers' Agent setting forth details of:

(i)	any litigation or governmental proceeding pending or threatened in writing against any Borrower or the Pledgor;

(ii)	any litigation or governmental proceeding pending or threatened in writing against any Project Party that has or could reasonably be expected to have a Material Adverse Effect;

(iii)	any other event, act or condition that has or could reasonably be expected to have a Material Adverse Effect;

(iv)
notification of any event of force majeure or similar event under a Project Document which is expected to continue for more than five (5) days or, to the knowledge of the Borrowers, result in increased costs of at least five hundred thousand Dollars ($500,000); or

(v)	notification of any other change in circumstances that could reasonably be expected to result in an increase of more than one million Dollars ($1,000,000) in Project Costs for any Plant;

(f) promptly after delivery or receipt thereof, copies of all material notices or documents given or received by Pacific Holding or, from and after the initial Funding for such Borrower's Plant, each other Borrower, pursuant to any of the Project Documents or any Subordinated Debt Agreement including:

(i)	any Change Orders or any written requests for Change Orders that are anticipated to be accepted by the applicable Borrower;

(ii)	any written notice alleging any breach or default thereunder; and

(iii)	any written notice regarding, or request for consent to, any assignment, termination, modification, waiver or variation thereof;

(g) within five (5) days following the end of each calendar month until the Conversion Date, the Borrowers shall deliver a Monthly Progress Report to the Administrative Agent for each Plant with respect to which any Funding has been made and that has not yet achieved its Commercial Operation Date;

(h) within three (3) days following receipt thereof, the Borrowers shall deliver to the Administrative Agent any monthly or other periodic report provided to any Borrower under any Construction Contract related to any Plant with respect to which any Funding has been made, which shall be subject to review by the Independent Engineer;

(i) as soon as possible and in any event within five (5) Business Days after any Borrower knows, or has reason to know, that any of the events described below have occurred, a duly executed certificate of an Authorized Officer of the Borrowers' Agent setting forth the details of each such event and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice or filing from the PBGC, Internal Revenue Service, Department of Labor or that may be required by the PBGC or other U.S. Governmental Authority with respect to each such event:

(i)	any Termination Event with respect to an ERISA Plan or a Multiemployer Plan has occurred or will occur that could reasonably be expected to result in any material liability to any Borrower;

(ii)
any condition exists with respect to a Plan that presents a material risk of termination of a Plan (other than a standard termination under Section 4041(b) of ERISA) or imposition of an excise tax or other material liability on any Borrower;

(iii)	an application has been filed for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA under any Plan;

(iv)
any Borrower or any Plan fiduciary has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA that could reasonably be expected to result in material liability to any Borrower;

(v)	there exists any Unfunded Benefit Liabilities under any ERISA Plan;

(vi)
any condition exists with respect to a Multiemployer Plan that presents a risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) from a Multiemployer Plan that could reasonably be expected to result in any liability to any Borrower;

(vii)
a "default" (as defined in Section 4219(c)(5) of ERISA) occurs with respect to payments to a Multiemployer Plan and such default could reasonably be expected to result in any liability to any Borrower;

(viii)	a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA);

(ix)	any Borrower and/or any ERISA Affiliate has incurred any potential withdrawal liability (as defined in accordance with Title IV of ERISA); or

(x)	there is an action brought against any Borrower or any ERISA Affiliate under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA;

(j) as soon as possible and in any event within five (5) Business Days after the receipt by any Borrower of a demand letter from the PBGC notifying such Borrower of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a duly executed certificate of the president or chief financial officer of such Borrower setting forth the action that such Borrower proposes to take with respect thereto;

(k) promptly and in any event within five (5) Business Days after the existence of any of the following conditions, a duly executed certificate of an Authorized Officer of the Borrowers' Agent specifying in detail the nature of such condition and, if applicable, the Borrowers' proposed response thereto:

(i)
receipt by any Borrower of any written communication from a Governmental Authority or any written communication from any other Person or other source of written information, including (to the extent not privileged) reports prepared by any Borrower, that alleges or indicates that any Borrower or an Environmental Affiliate is not in compliance in all material respects with applicable Environmental Laws or Environmental Approvals;

(ii)	any Borrower obtains knowledge that there exists any Environmental Claim pending or threatened in writing against any Borrower or an Environmental Affiliate;

(iii)
any Borrower obtains knowledge of any release, threatened release, emission, discharge or disposal of any Material of Environmental Concern or obtains knowledge of any material non-compliance with any Environmental Law that, in either such case, could reasonably be expected to form the basis of an Environmental Claim against any Borrower or any Environmental Affiliate; or

(iv)
any Removal, Remedial or Response action taken by any Borrower or any other person in response to any Material of Environmental Concern in, at, on or under, a part of or about the Borrowers' properties or any other property or any notice, claim or other information that any of the Borrowers might be subject to an Environmental Claim;

(l) the Borrowers will maintain and make available for inspection by the Administrative Agent, the Consultants and, if an Event of Default has occurred and is continuing, the Lenders, and each of their respective agents and employees, on reasonable notice during regular business hours, accurate and complete records of all non-privileged correspondence, investigations, studies, sampling and testing conducted, and any and all remedial actions taken, by any Borrower or, to the best of any Borrower's knowledge and to the extent obtained by any Borrower, by any Governmental Authority or other Person in respect of Materials of Environmental Concern that could reasonably be expected to form the basis of an Environmental Claim on or affecting any Plant or the Project;

(m) promptly after receipt thereof, copies of each Deferred Approval obtained by any Borrower, together with such documents relating thereto as any Lender may request through the Administrative Agent, certified as true, complete and correct by an Authorized Officer of the Borrowers' Agent;

(n) as soon as available, but not later than fifteen (15) days after the end of each calendar month, the Borrowers shall deliver to the Administrative Agent a Borrowing Base Certificate as of the last Business Day of the immediately preceding calendar month; and

(o) other information reasonably requested by the Administrative Agent or any Lender, through the Administrative Agent.

(p) Operating Statements.  After the Commercial Operation Date for each Plant, within forty-five (45) days after the end of each Fiscal Quarter, the Borrowers shall furnish to the Administrative Agent an Operating Statement regarding the operation and performance of each such Plant for each monthly, quarterly and, in the case of the last quarterly Operating Statement for each year, annual period.  Such Operating Statements shall contain (i) line items corresponding to each Operating Budget Category of the then-current Operating Budget for each Plant showing in reasonable detail by Operating Budget Category all actual expenses related to the operation and maintenance of each such Plant compared to the budgeted expenses for each such Operating Budget Category for such period, (ii) information showing the amount of ethanol and other Products produced by each such Plant during such period and (iii) information showing (A) the amount of ethanol sold by the Borrowers from each such Plant to pursuant to the Ethanol Offtake Agreements, (B) the amount of Distillers Grains sold by the Borrowers from each such Plant pursuant to the DG Offtake Agreements, and (C) the amount, if any, of other sales of ethanol and/or Distillers Grains, together with an explanation of any such sale and identification of the purchaser, and (D) the amount, if any, of other Products sold by the Borrowers from the Plants, together with an explanation of any such sale and identification of the purchaser.  The Operating Statements shall be certified as complete and correct by an Authorized Officer of the Borrowers' Agent.

Section 7.04 Release of Borrower.  (a) Upon the written request of the Borrowers' Agent, any Borrower that owns a Plant with respect to which no Fundings have been made may be released from its obligations under, and cease to be subject to the terms of, this Agreement and the other Financing Documents (i) on the Conversion Date or (ii) prior to the Conversion Date if the Administrative Agent and the Borrowers have determined and agree, in good faith, that the conditions to funding for such Plant will not be able to be satisfied.  Notwithstanding anything to the contrary herein, (A) on the  date of any such release, the Administrative Agent and the Collateral Agent, at the expense of the Borrowers, shall execute and deliver all acknowledgements, lien releases, amendments and other instruments necessary to effectuate such release as the Borrowers may reasonably request, (B) from and after the date of any such release, such released "Borrower" shall no longer be a "Borrower" or a "Loan Party" under the Financing Documents, (C) such released "Borrower's" Plant shall no longer be a Plant or part of the Project under the Financing Documents, (D) all provisions (including any representation, warranty, condition precedent, covenant and default) in any of the Financing Documents relating to such released "Borrower" or "Plant" shall no longer apply to such released "Borrower" or released "Plant", and (E) any existing Defaults or Events of Default which solely relate to such released "Borrower" or its "Plant" shall be deemed to be waived.

(b) Following the occurrence of the Commercial Operation Date for each Plant whose owner has not been released as a Borrower pursuant to Section 7.04(a), the Borrowers shall use their best commercially reasonable efforts to cause the Conversion Date to occur as promptly as practicable thereafter.

ARTICLE VIII

PROJECT ACCOUNTS

Section 8.01 Establishment of Project Accounts.  On or prior to the Closing Date, the Accounts Bank shall establish and maintain, in the name of the Borrower's Agent and on the books and records of the Accounts Bank's offices located in Monterey Park, California the accounts set forth below:

(a) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Escrow Account", Account No. 4430003491 (the "Escrow Account");

(b) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Construction Holding Account", Account No. 4430003211 (the "Construction Holding Account");

(c) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Stockton Construction Account", Account No. 4430003254 (the "Stockton Construction Account");

(d) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Brawley Construction Account", Account No. 4430003262 (the "Brawley Construction Account");

(e) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Burley Construction Account", Account No. 4430003270 (the "Burley Construction Account");

(f) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Revenue Account", Account No. 4430003289 (the "Revenue Account");

(g) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Operating Account", Account No. 4430003297 (the "Operating Account");

(h) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Maintenance Capital Expense Account", Account No. 4430003300 (the "Maintenance Capital Expense Account");

(i) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Working Capital Reserve Account", Account No. 4430003319 (the "Working Capital Reserve Account");

(j) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Debt Service Reserve Account", Account No. 4430003327 (the "Debt Service Reserve Account");

(k) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Prepayment Holding Account", Account No. 4430003335 (the "Prepayment Holding Account");

(l) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Madera Insurance and Condemnation Proceeds Account", Account No. 4430003343 (the "Madera Insurance and Condemnation Proceeds Account");

(m) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Boardman Insurance and Condemnation Proceeds Account", Account No. 4430003351 (the "Boardman Insurance and Condemnation Proceeds Account");

(n) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Stockton Insurance and Condemnation Proceeds Account", Account No. 4430003408 (the "Stockton Insurance and Condemnation Proceeds Account");

(o) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Brawley Insurance and Condemnation Proceeds Account", Account No. 4430003416 (the "Brawley Insurance and Condemnation Proceeds Account");

(p) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Burley Insurance and Condemnation Proceeds Account", Account No. 4430003424 (the "Burley Insurance and Condemnation Proceeds Account");

(q) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Extraordinary Proceeds Account", Account No. 4430003432 (the "Extraordinary Proceeds Account");

(r) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Madera Warranty Account", Account No. 4430003440 (the "Madera Warranty Account");

(s) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Boardman Warranty Account", Account No. 4430003459 (the "Boardman Warranty Account");

(t) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Stockton Warranty Account", Account No. 4430003467 (the "Stockton Warranty Account");

(u) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Brawley Warranty Account", Account No. 4430003475 (the "Brawley Warranty Account"); and

(v) a special, segregated, Dollar-denominated account entitled "UBOC Control - Pacific Ethanol Holding Co. LLC Burley Warranty Account", Account No. 4430003483 (the "Burley Warranty Account").

Section 8.02 Deposits into and Withdrawals from Project Accounts.  (a) Amounts shall be deposited into and withdrawn from the Project Accounts in strict accordance with this Article VIII.

(b) The Accounts Bank will only be required to transfer funds hereunder on a "same day" basis if it has received written notice of such proposed transfer, together with all certificates, notices, directions and other documents required under this Agreement to be delivered to the Accounts Bank relating thereto, not later than 12:00 noon New York City time on the Business Day of such transfer and, if such notice or any such related document is received by the Accounts Bank after such time, such transfer will be undertaken prior to 12:00 noon New York City time on the next Business Day succeeding the date of receipt by Accounts Bank of all such documentation.

(c) If any transfer, withdrawal, deposit, investment or payment of any funds by the Accounts Bank or any other action to be taken by the Accounts Bank under this Agreement is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, investment, payment or other action will be made or taken on the next succeeding Business Day.

(d) Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by any Borrower with respect to the transfer, withdrawal, deposit, investment or payment of any funds under this Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Agreement (i) must be in writing and signed by an Authorized Officer of the Borrowers' Agent, (ii) in referencing any of the Project Accounts, must refer to the specific Project Account name and number, (iii) shall constitute a representation by the Borrowers that all conditions set forth in this Agreement for such withdrawal have been satisfied, whether or not those conditions are explicitly stated to be so satisfied and (iv) shall be copied to the Administrative Agent and the Collateral Agent.  Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank may rely and shall be protected in acting or refraining from acting upon any instruction, direction, notice, certificate, request or requisition of Borrowers' Agent, the Administrative Agent or the Collateral Agent.

(e) None of the Project Accounts shall go into overdraft, and the Accounts Bank shall not comply with any request or direction to the extent that it would cause any of the Project Accounts to do so.

(f) Each Borrower hereby acknowledges that it has (or will, prior to the initial Funding for the applicable Plant) irrevocably instructed each Project Party, and agrees that it shall so instruct each future Project Party, to make all payments due and payable to any Borrower under any Project Document, directly to the Accounts Bank for deposit in, or to be credited in the manner set forth in this Article VIII.  Each Borrower further agrees that it shall (or will, prior to the initial funding for the applicable Plant) irrevocably instruct each other Person from whom such Borrower is entitled to receive Cash Flow, Insurance Proceeds and Condemnation Proceeds, to make all payments due and payable to any Borrower from such Person directly to the Accounts Bank for deposit, and to be credited, in the manner set forth in this Article VIII.

(g) The Accounts Bank shall not be charged with knowledge of any Notice of Suspension, Default or Event of Default unless the Accounts Bank has received such Notice of Suspension or other written notice of such Default or Event of Default from the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrowers' Agent or any Borrower.  The Accounts Bank shall not be charged with the knowledge that the Conversion Date has occurred unless it has received written notice thereof from the Administrative Agent.

(h) The Accounts Bank shall not be charged with the knowledge that any transfer or withdrawal from any Project Account would result in the occurrence of a Default or Event of Default, unless it has received written notice thereof from the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrowers' Agent or any Borrower.

(i) Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from the Collateral Agent, the Administrative Agent or, if this Agreement explicitly provides that any such direction may be made by the Borrowers' Agent, the Borrowers' Agent or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Collateral Agent, the Administrative Agent or the Borrowers' Agent complies with the terms of this Agreement.  The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by any Borrower, Borrowers' Agent, Administrative Agent, Collateral Agent or any other recipient of amounts withdrawn or transferred from any Project Account.

Section 8.03 Escrow Account.  (a) On the date of the Tranche B Escrow Disbursement and on any Tranche Conversion Date, the Administrative Agent shall cause all proceeds of the Tranche B Construction Loans received by the Administrative Agent from the Tranche B Lenders to be deposited in or credited to the Escrow Account.

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Administrative Agent shall, on each Funding Date and subject to the satisfaction of the conditions set forth in Section 6.02 (Conditions to Madera Funding), Section 6.03 (Conditions to Boardman Funding), Section 6.04 (Conditions to First Funding for Each Greenfield Plant), Section 6.05 (Conditions to All Greenfield Plant Construction Loan Fundings) and Section 6.08 (Conditions to All Fundings), as applicable, instruct the Accounts Bank in writing to release from the Escrow Account and transfer to the Debt Service Reserve Account, the Construction Holding Account or any other Construction Account, as applicable, on such Funding Date, the aggregate amount of Tranche B Construction Loans to be disbursed on such Funding Date, as requested by the Borrowers in the relevant Funding Notice; provided, that in the case of any Funding of In-Progress Plant 2 Construction Loans or Greenfield Plant 1 Construction Loans, all available amounts on deposit in or standing to the credit of the Escrow Account shall be released from the Escrow Account prior to any Funding of In-Progress Plant 2 Construction Loans or Greenfield Plant 1 Construction Loans from Tranche A Construction Loans.

(c) If at any time any outstanding Construction Loan Commitments and Term Loan Commitments are terminated or reduced in accordance with any of Sections 2.08(c), (d) , (i) or (k) (Termination or Reduction of Commitments), the Administrative Agent shall instruct the Accounts Bank in writing to release from the Escrow Account the amount required to be so released in accordance with such Sections to reimburse to the Tranche B Lenders such amounts pro rata in accordance with their respective Commitment Percentages.

(d) On the Conversion Date, at the written instruction of the Administrative Agent, any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders pro rata in accordance with their respective Commitment Percentages.

Section 8.04 Construction Holding Account.  (a) The Borrowers (or, with respect to Loan proceeds, the Administrative Agent) shall cause the following amounts to be paid into the Construction Holding Account:

(i)	all amounts required to be deposited into the Construction Holding Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all proceeds of the Greenfield Plant Top-Up Fundings; and

(iii)	all amounts required to be deposited into the Construction Holding Account pursuant to Section 4.01 (Acceleration of Senior Debt Obligations) of the Sponsor Support Agreement.

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Construction Holding Account to the Stockton Construction Account, the Burley Construction Account and/or the Brawley Construction Account to be applied towards Required Equity Contributions and/or to pay Project Costs that are or will become due and payable during the immediately succeeding calendar month strictly in accordance with the relevant Construction Budget by delivering a Construction Holding Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) On the Conversion Date, all amounts on deposit in or standing to the credit of the Construction Holding Account shall be withdrawn at the written instruction of the Borrowers' Agent or the Administrative Agent and applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice (a copy of which shall be delivered to the Accounts Bank).

Section 8.05 Stockton Construction Account.  (a) From and after the initial Funding Date for the Stockton Plant and until (and including) the Conversion Date, the Borrowers (or, with respect to Loan proceeds, the Administrative Agent) shall cause the following amounts to be paid into the Stockton Construction Account:

(i)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 8.04(b) (Construction Holding Account);

(iii)
all proceeds of the Construction Loans for the Stockton Plant (except for proceeds of Fundings of any Excess Construction Loan Commitment with respect to the Stockton Plant, any Sponsor Support Reimbursement Fundings, or any Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans));

(iv)	all proceeds of Working Capital Loans for start-up costs for the Stockton Plant;

(v)	until the Conversion Date, all equity contributions received by Stockton (including the Required Equity Contribution for the Stockton Plant);

(vi)	all proceeds of any Stockton Performance Bond;

(vii)
all damages payable under any Stockton Construction Contract (other than performance liquidated damages permitted to be paid to Pacific Ethanol in accordance with Section 4.02(d) (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement or in connection with any Buy-Down L.D. Reimbursement);

(viii)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 8.08(b)(x) (Revenue Account); and

(ix)	all amounts required to be deposited into the Stockton Construction Account pursuant to Section 2.04 (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(b) Prior to the date of the first Funding of Stockton Construction Loans, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Stockton Construction Account to pay Stockton Project Costs by delivering a Stockton Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) From and after the date of the first Funding of Stockton Construction Loans, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Stockton Construction Account to pay Stockton Project Costs then due and owing strictly in accordance with the Stockton Construction Budget by delivering a Stockton Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice.  All payments from the Stockton Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Stockton Construction Withdrawal Certificate directly to the payee.  In the event that the Borrowers fail to deliver such a Stockton Construction Withdrawal Certificate, the Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Stockton Project Costs that are, from time to time, due and payable.

(d) On the Conversion Date, all amounts on deposit in or standing to the credit of the Stockton Construction Account shall be withdrawn and such account shall be terminated and closed at the written instruction of the Borrowers' Agent or the Administrative Agent and such amounts shall be applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice (a copy of which shall be delivered to the Accounts Bank).

Section 8.06 Brawley Construction Account.  (a)  From and after the initial Funding Date for the Brawley Plant and until (and including) the Conversion Date, the Borrowers shall cause the following amounts to be paid into the Brawley Construction Account:

(i)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 8.04(b) (Construction Holding Account);

(iii)
all proceeds of the Construction Loans for the Brawley Plant (except for proceeds of Fundings of any Excess Construction Loan Commitment with respect to the Brawley Plant, any Sponsor Support Reimbursement Fundings, any Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans));

(iv)	all proceeds of Working Capital Loans for start-up costs for the Brawley Plant;

(v)	until the Conversion Date, all equity contributions received by Brawley (including the Required Equity Contribution for the Brawley Plant);

(vi)	all proceeds of any Brawley Performance Bond;

(vii)
all damages payable under the Brawley Construction Contracts (other than performance liquidated damages permitted to be paid to Pacific Ethanol in accordance with Section 4.02(d) (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement or in connection with any Buy-Down L.D. Reimbursement);

(viii)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 8.08(b)(x) (Revenue Account); and

(ix)	all amounts required to be deposited into the Brawley Construction Account pursuant to Section 2.04 (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(b) Prior to the date of the first Funding of Brawley Construction Loans, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Brawley Construction Account to pay Brawley Project Costs by delivering a Brawley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) From and after the date of the first Funding of Brawley Construction Loans, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Brawley Construction Account to pay Brawley Project Costs then due and owing strictly in accordance with the Brawley Construction Budget by delivering a Brawley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice.  All payments from the Brawley Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Brawley Construction Withdrawal Certificate directly to the payee.  In the event that the Borrowers fail to deliver such a Brawley Construction Withdrawal Certificate, the Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Brawley Project Costs that are, from time to time, due and payable.

(d) On the Conversion Date, all amounts on deposit in or standing to the credit of the Brawley Construction Account shall be withdrawn and such account shall be terminated and closed at the written instruction of the Borrowers' Agent or the Administrative Agent and such amounts shall be applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice (a copy of which shall be delivered to the Accounts Bank).

Section 8.07 Burley Construction Account.  (a) From and after the initial Funding Date for the Burley Plant and until (and including) the Conversion Date, the Borrowers shall cause the following amounts to be paid into the Burley Construction Account:

(i)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 8.03(b) (Escrow Account);

(ii)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 8.04(b) (Construction Holding Account);

(iii)
all proceeds of the Construction Loans for the Burley Plant (except for proceeds of Fundings of any Excess Construction Loan Commitment with respect to the Burley Plant, any Sponsor Support Reimbursement Fundings, any Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans));

(iv)	all proceeds of Working Capital Loans for start-up costs for the Brawley Plant;

(v)	until the Conversion Date, all equity contributions received by Burley (including the Required Equity Contribution for the Burley Plant);

(vi)	all proceeds of any Burley Performance Bond;

(vii)
all damages payable under the Burley Construction Contracts (other than performance liquidated damages permitted to be paid to Pacific Ethanol in accordance with Section 4.02(d) (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement or in connection with any Buy-Down L.D. Reimbursement);

(viii)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 8.08(b)(x) (Revenue Account); and

(ix)	all amounts required to be deposited into the Burley Construction Account pursuant to Section 2.04 (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

(b) Prior to the date of the first Funding of Burley Construction Loans, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Burley Construction Account to pay Burley Project Costs by delivering a Burley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer).

(c) From and after the date of the first Funding of Burley Construction Loans, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Burley Construction Account to pay Burley Project Costs then due and owing strictly in accordance with the Burley Construction Budget by delivering a Burley Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice.  All payments from the Burley Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Burley Construction Withdrawal Certificate directly to the payee.  In the event that the Borrowers fail to deliver such a Burley Construction Withdrawal Certificate, the Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Burley Project Costs that are, from time to time, due and payable (unless such Burley Project Costs are in dispute).

(d) On the Conversion Date, all amounts on deposit in or standing to the credit of the Burley Construction Account shall be withdrawn and such account shall be terminated and closed at the written instruction of the Borrowers' Agent or the Administrative Agent and such amounts shall be applied by the Administrative Agent in accordance with Section 2.06(e) (Funding of Loans) and the final Construction Loan Funding Notice.

Section 8.08 Revenue Account.  (a) From and after the initial Construction Loan Funding Date, in the case of Pacific Holding and the Borrower whose Plant is being funded (and for such Plant), and from and after the initial Funding Date for each other Borrower and such Borrower's Plant, the applicable Borrower shall cause the following amounts to be paid into the Revenue Account:

(i)	all Cash Flow;

(ii)	except as set forth in Section 8.15(a)(i) (Extraordinary Proceeds Account), all proceeds from the sale or disposition of any assets of any Borrower;

(iii)
any other income received by or on behalf of any Borrower that is not required to be deposited in or credited to another Project Account, or applied directly to the Obligations, in accordance with this Agreement; and

(iv)
amounts transferred to the Revenue Account pursuant to Section 2.06(e) (Funding of Loans), Section 8.11(c) (Working Capital Reserve Account), Section 8.12(d) (Debt Service Reserve Account) and Sections 8.15(b)(i) and (c)(i) (Extraordinary Proceeds Account).

(b) Until the Conversion Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, upon receipt of a Revenue Account Withdrawal Certificate duly executed by a Financial Officer of the Borrowers' Agent, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i)
first, on each Monthly Date, (A) to Pacific Ethanol as payment of any Sponsor Support Reimbursements then due and owing in accordance with the Sponsor Support Agreement and (B) to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds pursuant to clause (B) (excluding any amounts transferred to the Operating Account to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes) does not exceed the Permitted Operating Budget Deviation Levels;

(ii)
second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds does not exceed the Permitted Operating Budget Deviation Levels;

(iii)
third, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay Fees, costs and expenses then due and payable under the Financing Documents;

(iv)
fourth, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay any interest with then due and payable under the Financing Documents and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;

(v)
fifth, on each Monthly Date when due and payable, to the Administrative Agent, for the account of the Interest Rate Protection Providers, on a pro rata basis, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as payments of Swap Termination Value then due and payable by the Borrowers with respect to any Interest Rate Protection Agreements;

(vi)
sixth, on each Monthly Date, to the Working Capital Reserve Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Working Capital Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account on such Monthly Date;

(vii)
seventh, on any date when required pursuant to Section 3.10(c) (Mandatory Prepayment), or otherwise at the option of the Borrowers, to the Administrative Agent in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Working Capital Loans;

(viii)
eighth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in the amount certified by an Authorized Officer of the Borrowers' Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate, as Current Priority Subordinated Interest for the Quarterly Period ending on such Quarterly Payment Date in an amount not to exceed, on any such Quarterly Payment Date, one million Dollars ($1,000,000);

(ix)
ninth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in an amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate, to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority), for payment of any Permitted Tax Distribution; and

(x)
tenth, on each Monthly Date, to any Construction Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Project Costs that, in each such case, are or will become due and payable during the immediately succeeding calendar month and with respect to which funds are not available in such Construction Account.

(c) Commencing on the Conversion Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, upon receipt of a Revenue Account Withdrawal Certificate duly executed by a Financial Officer of the Borrowers' Agent, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i)
first, on each Monthly Date, (A) to Pacific Ethanol, as payment of any Sponsor Support Reimbursements then due and owing in accordance with the Sponsor Support Agreement and (B) to the Operating Account, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds pursuant to clause (B) (excluding any amounts transferred to the Operating Account to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes) does not exceed the Permitted Operating Budget Deviation Levels;

(ii)
second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided, that the amount of such transfer of funds does not exceed the Permitted Operating Budget Deviation Levels;

(iii)
third, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay Fees, costs and expenses then due and payable under the Financing Documents;

(iv)
fourth, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay any interest then due and payable under the Financing Documents and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;

(v)
fifth, on any date when required pursuant to Section 3.10(c) (Mandatory Prepayment), to the Administrative Agent in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Working Capital Loans;

(vi)
sixth, on each Monthly Date, to pay, to the Administrative Agent, for the account of the Senior Secured Parties, on a pro rata basis, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as (A) the principal amounts due and payable with respect to the Term Loans and (B) the payments of Swap Termination Value then due and payable by the Borrowers with respect to any Interest Rate Protection Agreements;

(vii)
seventh, on each Monthly Date, to the Working Capital Reserve Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Working Capital Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account on such Monthly Date;

(viii)
eighth, on any Monthly Date and on the Working Capital Maturity Date, to pay to the Administrative Agent, for the account of the Working Capital Lenders, the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as the aggregate principal amount due and payable with respect to the Working Capital Loans, or otherwise at the option of the Borrowers, to repay principal amounts with respect to the Working Capital Loans;

(ix)
ninth, on each Monthly Date, to the Debt Service Reserve Account, in the amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Debt Service Reserve Requirement and (B) the funds on deposit in or standing to the credit of the Debt Service Reserve Account (including the Stated Amount of any Debt Service Reserve Letter of Credit) on such Monthly Date;

(x)
tenth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in the amount certified by an Authorized Officer of the Borrowers' Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate, as Current Priority Subordinated Interest for the Quarterly Period ending on such Quarterly Payment Date in an amount not to exceed on any such Quarterly Payment Date, one million Dollars ($1,000,000);

(xi)
eleventh, on each Quarterly Payment Date, to the Administrative Agent in the amount certified by the Borrowers in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment) in an amount equal to fifty percent (50%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority tenth, if any;

(xii)
twelfth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in an amount certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority) for payment of any Permitted Tax Distribution;

(xiii)
thirteenth, on each Quarterly Payment Date, to the Administrative Agent, in the amount certified by the Borrowers in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment) in an amount equal to the greater of (x) an amount such that after such prepayment the then-outstanding principal amount of the Term Loans is equal to the Target Balance Amount for such Quarterly Payment Date and (y) on and after the second anniversary of the Conversion Date, twenty-five percent (25%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority tenth, if any (in each case, to the extent funds are available at this priority thirteenth);

(xiv)
fourteenth, on each Quarterly Payment Date (A) if the Historical Debt Service Coverage Ratio as of such Quarterly Payment Date is less than 1.5:1, to the Administrative Agent, all amounts on deposit in or standing to the credit of the Revenue Account after the transfer required to be made pursuant to priority thirteenth, for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment) or (B) if the Historical Debt Service Coverage Ratio as of such Quarterly Payment Date is greater than or equal to 1.5:1 and the Prospective Debt Service Coverage Ratio as of such Quarterly Payment Date is less than 1.5:1, as certified by the Borrowers' Agent in such Revenue Account Withdrawal Certificate or instructed in writing to the Accounts Bank by the Administrative Agent, to the Prepayment Holding Account, all amounts on deposit in or standing to the credit of the Revenue Account after the transfer required pursuant to priority thirteenth; and

(xv)
fifteenth, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants - Restricted Payments), (A) in the amount certified in the Restricted Payment Certificate by an Authorized Officer of the Borrowers' Agent, to the Persons or accounts specified in the Restricted Payment Certificate, for the payment of amounts then due and owing with respect to the Subordinated Loans and (B) thereafter, to the Pledgor in the amount certified by the Borrowers in a Restricted Payment Certificate by an Authorized Officer of the Borrowers' Agent and confirmed by the Administrative Agent in writing.

Section 8.09 Operating Account.  (a) Funds shall be deposited into the Operating Account pursuant to Sections 8.08(b)(i) and (c)(i) (Revenue Account).

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Operating Account, the Borrowers:

(i)
may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent), withdraw or transfer funds from the Operating Account from time to time as may be necessary to pay directly any amounts owed by the Borrowers for Operation and Maintenance Expenses; and

(ii)
may direct the transfer of funds to the Local Accounts from time to time, by delivery of an Operating Account Withdrawal Certificate to the Accounts Bank; provided, that the funds on deposit in and standing to the credit of all Local Accounts with respect to which a Blocked Account Agreement has been executed and is in full force and effect do not exceed, in the aggregate at any one time, two hundred thousand Dollars ($200,000) for each Plant that has achieved its Commercial Operation Date, as certified by the Borrowers' Agent in such Operating Account Withdrawal Certificate.

Section 8.10 Maintenance Capital Expense Account.  (a) Funds shall be deposited into the Maintenance Capital Expense Account pursuant to Sections 8.08(b)(ii) and (c)(ii) (Revenue Account).

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Maintenance Capital Expense Account, the Borrowers may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent), withdraw or transfer funds from the Maintenance Capital Expense Account from time to time as may be necessary to pay directly any amounts owed by the Borrowers for Maintenance Capital Expenses in accordance with the most recent Revenue Account Withdrawal Certificate.

Section 8.11 Working Capital Reserve Account.  (a) Funds shall be deposited into the Working Capital Reserve Account in accordance with Sections 8.08(b)(vi) and (c)(viii) (Revenue Account), Section 3.09(d)(iii)(B) (Optional Prepayments) and Section 3.10(e) (Mandatory Prepayments).  Amounts deposited into the Working Capital Reserve Account pursuant to priority item second of Sections 3.10(d)(e)(i) and (ii) shall be deposited into a sub-account (the "Working Capital LC Collateral Sub-Account").

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct, by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer or withdrawal of amounts standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the Working Capital LC Collateral Sub-Account) to pay directly:

(i)
amounts due and owing for Operation and Maintenance Expenses in accordance with the Operating Budget, but only to the extent that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account; provided, that the amount of such transfer of funds, when taken together with the amounts transferred to the Operating Account during such month pursuant to Section 8.08(b)(i) (Revenue Account) or Section 8.08(c)(i) (Revenue Account) (excluding any amounts transferred to the Operating Account to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes), does not exceed the Permitted Operating Budget Deviation Levels;

(ii)
amounts due and owing for Maintenance Capital Expenses in accordance with the Operating Budget, but only to the extent that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account; provided, that the amount of such transfer of funds, when taken together with the amounts transferred to the Maintenance Capital Expense Account during such month pursuant to Section 8.08(b)(ii) (Revenue Account) or Section 8.08(c)(ii) (Revenue Account), does not exceed the Permitted Operating Budget Deviation Levels; and

(iii)	amounts due and owing for start-up costs with respect to the Greenfield Plants.

(c) If, on any Quarterly Payment Date, the funds on deposit in or standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the Working Capital LC Collateral Sub-Account) are in excess of the Working Capital Reserve Required Amount, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to such transfer, the Borrowers may direct, by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Working Capital Reserve Account and (y) the Working Capital Reserve Required Amount, as certified by the Borrowers' Agent and confirmed by the Administrative Agent in such Working Capital Transfer Certificate.

(d) Following the funding of the Working Capital LC Collateral Sub-Account, the Borrowers or the Administrative Agent may direct in writing, in the case of the Borrowers by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer of amounts standing to the credit of the Working Capital LC Collateral Sub-Account to pay to the Administrative Agent, for the account of the Working Capital Lenders, the amount of such Working Capital Loans then due and payable.

(e) If at any time the amounts standing to the credit of the Working Capital LC Collateral Sub-Account are in excess of the aggregate Maximum Available Amounts under all Letters of Credit then outstanding, the Borrowers may direct, by delivery of a Working Capital Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Working Capital Reserve Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Working Capital LC Collateral Sub-Account and (y) the aggregate of all such Maximum Available Amounts, as certified by the Borrowers' Agent.

Section 8.12 Debt Service Reserve Account.  (a) Funds shall be deposited into the Debt Service Reserve Account:

(i)
on the In-Progress Plant 1 Construction Loan Funding Date, from the Escrow Account as directed in writing pursuant to Section 8.03(b) (Escrow Account), in the amount required pursuant to Section 7.01(g) (Affirmative Covenants-Use of Proceeds) with respect to such Construction Loans to cover the required funding of fifty percent (50%) of the Debt Service Reserve Requirement;

(ii)
on the In-Progress Plant 2 Construction Loan Funding Date, from the Escrow Account as directed in writing pursuant to Section 8.03(b) (Escrow Account), and the proceeds (if any) of In-Progress Plant 2 Tranche A Construction Loans, as applicable, in the amount required pursuant to Section 7.01(g) (Affirmative Covenants-Use of Proceeds) with respect to such Construction Loans to cover the required funding of fifty percent (50%) of the Debt Service Reserve Requirement;

(iii)	on the Conversion Date, pursuant to disbursement priority first as set forth in Section 2.06(e) (Funding of Loans); and

(iv)	pursuant to Section 8.08(c)(ix) (Revenue Account);

provided that, notwithstanding the foregoing, in lieu of cash, the Borrowers may cause to be delivered to the Accounts Bank one or more Debt Service Reserve Letters of Credit (each of which shall be accompanied by a Debt Service LC Waiver Letter), the Stated Amounts of which shall be credited to the Debt Service Reserve Account.

(b) On any date when the amounts available at priorities third through sixth as set forth in Section 8.08(c) (Revenue Account) are insufficient to pay Debt Service then due and owing, the Accounts Bank shall (upon written notification from the Borrowers' Agent or the Administrative Agent setting forth the amount of such shortfall) withdraw funds from the Debt Service Reserve Account to pay to the Administrative Agent, for the account of the Senior Secured Parties, the amount of such shortfall of the Debt Service then due and payable, which funds shall be applied in the order of priority set forth in priorities third through sixth of Section 8.08(c) (Revenue Account).  The Accounts Bank shall promptly notify the Administrative Agent and the Collateral Agent if, at any time, there are insufficient funds (without taking into account any Debt Service Reserve Letters of Credit) standing to the credit of the Debt Service Reserve Account to make the payments required under this Section 8.12(b).

(c) Upon the written instruction of the Administrative Agent, the Collateral Agent shall make a demand in accordance with the provisions of each Debt Service Reserve Letter of Credit, drawdown all or a portion of the Stated Amount of any Debt Service Reserve Letter of Credit that has been delivered in accordance with this Agreement, and deposit the funds received into the Debt Service Reserve Account.  The Administrative Agent shall instruct Collateral Agent to make such demand:

(i)
if amounts are required to be withdrawn from the Debt Service Reserve Account pursuant to Section 8.12(b), and the amounts to be so withdrawn exceed the funds, not including the aggregate Stated Amounts of the Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account, in the amount necessary to make the payments of Debt Service then due and payable;

(ii)	in full, if the commercial bank that issued such Debt Service Reserve Letter of Credit is no longer an Acceptable Bank; or

(iii)
in full, if (A) no less than thirty (30) days prior to the expiry date of each such Debt Service Reserve Letter of Credit, the Collateral Agent has not received notice from the issuing bank that it will extend such expiry date or renew such Debt Service Reserve Letter of Credit and no substitute or replacement letter of credit satisfying the requirements of a "Debt Service Reserve Letter of Credit" has been delivered to the Collateral Agent to replace the Stated Amount of such expiring Debt Service Reserve Letter of Credit and (B) excluding the Stated Amount of such Debt Service Reserve Letter of Credit and the Stated Amount of any other Debt Service Reserve Letter of Credit that similarly could be drawndown, an amount equal to the Debt Service Reserve Requirement is not on deposit in or standing to the credit of the Debt Service Reserve Account on the date of such drawdown.

(d) If, on any Quarterly Payment Date, the funds on deposit in or standing to the credit of the Debt Service Reserve Account (taking into account the Stated Amounts of any Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account) are in excess of the Debt Service Reserve Requirement, unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to such transfer, the Borrowers may direct, by delivery of a Debt Service Reserve Release Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Debt Service Reserve Account (taking into account the Stated Amounts of any Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account) and (y) the Debt Service Reserve Requirement, as certified by the Borrowers' Agent and confirmed by the Administrative Agent in such Debt Service Release Certificate; provided, that if such difference is positive due to the posting of a Debt Service Reserve Letter of Credit to the Debt Service Reserve Account to replace or substitute for cash then on deposit, such amount may be distributed directly to Pacific Ethanol or such other Affiliate of the Borrowers who provided such Debt Service Reserve Letter of Credit (and such distribution shall not be treated as a Restricted Payment for purposes of this Agreement).

Section 8.13 Prepayment Holding Account.  (a) Funds shall be deposited into the Prepayment Holding Account pursuant to Section 8.08(c)(xiv)(B) (Revenue Account).

(b) The Accounts Bank shall withdraw funds from the Prepayment Holding Account upon receipt of written instructions from the Borrowers' Agent or the Administrative Agent in accordance with the terms set forth below.

(i)
If, on any such Quarterly Payment Date, each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio are greater than or equal to 1.5:1 then, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants - Restricted Payments), the Borrowers may submit a Restricted Payment Certificate to the Accounts Bank directing the transfer of amounts on deposit in and standing to the credit of the Prepayment Holding Account for Restricted Payments by the Borrowers.

(ii)
If, on any such Quarterly Payment Date, the Historical Debt Service Coverage Ratio is less than 1.5:1 then all amounts on deposit in and standing to the credit of the Prepayment Holding Account shall, upon the written instruction of the Borrowers' Agent or the Administrative Agent, be transferred to the Administrative Agent for application as a prepayment of the Term Loans in accordance with Section 3.10 (Mandatory Prepayment).

Section 8.14 Insurance and Condemnation Proceeds Accounts.  (a) From and after the Closing Date, in the case of Pacific Holding, and from and after the initial Funding Date for each other Borrower and such Borrower's Plant, the applicable Borrowers shall cause all Insurance Proceeds and all Condemnation Proceeds payable to each such Borrower, or otherwise relating to the each Plant, to be deposited in or credited to the Insurance and Condemnation Proceeds Account for such Plant.

(b) The Borrowers shall not make, direct, or request the Accounts Bank to make, any withdrawals from any Insurance and Condemnation Proceeds Account except as permitted by this Section 8.14, and provided that no Notice of Suspension has been delivered that has not been withdrawn and no Default or Event of Default would occur as a result of such transfer or withdrawal.

(c) The Borrowers may apply any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts less than or equal to two million five hundred thousand Dollars ($2,500,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant directly for the replacement or repair of damaged assets to which such Insurance Proceeds or Condemnation Proceeds. as the case may be, relate; provided, that the Borrowers deliver to the Administrative Agent and the Accounts Bank, no fewer than three (3) Business Days in advance of any such proposed transfers or withdrawals from such Insurance and Condemnation Proceeds Account, an Insurance and Condemnation Proceeds Request Certificate setting forth proposed instructions for such withdrawals or transfers.  A Financial Officer of the Borrowers' Agent shall certify that each Insurance and Condemnation Proceeds Request Certificate is being delivered, and the withdrawals specified therein are being directed, in accordance with this Agreement and the other Transaction Documents, and shall also certify that the directed withdrawals or transfers will be used exclusively for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate.

(d) Any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than two million five hundred thousand Dollars ($2,500,000) but less than or equal to fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant shall:

(i)
be applied for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate in accordance with the Borrowers' direction in an Insurance and Condemnation Proceeds Request Certificate delivered to the Administrative Agent and the Accounts Bank if, within sixty (60) days after the occurrence of the Casualty Event or Event of Taking giving rise to such proceeds, the Borrowers deliver a Restoration or Replacement Plan to the Administrative Agent and the Independent Engineer with respect to such Casualty Event or Event of Taking that is based upon, and accompanied by, each of the following:

(A)	a description of the nature and extent of such Casualty Event or Event of Taking, as the case may be;

(B)
a bona fide assessment (from a contractor reasonably acceptable to the Independent Engineer) of the estimated cost and time needed to restore or replace the relevant Plant to substantially the same value and general performance capability as prior to such event;

(C)	reasonably satisfactory evidence that such Insurance Proceeds or Condemnation Proceeds, as the case may be, are sufficient to make the necessary restorations or replacements;

(D)
a certificate of a Financial Officer of the Borrowers' Agent certifying that (1) all work contemplated to be done under the Restoration or Replacement Plan can be done within the time periods, if any, required under any Project Document relating to the relevant Plant; (2) all Governmental Approvals necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (3) the relevant Plant once repaired/restored will continue to perform at the levels set forth in the then-current Operating Budget for such Plant with respect to production volume, yield and utility consumption (or other levels approved by the Required Lenders);

(E)
the Casualty Event or Event of Taking , as the case may be (including the non-operation of such Plant during any period of repair or restoration) has not resulted or would not reasonably be expected to result in a default giving rise to a termination of, or a materially adverse modification of, one or more of the Governmental Approvals or Project Documents;

(F)
after taking into consideration the availability of such Insurance Proceeds or Condemnation Proceeds, as applicable, and Business Interruption Insurance Proceeds and any additional documented voluntary equity contributions for the purpose of covering such costs, there will be adequate amounts available to pay all ongoing expenses including Debt Service during the period of repair or restoration;

(G)
construction contractors and vendors of recognized skill, reputation and creditworthiness and reasonably acceptable to the Administrative Agent have executed reconstruction contracts, purchase orders or similar arrangements for the repair, rebuilding or restoration on terms and conditions reasonably acceptable to the Administrative Agent; and

(H)	a confirmation by the Independent Engineer of its agreement with the matters set forth in Section 8.14(d)(i)(A)-(G) and its approval of such Restoration or Replacement Plan; or

(ii)
if (A) the Borrowers do not deliver such Restoration or Replacement Plan and the accompanying deliveries referred to in Section 8.14(d)(i) within such sixty (60) day period or (B) after the completion of such Restoration or Replacement Plan, there are excess Insurance Proceeds or Condemnation Proceeds, as the case may be, on deposit in or standing to the credit of such Insurance and Condemnation Proceeds Account, the Accounts Bank shall on the next succeeding Quarterly Payment Date thereafter, upon the written instruction of the Borrowers' Agent or the Administrative Agent, transfer to the Administrative Agent, for the account of the Lenders, an amount equal to such Insurance Proceeds or Condemnation Proceeds, as the case may be, for mandatory prepayment of the Loans in accordance with Section 3.10 (Mandatory Prepayments).

(e) Any Insurance Proceeds or Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant shall be applied, at the written instruction of the Administrative Agent, to prepay the Loans or for repair or replacement of damaged assets, as determined by the Required Lenders in their sole discretion.

Section 8.15 Extraordinary Proceeds Account.  (a) From and after the Closing Date, in the case of Pacific Holding, and from and after the initial Funding Date for each other Borrower and such Borrower's Plant, the applicable Borrowers shall cause (i) all proceeds of asset disposals (other than proceeds from the sale of Products) that will not be used for replacement in accordance with Section 7.02(f)(i) (Negative Covenants - Asset Dispositions) and (ii) all Project Document Termination Payments, in each such case relating to Pacific Holding or a Plant or Borrower with respect to which a Funding has been made, to be deposited into the Extraordinary Proceeds Account.

(b) If at any time proceeds of an asset disposal are deposited into the Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(i)
if such proceeds are in an amount in the aggregate of less than two million five hundred thousand Dollars ($2,500,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year) the Borrowers may submit an Extraordinary Proceeds Release Notice to the Accounts Bank, certified by an Authorized Officer of the Borrowers' Agent, directing the transfer of such funds to the Revenue Account; and

(ii)
if such proceeds are in an amount equal to or greater than two million five hundred thousand Dollars ($2,500,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrowers' Agent or the Administrative Agent, to the Administrative Agent for application as a prepayment of the Loans in accordance with Section 3.10 (Mandatory Prepayment).

(c) If at any time Project Document Termination Payments are deposited into the Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(i)
if such Project Document Termination Payments are in an amount in the aggregate of less than five million Dollars ($5,000,000) (taken together with any other Project Document Termination Payments received during the then-current Fiscal Year), the Borrowers may submit an Extraordinary Proceeds Release Notice to the Accounts Bank, certified by an Authorized Officer of the Borrowers' Agent, directing the transfer of such Project Document Termination Payments to the Revenue Account; and

(ii)
if such Project Document Termination Payments are in an amount equal to or greater than five million Dollars ($5,000,000) (taken together with any other Project Document Termination Proceeds received during the then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrowers' Agent or the Administrative Agent, to the Administrative Agent for application as a prepayment of the Loans in accordance with Section 3.10 (Mandatory Prepayment).

Section 8.16 Warranty Accounts.  (a)  The Borrowers shall cause all Warranty Proceeds payable to each Borrower, or otherwise relating to each Plant, to be deposited in the Warranty Account for such Plant.

(b) Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby, the Borrowers may direct the transfer or withdrawal of funds standing to the credit of the Warranty Accounts to pay any amounts necessary to cover costs and expenses incurred by the Borrowers in performing or causing to be performed any Warranty Work with respect to the Plant to which such Warranty Proceeds relate, by delivering a Warranty Proceeds Request Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer), which shall be for application strictly in accordance with the relevant Warranty Notice.  All payments from the Warranty Accounts shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Warranty Proceeds Request Certificate.  In the event that the Borrowers fail to deliver such a Warranty Proceeds Request Certificate, the Administrative Agent is hereby authorized to direct, in writing to the Accounts Bank to transfer or withdraw the funds necessary to pay any amounts necessary to cover costs and expenses incurred by the Borrowers in performing or causing to be performed any Warranty Work with respect to the Plant to which such Warranty Proceeds relate.

Section 8.17 Representations, Warranties and Covenants of Accounts Bank.  The Accounts Bank hereby represents and warrants, covenants and agrees with the Lenders, the Agents and the Borrowers (and the other parties hereto agree, to the extent set forth below) as follows:

(a) it will act as depositary agent, as "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) with respect to each of the Project Accounts that is a "securities account" (within the meaning of Section 8-501 of the UCC) and the Financial Assets credited to such Project Accounts, and as "bank" (within the meaning of 9-102(a)(8) of the UCC) with respect to each of the Project Accounts as described in Section 8.19 (Project Accounts as Deposit Accounts) and credit balances not constituting Financial Assets credited thereto and to accept all cash, payments, other amounts and Cash Equivalents to be delivered to or held by the Accounts Bank pursuant to the terms of this Agreement.  The Borrowers, the Senior Secured Parties and the Accounts Bank agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Project Accounts, the jurisdiction of the Accounts Bank (in its capacity as the securities intermediary and bank) is the State of New York;

(b) the Accounts Bank hereby agrees and confirms that it has established and maintains the Project Accounts as set forth and defined in this Agreement.  The Accounts Bank agrees that (i) each such Project Account established by the Accounts Bank is and will be maintained as a "securities account" (within the meaning of Section 8501 of the UCC); (ii) the Borrowers' Agent is the "entitlement holder" (within the meaning of Section 8102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of Section 8102(a)(9) of the UCC, the "Financial Assets") credited to such Project Accounts that are "securities accounts"; (iii) all Financial Assets in registered form or payable to or to the order of and credited to any such Project Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Accounts Bank or in blank, or credited to another securities account maintained in the name of the Accounts Bank ; and (iv) in no case will any Financial Asset credited to any such Project Account be registered in the name of, payable to or to the order of, or endorsed to, the Borrowers' Agent, Pacific Holding or any other Borrower except to the extent the foregoing have been subsequently endorsed by such Person to the Accounts Bank or in blank.  Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Project Account shall to the fullest extent permitted by law be treated as a Financial Asset.  Until the Discharge Date, this Agreement is intended to provide the Collateral Agent with "control" (within the meaning of Section 8106(d)(2) or Section 9-104(a) (as applicable) of the UCC) of the Project Accounts and each Borrower's "security entitlements" (within the meaning of Section 8102(a)(17) of the UCC) with respect to the Financial Assets credited to the Project Accounts.  The Borrowers' Agent hereby irrevocably directs, and the Accounts Bank (in its capacity as securities intermediary) hereby agrees, that the Accounts Bank will comply with all instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Project Account and any Financial Asset therein originated by the Collateral Agent without the further consent of the Borrowers' Agent or any other Person.  In the case of a conflict between any instruction or order originated by the Collateral Agent and any instruction or order originated by the Borrowers' Agent or any other Person other than a court of competent jurisdiction, the instruction or order originated by the Collateral Agent shall prevail.  The Accounts Bank shall not change the name or account number of any Project Account without the prior written consent of the Collateral Agent and at least five (5) Business Days' prior notice to the Borrowers' Agent, and shall not change the entitlement holder;

(c) it shall promptly perform all duties imposed upon a securities intermediary and a bank under the UCC and this Agreement.  In this regard, (i) if the Accounts Bank has knowledge that an issuer of any Financial Asset is required to make a payment or distribution in respect of such Financial Asset, the Accounts Bank shall have fulfilled its duty under applicable Law to take action to obtain such payment or distribution if (A) it credits such payment or distribution to the Project Accounts in accordance with this Agreement if such payment or distribution is made or (B) it notifies the Borrowers' Agent, the Collateral Agent and the Administrative Agent that such payment or distribution has not been made, and (ii) if the Accounts Bank is required by applicable Law or this Agreement to credit to any Project Account any Financial Asset purported to be transferred or credited to the Accounts Bank pursuant to applicable Law, the Accounts Bank shall have fulfilled its duty to so credit any Project Account if it credits as a security entitlement to the applicable party whatever rights the Accounts Bank purportedly has, in its capacity as Accounts Bank, in the Financial Asset transferred or credited to the Accounts Bank, in its capacity as Accounts Bank, and the Accounts Bank shall have no duty to ensure that applicable Law has been complied with in respect of the transfer of the Financial Asset or to create a security interest in or Lien on any Financial Asset purported to be transferred or credited to the Accounts Bank and subsequently credited to any Project Account;

(d) all Financial Assets acquired by or delivered to the Accounts Bank shall be held by the Accounts Bank and credited by book entry to the relevant Project Account or otherwise accepted by the Accounts Bank for credit to the relevant Project Account;

(e) each item of property (including any cash, security, general intangible, document, instrument or obligation, share, participation, interest or other property whatsoever) deposited in or credited to any Project Account shall be treated as a Financial Asset for the purposes of Section 8-102(a)(9)(iii) of the UCC.  Notwithstanding any provision herein contained to the contrary, any property contained in the Project Accounts that is not deemed to be a Financial Asset under applicable Law, to the extent permitted by applicable Law, will be deemed to be deposited in a deposit account and subject to Section 8.19 (Project Accounts as Deposit Account);

(f) The Collateral Agent shall have control of the security entitlements carried in the Project Accounts and of the Financial Assets carried in the Project Accounts, and each Borrower hereby disclaims any entitlement to claim control of such security entitlements;

(g) all property delivered to the Accounts Bank pursuant to this Agreement or the other Financing Documents will be promptly deposited in or credited to a Project Account by an appropriate entry in its records in accordance with this Agreement;

(h) if any Person (other than Collateral Agent, on behalf and for the benefit of the Senior Secured Parties) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any Financial Asset or other property deposited therein or credited thereto of which the Accounts Bank has actual knowledge, the Accounts Bank will promptly notify the Collateral Agent, the Administrative Agent and the Borrowers' Agent in writing thereof; and

(i) the Accounts Bank has not entered into and will not enter into any agreement with respect to the Project Accounts or any Financial Assets or other property deposited in or credited to any Project Account other than this Agreement and its Fee Letter.  The Accounts Bank has not entered into and will not enter into any agreement with any Borrower or any other Person purporting to limit or condition the obligation of the Accounts Bank to comply with entitlement orders or any other order originated by the Collateral Agent in accordance with Sections 8.17(b)(Representations, Warranties and Covenants of Accounts Bank) or Sections 8.19(b) or (c)(Project Accounts as Deposit Account).

Section 8.18 Project Accounts.  (a) The Accounts Property will not constitute repayment of the Obligations until so applied as payments in accordance with the terms of this Agreement and the other Financing Documents.

(b) The Accounts Bank shall not have title to the funds on deposit in the Project Accounts, and shall credit the Project Accounts with all receipts of interest, dividends and other income received on the property held in the Project Accounts.  The Accounts Bank shall administer and manage the Project Accounts in strict compliance with its duties with respect to the Project Accounts pursuant to this Agreement, and shall be subject to and comply with all of the obligations that the Accounts Bank owes to the Borrowers' Agent and the Collateral Agent, on behalf of the Senior Secured Parties, with respect to the Project Accounts, including all subordination obligations set forth in Section 8.21 (Subordination) with respect to the Accounts Bank's right of set-off or recoupment or right to obtain a Lien, pursuant to the terms of this Agreement.  The Accounts Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts without any further consent of any Borrower or any other Person and to comply with any and all instructions originated by the Borrowers' Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts subject to the terms of this Agreement.

Section 8.19 Project Accounts as Deposit Account.  (a)  To the extent that the Project Accounts are not considered securities accounts, the Project Accounts shall be deemed to be deposit accounts in respect of any property deposited in or credited to the Project Accounts that is not deemed to be a Financial Asset under applicable Law.  Such deposit accounts and such property shall be maintained with the Accounts Bank acting not as a securities intermediary, but as a bank.

(b) The Borrowers' Agent shall be deemed the customer of the Accounts Bank for purposes of the Project Accounts and, as such, shall be entitled to all of the rights that customers of banks have under applicable Law with respect to deposit accounts, including the right to withdraw funds from, or close, the Project Accounts, in each such case subject to, and in accordance with, the terms of this Agreement.

(c) The parties hereto agree that, to the extent that the Project Accounts are not considered "securities accounts" (within the meaning of Section 8-501(a) of the UCC), the Project Accounts shall be deemed to be "deposit accounts" (as defined in Section 9-102(a)(29) of the UCC) to the extent a security interest can be granted and perfected under the UCC in the Project Accounts as deposit accounts, which the Borrowers shall maintain with the Accounts Bank acting not as a securities intermediary but as a "bank" (within the meaning of Section 9-102(a)(8) of the UCC).  The Accounts Bank shall not have title to the funds on deposit in the Project Accounts, and shall credit the Project Accounts with all receipts of interest, dividends and other income received on the property held in the Project Accounts.  The Accounts Bank shall administer and manage the Project Accounts in strict compliance with all the terms applicable to the Project Accounts pursuant to this Agreement, and shall be subject to and comply with all the obligations that the Accounts Bank owes to the Collateral Agent with respect to the Project Accounts, including all subordination obligations, pursuant to the terms of this Agreement.  The Accounts Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing disposition of funds and all other property in the Project Accounts without any further consent of the Borrowers or any other Person and to comply with any and all instructions originated by the Borrowers' Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts, in each such case subject to, and in accordance with, the terms of this Agreement.

Section 8.20 Duties of Accounts Bank.  (a) The Accounts Bank will also have those duties and responsibilities expressly set forth in this Agreement, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of this Agreement or imposed on the Accounts Bank.  The Accounts Bank will act at the written direction of the Collateral Agent, the Administrative Agent and, as expressly provided in this Agreement, Borrowers' Agent, but will not be required to take any action that is contrary to this Agreement or applicable Law or that, in its reasonable judgment, would involve it in expense or liability, unless it has been furnished with adequate indemnity against such expense or liability.  The Accounts Bank will have no responsibility to ensure the performance by any other party of its duties and obligations hereunder.  The Accounts Bank will use the same care with respect to the safekeeping and handling of property held in the Project Accounts as the Accounts Bank uses in respect of property held for its own sole benefit.

(b) In performing its functions and duties under this Agreement, the Accounts Bank will act solely as the depository agent and as securities intermediary or as a bank, as the case may be, with respect to the Project Accounts.  None of the Senior Secured Parties or any Borrower will have any rights against the Accounts Bank hereunder, other than for the Accounts Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment.  Except as otherwise expressly provided in this Agreement, the Borrowers will not have any right to direct the Accounts Bank to distribute or allocate any funds, instruments, securities, Financial Assets or other assets in the Project Accounts or to withdraw or transfer any funds, instruments, securities, Financial Assets or other assets from the Project Accounts.  Except as otherwise expressly provided in this Agreement, the Collateral Agent will have the sole right to issue directions and instructions to the Accounts Bank, acting as securities intermediary or bank, as the case may be, in accordance with this Agreement, and to issue entitlement orders with respect to the Project Accounts.  It is expressly understood and agreed that any investment made with funds held in the Project Accounts may be made only in accordance with the express provisions of Section 8.24 (Interest and Investments).  The Accounts Bank shall not in any way whatsoever be liable for any loss or depreciation in the value of the investments made pursuant to the terms of this Agreement.

Section 8.21 Subordination.  (a) The Accounts Bank hereby acknowledges the security interest granted hereby to the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, by the Borrowers.  In the event that the Accounts Bank has or subsequently obtains by agreement, operation of applicable Law or otherwise a right of recoupment or set-off or any Lien in any of the Project Accounts or any Financial Asset or other property deposited therein or credited thereto or any security entitlement related thereto, the Accounts Bank hereby agrees that such right of recoupment or set-off and/or any such Lien shall be subordinate to the security interest of the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties.  The Accounts Bank agrees that it shall not assert or enforce any such right of recoupment or set-off and/or any Lien until the Discharge Date.

(b) The Financial Assets and other items deposited in or credited to the Project Accounts and the Accounts Property will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person other than the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties.

Section 8.22 Borrower Acknowledgments.  (a) Each Borrower acknowledges that neither any insufficiency of funds in the Project Accounts (or any of them), nor any inability to apply any funds in the Project Accounts (or any of them) against any or all amounts owing under any Financing Document, shall at any time limit, reduce or otherwise affect the Borrowers' obligations under any Financing Document.

(b) Each party to this Agreement acknowledges that the Accounts Bank and the Collateral Agent shall not incur any obligation or liability in circumstances where there are insufficient funds deposited in or credited to any Project Account to make a payment in full that would otherwise have been made pursuant to the terms of this Agreement, except (i) in the case of the Accounts Bank to the extent that the loss arises directly from the Accounts Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment, and (ii) in the case of the Collateral Agent, to the extent that the loss arises directly from the Collateral Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and Non-Appealable judgment.

Section 8.23 Agreement to Hold In Trust.  All payments received directly by any Borrower that are required to be deposited into the Project Accounts in accordance with the terms of this Agreement or any other Financing Document shall be held by such Borrower in trust for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, shall be segregated from other funds of such Borrower and shall, forthwith upon receipt by such Borrower, be turned over to the Collateral Agent or its designee in the same form as received by such Borrower (duly endorsed by such Borrower to the Collateral Agent or the Accounts Bank, if requested) for deposit and disbursement in accordance with this Agreement.

Section 8.24 Interest and Investments.  (a) Each amount deposited in or credited to a Project Account from time to time shall, from the time it is so deposited or credited until the time it is withdrawn from that Project Account (whether for the purpose of making an investment in Cash Equivalents or otherwise applied in accordance with the terms of this Agreement), earn interest at such rates as may be agreed from time to time by Pacific Holding and the Accounts Bank.

(b) Prior to the receipt by the Accounts Bank of a Notice of Suspension, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, at the risk and expense of the Borrowers, solely in such Cash Equivalents as the Borrowers' Agent shall direct in writing.  The Borrowers shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers to be made from the Project Accounts on such day in accordance with this Agreement, the other Financing Documents and the Project Documents.  Upon delivery by the Collateral Agent to the Accounts Bank of a Notice of Suspension and until written revocation of such Notice of Suspension is delivered to the Accounts Bank by the Collateral Agent, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, solely in such Cash Equivalents as the Collateral Agent may direct.

(c) In the event that the cash balance in any of the Project Accounts is as of any day insufficient to cover the transfers to be made from such Project Account on such day, the Collateral Agent may direct the Accounts Bank to sell or liquidate the Cash Equivalents standing to the credit of such Project Account (without regard to maturity date) in such manner as the Collateral Agent may deem necessary in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Accounts Bank shall be authorized to pay with cash on deposit in such Project Account.  Neither the Accounts Bank nor any Senior Secured Party shall be liable to any Person for any loss suffered because of any such sale or liquidation.

(d) All interest and other investment income earned from Cash Equivalents made from amounts in any Project Account shall remain in such Project Account until transferred from such Project Account in accordance with the terms of this Article VIII.

(e) It is acknowledged by the parties hereto that all investment income earned on amounts on deposit in or credited to the Project Accounts for all Tax purposes shall be attributed to and be income of Pacific Holding.  Pacific Holding shall be responsible for determining any requirements for paying Taxes or reporting or withholding any payments for Tax purposes hereunder.  Pacific Holding shall prepare and file all Tax information required with respect to the Project Accounts.  Each Borrower agrees to indemnify and hold each Senior Secured Party harmless against all liability for Tax withholding and/or reporting for any investment income earned on the Project Accounts and payments in respect thereof.  Such indemnities shall survive the termination or discharge of this Agreement or resignation of the Accounts Bank.  No Senior Secured Party shall have any obligation with respect to the making of or the reporting of any payments for Tax purposes.  From time to time, and as reasonably requested by the Accounts Bank, Pacific Holding or any other Borrower shall provide to the Accounts Bank a United States Department of the Treasury Internal Revenue Service tax Form W-8 or W-8BEN or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Project Accounts.

Section 8.25 Accounts Bank Information.  (a) The Accounts Bank will:

(i)
within five (5) Business Days after the end of the month in which the first deposit is made into any Project Account and within five (5) Business Days after the end of each month thereafter, provide the Borrowers' Agent, the Collateral Agent and the Administrative Agent a report with respect to the Project Accounts, setting forth in reasonable detail all deposits to and disbursements from each of the Project Accounts during such month, including the date on which made, and the balances of and any investments in each of the Project Accounts at the end of such month, including information regarding categories, amounts, maturities and issuers of Cash Equivalents; and

(ii)
within three (3) Business Days after receipt of any written request by the Borrowers' Agent, the Collateral Agent or the Administrative Agent, provide to the Borrowers' Agent, the Collateral Agent or the Administrative Agent, as the case may be, such other information as the Borrowers' Agent, the Collateral Agent or the Administrative Agent may specify regarding all Cash Equivalents and any other investments made by the Accounts Bank pursuant hereto and regarding amounts available in the Project Accounts.

Notwithstanding the foregoing, the Accounts Bank will provide the Borrowers' Agent, the Collateral Agent and the Administrative Agent such additional information regarding the Project Accounts and the balances and Cash Equivalents therein as any of them may reasonably request from time to time.

(b) The Accounts Bank will maintain all of the Project Accounts and all books and records with respect thereto as may be necessary to record properly all transactions carried out by it under this Agreement.

(c) If any Cash Equivalent ceases to be a Cash Equivalent, the Accounts Bank will, as soon as reasonably practicable after becoming aware of such cessation, notify the Collateral Agent and the Borrowers' Agent in writing of such cessation and, upon the written direction of the Borrowers' Agent or the Collateral Agent, as the case may be, will cause the relevant investment to be replaced by a Cash Equivalent or by cash; provided that this Section 8.25(c) will not oblige the Accounts Bank to liquidate any investment earlier than its normal maturity date unless:

(i)	directed to do so under Section 8.24 (Interest and Investments); or

(ii)	the maturity date of the relevant investment exceeds the maturity date that would enable it to continue to qualify as a Cash Equivalent.

Section 8.26 Notices of Suspension of Accounts.  (a) The Collateral Agent may, but shall not be required to, suspend the right of the Accounts Bank and the Borrowers' Agent to withdraw or otherwise deal with any funds deposited in or credited to the Project Accounts at any time during the occurrence and continuance of an Event of Default by delivering a notice to the Accounts Bank (with a copy to the Borrowers' Agent and the Administrative Agent) (a "Notice of Suspension").

(b) Notwithstanding any other provision of the Financing Documents, after the issuance by the Collateral Agent of a Notice of Suspension in accordance with Section 8.26(a) and until such time as the Collateral Agent advises the Accounts Bank and the Borrowers' Agent (with a copy to the Administrative Agent) that it has withdrawn such Notice of Suspension, (which it shall do if such Event of Default is no longer continuing) no amount may be withdrawn by the Accounts Bank from any Project Account, including for investment in Cash Equivalents, without the express prior written consent of the Collateral Agent.

(c) Notwithstanding any other provision of the Financing Documents (but without limitation of Sections 8.02(g) or (h) (Deposits into and Withdrawals from Project Accounts), without the express prior written consent of the Required Lenders, no amount may be withdrawn from any Project Account if a Default or Event of Default would occur as a result of such withdrawal.

(d) On the date of each withdrawal by the Accounts Bank from a Project Account, the Borrowers' Agent shall be deemed to represent and warrant that no Notice of Suspension is in effect and that that no Default or Event of Default would occur as a result of such withdrawal, unless the Required Lenders have previously consented in writing to such withdrawal, notwithstanding that a Notice of Suspension is in effect or that a Default or Event of Default would occur as a result of such withdrawal.

ARTICLE IX

DEFAULT AND ENFORCEMENT

Section 9.01 Events of Default.  Each of the following events or occurrences described in this Section 9.01 shall constitute an Event of Default.

(a) Nonpayment.  (i) Any Borrower fails to pay any amount of principal of any Loan when the same becomes due and payable or (ii) any Borrower fails to pay any interest on any Loan or any fee or other Obligation or amount payable hereunder or under any other Financing Document within three (3) Business Days after the same becomes due and payable.

(b) Breach of Warranty.  Any representation or warranty of any Loan Party or any Major Project Party made or deemed to be restated or remade in any Financing Document is or shall be incorrect or misleading in any material respect when made or deemed made; provided that (i) if such Loan Party or Major Project Party, as the case may be, was not aware that such representation or warranty was incorrect or misleading at the time such representation or warranty was made or deemed repeated, (ii) the fact, event or circumstance resulting in such incorrect or misleading representation or warranty is capable of being cured, corrected or otherwise remedied, (iii) such fact, event or circumstance resulting in such incorrect or misleading representation or warranty is cured, corrected or otherwise remedied within thirty (30) days from the date any Loan Party obtains, or should have obtained, knowledge thereof, and (v) no Material Adverse Effect shall have occurred as a result of such representation or warranty being incorrect or misleading, then such incorrect representation or warranty shall not constitute an Event of Default.

(c) Non-Performance of Certain Covenants and Obligations.  Any Borrower defaults in the due performance and observance of any of its obligations under any of Sections 7.01(d)(i), (ii) and (iii)(A) (Affirmative Covenants – Construction and Completion of Project; Maintenance of Properties), 7.01(g) (Affirmative Covenants – Use of Proceeds and Cash Flow), 7.01(h) (Affirmative Covenants – Insurance), 7.01(r) (Affirmative Covenants – First Priority Ranking), 7.01 (w) (Debt Service Reserve), 7.02 (Negative Covenants) and 7.03(e) (Reporting Requirements) of this Agreement, Sections 5.02 (Limitation of Liens) or 5.06 (Name; Jurisdiction of Organization) of any Security Agreement, or any Borrower or the Pledgor defaults in the due performance and observance of any of its obligations under Sections 5.02 (Limitation of Liens), 5.03 (No Sale of Collateral), 5.04 (No Impairment of Security), 5.05 (Filing of Bankruptcy Proceedings) or 5.08 (Name; Jurisdiction of Organization) of any Pledge Agreement, or Pacific Ethanol defaults in the due performance and observance of any of its obligations under Section 2.04(a) (Sponsor's Deficiency Funding Obligation), Section 3.04(a) (Sponsor's Warranty Performance Obligations), Section 3.05(a) (Sponsor's Warranty Funding Obligation), Section 4.01(a) (Acceleration of Senior Debt Obligations) or Sections 5.05(b) or (c) (Accounting Matters) of the Sponsor Support Agreement.

(d) Non-Performance of Other Covenants and Obligations.  Any Loan Party or any Major Project Party defaults in the due performance and observance of any covenant or agreement (other than covenants and agreements referred to in Section 9.01(a) or 9.01(c)) contained in any Financing Document, and such default shall continue unremedied for a period of thirty (30) days after any Borrower obtains, or should have obtained, knowledge thereof; provided, that any such default by any Major Project Party shall only constitute an Event of Default hereunder in the event that such default occurs on or after the date of the initial Funding Notice for the Plant to which such Project Document relates (or in the case of any Project Document that does not relate to a specific Plant, the date of the initial Funding Notice).

(e) Project Completion.  The Commercial Operation Date for each Plant with respect to which any Funding has been made does not occur on or before the Conversion Date Certain.

(f) Cross Defaults.  Any one of the following occurs with respect to any Borrower, the Pledgor, Pacific Ethanol, or any Major Project Party with respect to Indebtedness (other than the Obligations) (provided that if any such event has been cured in accordance with the terms of such Indebtedness, it shall serve as a cure of this Event of Default):

(i)	a default occurs in the payment when due (subject to any applicable grace period and notice requirements), whether by acceleration or otherwise, of such Indebtedness; or

(ii)
such Person fails to observe or perform (subject to any applicable grace periods and notice requirements) any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of any Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; and

(A)	in the case of the Borrowers, with respect to Indebtedness in an amount greater than or equal to two million Dollars ($2,000,000) in the aggregate;

(B)	in the case of either of the Pledgor or Kinergy, with respect to Indebtedness in an amount greater than or equal to two million five hundred thousand Dollars ($2,500,000) in the aggregate;

(C)	in the case of Pacific Ethanol, with respect to Indebtedness in an amount in excess of five million Dollars ($5,000,000) in the aggregate; and

(D)	in the case of any other Major Project Party only, has or could reasonably be expected to result in a Material Adverse Effect;

provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party relating to each Plant with respect to which any Funding has been made or is being requested (and each Project Document to which such Major Project Party is a party that does not relate to a specific Plant), in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof.

(g) Judgments.  (i) Any judgment or order that has or could reasonably be expected to have a Material Adverse Effect is rendered against any Loan Party or any Major Project Party, or (ii) any judgment or order is rendered against (A) any or all of the Borrowers, in an amount in excess of two million Dollars ($2,000,000) in the aggregate, (B) either of the Pledgor or Kinergy in an amount in excess of two million five hundred thousand Dollars ($2,500,000) in the aggregate or (C) Pacific Ethanol in an amount in excess of five million Dollars ($5,000,000) in the aggregate and, in any such case, (x) enforcement proceedings are commenced by any creditor upon such judgment or order or (y) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment is not in effect; provided, that such occurrence shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party relating to each Plant with respect to which any Funding has been made or is being requested (and each Project Document to which such Major Project Party is a party that does not relate to a specific Plant), in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof.

(h) ERISA Events.  (i) Any Termination Event occurs, (ii) any Plan incurs an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), (iii) any Borrower or member of any Borrower's ERISA Controlled Group engages in a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA, (iv) any Borrower or any ERISA Affiliate fails to pay when due any amount it has become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, (v) a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer it, (vi) any Borrower or any ERISA Affiliate suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, (vii) a proceeding is instituted against any Borrower to enforce Section 515 of ERISA, (viii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Code, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than two million Dollars ($2,000,000) at such time, or (ix) any other event or condition occurs or exists with respect to any Plan that would subject any Borrower to any tax, penalty or other liability.

(i) Bankruptcy, Insolvency.  Any Borrower, the Pledgor, Pacific Ethanol or any Major Project Party:

(i)	generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due;

(ii)
applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or a substantial portion of its property, or makes a general assignment for the benefit of creditors;

(iii)
in the absence of such application, consent or acquiescence, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian is not discharged within sixty (60) days; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);

(iv)
permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person and, if any such case or proceeding is not commenced by such Person, such case or proceeding is be consented to or acquiesced in by such Person or results in the entry of an order for relief or remains for sixty (60) days undismissed; provided that nothing in the Financing Documents shall prohibit or restrict any right any Senior Secured Party may have under applicable Law to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend its rights under the Financing Documents (and such Person shall not object to any such appearance);

(v)	takes any action authorizing, or in furtherance of, any of the foregoing; or

(vi)	becomes insolvent;

provided, that any such event or occurrence with respect to a Major Project Party shall only constitute an Event of Default hereunder on or after the date of the initial Funding Notice for any Plant with respect to which such Major Project Party is party to a Project Document (or in the case of a Project Document that does not relate to a specific Plant, the date of the initial Funding Notice); provided, further, that such occurrence (A) shall only constitute an Event of Default with respect to a Major Project Party that is not an Affiliate of any Borrower if such occurrence has had or could reasonably be expected to have a Material Adverse Effect and (B) shall not constitute an Event of Default with respect to any Major Project Party if an agreement replacing each Project Document to which such Major Project Party is a party relating to each Plant with respect to which any Funding has been made or is being requested (and each Project Document to which such Major Project Party is a party that does not relate to a specific Plant), in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such bankruptcy or insolvency could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).

(j) Project Document Defaults; Termination.

(i)
Any Borrower or any other Major Project Party shall be in material breach of or otherwise in material default under any Project Document (other than a Project Document relating exclusively to a Plant with respect to which no Funding has been made or is being requested) and such breach or default has continued beyond any applicable grace period expressly provided for in such Project Document (or, if no such cure period is provided, thirty (30) days), as the same may be extended pursuant to any Consent (which, in the case of any Major Project Party that is not an Affiliate of any Borrower (other than, prior to the Commercial Operation Date for the applicable Plant, any Construction Contractor) has had or could reasonably be expected to have a Material Adverse Effect with respect to such Plant or such Borrower); provided, that any such breach or default by any Major Project Party under any Project Document shall not constitute an Event of Default if an agreement replacing such Project Document, in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such breach or default could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days); provided, further, that if such material breach or material default on the part of such Major Project Party relates to the performance of Warranty Work that is being performed by Pacific Ethanol, or to a Project Completion Deficiency that is being funded by Pacific Ethanol, in either such case in accordance with the Sponsor Support Agreement, then such breach or default shall be deemed to be cured.

(ii)
Any Project Document (other than a Project Document relating exclusively to a Plant with respect to which no Funding has been made or is being requested) ceases to be in full force and effect prior to its scheduled expiration, is repudiated, or its enforceability is challenged or disaffirmed by or on behalf of any Borrower or any Major Project Party thereto (which, in the case of any Major Project Party that is not an Affiliate of any Borrower (other than, prior to the Commercial Operation Date for the applicable Plant, any Construction Contractor) has had or could reasonably be expected to have a Material Adverse Effect with respect to such Plant or such Borrower); provided, that such occurrence shall not constitute an Event of Default with respect to any Project Document if an agreement replacing such Project Document, in form and substance reasonably satisfactory subject to the applicable Project Document Approval Level, is entered into (together will all applicable Ancillary Documents) within forty-five (45) days thereof (or, if such occurrence could not reasonably be expected to result in a Material Adverse Effect, sixty (60) days).

(k) Governmental Approvals.  Any Borrower fails to obtain, renew, maintain or comply in all material respects with any Necessary Project Approval or any Necessary Project Approval is revoked, canceled, terminated, withdrawn or otherwise ceases to be in full force and effect, or any Necessary Project Approval is modified without the consent of the Required Lenders in a manner that, in each case, has, or could reasonably be expected to result in, a Material Adverse Effect on such Borrower or its Plant.

(l) Unenforceability of Documentation.  At any time after the execution and delivery thereof:

(i)	any material provision of any Financing Document shall cease to be in full force and effect;

(ii)	any Financing Document is revoked or terminated, becomes unlawful or is declared null and void by a Governmental Authority of competent jurisdiction;

(iii)	any Financing Document becomes unenforceable, is repudiated or the enforceability thereof is contested or disaffirmed by or on behalf of any party thereto other than the Senior Secured Parties; and

(iv)
any Liens against any of the Collateral cease to be a first priority, perfected security interest in favor of the Collateral Agent, or the enforceability thereof is contested by any Loan Party, or any of the Security Documents ceases to provide the security intended to be created thereby with the priority purported to be created thereby.

(m) Environmental Matters.  This Section 9.01(m) shall not apply to matters or occurrences related exclusively to a Plant with respect to which no Funding has been made or is being requested.  (i) Any Environmental Claim has occurred with respect to any Borrower, any Plant or any Environmental Affiliate, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern occurs, and such event could reasonably be expected to form the basis of an Environmental Claim against any Borrower, any Plant or any Environmental Affiliate, or (iii) any violation or alleged violation of any Environmental Law or Environmental Approval occurs that would reasonably result in an Environmental Claim against any Borrower or any Plant or, to the extent any Borrower may have liability, any Environmental Affiliate, that, in the case of any of Sections 9.01(m)(i), (ii) or (iii), could reasonably be expected to result in liability for any Borrower (or the Borrowers on an aggregate basis) in an amount greater than five hundred thousand Dollars ($500,000) for any single claim or one million Dollars ($1,000,000) for all such claims during any twelve (12) month period or could otherwise reasonably be expected to result in a Material Adverse Effect; provided that such occurrence shall not constitute an Event of Default if (A) the estimated liability associated therewith is reasonably expected to be less than five million Dollars ($5,000,000) (net of any Insurance Proceeds that have actually been paid to, and received by, the Borrowers or the Collateral Agent as loss payee in connection therewith, or as reduced by taking into account any amounts that the Borrowers demonstrate, to the reasonable satisfaction of the Administrative Agent, within ten (10) Business Days following such occurrence, will be available as and when needed, without conditions, from sources (including Insurance Proceeds and documented voluntary equity contributions made to the Borrowers for the purpose of covering such costs) other than Cash Flow or Loan proceeds, to cover such costs) (and such occurrence could not otherwise reasonably be expected to result in a Material Adverse Effect) and within ninety (90) days of such occurrence, such liability is reduced below the threshold set forth above this proviso from sources other than Cash Flow or Loan proceeds, (B) there have been no more than two (2) occurrences of the nature described in this Section 9.01(m) during the immediately preceding twelve (12) month period and (C) during such cure period, the Borrowers undertake any remedial or responsive actions then required to be undertaken under applicable Law.

(n) Loss of Collateral.  Any portion of the Collateral (other than a portion that is immaterial) is damaged, seized or appropriated; provided, that such an occurrence shall not constitute an Event of Default if the applicable Borrowers repair, replace, rebuild or refurbish such damaged, seized or appropriated Collateral (i) in accordance with Section 8.14(d)(i) (Insurance and Condemnation Proceeds Accounts), or (ii) otherwise (provided that such approval is obtained within sixty (60) days hereafter) with the approval of the Required Lenders, in consultation with the Independent Engineer.

(o) Event of Abandonment.  An Event of Abandonment occurs.

(p) Taking or Total Loss.  An Event of Taking with respect to all or a material portion of any Plant or any Equity Interests in any Borrower occurs, or an Event of Total Loss occurs.

(q) Change of Control.  A Change of Control occurs.

Section 9.02 Action Upon Bankruptcy.  If any Event of Default described in Section 9.01(i) (Events of Default - Bankruptcy; Insolvency) occurs with respect to any Borrower, any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (if not theretofore terminated) shall automatically terminate, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders.  The outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or further act of the Administrative Agent, the Collateral Agent or any other Senior Secured Party.

Section 9.03 Action Upon Other Event of Default.  (a)  If any other Event of Default occurs and is continuing for any reason, whether voluntary or involuntary, and is continuing, the Administrative Agent may, or upon the direction of the Required Lenders shall, by written notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations that has been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments shall terminate, and any amounts on deposit in or standing to the credit of the Escrow Account shall be released and reimbursed to the Tranche B Lenders.  During the continuance of an Event of Default, the Administrative Agent may, or upon the direction of the Required Lenders shall, instruct the Collateral Agent to exercise any or all remedies provided for under this Agreement or the other Financing Documents.

(b) Any declaration made pursuant to Section 9.03(a) may, should the Required Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the Borrowers at any time after the principal of the Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.04 Application of Proceeds.  Any moneys received by the Collateral Agent after the occurrence and during the continuance of an Event of Default may be held by the Collateral Agent as Collateral and/or, at the direction of the Administrative Agent, may be applied in full or in part by the Collateral Agent against the Obligations in the following order of priority (but without prejudice to the right of the Collateral Agent to recover any shortfall from the Borrower):

(a) first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article IV (Eurodollar Rate and Tax Provisions)) payable to the Agents in their capacities as such ratably among them in proportion to the amounts described in this clause first;

(b) second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article IV (Eurodollar Rate and Tax Provisions)) but excluding principal of and accrued interest on the Loans or any Interest Rate Protection Agreement payable to the Lenders and the Interest Rate Protection Providers, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the amounts described in this clause second payable to them;

(c) third, to payment of the portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the Loans and Interest Rate Protection Agreement (other than any payments of Swap Termination Value), ratably among the Lenders and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause third payable to them;

(d) fourth, to the principal amount of the Loans and any Primary Swap Obligations payable by the Borrower to the Lenders and Interest Rate Protection Providers, ratably among the Lenders and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause fourth held by them; and

(e) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Law.

ARTICLE X

THE AGENTS

Section 10.01 Appointment and Authority.  (a) Each of the Lenders (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Financing Document, together with such actions as are reasonably incidental thereto.  The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and neither the Borrowers nor any other Person shall have rights as a third party beneficiary of any of such provisions.

(b) Each Lender hereby appoints WestLB as its Administrative Agent under and for purposes of each Financing Document to which it is a party.  WestLB hereby accepts this appointment and agrees to act as the Administrative Agent for the Lenders in accordance with the terms of this Agreement.  Each Lender appoints and authorizes the Administrative Agent to act on behalf of such Lender under each Financing Document to which it is a party and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 10.01 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(c) Each Lender (in its capacity as Lender and on behalf of itself and its Affiliates as a potential Interest Rate Protection Provider) hereby appoints WestLB as its Collateral Agent under and for purposes of each Financing Document to which it is a party.  WestLB hereby accepts this appointment and agrees to act as the Collateral Agent for the Senior Secured Parties in accordance with the terms of this Agreement.  Each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Borrowers or the Pledgor to the Collateral Agent in order to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent, as the case may be, pursuant to Section 10.05 (Delegation of Duties) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, as the case may be, shall be entitled to the benefits of all provisions of this Article X and Article XI (Miscellaneous Provisions) (including Section 11.09 (Indemnification by the Borrowers), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Financing Documents) as if set forth in full herein with respect thereto.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Financing Documents, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) Each Lender hereby appoints and authorizes the Accounts Bank to act as depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, with such powers as are expressly delegated to the Accounts Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  The Accounts Bank hereby accepts this appointment and agrees to act as the depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts, for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, in accordance with the terms of this Agreement.  The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Agreement, for the Collateral Agent, on behalf of the Senior Secured Parties, the Project Accounts and the Accounts Property.  Each Lender also appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a first priority security interest in favor of the Collateral Agent, on behalf of the Senior Secured Parties, in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Accounts Property that is deemed under applicable Law not to constitute a Financial Asset.  The Accounts Bank accepts this appointment and agrees to act as the Accounts Bank for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, for such purpose and to hold and maintain exclusive dominion and control over the Project Accounts and any such Accounts Property on behalf of the Collateral Agent, acting on behalf of the Senior Secured Parties.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Accounts Bank have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Accounts Bank.  Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.02 Rights as a Lender or Interest Rate Protection Provider.  Each Person serving as Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Lender or Interest Rate Protection Provider, as the case may be, as any other Lender or Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not an Agent.  Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, any other Agent or the Interest Rate Protection Provider.

Section 10.03 Exculpatory Provisions.  (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Financing Documents.  Without limiting the generality of the foregoing, no Agent shall:

(i)	be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Document or applicable Law; or

(iii)
except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall any Agent be liable for any failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, or as such Agent may believe in good faith to be necessary, under the circumstances as provided in Section 10.01 (Appointment and Authority)), (ii) in connection with any amendment, consent, approval or waiver which it is permitted under the Financing Documents to enter into, agree to or grant or (iii) in the absence of its own gross negligence or willful misconduct.  Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to such Agent in writing by a Borrower or a Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in Article VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to any such Agent.

Section 10.04 Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties.  Each Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with their acting as Agent.

Section 10.06 Resignation or Removal of Agent.  (a)  Any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) days' prior notice to the Borrowers and the Lenders.  Any Agent may be removed at any time by the Required Lenders.  The Accounts Bank may be removed by the Administrative Agent within six (6) months of the date hereof if the Accounts Bank is not also a Lender under this Agreement (provided, that any successor Accounts Bank appointed following a removal of the Accounts Bank pursuant to this sentence shall be appointed by the Administrative Agent in consultation with the Borrowers' Agent (so long as no Default or Event of Default has occurred and is continuing)).  Such resignation or removal shall take effect upon the appointment of a successor Agent, in accordance with this Section 10.06.

(b) Upon any notice of resignation by any Agent or upon the removal of any Agent by the Required Lenders, the Required Lenders shall appoint a successor Agent hereunder and under each other Financing Document who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000).

(c) If no successor Agent has been appointed by the Required Lenders within thirty (30) days after the date such notice of resignation was given by such Agent or the Required Lenders elected to remove such Agent, and provided that no Default or Event of Default has occurred and is continuing, the Borrowers may appoint a replacement Agent (who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000)) within the immediately succeeding fifteen (15) days.

(d) If no successor Agent has been appointed within forty-five (45) days (or, if a Default or Event of Default has occurred and is continuing, within thirty (30) days) after the date such notice of resignation was given by such Agent or the Required Lenders elected to remove such Agent, any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor Agent.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Agent, as applicable, who shall serve as Agent, hereunder and under each other Financing Document until such time, if any, as the Required Lenders appoint a successor Agent, as provided above.

(e) Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent, and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents.  After the retirement or removal of any Agent hereunder and under the other Financing Documents, the provisions of this Article X shall continue in effect for the benefit of such retiring (or removed) Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(f) If a retiring or removed Agent is the Accounts Bank, such Accounts Bank will promptly transfer all of the Project Accounts and the Accounts Property to the possession or control of the successor Accounts Bank and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank with respect to the Project Accounts and the Accounts Property to the successor Accounts Bank.

(g) If a retiring or removed Agent is the Collateral Agent, such Collateral Agent will promptly transfer any Collateral in the possession or control of such Collateral Agent to the successor Collateral Agent and will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to such Collateral property to the successor Collateral Agent.

Section 10.07 No Amendment to Duties of Agent Without Consent.  No Agent shall be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Agent shall have given its prior written consent, in its capacity as Agent, thereto.

Section 10.08 Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its Loans.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.09 No Lead Arranger, Syndication Agent, Bookrunner Duties.  Anything herein to the contrary notwithstanding, no Lead Arranger, Syndication Agent or Sole Lead Bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder.

Section 10.10 Collateral Agent May File Proofs of Claim.  (a) In case of the pendency of any bankruptcy or insolvency proceeding relative to any Borrower or the Pledgor (including any event described in Section 9.01(i) (Events of Default - Bankruptcy; Insolvency), the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent or any other Senior Secured Party shall have made any demand on any Borrower) shall be entitled and empowered, but shall not be obligated to, by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Secured Parties and their respective agents and counsel and all other amounts due the Senior Secured Parties under Sections 3.13 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers)) allowed in such judicial proceeding;

(ii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(iii)
any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Collateral Agent and, in the event that the Collateral Agent may consent to the making of such payments directly to the Lenders, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 3.13 (Fees), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers).

(b) Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.11 Collateral Matters.  (a)  The Lenders irrevocably authorize the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Financing Document (i) upon the occurrence of the Discharge Date, (ii) if approved, authorized or ratified in writing in accordance with Section 11.01 (Amendments, Etc.) or (iii) as permitted pursuant to the terms of the Financing Documents (including as contemplated by Sections 7.02(f) (Negative Covenants-Asset Dispositions) and 7.04 (Release of Borrowers)).

(b) Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release its interest in particular types or items of property pursuant to this Section 10.11.  In each case as specified in this Section 10.11, the Collateral Agent will, at the Borrowers' expense, execute and deliver to the applicable Borrower or the Pledgor, as the case may be, such documents as such Person may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Financing Documents and this Section 10.11.

Section 10.12 Copies.  Each Agent shall give prompt notice to each Lender of each material notice or request required or permitted to be given to such Agent by the Borrowers pursuant to the terms of this Agreement or any other Financing Document (other than instructions for the transfer of funds from Project Accounts pursuant to Article VIII (Project Accounts) or if otherwise concurrently delivered to the Lenders by the Borrowers).  Each Agent will distribute to each Lender each document or instrument (including each document or instrument delivered by any Borrower to such Agent pursuant to Article V (Representations and Warranties), Article VI (Conditions Precedent) and Article VII (Covenants)) received for its account and copies of all other communications received by such Agent from the Borrowers for distribution to the Lenders by such Agent in accordance with the terms of this Agreement or any other Financing Document.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Financing Document, and no consent to any departure by any Borrower, Borrowers' Agent or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, if expressly contemplated hereby, the Administrative Agent) and, in the case of an amendment, the Borrowers, Borrowers' Agent or, as the case may be, the applicable Loan Party, and in each such case acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.03(a) (Action Upon Other Event of Default) without the prior written consent of such Lender (other than any Non-Voting Lender);

(b) postpone any date scheduled for any payment of principal or interest under Section 3.01 (Repayment of Construction Loan Fundings), 3.02 (Repayment of Term Loan Fundings),3.03 (Repayment of Working Capital Loan Fundings) or 3.04 (Interest Payment Dates), or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Financing Document without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts (including the Required Cash Sweep or any other mandatory prepayments under Section 3.10 (Mandatory Prepayment) payable hereunder or under any other Financing Document to any Lender without the prior written consent of each Lender directly affected thereby (other than any Non-Voting Lender); provided that only the prior written consent of the Required Lenders shall be necessary to amend the definition of Default Rate or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.08 (Termination or Reduction of Commitment), Section 3.09 (Optional Prepayment) or 3.10 (Mandatory Prepayment), respectively, in any manner without the prior written consent of each Lender affected thereby (other than any Non-Voting Lender);

(e) change any provision of this Section 11.01, the definition of Required Lenders or any other provision of any Financing Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights under any Financing Document (including any such provision specifying the number or percentage of Lenders required to waive any Event of Default or forbear from taking any action or pursuing any remedy with respect to any Event of Default), or make any determination or grant any consent under any Financing Document, without the prior written consent of each Lender (other than any Non-Voting Lender); or

(f) other than in accordance with Section 7.04 (Release of Borrower), release (i) any Borrower from all or substantially all of its obligations under any Financing Document, or (ii) all or substantially all of the Collateral in any transaction or series of related transactions, without the prior written consent of each Lender (other than any Non-Voting Lender);

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Financing Document; and (ii) Section 11.03(h) (Assignments) may not be amended, waived or otherwise modified without the prior written consent of each Granting Lender all or any part of whose Loan is being funded by an SPV at the time of such amendment, waiver or other modification.

Notwithstanding the other provisions of this Section 11.01, the Borrowers, the Borrowers' Agent, the Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Financing Documents without the consent of any Lender: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders; (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents; or (iv) to update the Schedules in connection with the initial Funding for each Plant.

Section 11.02 Applicable Law; Jurisdiction; Etc.  (a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION.  EACH BORROWER AND THE BORROWERS' AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH BORROWER AND THE BORROWERS' AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.02(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Appointment of Process Agent and Service of Process.  Each of the Borrowers and the Borrowers' Agent hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York.  If for any reason the Process Agent shall cease to act as such for any Person, such Person hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 11.02 reasonably satisfactory to the Administrative Agent.  Such service may be made by mailing or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent's above address, and each of the Borrowers and the Borrowers' Agent hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  As an alternative method of service, each of the Borrowers and the Borrowers' Agent also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 11.12 (Notices and Other Communications).  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.

(e) Immunity.  To the extent that any Borrower or the Borrowers' Agent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrowers and the Borrowers' Agent hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.02.

Section 11.03 Assignments.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor the Borrowers' Agent may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 11.03(b), (ii) by way of participation in accordance with Section 11.03(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.03(f), or (iv) to an SPV in accordance with the provisions of Section 11.03(h) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.03 and, to the extent expressly contemplated hereby, the Related Parties of each Agent and Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Lender Assignment Agreement, as of the Trade Date, shall not be less than three million Dollars ($3,000,000) and in integral multiples of one million Dollars ($1,000,000) in excess thereof, unless the Administrative Agent otherwise consents in writing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of two thousand five hundred Dollars ($2,500); provided that (A) no such fee shall be payable in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender and (B) in the case of contemporaneous assignments by a Lender to one or more Funds managed by the same investment advisor (which Funds are not then Lenders hereunder), only a single such two thousand five hundred Dollars ($2,500) fee shall be payable for all such contemporaneous assignments; (iv) the Eligible Assignee, if it is not a Lender prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire and (v) the assignor shall provide notice of such assignment to the Borrowers' Agent.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.03(c), on and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs), 4.05 (Funding Losses), 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.03(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.03(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's office a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Financing Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Borrowers' Agent or any Agent, sell participations to any Person (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Borrowers' Agent, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (Amendments, Etc.) that directly affects such Participant.  Subject to Section 11.03(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.01 (Eurodollar Rate Lending Unlawful), 4.03 (Increased Eurodollar Loan Costs) and 4.05 (Funding Losses), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.03(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.15 (Right of Setoff) as though it were a Lender; provided such Participant agrees to be subject to Section 3.15 (Sharing of Payments) as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 4.01 (Eurodollar Rate Lending Unlawful) or 4.03 (Increased Eurodollar Loan Costs) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrowers' Agent.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) The words "execution," "signed," "signature," and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPV") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, and (ii) if an SPV elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 3.15 (Sharing of Payments).  Each party hereto hereby agrees that (A) neither the grant to any SPV nor the exercise by any SPV of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 4.03 (Increased Eurodollar Loan Costs), (B) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Financing Document, remain the lender of record hereunder.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior debt of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPV may (1) with notice to, but without prior consent of the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of any Loan to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPV.

(i) Following the occurrence of a Successful Syndication, the Borrowers will be permitted, with the approval of the Administrative Agent and the Issuing Bank, to replace (with one or more replacement Lenders) any Lender that (x) fails to approve a Substitute Facility upon the Borrowers' written request for such approval, (y) provides notice under Section 4.01(a) (Eurodollar Rate Lending Unlawful) that it is unable to make, maintain or fund any Loan as a Eurodollar Loan or requests reimbursement for, or is otherwise entitled to, amounts owing pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(c) (Taxes-Indemnification by Borrowers) or (z) fails to approve any request for a consent or waiver requested of the Lenders in writing by the Borrowers; provided, that (i) such replacement does not conflict with any Law or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to any Borrower or such Lender or to which any Borrower or such Lender or any of their respective property is subject, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement Lender shall purchase, at par, the Loans and all other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 4.05 (Funding Losses) if any Eurodollar Loan owing to such replaced Lender is be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) until such time as such replacement is consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(c) (Taxes-Indemnification by Borrowers), as the case may be, (vi)the replacement Lender is an Eligible Assignee, (vii) such replacement is made in accordance with the provisions of Section 11.03(b) (provided, that the Borrower shall be obligated to pay the registration and processing fee), (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender may have against the replaced Lender, and (ix) prior to any such replacement, (A) in the case of any replacement of a Lender that fails to approve a Substitute Facility, the Lender to be replaced shall have delivered a written notice indicating that it will not approve such request for a Substitute Facility, (B) in the case of any replacement of a Lender that has claimed increased costs, the Lender to be replaced shall not have delivered a notice to the Borrowers under Section 4.01(b) (Eurodollar Rate Lending Unlawful) that it is no longer unable to make, maintain or fund any Loan as a Eurodollar Loan and shall have taken no action under Section 4.04 (Obligation To Mitigate) so as to eliminate the need for payment of amounts owing pursuant to Section 4.03 (Increased Eurodollar Loan Costs), Section 4.06 (Increased Capital Costs) or Section 4.07(c) (Taxes-Indemnification by Borrowers), as the case may be or (C) in the case of any replacement of a Lender that fails to provide a consent or waiver requested by the Borrowers, the Lender to be replaced shall have delivered a written notice indicating that it will not grant such request.

Section 11.04 Benefits of Agreement.  Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.

Section 11.05 Borrowers' Agent.  Each Borrower hereby appoints and authorizes Pacific Holding, and Pacific Holding hereby accepts such appointment, as such Borrower's Borrowers' Agent to act as agent on such Borrower's behalf and to make any representations or certifications, deliver and receive any notices or other communications, and otherwise represent and act on behalf of such Borrower under the Financing Documents, and to comply with all covenants, conditions and other provisions of the Financing Documents required to be satisfied by the Borrowers' Agent.  Each Borrower hereby acknowledges and agrees that it will be bound by any action or inaction taken by the Borrowers' Agent as if such action or inaction had been taken by such Borrower.

Section 11.06 Consultants.  (a) The Required Lenders or the Administrative Agent may, in their sole discretion, appoint any Consultant for the purposes specified herein.  If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Financing Documents, the Required Lenders or the Administrative Agent, as the case may be, shall designate a Consultant in replacement.

(b) The Borrowers shall reimburse each Consultant appointed hereunder for the reasonable fees and reasonable and documented out-of-pocket expenses of such Consultant retained on behalf of the Lenders pursuant to this Section 11.06.

(c) In all cases in which this Agreement provides for any Consultant to "agree," "approve," "certify" or "confirm" any report or other document or any fact or circumstance, such Consultant may make the determinations and evaluations required in connection therewith based upon information provided by the Borrowers, the Borrowers' Agent or other sources reasonably believed by such Consultant to be knowledgeable and responsible, without independently verifying such information; provided that, notwithstanding the foregoing, such Consultant shall engage in such independent investigations or findings as it may from time to time deem necessary in its reasonable discretion to support the determinations and evaluations required of it.

Section 11.07 Costs and Expenses.  Each Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers and the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (b) all reasonable and documented out-of-pocket expenses incurred by the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable and documented out-of-pocket expenses incurred by the Agents (including all reasonable fees, costs and expenses of counsel for any Agent), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); and (d) all out-of-pocket expenses incurred by the Agents or any Lender (including all fees, costs and expenses of counsel for any Senior Secured Party), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Documents, including its rights under this Section 11.07, including in connection with any workout, restructuring or negotiations in respect of the Obligations.

Section 11.08 Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format ("pdf") shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.09 Indemnification by the Borrowers.  (a) Each Borrower hereby agrees to indemnify each Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable and documented fees, costs and out-of-pocket expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of:

(i)
the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan or the use or proposed use of the proceeds therefrom;

(iii)
any actual or alleged presence, release or threatened release of Materials of Environmental Concern on or from any Plant or any property owned, leased or operated by any Borrower, or any liability pursuant to an Environmental Law related in any way to any Plant, any Site or the Borrowers;

(iv)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any of such Borrower's members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; and/or

(v)
any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Borrowers, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by the Lenders or the Agents without the knowledge of the Borrowers;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and Non-Appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) To the extent that any of the Borrowers for any reason fails to indefeasibly pay any amount required under Section 11.09(a) to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender's ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any sub-agent thereof) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any sub-agent thereof) in connection with such capacity.  The obligations of the Lenders under this Section 11.09(b) are subject to the provisions of Section 2.06(d) (Funding of Loans).  The obligations of the Lenders to make payments pursuant to this Section 11.09(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement.  The failure of any Lender to make payments on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to do so.

(c) Except as otherwise provided in Article VI (Conditions Precedent), all amounts due under this Section 11.09 shall be payable not later than ten (10) Business Days after demand therefor.

Section 11.10 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by any Senior Secured Party exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11 No Waiver; Cumulative Remedies.  No failure by any Senior Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.12 Notices and Other Communications.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.12(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to the Borrowers, the Borrowers' Agent or any Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.12;

(ii)	if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire; and

(iii)	if to any Interest Rate Protection Provider, to the address, telecopier, number, electronic mail address or telephone number specified on Schedule 11.12.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.12(d) shall be effective as provided in Section 11.12(d).  Any notice sent to the Borrowers' Agent shall be deemed to have been given to all Borrowers.

(c) Notices and other communications to the Senior Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II (Commitments and Funding) if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II (Commitments and Funding) by electronic communication.  Each of the Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 11.12(d)(i) of notification that such notice or communication is available and identifying the website address therefor.

(e) Each of the Borrowers, the Borrowers' Agent and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender and Interest Rate Protection Provider may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Borrowers' Agent and each Agent.

(f) The Senior Secured Parties shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrowers or the Borrowers' Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify each Senior Secured Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers or the Borrowers' Agent (or any one of the Borrowers).  All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

(g) So long as WestLB is the Administrative Agent, each Borrower and the Borrowers' Agent hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Agreements, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Funding, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to Funding (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to ny_agency services@westlb.com.  In addition, each Borrower and the Borrowers' Agent agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Agreements but only to the extent requested by the Administrative Agent.

(h) So long as WestLB is the Administrative Agent, each Borrower and the Borrowers' Agent further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on http: www.intralinks.com (or any replacement or successor thereto) or a substantially similar electronic transmission systems (the "Platform").

(i) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE".  THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENTS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO ANY BORROWER, THE BORROWERS' AGENT, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S, THE BORROWERS' AGENTS' OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(j) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth in Schedule 11.12 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Financing Agreements.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Agreements.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(k) Notwithstanding clauses (g) to (j) above, nothing herein shall prejudice the right of any Senior Secured Party to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

Section 11.13 Patriot Act Notice.  Each Senior Secured Party (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Senior Secured Party to identify the Borrowers in accordance with the Patriot Act.

Section 11.14 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to any Agent or Lender, or any Agent or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders under Section 11.14(b) shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.15 Right of Setoff.  Each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Financing Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section 11.15 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrowers' Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.16 Severability.  If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.17 Survival.  Notwithstanding anything in this Agreement to the contrary, Section 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) shall survive any termination of this Agreement.  In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Senior Secured Party, regardless of any investigation made by any Senior Secured Party or on their behalf and notwithstanding that any Senior Secured Party may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 11.18 Treatment of Certain Information; Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.18, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with such Agent or Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Lender under any Financing Document (including any rating agency); (g) with the consent of any Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.18 or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrowers received by it from such Lender).  In addition, any Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Funding.  For the purposes of this Section 11.18, "Information" means written information that any Borrower furnishes to any Agent or Lender after the date hereof (and designated at the time of delivery thereof in writing as confidential) pursuant to or in connection with any Financing Document, relating to the assets and business of such Borrower, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by such Agent or Lender of its obligations hereunder, (ii) is or becomes available to such Agent or Lender from a source other than the Borrowers that is not, to the knowledge of such Agent or Lender, acting in violation of a confidentiality obligation with such Borrower or (iii) is independently compiled by any Agent or Lender, as evidenced by their records, without the use of the Information.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.19 Waiver of Consequential Damages, Etc.  Except as otherwise provided in Section 11.09 (Indemnification by Borrowers) for the benefit of any Indemnitee, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.20 Waiver of Litigation Payments.  To the extent that any Borrower or the Borrowers' Agent may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.02(b) (Applicable Law; Jurisdiction) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

[Remainder of page intentionally blank.  Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrower

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL MADERA LLC,
as Borrower

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL COLUMBIA, LLC,
as Borrower

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL STOCKTON, LLC,
as Borrower

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL IMPERIAL, LLC,
as Borrower

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL MAGIC VALLEY, LLC,
as Borrower

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers' Agent

By: /s/ JEFFREY MANTERNACH
Name: Jeffrey Manternach
Title: Vice President Finance

WESTLB AG, NEW YORK BRANCH,
as Lead Arranger and Sole Bookrunner

By: /s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By: /s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By: /s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By: /s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

WESTLB AG, NEW YORK BRANCH,
as Lender

By: /s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By: /s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent

By: /s/ PAUL VASTOLA
Name: Paul Vastola
Title: Director

By: /s/ JAMES R. ANDERSON
Name: James R. Anderson
Title: Associate Director

MIZUHO CORPORATE BANK, LTD.,
as Lead Arranger and Co-Syndication Agent

By: /s/ AKIRA TAZUKA
Name: Akira Tazuka
Title: General Manager

MIZUHO CORPORATE BANK, LTD.,
as Lender

By: /s/ AKIRA TAZUKA
Name: Akira Tazuka
Title: General Manager

CIT CAPITAL SECURITIES LLC,
as Lead Arranger and Co-Syndication Agent

By: /s/ ROBERT W. SEXTON
Name: Robert W. Sexton
Title: SVP

CIT CAPITAL USA INC.,
as Lender

By: /s/ ROBERT W. SEXTON
Name: Robert W. Sexton
Title: Managing Director

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent

By: /s/ JEFF BLISS
Name: Jeff Bliss
Title: Vice President

By: /s/ NICK BAIKIE
Name: Nick Baikie
Title: Attorney-in-fact

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH,
as Lender

By: /s/ JEFF BLISS
Name: Jeff Bliss
Title: Vice President

By: /s/ NICK BAIKIE
Name: Nick Baikie
Title: Attorney-in-fact

BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH,
as Lead Arranger and Co-Documentation Agent

By: /s/ J. RUBEN PEREZ-ROMO
Name: J. Ruben Perez-Romo
Title: Vice President
Global Corporate Banking

By: /s/ JOSE CASTELLO
Name: Jose Castello
Title: Managing Director
Head of U.S. Global Corporate Banking

BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH,
as Lender

By: /s/ J. RUBEN PEREZ-ROMO
Name: J. Ruben Perez-Romo
Title: Vice President
Global Corporate Banking

By: /s/ JOSE CASTELLO
Name: Jose Castello
Title: Managing Director
Head of U.S. Global Corporate Banking

UNION BANK OF CALIFORNIA, N.A.,
as Accounts Bank

By: /s/ JESUS SERRANO
Name: Jesus Serrano
Title: VP

NORTHWEST FARM CREDIT SERVICE, FLCA,
as Lender

By: /s/ CASEY KINSER
Name: Casey Kinser
Title: Account Manager

NORDKAP BANK AG,
as Lender

By: /s/ J. OGRIG
Name: J. Ogrig
Title:

By: /s/ B. GADOLA
Name: B. Gadola
Title:

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA,
as Lender

By: /s/ BEN MAHLICH
Name: Ben Mahlich
Title: Assistant Vice President/Lending Officer

SHOREBANK PACIFIC,
as Lender

By: /s/ RANDELL LEACH
Name: Randell Leach
Title: Chief Credit Officer

NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH,
as Lender

By: /s/ BRUNO MEJEAN
Name: Bruno Mejean
Title: Senior Vice President

By: /s/ MARCO BURMESTER
Name: Marco Burmester
Title: Analyst

METROPOLITAN LIFE INSURANCE COMPANY,
as Lender

By: /s/ JUDITH A. GULOTTA
Name: Judith A. Gulotta
Title: Director

Exhibit A

"Acceptable Bank" means a bank whose long-term unsecured and unguaranteed debt is rated at least "A-" (or the then-equivalent rating) by S&P or at least "A3" (or the then-equivalent rating) by Moody's.

"Account Debtor" means the Person who is obligated on or under any Account owing to any Borrower.

"Accounts" means all "accounts" as that term is defined in Section 9-102 of the UCC, now or hereafter owned by any Borrower.

"Accounts Bank" means Union Bank of California, N.A., not in its individual capacity, but solely as depositary bank, bank and securities intermediary hereunder, and each other Person that may, from time to time, be appointed as successor Accounts Bank pursuant to Section 10.06 (Resignation or Removal of Agent).

"Accounts Property" means any funds, instruments, securities, financial assets or other assets from time to time held in any of the Project Accounts or credited thereto or otherwise in possession or control of the Accounts Bank pursuant to this Agreement.

"Additional Project Document" means each contract, agreement, letter agreement or other instrument to which Pacific Holding or any Borrower with respect to whose Plant a Funding has been made or is being requested becomes a party after the date hereof, other than any document under which any Borrower (or, in the case of an agreement to which two or more Borrowers are party, such Borrowers on an aggregate basis) (a) would not reasonably be expected to have obligations or liabilities in the aggregate in excess of two million Dollars ($2,000,000), or be entitled to receive revenues in the aggregate in excess of three million Dollars ($3,000,000), in either case in value in any twelve (12) month period and (b) a termination of which would not reasonably be expected to result in a Material Adverse Effect; provided, that for the purposes of this definition, (i) (A) purchase orders under existing Project Documents relating to the sale of Products or the purchase of corn and (B) purchases of natural gas, water or electricity pursuant to standard user agreements, shall not constitute Additional Project Documents and (ii) any series of related transactions (other than transactions, including hedging transactions, relating to the sale of Products or the purchase of corn and natural gas) shall be considered as one transaction, and all contracts, agreements, letter agreements or other instruments in respect of such transactions shall be considered as one contract, agreement, letter agreement or other instrument, as applicable.

Exhibit A - 1

"Administrative Agent" means WestLB, in its capacity as administrative agent for the Lenders hereunder, and includes each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

"Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be "controlled by" any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.

"Affiliated Project Documents" means those Project Documents listed in Schedule 5.11 and identified as Affiliate agreements.

"Agents" means, collectively, the Administrative Agent, the Collateral Agent, and the Accounts Bank.

"Aggregate Construction Loan Commitment" means, collectively, the aggregate of the In-Progress Plant 1 Aggregate Construction Loan Commitment, the In-Progress Plant 2 Aggregate Construction Loan Commitment, the Greenfield Plant 1 Aggregate Construction Loan Commitment, the Greenfield Plant 2 Aggregate Construction Loan Commitment, and the Greenfield Plant 3 Aggregate Construction Loan Commitment.

"Aggregate Term Loan Commitment" means three hundred million Dollars ($300,000,000), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Aggregate Tranche Commitment" means, (a) with respect to Tranche B Lenders,  fifty million Dollars ($50,000,000) (as the same may be increased or reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation)) and (b) with respect to Tranche A Lenders, two hundred fifty million Dollars ($250,000,000) (as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

"Aggregate Working Capital Loan Commitment" means, as of any date of determination, the lesser of (a) the sum of the Borrowing Bases for each Plant (or, prior to the Commercial Operation Date of any Plant, five million Dollars ($5,000,000)) as of such date of determination, and (b) twenty-five million Dollars ($25,000,000), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

Exhibit A - 2

"Agreement" has the meaning set forth in the Preamble.

"Agricultural Market Consultant" means Muse, Stancil & Co., or any replacement agricultural market consultant appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"ALTA 122 Endorsement" means an endorsement in substantially the form of Exhibit 6.02(g).

"Ancillary Documents" means, with respect to each Additional Project Document, the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and, in the case of items (i), (ii) and (iv), the Collateral Agent:

(i)
each security instrument and agreement necessary or desirable to grant to the Collateral Agent a first priority perfected Lien (subject only to Permitted Liens) in such Additional Project Document and all property interests received by any Borrower in connection therewith;

(ii)	all recorded UCC financing statements and other filings required to perfect such Lien;

(iii)
if reasonably requested by the Administrative Agent, opinions of counsel for the Borrowers addressing such matters relating to such document, each applicable Security Document and Lien as the Administrative Agent may reasonably request;

(iv)
if reasonably requested by the Administrative Agent, the Borrowers shall use their best efforts to obtain a Consent with respect to such Additional Project Document from each Project Party thereto, and shall use their best efforts to obtain an opinion of counsel to such Project Party addressing matters relating to such Additional Project Document and such Consent as the Administrative Agent may reasonably request; provided, that if such Consent cannot be obtained, the relevant Additional Project Document shall be freely assignable by the applicable Borrower(s) to the Collateral Agent and to a transferee in foreclosure, in each such case without any consent or approval of such Project Party; and

Exhibit A - 3

(v)	if reasonably requested by the Administrative Agent, certified evidence of the authorization of such Additional Project Document by each Borrower that is a party thereto.

"Applicable Margin" means (i) with respect to the Tranche A Loans, the Tranche A Applicable Margin, (ii) with respect to the Tranche B Loans, the Tranche B Applicable Margin, and (iii) with respect to the Working Capital Loans, the Working Capital Loan Applicable Margin, as the context requires.

"Appraiser" means Natwick & Associates or any replacement appraiser appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrowers' Agent (which acceptance shall not be unreasonably withheld or delayed).

"Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Approved Performance Test Protocols" means the protocols for conducting Performance Tests set forth in Schedule 7.01(k)-B as the same may be updated or amended with the prior written consent of the Independent Engineer and Administrative Agent.

"Auditors" means those nationally recognized independent auditors selected by the Borrowers (including Hein & Associates) and approved by the Administrative Agent, acting reasonably; provided, that approval of the Administrative Agent shall not be required for the appointment of any United States domiciled accounting firm that (i) ranks among the top sixty-seven (67) accounting firms in the United States by size and (ii) has total revenues of at least thirty million Dollars ($30,000,000), of which at least fifty percent (50%) of such revenues are derived from conducting audit work (in which case the Borrowers' Agent shall provide a written notice to the Administrative Agent of any such change in the Auditors).

"Authorized Officer" means (i) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the managing member of such Person, or (iv) with respect to any Person, such other representative of such Person that is approved by the Administrative Agent in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Administrative Agent and the Accounts Bank on or after the date hereof.

Exhibit A - 4

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" or any successor statute, and all rules promulgated thereunder.

"Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%) and (ii) the rate of interest in effect for such day as publicly announced from time to time by WestLB as its "prime rate."  The "prime rate" is a rate set by WestLB based upon various factors including WestLB's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by WestLB shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of Article II (Commitments and Funding).

"Blocked Account Agreement" means an agreement, in substantially the form attached hereto as Exhibit 7.02(i) (or, if requested by the Borrowers, such other form reasonably satisfactory to the Administrative Agent and the Collateral Agent), with respect to a Local Account among the Borrower in whose name such Local Account has been opened, the bank with whom such Local Account was opened and the Collateral Agent.

"Boardman" has the meaning set forth in the Preamble.

"Boardman Deed of Trust" means the Leasehold Trust Deed, Security Agreement, Financing Agreement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, be made by Boardman to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

"Boardman Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(m) (Establishment of Project Accounts).

"Boardman Lease" means the lease dated April 20, 2006 between the Port of Morrow and Boardman.

Exhibit A - 5

"Boardman Plant" means the ethanol production facility located at Boardman, Oregon, with an expected capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Boardman Pledge Agreement" means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, among Pacific Holding, Boardman and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Boardman to the Collateral Agent.

"Boardman Security Agreement" means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Boardman in favor of the Collateral Agent.

"Boardman Warranty Account" has the meaning provided in Section 8.01(s) (Establishment of Accounts).

"Borrower LLC Agreements" means, collectively, the Pacific Holding LLC Agreement, the Madera LLC Agreement, the Boardman LLC Agreement, the Stockton LLC Agreement, the Brawley LLC Agreement, and the Burley LLC Agreement.

"Borrowers" has the meaning set forth in the Preamble.

"Borrowers' Agent" means Pacific Holding, in its capacity as agent for the Borrowers in accordance with Section 11.05 (Borrowers' Agent).

"Borrowing Base" means, on any given date and with respect to each Borrower whose Plant has achieved its Commercial Operation Date, an amount equal to, eighty percent (80%) of the sum of, without duplication:

(i)
the face amount (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) of all Eligible Accounts for such Plant that are set forth in the Borrowing Base Certificate then most recently delivered by the Borrowers' Agent to the Administrative Agent; and

Exhibit A - 6

(ii)
the Value of no more than sixty (60) days' Eligible Inventory for such Plant (less reserves, maximum discounts, credits and allowances that may be taken by or granted to the Account Debtor thereof in connection therewith) as set forth in the Borrowing Base Certificate then most recently delivered by the Borrowers' Agent to the Administrative Agent.

"Borrowing Base Certificate" means a certificate setting forth the Borrowing Base of each Borrower as of the date of such certificate, substantially in the form of Exhibit 7.03(n).

"Brawley" has the meaning set forth in the Preamble.

"Brawley Construction Account" has the meaning provided in Section 8.01(d) (Establishment of Project Accounts).

"Brawley Construction Budget" means the budget attached hereto as Schedule 7.02(t) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Brawley Plant, including all construction costs and non-construction costs, all costs under the Brawley Construction Contracts, all interest, taxes and other carrying costs related to the Construction Loans for the Brawley Plant, and costs related to the construction of the facilities described under the Project Documents relating to the Brawley Plant, as updated from time to time in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant –Construction Schedule and Updated Budget) and Section 7.02(t) (Negative Covenants - Construction Budget).

"Brawley Construction Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.05, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Brawley Construction Account.

"Brawley Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Brawley to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

Exhibit A - 7

"Brawley Equity Contributions" means the aggregate total amount of (i) the Brawley Required Equity Contribution (following the contribution of such amounts to Brawley and their application to Brawley Project Costs) and (ii) all other equity contributed to Brawley and applied to Brawley Project Costs.

"Brawley Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(o) (Establishment of Project Accounts).

"Brawley Option Agreement" means that certain option agreement dated August 22, 2005, between Pacific Ethanol and American Grain, LLC for approximately sixty (60) acres in Imperial, California (which shall be assigned by Pacific Ethanol to Brawley prior to the initial Funding Date for the Brawley Plant).

"Brawley Plant" means the ethanol production facility located at Brawley, California, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Brawley Pledge Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be entered into among Pacific Holding, Brawley and the Collateral Agent, pursuant to which Pacific Holding will pledge one hundred percent (100%) of the Equity Interests in Brawley to the Collateral Agent.

"Brawley Project Costs" means the following costs and expenses incurred by the Borrowers in connection with the Brawley Plant prior to the Commercial Operation Date for the Brawley Plant and set forth in the then-current Brawley Construction Budget or otherwise approved in writing by the Administrative Agent (in consultation with the Independent Engineer):

(i)
costs incurred by the Borrowers under the Brawley Construction Contracts, and other costs directly related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Brawley Plant;

(ii)
fees and expenses incurred by or on behalf of the Borrowers and allocated to the Brawley Plant in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;

Exhibit A - 8

(iii)	interest and Fees on the Construction Loans for the Brawley Plant;

(iv)
financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents' counsel, any Interest Rate Protection Provider's counsel and the Consultants that are allocated to the Brawley Plant;

(v)	insurance premiums with respect to the Title Insurance Policy for the Brawley Plant and the insurance for the Brawley Plant required pursuant to Section 7.01(h) (Affirmative Covenants - Insurance);

(vi)	costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Brawley Plant prior to its Commercial Operation Date; and

(vii)	all other costs and expenses included in the then-current Brawley Construction Budget.

"Brawley Required Equity Contribution" means, as of the initial Funding Date for the Brawley Plant, an amount equal to the aggregate total amount of Project Costs in the Construction Budget for the Brawley Plant approved pursuant to Section 6.04(h)(i) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget) minus (x) five million Dollars ($5,000,000) and (y) the lesser of (A) forty-five million Dollars ($45,000,000) or (B) an amount equal to forty percent (40%) of such aggregate Project Costs.

"Brawley Security Agreement" means the Assignment and Security Agreement, substantially the form of Exhibit 6.04(g)-C (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Brawley in favor of the Collateral Agent.

"Brawley Warranty Account" has the meaning provided in Section 8.01(u) (Establishment of Project Accounts).

"Burley" has the meaning set forth in the Preamble.

"Burley Construction Account" has the meaning provided in Section 8.01(e) (Establishment of Project Accounts).

Exhibit A - 9

"Burley Construction Budget" means the budget attached hereto as Schedule 7.02(t) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Burley Plant, including all construction costs and non-construction costs, all costs under the Burley Construction Contract, all interest, taxes and other carrying costs related to the Construction Loans for the Burley Plant, and costs related to the construction of the facilities described under the Project Documents relating to the Burley Plant, as updated from time to time in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant –Construction Schedule and Updated Budget) and Section 7.02(t) (Negative Covenants - Construction Budget).

"Burley Construction Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.05, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Burley Construction Account.

"Burley Deed of Trust" means the Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Burley to the Collateral Agent.

"Burley Equity Contributions" means the aggregate total amount of (i) the Burley Required Equity Contribution (following the contribution of such amounts to Burley and their application to Burley Project Costs) and (ii) all other equity contributed to Burley and applied to Burley Project Costs.

"Burley Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(p) (Establishment of Project Accounts).

"Burley Option Agreement" means that certain option agreement dated July 17, 2006 between Pacific Ethanol and Glen Larson and Carol Larson, as amended by first amendment dated September 15, 2006, for approximately one hundred sixty (160) acres in Cassia County, Idaho (which shall be assigned by Pacific Ethanol to Burley prior to the initial Funding Date for the Burley Plant).

"Burley Plant" means the ethanol production facility located at Burley, Idaho, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

Exhibit A - 10

"Burley Pledge Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be entered into among Pacific Holding, Burley and the Collateral Agent, pursuant to which Pacific Holding will pledge one hundred percent (100%) of the Equity Interests in Burley to the Collateral Agent.

"Burley Project Costs" means the following costs and expenses incurred by the Borrowers in connection with the Burley Plant prior to the Commercial Operation Date for the Burley Plant and set forth in the then-current Burley Construction Budget or otherwise approved in writing by the Administrative Agent (in consultation with the Independent Engineer):

(i)
costs incurred by the Borrowers under the Burley Construction Contracts, and other costs directly related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Burley Plant;

(ii)
fees and expenses incurred by or on behalf of the Borrowers and allocated to the Burley Plant in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;

(iii)	interest and Fees on the Construction Loans for the Burley Plant;

(iv)
financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents' counsel, any Interest Rate Protection Provider's counsel and the Consultants that are allocated to the Burley Plant;

(v)	insurance premiums with respect to the Title Insurance Policy for the Burley Plant and the insurance for the Burley Plant required pursuant to Section 7.01(h) (Affirmative Covenants - Insurance);

(vi)	costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Burley Plant prior to its Commercial Operation Date; and

Exhibit A - 11

(vii)	all other costs and expenses included in the then-current Burley Construction Budget.

"Burley Required Equity Contribution" means, as of the initial Funding Date for the Burley Plant, an amount equal to the aggregate total amount of Project Costs in the Construction Budget for the Burley Plant approved pursuant to Section 6.04(h)(i) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget) minus (x) five million Dollars ($5,000,000) and (y) the lesser of (A) forty-five million Dollars ($45,000,000) or (B) an amount equal to forty percent (40%) of such aggregate Project Costs.

"Burley Security Agreement" means the Assignment and Security Agreement, in substantially the form of Exhibit 6.04(g)-C (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Burley in favor of the Collateral Agent.

"Burley Warranty Account" has the meaning provided in Section 8.01(v) (Establishment of Project Accounts).

"Business Day" means:

(i)	any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in Sacramento, California or New York, New York; and

(ii)	relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

"Business Interruption Insurance Proceeds" means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project relating to business interruption or delayed start-up.

"Buy-Down L.D. Reimbursement" means, in the event that the Commitments for any Plant are reduced on such Plant's Commercial Operation Date in accordance with Section 2.08(e) (Termination or Reduction of Commitments), any performance liquidated damages paid or payable to the Borrowers (up to, and not in excess of, any such reduction) with respect to such Plant may be paid or distributed to Pacific Ethanol.

Exhibit A - 12

"Capitalized Lease Liabilities" of any Person means all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as capitalized leases on a balance sheet of such Person or otherwise disclosed as such in a note to such balance sheet and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

"Cash Equivalents" means:

(a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and

(f) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.

Exhibit A - 13

"Cash Flow" means, for any period, the sum (without duplication) of the following:  (i) all cash paid to the Borrowers during such period in connection with the Ethanol Offtake Agreements, DG Offtake Agreements and any other sales of Products, (ii) all interest and investment earnings paid to the Borrowers or the Project Accounts during such period on amounts on deposit in the Project Accounts, (iii) all cash paid to the Borrowers during such period as Business Interruption Insurance Proceeds or liability insurance proceeds (but only to the extent that such liability insurance proceeds represent reimbursement of third party claims already paid by the Borrowers) and (iv) all other cash paid to the Borrowers during such period; provided, however, that Cash Flow shall not include any proceeds of the Loans or any other Indebtedness incurred by any Borrower (other than payments (excluding payments of Swap Termination Value) made to any Borrower pursuant to any Permitted Commodity Hedging Arrangements); Insurance Proceeds; Condemnation Proceeds; Required Equity Contributions; Required Subordinated Debt Disbursements; any amounts paid pursuant to the Sponsor Support Agreement; any amounts drawn under, or paid pursuant to, any Debt Service Reserve Letter of Credit; proceeds from any disposition of assets of any Plant or any Borrower (other than Products); tax refunds; amounts received, whether by way of a capital contribution or otherwise, from any holders of Equity Interests of any Borrower (other than payments made under the Affiliated Project Documents when due and payable in accordance with the terms thereof and the terms of the Financing Documents); and any other extraordinary or non-cash income or receipt of any Borrower under GAAP; provided, further, that any proceeds of Permitted Commodity Hedging Arrangements that are treated as Cash Flow shall be calculated on a net basis taking into account any related payments required to be made by the Borrowers.

"Cash Flow Available for Debt Service" means, for any period, an amount equal to the amount of Cash Flow deposited in the Revenue Account during such period minus all amounts paid during such period (i) prior to the Conversion Date, pursuant to priorities first and second of Section 8.08(b) (Revenue Account) and (ii) on and after the Conversion Date, pursuant to priorities first and second of Section 8.08(c) (Revenue Account).

"Casualty Event" means an event that causes any Plant, or any material portion thereof, to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

"Change of Control" means any transaction or series of related transactions (including any merger or consolidation) the result of which is that (i) Pacific Holding fails to maintain, directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of any of Madera, Boardman, Stockton, Brawley, or Burley, (ii) the Pledgor  fails to maintain directly, legally or beneficially, one hundred percent (100%) of the Equity Interests of Pacific Holding (other than any Equity Interest held by an Independent Member), (iii) Pacific Ethanol fails to maintain, directly or indirectly, legally or beneficially, fifty-one percent (51%) of the Equity Interests of each of the Borrowers, or (iv) twenty percent (20%) or more of the Equity Interests of any Borrower are indirectly, legally or beneficially owned by, or under common control of, any Person other than those identified in clauses (i) through (iii) above.

Exhibit A - 14

"Change Order" means each "Change Order" (if any) as described in any Construction Contract.

"Closing Date" means the date on which all the conditions set forth in Section 6.01 (Conditions to Closing) have been satisfied or waived.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means all assets of and Equity Interests in the Borrowers, whether now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document then in effect or contemplated to be in effect.

"Collateral Agent" means WestLB AG, New York Branch, in its capacity as collateral agent for the Senior Secured Parties under the Financing Documents, and includes each other Person that may, from time to time be appointed as successor Collateral Agent pursuant to Section 10.06 (Resignation or Removal of Agent).

"Commercial Operation Date" means with respect to any Plant, the date (which for each Plant shall occur on or before the Conversion Date Certain) on which the following conditions have been satisfied for such Plant, as certified by the Borrowers' Agent and confirmed in writing by the Independent Engineer in a Commercial Operation Date Certificate completed to the reasonable satisfaction of the Administrative Agent:

(i)
construction of such Plant shall have been completed (other than punch list items) and such Plant shall be ready to grind corn and begin operation for its intended use as an ethanol production facility at its design basis capacity;

(ii)
the Performance Test, in accordance with the Approved Performance Test Protocols shall have been completed and shall have demonstrated that such Plant has achieved the Minimum Performance Criteria, while meeting air emissions requirements;

(iii)	training shall have been completed for all required Plant personnel in a manner that is reasonably satisfactory to the Independent Engineer;

Exhibit A - 15

(iv)
the Borrowers shall have received a plant operation manual and plant maintenance manual, associated documents, training manuals, final safety plans, and all materials and documents provided by the Construction Contractors and other manufacturers, suppliers and vendors for such Plant, and in each case, shall have been reviewed by the Independent Engineer;

(v)	the Borrowers shall have received preliminary construction drawings for such Plant;

(vi)
all construction costs for such Plant, except in an aggregate amount not to exceed five million Dollars ($5,000,000) and with respect to which the full amount of such costs has been reserved, shall have been fully paid (other than amounts that are subject to a Contest) and the Administrative Agent shall have received reasonably satisfactory evidence (for example, an ALTA 122 Endorsement to the applicable Title Policy) that there are no mechanic's, workmen's, materialmen's or other similar Liens or other claims on any part of such Plant, Site, or other assets relating to the work or services of such Plant provided by the Construction Contractors or any of their subcontractors (other than Liens that are subject to a Contest);

(vii)
each Construction Contractor and each subcontractor for such Plant shall have provided all satisfactory Lien waivers, other than with respect to punch list items and work done by the Construction Contractor and subcontractors, taken as a whole, with respect to which payments do not exceed, in the aggregate, one million Dollars ($1,000,000) (other than Liens that are subject to a Contest); and

(viii)	all Necessary Project Approvals required to be obtained at such time with respect to such Plant shall have been obtained.

Exhibit A - 16

"Commercial Operation Date Certificate" means a certificate of the Independent Engineer and the Borrowers' Agent, in substantially the form of Exhibit 6.02(a), confirming that the Commercial Operation Date has occurred.

"Commitment Fee" has the meaning provided in Section 3.13(a) (Fees).

"Commitment Percentage" means, as to any Lender at any time, such Lender's Construction Loan Commitment Percentage, Term Loan Commitment Percentage, or Working Capital Loan Commitment Percentage, as the context may require.

"Commitments" means, with respect to each Lender, as applicable, such Lender's Construction Loan Commitment, Term Loan Commitment or Working Capital Loan Commitment, as the context may require.

"Commodity Hedging Arrangements" means any arrangement to hedge the price of corn purchases, ethanol sales, Distillers Grains sales or natural gas purchases.

"Commodity Risk Management Plans" means risk management plans prepared by the Borrowers and approved by the Administrative Agent pursuant to Section 7.01(w) (Affirmative Covenants - Commodity Hedging Programs) setting forth terms and conditions relating to any Commodity Hedging Arrangements from time to time proposed to be entered into by the Borrowers, including any updates made to such risk management plans with the approval of the Administrative Agent.

"Condemnation Proceeds" means any amounts and proceeds of any kind (including instruments) payable in respect of any Event of Taking.

"Confidential Information Memorandum" means the information memorandum, dated December 2006, together with any updates related thereto, describing the Project.

"Consents" means each Consent and Agreement entered into among a Project Party, the Borrowers, and the Collateral Agent, each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

"Construction Accounts" means, collectively, the Construction Holding Account, the Stockton Construction Account, the Brawley Construction Account and the Burley Construction Account.

Exhibit A - 17

"Construction Budgets" means, collectively, the Stockton Construction Budget, the Brawley Construction Budget and the Burley Construction Budget.

"Construction Contractors" means each party, other than the Borrowers, to each Construction Contract.

"Construction Contracts" means collectively, (i) the construction contracts identified on Schedule 5.11 to which any of Parsons and Delta-T are parties, (ii) each CMSA, (iii) all material contracts relating to construction of each of the Greenfield Plants that, individually or in the aggregate, address the same scope of construction requirements as the Boardman Plant construction contracts described in clause (i) of this definition, (iv) any additional contracts relating to the construction of any Greenfield Plant addressing matters that are critical to the construction of such Greenfield Plant and (v) any Additional Project Document related to construction matters.

"Construction Holding Account" has the meaning set forth in Section 8.01(b) (Establishment of Project Accounts).

"Construction Holding Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.04, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Construction Holding Account.

"Construction Loan Commitment" means, with respect to each Construction/Term Lender, such Lender's Tranche A Construction Loan Commitment and/or Tranche B Construction Loan Commitment, as applicable.

"Construction Loan Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Construction Loan Commitment then constitutes of the Aggregate Construction Loan Commitment.

"Construction Loan Maturity Date" means the earlier of (a) the Conversion Date and (b) the Conversion Date Certain.

"Construction Loans" means, collectively, the In-Progress Plant 1 Construction Loans, the In-Progress Plant 2 Construction Loans, the Greenfield Plant 1 Construction Loans, the Greenfield Plant 2 Construction Loans, and the Greenfield Plant 3 Construction Loans.

"Construction Manager" means the Pledgor or any successor pursuant to a CMSA (or any replacement thereof).

Exhibit A - 18

"CMSA" means each Construction Management Services Agreement between any Borrower and the Construction Manager.

"Construction Notes" means the promissory notes of each Borrower, substantially in the form of Exhibit 2.07, evidencing Construction Loans.

"Construction Schedule" means, with respect to each Greenfield Plant, the schedule for construction of such Plant, approved in writing by the Administrative Agent and the Independent Engineer in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget), as the same may be amended from time to time with the prior written approval of the Administrative Agent and the Independent Engineer.

"Construction/Term Lenders" means, collectively, the Tranche A Lenders and the Tranche B Lenders.

"Construction Withdrawal Certificate" means a Construction Holding Withdrawal Certificate, Stockton Construction Withdrawal Certificate, Brawley Construction Withdrawal Certificate, and/or Burley Construction Withdrawal Certificate, as the case may be.

"Consultants" means the Independent Engineer, the Insurance Consultant, the Ethanol Market Consultant, and the Agricultural Market Consultant.

"Contest" means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided, that the following conditions are satisfied:  (a) such Person has posted a bond or other security (which may include funds reserved in an appropriate Project Account) reasonably acceptable to the Administrative Agent (or, prior to the Commercial Operation Date for any Plant with respect to which a Funding has been made, the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that adequate Loan proceeds will be available to cover such claim relating to such Plant); (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) none of such Person or any of its officers, directors or employees, or any Senior Secured Party or its respective officers, directors or employees, is or could reasonably be expected to become subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount does not, and would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) involve a material risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien (other than a Permitted Lien) on, any of the Collateral.

Exhibit A - 19

"Contingency Line Item" means the Line Item in each Construction Budget identified as "contingency" that is intended to cover the eventuality of unforeseen Project Costs for the relevant Plant.

"Contingent Liabilities" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person's obligation under any contingent liabilities shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability guaranteed thereby has not been established, the amount of such contingent liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, that any agreement to limit the maximum amount of such Person's obligation under such contingent liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

"Contract Disclosure Update" means a written notice delivered by the Borrowers' Agent to the Administrative Agent, providing any updates to Schedule 5.11 with respect to any material contracts, agreements, instruments or other documents (other than the Financing Documents) to which any Borrower has become a party after the date hereof.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Conversion Date" means, the Business Day upon which all the conditions precedent set forth in Section 6.07 (Conditions to Term Loan Funding) shall have been satisfied (or waived in accordance with the terms of this Agreement) and the Construction Loans are converted to Term Loans.

"Conversion Date Certain" means the date that is twenty (20) months from the date hereof.

"Corn Supplier" means Pacific Ag Products or any other counterparty to a Grain Supply Agreement.

Exhibit A - 20

"Current Priority Subordinated Interest" means, with respect to any Quarterly Period, interest that has accrued, and is due and payable, on the Priority Subordinated Loans during such Quarterly Period, but expressly excluding any such interest that accrued on the Priority Subordinated Loans in any previous Quarterly Period.

"DDG" means dried distillers grains (if any) produced by the Borrowers at the Project.

"Debt Service" means, for any period, the sum of (i) all fees (including Fees) scheduled to become due and payable during such period to the Senior Secured Parties, (ii) interest on the Loans (taking into account any payments received under Interest Rate Protection Agreements) scheduled to become due and payable during such period to the Senior Secured Parties, (iii) principal payments of the Loans (excluding the Required Cash Sweep and any other mandatory prepayments) scheduled to become due and payable during such period to the Senior Secured Parties and (iv) all payments due by the Borrowers pursuant to Section 4.03 (Increased Eurodollar Loan Costs) and Section 4.07(a) (Taxes) with respect to such scheduled principal, interest and fees.

"Debt Service LC Waiver Letter" means, with respect to any Debt Service Reserve Letter of Credit, a waiver letter from the issuer thereof in substantially the form of Annex E to Exhibit 8.12.

"Debt Service Reserve Account" has the meaning set forth in Section 8.01(j) (Establishment of Project Accounts).

"Debt Service Reserve Letter of Credit" means an irrevocable, standby letter of credit in substantially the form of Exhibit 8.12, accompanied by a Debt Service LC Waiver Letter, issued by an Acceptable Bank in favor of the Collateral Agent which has the following minimum terms:

(i)
a term of not less than three hundred sixty-four (364) days (or, if the Final Maturity Date is less than three hundred sixty four (364) days from the date such Debt Service Reserve Letter of Credit is issued, a term ending no earlier than the date that is five (5) Business Days following the Final Maturity Date);

(ii)	allows the Collateral Agent to make a drawdown of the Stated Amount in each of the circumstances described in Section 8.12(c) (Debt Service Reserve Account); and

Exhibit A - 21

(iii)	the reimbursement and other payment obligations with respect to such letter of credit are not for the account of any Borrower, any Plant or the Project.

"Debt Service Reserve Requirement" means, as of any date, the amount equal to the projected scheduled Debt Service payable in respect of the succeeding six (6) months.

"Debtor Relief Laws" means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any condition, occurrence or event that, after notice or passage of time or both, would be an Event of Default.

"Default Rate" has the meaning set forth in Section 3.06(b) (Post-Maturity Interest Rates; Default Interest Rates).

"Deferred Approvals" has the meaning set forth in Section 5.03(a) (Governmental Approvals).

"Deferred Contracts" has the meaning provided in Section 5.11(b)(iii) (Contracts).

"Delta-T" Delta-T Corporation, a Virginia corporation.

"DG Offtake Agreements" means any agreement relating to the sale or Distillers Grains by any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of three million Dollars ($3,000,000), including the Madera DG Agreement and each agreement between any Borrower and Pacific Ag Products relating to the sale or marketing of Distillers Grains.

"Discharge Date" means the date on which (a) all outstanding Commitments have been terminated and (b) all amounts payable in respect of the Obligations have been irrevocably paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).

"Distillers Grains" means DDG, WDG, and any other form of distillers grain products (including syrup) marketed by any Borrower from time to time.

Exhibit A - 22

"Dollar" and the sign "$" mean lawful money of the United States.

"Domestic Office" means, relative to any Lender, the office of such Lender designated on Schedule 1.01(a) or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to the Borrowers' Agent and the Administrative Agent.

"Drawdown Schedule" means, with respect to each of the Construction Loans for the Madera Plant, the Construction Loans for the Boardman Plant, the Construction Loans for the Stockton Plant, the Construction Loans for the Brawley Plant, and the Construction Loans for the Burley Plant, the schedule set forth on Schedule 6.01(q), as the same may be amended from time to time with the approval of the Administrative Agent and the Independent Engineer.

"Eligible Accounts" means, with respect to each Borrower, all Accounts of such Borrower that meet each of the following requirements:

(i)
it arises from either (i) the delivery of Products or grain storage and unloading services performed by such Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto or (ii) the sale or lease of goods by such Borrower, and if it arises from the sale of goods, such goods have been shipped or delivered to the Account Debtor thereof;

(ii)
it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any reserve, discount, credit, allowance (except any reserve, discount, credit or allowance that has been deducted in computing the net amount thereof), offset, counterclaim or other defense on such Account Debtor's part or to any claim on such Account Debtor's part denying liability thereunder in whole or in part;

(iii)	it is subject to a perfected Lien in the Collateral Agent's favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;

Exhibit A - 23

(iv)
it is evidenced by an invoice (dated no later than the date of shipment to the Account Debtor or performance and having a due date not more than sixty (60) days after the date of such invoice) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper;

(v)	it is payable in Dollars;

(vi)	it is not owing by any Governmental Authority;

(vii)
it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States, unless the sale of goods giving rise to such Account is credit enhanced by means of a letter of credit, bankers' acceptance or other credit support that is satisfactory to the Administrative Agent and, if required by the Administrative Agent, has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent;

(viii)
it is not owing by any Account Debtor involved in any Insolvency Proceeding or with respect to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(ix)	it is not owing by any Affiliate of such Borrower, other than pursuant to an Affiliated Project Document;

(x)	it is not unpaid more than sixty (60) days after the invoice date;

(xi)	it is not owing by an Account Debtor that has amounts outstanding more than sixty (60) days after the due date of any invoice;

(xii)
it is not an Account arising in a transaction where goods are sold on consignment or are sold pursuant to a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional; and

Exhibit A - 24

(xiii)
it is not an Account as to which the Administrative Agent, at any time or times hereafter, determines, in its reasonable judgment and in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired in any material respect.

An Account of such Borrower that is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be an Eligible Account; provided, that if such an ineligible Account subsequently meets all of the foregoing requirements, it shall again be deemed an Eligible Account.

"Eligible Assignee" means (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing (and any with respect only to Tranche A Lenders or Working Capital Lenders, in either such case following the occurrence of a Successful Syndication) the Borrower's Agent (each such approval not to be unreasonably withheld or delayed).

"Eligible Inventory" means, with respect to each Borrower, the Inventory of such Borrower that meets each of the following requirements:

(i)
in the case of Inventory consisting of corn or other grain feedstock, or denaturant, such corn, other grain feedstock or denaturant that is readily usable for the operation of the relevant Plant in the ordinary course of business;

(ii)	in the case of Inventory consisting of Products, such Products that are readily marketable by the relevant Plant in the ordinary course of business;

(iii)	in the case of goods held for sale, the value thereof is adjusted to its then-current market value;

(iv)
it is owned by the relevant Borrower and is subject to a perfected Lien in the Collateral Agent's favor, for the benefit of the Senior Secured Parties, and is not subject to any other Lien, except for Permitted Liens;

(v)	it is not consigned Inventory;

(vi)	it is located only at one of the Sites or at such other location as is approved in writing by the Administrative Agent; and

Exhibit A - 25

(vii)
the Administrative Agent, in its reasonable judgment and in good faith, has not determined that it is unacceptable or should be price-adjusted in any material respect due to age, type, quality, category and/or quantity.

Any of the Inventory of such Borrower that is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall immediately cease to be Eligible Inventory; provided, that if such ineligible Inventory subsequently meets all of the foregoing requirements, it shall again be deemed Eligible Inventory.

"Environmental Affiliate" means any Person, only to the extent of, and only with respect to matters or actions of such Person for which, any Borrower could reasonably be expected to have liability as a result of such Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of such Borrower's obligation is by contract or operation of Law.

"Environmental Approvals" means any Governmental Approvals required under applicable Environmental Laws.

"Environmental Claim" means any written notice, claim, demand or similar written communication by any Person alleging potential liability or requiring or demanding remedial or responsive measures (including potential liability for investigatory costs, cleanup, remediation and mitigation costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) in each such case (x) either (i) with respect to environmental contamination-related liabilities or obligations with respect to which any of the Borrowers could reasonably be expected to be responsible that are, or could reasonably be expected to be, in excess of two hundred thousand Dollars ($200,000) in the aggregate, or (ii) that has or could reasonably be expected to result in (A) on or prior to the Conversion Date, a material adverse effect on Pacific Holding or any other Borrower or Plant with respect to which a Funding has been made or is being requested, or (B) after the Conversion Date, a Material Adverse Effect and (y) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws or Environmental Approvals; or (iii) exposure to Materials of Environmental Concern.

"Environmental Laws" means all Laws applicable to the Project relating to pollution or protection of human health, safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise applicable to the Project relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

Exhibit A - 26

"Environmental Site Assessment Report" means, with respect to each Plant, a Phase I environmental site assessment report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, which report shall comply with ASTM standard 1527-05 (with such modifications thereto as may reasonably be requested by the Borrowers and are reasonably acceptable to the Administrative Agent), and a Phase II environmental site assessment reasonably acceptable to the Administrative Agent, addressing any recognized environmental conditions or other areas of concern identified in the relevant Phase I report if in the reasonable determination of the Administrative Agent, acting in consultation with the Independent Engineer, a Phase II assessment is warranted.

"Equator Principles" means The Equator Principles – An Industry Framework for Financial Institutions to Manage Environmental and Social Issues in Project Financing (commonly referred to as "The Equator Principles").

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

"ERISA Affiliate" means any Person, trade or business that, together with any Borrower, is or was treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

"ERISA Plan" means any Plan that is not a Multiemployer Plan.

Exhibit A - 27

"Escrow Account" has the meaning set forth in Section 8.01(a) (Establishment of Project Accounts).

"Ethanol Market Consultant" means Muse, Stancil & Co., or any replacement ethanol market consultant appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"Ethanol Offtake Agreements" means any agreement relating to the sale of ethanol by any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of three million Dollars ($3,000,000), including each agreement between any Borrower and Kinergy relating to the sale or marketing of ethanol.

"Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate and the provisions of Article II (Commitments and Funding) and Article III (Repayments, Prepayments, Interest and Fees).

"Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such on Schedule 1.01(a) or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers' Agent and the Administrative Agent pursuant to Section 4.04 (Obligation to Mitigate) that shall be making or maintaining Eurodollar Loans of such Lender hereunder.

"Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum obtained by dividing (x) LIBOR for such Interest Period and such Eurodollar Loan, by (y) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Interest Period.

"Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").  The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Exhibit A - 28

"Event of Abandonment" means with respect to any Plant with respect to which any Funding has been made or is being requested, any of the following shall have occurred: (i) the abandonment by the applicable Borrower of the development, construction, operation or maintenance of any such Plant for a period of more than sixty (60) consecutive days (other than as a result of force majeure, an Event of Taking or a Casualty Event), (ii) the suspension of all or substantially all of any Borrower's activities with respect to any such Plant, other than as the result of a force majeure, Event of Taking  or Casualty Event, for a period of more than sixty (60) consecutive days, or (iii) any written acknowledgement by any Borrower of a final decision to take any of the foregoing actions.

"Event of Default" means any one of the events specified in Section 9.01 (Events of Default).

"Event of Taking" means any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to any material part of any Plant with respect to which any Funding has been made or is being requested, the Project, any Equity Interests of Pacific Holding or any Borrower that is the owner of a Plant with respect to which any Funding has been made or is being requested, or any other assets thereof.

"Event of Total Loss" means the occurrence of a Casualty Event affecting all or substantially all of any Plant with respect to which any Funding has been made or is being requested, the Project or the assets of Pacific Holding or any Borrower that is the owner of a Plant with respect to which any Funding has been made or is being requested.

"Excess Construction Loan Commitment" means, after the Commercial Operation Date for any Greenfield Plant, with respect to any such Greenfield Plant, the amount equal to (x) the Greenfield Plant 1 Aggregate Construction Loan Commitment, the Greenfield Plant 2 Aggregate Construction Loan Commitment or the Greenfield Plant 3 Aggregate Construction Loan Commitment, as applicable, minus (y) the aggregate Construction Loans disbursed for such Greenfield Plant on or prior to such Commercial Operation Date and minus (z) the amount set forth in the Construction Budget for such Greenfield Plant to cover the required funding of fifty percent (50%) of the Debt Service Reserve Requirement on the Conversion Date.

"Excluded Taxes" means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrowers hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income levied as a result of a present or former connection between such Agent, such Lender or such other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing Authority thereof or their (other than such Agent's, such Lender's or such other recipient's having executed, delivered or preformed its obligations or recovered a payment under, or enforced, this Agreement), (b)  any branch profits Tax imposed by the United States, or any similar Tax imposed by any other jurisdiction described in clause (a) above, or (c) any United States withholding Tax to the extent that is imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement.

Exhibit A - 29

"Extraordinary Proceeds Account" has the meaning provided in Section 8.01(q) (Establishment of Project Accounts).

"Extraordinary Proceeds Release Notice" means a certificate in substantially the form of Exhibit 8.15, duly executed by an Authorized Officer of the Borrowers' Agent.

"F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

"Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

"Fee Letters" means (i) that Fee Letter among the Administrative Agent, the Collateral Agent and the Borrowers, (ii) that Fee Letter among the Administrative Agent, the Accounts Bank and the Borrowers, and (iii) that Fee Letter among the Administrative Agent, WestLB and Mizuho Corporate Bank, Ltd., as lead arrangers and underwriters, and the Borrowers, each dated as of the date hereof, setting forth certain fees that will, from time to time, become due and payable with respect to the Loans and to the Agents.

"Fees" means, collectively, each of the fees payable by the Borrowers for the account of any Lender or Agent pursuant to Section 3.13 (Fees).

"Final Completion" means, with respect to each Plant, that each of the following conditions has been achieved as certified by the Borrowers' Agent and confirmed in writing by the Independent Engineer in a Final Completion Certificate completed to the reasonable satisfaction of the Administrative Agent:

(i)	the Commercial Operation Date for such Plant shall have occurred;

Exhibit A - 30

(ii)	the Independent Engineer shall have confirmed that the final air emissions test for such Plant has been satisfactorily completed;

(iii)	insurance required pursuant to Schedule 7.01(h) and, with respect to the Borrowers, any Project Document shall be in place, as confirmed by the Insurance Consultant; and

(iv)	all construction costs for such Plant shall have been fully paid (other than amounts that are subject to a Contest).

"Final Completion Certificate" means a certificate of the Independent Engineer and the Borrowers' Agent, in substantially the form of Exhibit 7.01(y), confirming that Final Completion has occurred.

"Final Completion Date" means, with respect to each Plant, the date on which such Plant has achieved Final Completion, as certified by the Borrowers' Agent and the Independent Engineer.

"Final Maturity Date" means, with respect to the Term Loans the date that occurs eighty-four (84) months after the Conversion Date.

"Financial Asset" has the meaning provided in Section 8.17(b) (Representations, Warranties and Covenants of the Accounts Bank).

"Financial Model" means the pro forma financial statements and projections of revenue and expenses and cash flows with respect to the Borrowers and the Project for each of the calendar years 2007 through 2022, attached hereto as Exhibit 6.01(v), as the same may be updated by the Borrowers with the prior written approval of the Administrative Agent.

"Financial Officer" means, with respect to any Person, the controller, treasurer or chief financial officer of such Person.

Exhibit A - 31

"Financing Documents" means:

(i)	this Agreement;

(ii)	the Notes;

(iii)	the Sponsor Support Agreement;

(iv)	the Security Documents;

(v)	the Interest Rate Protection Agreement;

(vi)	the Fee Letters;

(vii)	each Blocked Account Agreement;

(viii)	the other financing and security agreements, documents and instruments delivered in connection with this Agreement; and

(ix)	each other document designated as a Financing Document by the Borrowers' Agent and the Administrative Agent.

"First Escrow Release Date" means the date on which the first Funding of Tranche B Construction Loans is made from the Escrow Account.

"Fiscal Quarter" means any quarter of a Fiscal Year.

"Fiscal Year" means any period of twelve (12) consecutive calendar months ending on December 31.

"Funding" means (a) with respect to the Tranche A Loans, the incurrence of each Tranche A Loan made by the Tranche A Lenders on a single date, (b) with respect to the Tranche B Loans, (i) the release to any Construction Account of Tranche B Construction Loan funds deposited into or standing to the credit of the Escrow Account on a single date and (ii) the incurrence of the Tranche B Term Loans on the Conversion Date, and (c) with respect to the Working Capital Loans, the incurrence of each Working Capital Loan made by the Working Capital Lenders on a single date, in each case, as the context may require.  For the avoidance of doubt, this term Funding does not include the Tranche B Escrow Disbursement or any other disbursement of Tranche B Loans directly to the Escrow Account.

Exhibit A - 32

"Funding Date" means, with respect to each Funding, the date on which (a) with respect to the Tranche A Construction Loans, funds are disbursed by the Administrative Agent, on behalf of the Tranche A Lenders, to the Borrowers in accordance with Section 2.06 (Funding of Loans), (b) with respect to the Tranche B Construction Loans, funds are released to the Borrowers from the Escrow Account, on behalf of the Tranche B Lenders, in accordance with Section 2.06 (Funding of Loans), (c) with respect to the Working Capital Loans, funds are disbursed by the Administrative Agent, on behalf of the Working Capital Lenders, to the Borrower in accordance with Section 2.06 (Funding of Loans), and (d) with respect to the Term Loans, the Term Loans are disbursed in accordance with Section 2.06 (Funding of Loans) in each case, as the context may require.

"Funding Defaults" means, collectively, any Default related solely to Pacific Holding (and not, for the avoidance of doubt, in connection with any "Plant" or "Project" with respect to which no Funding has been made or is being requested) or related to any Borrower (or its Equity Interests or assets) or any Plant (or any Project Document or Project Party related to such Plant) with respect to which a Funding has been made or is being requested, and any Default pursuant to any of Sections 9.01(a) (Events of Default - Nonpayment), 9.01(e) (Events of Default - Project Completion), 9.01(h) (Events of Default - ERISA Events), 9.01(i) (Events of Default - Bankruptcy - Insolvency) (other than with respect to Major Project Parties that are not parties to any Project Document to which Pacific Holding or any Borrower with respect to whose Plant a Funding has been made or is being requested (or otherwise related to any such Plant)), 9.01(l) (Events of Default - Unenforceability of Documentation) and 9.01(q) (Events of Default - Change of Control).

"Funding Representation and Warranties" means, collectively, any representation and warranty (i) related solely to Pacific Holding (and not, for the avoidance of doubt, in connection with any "Plant" or "Project" with respect to which no Funding has been made or is being requested), (ii) related to any Borrower (or its equity interests or assets) or any Plant with respect to which a Funding, or any issuance of a Letter of Credit, is requested, and (iii) any representation and warranty made pursuant to any of Sections 5.01 (Organization; Power and Compliance with Law), 5.02 (Due Authorization; Non-Contravention), 5.04 (Investment Company Act), 5.05 (Validity of Financing Documents), 5.06 (Financial Information), 5.10 (Sole Purpose Nature; Business), 5.12 (Collateral), 5.14 (Taxes), 5.16 (ERISA Plans), 5.18(a) (No Defaults), 5.20 (Regulations T, U and X), 5.21 (Accuracy of Information), 5.22 (Indebtedness), 5.23 (Separateness), 5.24 (Required LLC Provisions), 5.25 (Subsidiaries), 5.26 (Foreign Assets Control Regulations, Etc), 5.27 (Employment Matters), 5.28 (Solvency), 5.29 (Legal Name and Place of Business), and 5.30 (No Brokers).

"Funding Notice" means each request for Funding in the form of Exhibit 2.05-A or Exhibit 2.05-B, as applicable, delivered in accordance with Section 2.05 (Notice of Fundings).

Exhibit A - 33

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

"Governmental Approval" means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for registration by or with any Governmental Authority.

"Governmental Approvals Update Schedule" means a written notice delivered by the Borrowers' Agent to the Administrative Agent and the Independent Engineer, and accepted and agreed to in writing by the Administrative Agent and the Independent Engineer, setting forth all Necessary Project Approvals applicable to the Borrower or the Plant identified therein.  Each Governmental Approvals Update Schedule may include a Part A (for current approvals), a Part B (for deferred approvals) and a Part C (for exceptions).

"Governmental Authority" means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Grain Supply Agreements" means any agreement relating to the purchase or supply of grain to any Borrower with a scheduled term in excess of one year and with payments thereunder expected to be in excess of two million Dollars ($2,000,000), including the Corn Procurement and Handling Agreement between Pacific Holding and Pacific Ag Products, dated on or about the date hereof.

"Granting Lender" has the meaning provided in Section 11.03(h) (Assignments).

"Greenfield Plants" means, collectively, the Stockton Plant, the Brawley Plant and the Burley Plant (or, if approved by the Lenders in accordance with the terms hereof, any Substitute Facility).

"Greenfield Plant 1" means the first Greenfield Plant with respect to which a Construction Loan Funding is made.

"Greenfield Plant 1 Aggregate Construction Loan Commitment" means sixty-nine million two hundred thirty thousand seven hundred sixty-nine Dollars ($69,230,769.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Greenfield Plant 1 Construction Loans" means, together, the Greenfield Plant 1 Tranche A Construction Loans and the Greenfield Plant 1 Tranche B Construction Loans.

"Greenfield Plant 1 Tranche A Construction Loan" has the meaning provided in Section 2.01(d) (Construction Loans).

Exhibit A - 34

"Greenfield Plant 1 Tranche B Construction Loan" has the meaning provided in Section 2.01(d) (Construction Loans).

"Greenfield Plant 2" means the second Greenfield Plant with respect to which a Construction Loan Funding is made.

"Greenfield Plant 2 Aggregate Construction Loan Commitment" means sixty-nine million two hundred thirty thousand seven hundred sixty-nine Dollars ($69,230,769.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Greenfield Plant 2 Construction Loan" has the meaning provided in Section 2.01(e) (Construction Loans).

"Greenfield Plant 3" means the third Greenfield Plant with respect to which a Construction Loan Funding is made.

"Greenfield Plant 3 Aggregate Construction Loan Commitment" means sixty-nine million two hundred thirty thousand seven hundred sixty-nine Dollars ($69,230,769.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Greenfield Plant 3 Construction Loan" has the meaning provided in Section 2.01(f) (Construction Loans).

"Greenfield Plant Top-Up Funding" means, with respect to any Greenfield Plant that has achieved its Commercial Operation Date, a single Construction Loan Funding for such Greenfield Plant in an aggregate amount not to exceed the Excess Construction Loan Commitment for such Plant.

"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

Exhibit A - 35

"Historical Debt Service Coverage Ratio" means, as of any Quarterly Payment Date, for the four (4) Fiscal Quarters immediately preceding (and not including the then-current Fiscal Quarter) such Quarterly Payment Date (or, if less than four (4) Fiscal Quarters have elapsed since the Conversion Date, for such number of full Fiscal Quarters that has elapsed since the Conversion Date), the ratio of (i) Cash Flow Available for Debt Service during such period to (ii) Debt Service during such period.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for or in respect of moneys borrowed or raised, whether or not for cash by whatever means (including acceptances, deposits, discounting, letters of credit, factoring, and any other form of financing which is recognized in accordance with GAAP in such Person's financial statements as being in the nature of a borrowing or is treated as "off-balance sheet" financing);

(b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(c) all obligations of such Person for the deferred purchase price of property or services;

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or are otherwise limited in recourse);

(e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(f) all Capitalized Lease Liabilities;

(g) net obligations of such Person under any Swap Contract;

Exhibit A - 36

(h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indemnitee" has the meaning provided in Section 11.09 (Indemnification by the Borrowers).

"Independent Engineer" means Luminate, LLC, or any replacement independent engineer appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"Independent Engineer's Certificate" means a certificate of the Independent Engineer in substantially the form of Exhibit 6.05(c).

"Independent Manager" or "Independent Member" means a Person, who is not at the time of initial appointment as the Independent Manager or Independent Member or at any time while serving as the Independent Manager or Independent Member and has not been at any time during the five (5) years preceding such initial appointment:

(i)
a direct or indirect owner of any Equity Interest in, member (with the exception of serving as the Independent Member), officer, employee, partner, director, manager (with the exception of serving as the Independent Manager) or contractor, bankruptcy trustee, attorney or counsel of any member of any Borrower, any Borrower or any Affiliate of any of them;

Exhibit A - 37

(ii)
a creditor, customer, supplier, or other person (including each Project Party) who derives any of its purchases or revenues from its activities with any Borrower, any member of any Borrower or any Affiliate of any of them;

(iii)
a Person controlling or under common control with any Borrower, any member of any Borrower or any Affiliate of any of them or any Person excluded from serving as Independent Manager or Independent Member under clause (i) or (ii) of this definition;

(iv)	a member of the immediate family by blood or marriage of any Person excluded from being an Independent Manager or Independent Member under clause (i) or (ii) of this definition; or

(v)
a Person who received, or a member or employee of a firm or business that received, fees or other income from any Borrower or any Affiliate thereof in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person.

"Information" has the meaning provided in Section 11.18 (Treatment of Certain Information; Confidentiality).

"Initial Quarterly Payment Date" means the first Quarterly Payment Date following the Conversion Date.

"In-Progress Plant 1" means the first In-Progress Plant with respect to which a Construction Loan Funding is made.

"In-Progress Plant 1 Aggregate Construction Loan Commitment" means forty-six million one hundred fifty-three thousand eight hundred forty-six Dollars ($46,153,846.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"In-Progress Plant 1 Construction Loan" has the meaning provided in Section 2.01(b) (Construction Loans).

Exhibit A - 38

"In-Progress Plant 2" means the second In-Progress Plant with respect to which a Construction Loan Funding is made.

"In-Progress Plant 2 Aggregate Construction Loan Commitment" means forty-six million one hundred fifty-three thousand eight hundred forty-six Dollars ($46,153,846.00), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"In-Progress Plant 2 Construction Loans" means, together, the In-Progress Plant 2 Tranche A Construction Loans and the In-Progress Plant 2 Tranche B Construction Loans.

"In-Progress Plant 2 Tranche A Construction Loan" has the meaning provided in Section 2.01(c) (Construction Loans).

"In-Progress Plant 2 Tranche B Construction Loan" has the meaning provided in Section 2.01(c) (Construction Loans).

"In-Progress Plants" means, collectively, the Madera Plant and the Boardman Plant.

"Insolvency Proceeding" has the meaning provided in the Intercreditor Agreement.

"Insurance Consultant" means Moore-McNeil, LLC, or any replacement insurance consultant appointed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, reasonably acceptable to the Borrower's Agent (which acceptance shall not be unreasonably withheld or delayed).

"Insurance Proceeds" means all proceeds of any insurance policies required pursuant to this Agreement or otherwise obtained with respect to any Borrower, any Plant or the Project that are paid or payable to or for the account of any Borrower, or the Collateral Agent as loss payee, or additional insured (other than Business Interruption Insurance Proceeds and proceeds of insurance policies relating to third party liability).

"Insurance and Casualty Proceeds Accounts" means, collectively, the Madera Insurance and Casualty Proceeds Account, the Boardman Insurance and Casualty Proceeds Account, the  Stockton Insurance and Casualty Proceeds Account, the Brawley Insurance and Casualty Proceeds Account, and the Burley Insurance and Casualty Proceeds Account.

"Insurance and Condemnation Proceeds Request Certificate" means a certificate, in substantially the form of Exhibit 8.14, executed by an Authorized Officer of the Borrowers' Agent and setting forth proposed instructions for the transfer or withdrawal of Insurance Proceeds or Condemnation Proceeds, as the case may be, from an Insurance and Condemnation Proceeds Account.

Exhibit A - 39

"Interest Payment Date" means, with respect to any Loan without duplication, the last day of each Interest Period applicable to each Funding of which such Loan is a part.

"Interest Period" means, with respect to any Eurodollar Loan, the period beginning on (and including) the date on which such Eurodollar Loan is made pursuant to Section 2.06 (Funding of Loans) or the date on which each successive interest period for each such Eurodollar Loan is determined pursuant to Section 3.05 (Interest Rates) and ending on (and including) the day that numerically corresponds to such date one (1), two (2), three (3)  or six (6) months thereafter, in either case as the Borrowers may select in the relevant Funding Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different a calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) the Borrowers may not select any Interest Period that ends after any Quarterly Payment Date unless, after giving effect to such selection, the aggregate outstanding principal amount of Eurodollar Loans having Interest Periods which end on or prior to such Quarterly Payment Date shall be at least equal to the aggregate principal amount of Eurodollar Loans due and payable on or prior to such Quarterly Payment Date, and (iv) no Interest Period may end later than the Maturity Date.

"Interest Period Notice" means a notice in substantially the form attached hereto as Exhibit 3.05, executed by an Authorized Officer of the Borrowers' Agent.

"Interest Rate Protection Agreement" means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with Section 7.01(u) (Affirmative Covenants - Interest Rate Protection Agreement).

"Interest Rate Protection Provider" means a Qualified Counterparty that is party to an Interest Rate Protection Agreement.

"Inventory" means "inventory", as that term is defined in the UCC, now or hereafter owned by any Borrower, including all products, goods, materials and supplies produced, purchased or acquired by the such Borrower for the purpose of sale or use in such Borrower's operations in the ordinary course of business.

"Issuance Request" means has the meaning provided in Section 2.04(b) (Letters of Credit).

"Issuing Bank" means WestLB.

"Kinergy" means Kinergy Marketing, LLC, an Oregon limited liability company.

Exhibit A - 40

"Law" means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, common law, holding, injunction, Governmental Approval or requirement of such Governmental Authority.  Unless the context clearly requires otherwise, the term "Law" shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of this Agreement.

"LC Cap" means, with respect to each Plant, two million Dollars ($2,000,000).

"Lead Arrangers" means, collectively, WestLB in its capacity as sole lead bookrunner and lead arranger, Mizuho Corporate Bank, Ltd. in its capacity as co-syndication agent and lead arranger, CIT Capital USA Inc., in its capacity as co-syndication agent and lead arranger, Cooperatieve Centrale Raiffeisen-Boerenleenbank BA., "Rabobank Nederland", New York Branch, in its capacity as co-documentation agent and lead arranger, and Banco Santander Central Hispano S.A, New York Branch, in its capacity as co-documentation agent and lead arranger.

"Leased Premises" means, with respect to the Boardman Plant, the Premises, as defined in the Boardman Lease and, with respect to the Stockton Plant, the Premises, as defined in the Stockton Lease.

"Leases" means, collectively, the Boardman Lease and the Stockton Lease.

"Lender Assignment Agreement" means a Lender Assignment Agreement, substantially in the form of Exhibit 11.03.

"Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement and each other Person that acquires the rights and obligations of a Lender hereunder pursuant to Section 11.03 (Assignments).

"Letter of Credit" means each letter of credit issued by the Issuing Bank pursuant to Section 2.04 (Letters of Credit).

"Letter of Credit Availability Fee" has the meaning provided in Section 3.13(b) (Fees).

"Letter of Credit Fronting Fee" has the meaning provided in Section 3.13(b) (Fees).

Exhibit A - 41

"LIBOR" means, for any Interest Period for any Eurodollar Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by WestLB to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

"Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, bailment, conditional sales or title retention agreement, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

"Line Item" means a line item of cost or expense set forth in any Construction Budget.

"Loan Parties" means, collectively, each Borrower, Pledgor, Pacific Ethanol (until the termination of the Sponsor Support Agreement), and each and any Affiliates thereof that are party to any Financing Document.

"Loans" means, collectively, the Construction Loans, the Term Loans and the Working Capital Loans.

Exhibit A - 42

"Local Account" means any local bank account (other than the Project Accounts) in the name of any Borrower.

"Madera" has the meaning set forth in the Preamble.

"Madera Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Madera to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as beneficiary.

"Madera DG Agreement" the WDG Marketing and Services Agreement, dated March 4, 2005, among Madera, Phoenix Bio Industries and Western Milling, LLC.

"Madera Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(l) (Establishment of Project Accounts).

"Madera Plant" means the ethanol production facility located at Madera, California, with an expected capacity of approximately forty (40) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Madera Pledge Agreement" means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, among, Pacific Holding, Madera and the Collateral Agent, pursuant to which Pacific Holding pledges one hundred percent (100%) of the Equity Interests in Madera to the Collateral Agent.

"Madera Security Agreement" means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Madera in favor of the Collateral Agent.

"Madera Warranty Account" has the meaning provided in Section 8.01(r) (Establishment of Project Accounts).

Exhibit A - 43

"Maintenance Capital Expense Account" has the meaning set forth in Section 8.01(h) (Establishment of Project Accounts).

"Maintenance Capital Expenses" means all expenditures by the Borrowers for regularly scheduled (or reasonably anticipated) major maintenance of the Project, Prudent Ethanol Operating Practice and vendor and supplier requirements constituting major maintenance (including teardowns, overhauls, capital improvements, replacements and/or refurbishments of major components of the Project).

"Major Project Party" means, with respect to any Plant with respect to which a Funding has been made or is being requested, each of Parsons (until the Conversion Date), the Construction Manager (until the Conversion Date), Delta-T, each Offtaker, each Corn Supplier, the Operator, the landlord under each Lease, the guarantor under any Project Document Guarantee guarantying the obligations of any other Major Project Party and any other Project Party designated as a Major Project Party by the Administrative Agent and the Borrowers' Agent.

"Mandatory Prepayment" means a prepayment in accordance with Section 3.10 (Mandatory Prepayment).

"Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, property, condition (financial or otherwise), or construction or operations (as applicable) of the Borrowers or the Project, taken as a whole, (ii) the ability of Pacific Holding or any Borrower that is the owner of a Plant with respect to which any Funding has been made or is being requested, or any other Loan Party or any Project Party to perform its material obligations under any Transaction Document (other than Project Documents relating to Plants with respect to which no Funding has been made and no Funding is being requested) to which it is a party, (iii) creation, perfection or priority of the Liens granted, or purported to be granted, in favor, or for the benefit, of the Collateral Agent pursuant to the Security Documents or (iv) the rights or remedies of any Senior Secured Party under any Financing Document.  For the avoidance of doubt, any reference to a Material Adverse Effect with respect to a Borrower or a Plant shall, with respect to clause (i) or (ii) of this definition, as the case may be, be deemed to refer to such Borrower or Plant on an individual basis (and not to the Borrowers or the Project, taken as a whole or to any other Borrower or Plant on an individual basis).

Exhibit A - 44

"Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances and hazardous substances, any toxic mold, radon gas or other naturally occurring toxic or hazardous substance or organism and any material that is regulated in any way, or for which liability is imposed, pursuant to an Environmental Law.

"Maturity Date" means, as the context may require, (a) with respect to the Construction Loans, the Construction Loan Maturity Date, (b) with respect to the Term Loans, the Final Maturity Date, and (c) with respect to the Working Capital Loans, the Working Capital Maturity Date.

"Maximum Available Amount" means, with respect to any Letter of Credit at any time, the maximum amount the beneficiary of such Letter of Credit may draw thereunder at such time, as such amount may be reduced from time to time pursuant to the terms of such Letter of Credit.

"Maximum Rate" has the meaning provided in Section 11.10 (Interest Rate Limitation).

"Minimum Performance Criteria" means, with respect to each Plant, that such Plant achieved the following performance levels (as demonstrated in a Performance Test, completed in accordance with the Approved Performance Test Protocols, while meeting the permitted air emissions requirements as specified in the Approved Performance Test Protocols):

(a) denatured fuel ethanol production rate of (i) in the case of each of the Madera Plant and the Boardman Plant,  at least 35 million gallons per year and (ii) in the case of each Greenfield Plant, at least 50 million gallons per year, in each case based on 351 days of operation per year and on ethanol quality specifications set forth in the Approved Performance Test Protocols;

(b) undenatured fuel ethanol yield, process electrical consumption rate and process natural gas consumption rate that would result in an aggregate reduction (if any) of the Term Loan Commitment for such Plant pursuant to Section 2.08(e) (Termination or Reduction of Commitments) solely due to such performance levels of not more than (i) in the case of the Madera Plant, three million seven hundred fourteen thousand two hundred ninety-eight Dollars ($3,714,298), (ii) in the case of the Boardman Plant, three million seven hundred seventy-nine thousand twenty-six Dollars ($3,779,026), (iii) in the case of the Stockton Plant, six million six hundred sixty-eight thousand six hundred eight Dollars ($6,668,608), (iv) in the case of the Brawley Plant, six million six hundred eighty-eight thousand eight hundred ninety-nine Dollars ($6,688,899) and (v) in the case of the Burley Plant, five million six hundred thirty-two thousand seven hundred twenty-nine Dollars ($5,632,729).

Exhibit A - 45

"Monthly Date" means the last Business Day of each calendar month.

"Monthly Progress Report" means, with respect to each Plant, a monthly report for such Plant in substantially the form of Exhibit 7.03(g).

"Moody's" means Moody's Investors Service Inc., and any successor thereto that is a nationally recognized rating agency.

"Mortgaged Property" means all real property right, title and interest of each Borrower that is subject to the relevant Mortgage in favor of the Collateral Agent.

"Mortgages" means, together, the Madera Deed of Trust, the Boardman Deed of Trust, the Stockton Deed of Trust (when entered into), the Brawley Deed of Trust (when entered into), and the Burley Deed of Trust (when entered into).

"Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

"Necessary Project Approvals" has the meaning set forth in Section 5.03(a) (Governmental Approvals).

"Net Swap Payment" means, with respect to any Interest Rate Protection Agreement and for any period, all scheduled Obligations due and payable by any Borrower under such Interest Rate Protection Agreement during such period, after giving effect to any netting applicable thereto.

"Non-Appealable" means, with respect to any specified time period allowing an appeal of any ruling under any constitutional provision, Law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding or injunction that such specified time period has elapsed without an appeal having been brought.

"Non-Voting Lender" means any Lender who (a) is also a Loan Party, a Project Party or any Affiliate or Subsidiary thereof or (b) has sold a participation in the Loan held by it to any such Person.

Exhibit A - 46

"Non-U.S. Lender" has the meaning set forth in Section 4.07(e) (Taxes - Foreign Lenders).

"Notes" means the Construction Notes, the Term Notes and the Working Capital Notes, including any promissory notes issued by any Borrower in connection with assignments of any Loan of a Lender, in each case substantially in the form of Exhibit 2.07, as they may be amended, restated, supplemented or otherwise modified from time to time.

"Notice of Suspension" has the meaning provided in Section 8.26 (Notices of Suspension of Accounts).

"O&M Agreements" means each Operation and Maintenance Agreement between any Borrower and the Operator.

"Obligations" means and includes all loans, advances, debts, liabilities, Indebtedness and obligations, howsoever arising, owed to the Agents, the Lenders or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower of any Insolvency Proceeding naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of this Agreement or any of the other Financing Documents, including all principal, interest, fees, charges, expenses, attorneys' fees, costs and expenses, accountants' fees and Consultants' fees payable by the Borrowers hereunder or thereunder.

"Offtaker" means each counterparty to each DG Offtake Agreement and each Ethanol Offtake Agreement.

"Operating Account" has the meaning provided in Section 8.01(g) (Establishment of Project Accounts).

"Operating Account Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.09, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Operating Account.

"Operating Budget" has the meaning set forth in Section 7.01(j) (Affirmative Covenants - Operating Budgets).

"Operating Budget Category" means, at any time with respect to each Operating Budget, each line item set forth in such Operating Budget in effect at such time.

Exhibit A - 47

"Operating Statement" means an operating statement with respect to each Plant that has achieved its Commercial Operation Date, in substantially the form of Exhibit 7.03(p).

"Operation and Maintenance Expenses" means (with respect to each Plant that has achieved its Commercial Operation Date), for any period on or after the Commercial Operation Date for each such Plant, the sum without duplication of all (i) reasonable and necessary expenses of administering, managing and operating, and generating Products for sale from, the Project and maintaining it in good repair and operating condition, (ii)  costs associated with the supply and transportation of all corn, natural gas, electricity and other supplies and raw materials to the Project and distribution and sale of Products from the Project that any Borrower is obligated to pay, (iii) all reasonable and necessary insurance costs (other than insurance premiums that are paid as Project Costs), (iv) property, sales and franchise taxes to the extent that any Borrower is liable to pay such taxes to the taxing authority (other than taxes imposed on or measured by income or receipts) to which the Project, may be subject (or payment in lieu of such taxes to which the Project may be subject), (v) reasonable and necessary costs and fees incurred in connection with obtaining and maintaining in effect Necessary Project Approvals for each Plant on or after the Commercial Operation Date for such Plant, (vi) reasonable and arm's-length legal, accounting and other professional fees attendant to any of the foregoing items during such period, (vii) the reasonable costs of administration and enforcement of the Transaction Documents, (viii) costs incurred pursuant to the Permitted Commodity Hedging Arrangements, and (ix) all other costs and expenses included in the then-current Operating Budget for such Plant.  In no event shall Project Costs or Maintenance Capital Expenses be considered Operation and Maintenance Expenses.

"Operator" means the Pledgor or any successor pursuant to an O&M Agreement (or any replacement thereof).

"Organic Documents" means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock and, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability agreement.

"Pacific Ag Products" means Pacific Ag Products LLC, a California limited liability company.

"Pacific Ethanol" means Pacific Ethanol, Inc., a Delaware corporation.

"Pacific Ethanol Guarantees" means each guaranty to be made by Pacific Ethanol, guaranteeing the performance and payment of the obligations of Kinergy or Pacific Ag Products, as the case may be, under each of the Ethanol Offtake Agreements, DG Offtake Agreements, and Grain Supply Agreements to which Kinergy or Pacific Ag Products are party.

Exhibit A - 48

"Pacific Holding" has the meaning set forth in the Preamble.

"Pacific Holding Pledge Agreement" means the Pledge and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, among Pacific Holding, Pledgor and the Collateral Agent, pursuant to which Pledgor pledges one hundred percent (100%) of the Equity Interests in Pacific Holding to the Collateral Agent.

"Pacific Holding Security Agreement" means the Assignment and Security Agreement, in form and substance reasonably satisfactory to the Lenders and the Collateral Agent, dated on or about the date hereof, made by Pacific Holding in favor of the Collateral Agent.

"Parsons" means Parsons RCIE Inc., a corporation organized under the laws of the State of Washington.

"Participant" has the meaning provided in Section 11.03(d) (Assignments).

"Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

"Payment Bond" means any payment bond provided for the benefit of any Borrower under any Construction Contract.

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Performance Bond" means any performance bond provided for the benefit of any Borrower under any Construction Contract.

"Performance Guarantee" means the guaranteed performance levels set forth on Schedule 7.01(k)-A.

"Performance Test" means, with respect to each Plant, any performance test conducted by the Borrowers to determine satisfaction of the Minimum Performance Criteria and the Performance Guarantees.

Exhibit A - 49

"Performance Test Report" has the meaning provided in Section 7.01(k) (Affirmative Covenants - Performance Tests).

"Permitted Commodity Hedging Arrangements" means those Commodity Hedging Arrangements entered into by the Borrowers in accordance with Section 7.02(u) (Negative Covenants - Commodity Hedging Arrangements).

"Permitted Indebtedness" means Indebtedness identified in Section 7.02(a) (Negative Covenants - Restrictions on Indebtedness of the Borrowers).

"Permitted Liens" means Liens identified in Section 7.02(b) (Negative Covenants - Liens).

"Permitted Operating Budget Deviation Levels" means, with respect to Operation and Maintenance Expenses (other than Operation and Maintenance Expenses for the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes) and with respect to Maintenance Capital Expenses, (a) (i) with respect to each Plant, fifteen percent (15%) of the amount projected for such expenses in the then-current Operating Budget for such Plant and (ii) for the Project, ten percent (10%) the amount projected for such expenses in the then-current Operating Budget for the Project; provided, that in the case of this clause (a), Operating Budget line items for annual expenses that are paid periodically (for example, insurance premiums) shall be treated on an annualized basis for the purposes of determining the amount of such permitted deviation); (b) increased costs that are paid for with documented voluntary equity contributions made to the Borrowers for the purpose of paying such increased costs, which may be paid without regard to any other restrictions in this definition of Permitted Operating Budget Deviation Levels; and (c) in the event that ethanol production levels for any Fiscal Quarter for any Plant or the Project, as reported in an Operating Statement delivered pursuant to Section 7.03(p) (Reporting Requirements - Operating Statements), exceed the amounts projected in the then-current Operating Budgets for such Plant or the Project, as the case may be, for such Fiscal Quarter, by a variation greater than three percent (3%), then the permitted deviations for the immediately succeeding Fiscal Quarter shall be increased or decreased, as the case may be, in a percentage equal to the percentage increase in such ethanol production levels.

"Permitted Tax Distribution" means, with respect to any distributee that is required to pay tax as a result of its direct or indirect ownership of the Borrowers, an amount equal to (a) the Effective Tax Rate at such time multiplied by (b) such distributee's estimated share of the taxable income of Pacific Holding and the other Borrowers (after netting or otherwise taking account of a distributee's shares of the income, loss, deduction and credit associated with the distributee's interest in the Borrowers) that the distributee is reasonably expected to have to report for income tax purposes for the Fiscal Quarter distributed to the extent necessary to fund a distributee's timely payment to a Governmental Authority of tax liability (including estimated payments thereof) and subject to correction as described below.  "Effective Tax Rate" means, as of any date of calculation, a percentage equal to the sum of (x) such distributee's then-current federal marginal income tax rate plus (y) such distributee's then-current applicable state marginal income tax rate, but only to the extent of the blended rate that would have applied to such income if each state in which a Borrower was located had imposed its income tax on the taxable earnings of that Borrower.  Permitted Tax Distributions as estimated for purposes of a Quarterly Payment Date shall be subject to later correction to reflect amounts as actually reported on an income tax return by a distributee for federal and state income tax purposes.  Thus, on any Quarterly Payment Date, the Permitted Tax Distribution means the amount calculated as the product of (a) and (b), above, adjusted by the difference, if any, between the Permitted Tax Distribution for the preceding Quarterly Payment Date as estimated for such date and the Permitted Tax Distribution for that preceding Quarterly Payment Date as finally determined.

Exhibit A - 50

"Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" means an employee pension benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or Section 412 of the Code that is sponsored or maintained by any Borrower or any ERISA Affiliate, or in respect of which any Borrower or any ERISA Affiliate has any obligation to contribution or Liability.

"Plants" means, collectively, the Madera Plant, the Boardman Plant and the Greenfield Plants.

"Pledge Agreements" means, collectively, the Madera Pledge Agreement, the Boardman Pledge Agreement, the Stockton Pledge Agreement (when entered into), the Brawley Pledge Agreement (when entered into), the Burley Pledge Agreement (when entered into) and the Pacific Holding Pledge Agreement.

"Pledgor" means Pacific Ethanol California, Inc. a California corporation.

"Prepayment Holding Account" has the meaning set forth in Section 8.01(k) (Establishment of Project Accounts).

"Primary Swap Obligations" means, with respect to any Interest Rate Protection Agreement, all scheduled obligations due and payable by any Person party to such Interest Rate Protection Agreement (after giving effect to any netting applicable thereto) and all payments of Swap Termination Value due and payable by any Person party to such Interest Rate Protection Agreement, but excluding any amounts owed in respect of Taxes, expenses and indemnification obligation which do not constitute payments of Swap Termination Value.

"Priority Subordinated Loans" means Subordinated Loans up to an initial aggregate principal amount of fifty million Dollars ($50,000,000).

"Process Agent" means any Person appointed as agent by any Borrower or any Project Party, as required under the Financing Documents, to receive on behalf of itself and its property services of copies of summons and complaint or any other process which may be served in connection with any action or proceeding before any court arising out of or relating to this Agreement or any other Financing Document to which it is a party, including CT Corporation System.

"Products" means ethanol, Distillers Grains, carbon dioxide, and any other co-product or by-product produced in connection with the production of ethanol at the Plants.

Exhibit A - 51

"Project" means, at all times, each Plant with respect to which a Funding has been made or is being requested and all auxiliary and other facilities constructed or to be constructed by or on behalf of the applicable Borrowers pursuant to the Project Documents relating to each such Plant or otherwise, together with all fixtures and improvements thereto and each Site and all other real property, easements and rights-of-way held by or on behalf of the applicable Borrowers and all rights to use easements and rights-of-way of others.

"Project Accounts" means the Escrow Account, the Construction Accounts, Revenue Account, Operating Account, Prepayment Holding Account, Working Capital Reserve Account, Maintenance Capital Expense Account, Debt Service Reserve Account, Insurance and Condemnation Proceeds Accounts, Extraordinary Proceeds Account, and  Warranty Accounts, including any sub-account within such accounts.

"Project Company Subordinated Debt" means unsecured subordinated Indebtedness incurred or to be incurred by any of the Borrowers on terms and conditions satisfactory to the Administrative Agent in its sole discretion, or otherwise reasonably satisfactory to the Required Lenders, and in any such case subject to the maximum amount set forth in Section 7.02(a)(vii) (Negative Covenants - Restrictions on Indebtedness of the Borrowers).

"Project Completion Deficiency" has the meaning provided in the Sponsor Support Agreement.

"Project Costs" means, collectively, the Stockton Project Costs, the Brawley Project Costs, and the Burley Project Costs.

"Project Document Approval Level" means (i) in the case of any Project Document entered into on or before the Closing Date and delivered pursuant to Section 6.01(b)(i) (Conditions to Closing - Delivery of Project Documents) and any other Project Document entered into after the Closing Date in the form of a comparable existing Project Document (in each such case together with any amendment or modification thereto that is in the form of a comparable existing Project Document), such Project Document, amendment or modification (and, in any event, any immaterial amendment or modification to any Project Document) shall be deemed to be approved, (ii) in the case of any Project Document or amendment or modification thereto entered into after the Closing Date that deviates from the form of a comparable existing Project Document, any material deviations (or, if no such comparable Project Document exists, the agreement itself) will require the approval of the Administrative Agent (in consultation with the Independent Engineer) and (iii) in the case of any Project Document entered into after the Closing Date with a counterparty other than an existing Project Party on the Closing Date, such counterparty shall (A) be subject to the approval requirements of Schedule 6.02(e)(i) or (B) otherwise be approved by the Required Lenders.

Exhibit A - 52

"Project Document Guarantees" means each guarantee (by an Affiliate or otherwise) of the performance of any Project Party's obligations under a Project Document, including the Pacific Ethanol Guarantees and any other such guarantee required as a condition to approval of any Project Document in accordance with this Agreement.

"Project Documents" means:

(i)	the Construction Contracts;

(ii)	the Leases;

(iii)	the Grain Supply Agreements;

(iv)	the Ethanol Offtake Agreements;

(v)	the DG Offtake Agreements;

(vi)	the O&M Agreements;

(vii)	the Borrower LLC Agreements;

(viii)	the Project Document Guarantees;

(ix)	any other documents designated as a Project Document by the Borrowers' Agent and the Administrative Agent;

(x)	each Additional Project Document; and

(xi)	any replacement agreement for any of such agreements.

"Project Document Termination Payments" means all payments that are required to be paid to or for the account of any Borrower as a result of the termination of any Project Document.

"Project Party" means each Person (other than the Borrowers) who is a party to a Project Document.

Exhibit A - 53

"Prospective Debt Service Coverage Ratio" means, for any Quarterly Payment Date, for the Fiscal Quarter including such Quarterly Payment Date and the three (3) Fiscal Quarters immediately following such Quarterly Payment Date, the ratio of (i) Cash Flow Available for Debt Service projected for such period to (ii) Debt Service projected for such period, in each case based on the then-current Operating Budget approved in accordance with Section 7.01(j) (Affirmative Covenants - Operating Budget), as the same has been updated (if necessary) to reflect the then-current projections for commodity prices, and approved by the Administrative Agent, acting reasonably.

"Prudent Ethanol Operating Practice" means those reasonable practices, methods and acts that (i) are commonly used in the regions where the Plants are located to manage, operate and maintain ethanol production, distribution, equipment and associated facilities of the size and type that comprise the Project safely, reliably, and efficiently and in compliance with applicable Laws, manufacturers' warranties and manufacturers' and licensor's recommendations and guidelines, and (ii) in the exercise of reasonable judgment, skill, diligence, foresight and care are expected of an ethanol plant operator, in order to efficiently accomplish the desired result consistent with safety standards, applicable Laws, manufacturers' warranties, manufacturers' recommendations and, in the case of the Project, the Project Documents.  Prudent Ethanol Operating Practice does not necessarily mean one particular practice, method, equipment specifications or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

"Qualified Counterparty" means any of the following:  (i) any Person who is a Lender, the Administrative Agent, or the Collateral Agent on the date the relevant Interest Rate Protection Agreement is entered into or (ii) any Affiliate of any Person listed in clause (i).

"Quarterly Payment Date" means each of March 31, June 30, September 30 and December 31.

"Quarterly Period" means each three (3) month period beginning on (and including) the day immediately following a Quarterly Payment Date and ending on (and including) the next Quarterly Payment Date.

"RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

"Register" has the meaning set forth in Section 11.03(c) (Assignments).

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Exhibit A - 54

"Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a Governmental Authority or those which a Governmental Authority or any other Person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other Persons under "removal," "remedial," or other "response" actions.

"Reportable Event" means a "reportable event" within the meaning of Section 4043(c) of ERISA.

"Required Cash Sweep" means each mandatory prepayment of the Loans made pursuant to Section 3.10(b)(i) (Mandatory Prepayment).

"Required Equity Contributions" means, collectively, the Stockton Required Equity Contribution, the Brawley Required Equity Contribution and the Burley Required Equity Contribution.

"Required Lenders" means (a) at any time prior to the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of the Construction Loan Commitments and the Working Capital Loan Commitments (excluding the Construction Loan Commitments and the Working Capital Loan Commitments of all Non-Voting Lenders) and (b) at any time after the Conversion Date, Lenders (excluding all Non-Voting Lenders) holding in excess of fifty percent (50.00%) of an amount equal to (x) the then aggregate outstanding principal amount of the Loans plus (y) the undisbursed amount of the Aggregate Working Capital Loan Commitment (excluding the principal amounts of any Loans made by, and any Working Capital Loan Commitments of,  any Non-Voting Lenders).

"Required LLC Provisions" has the meaning provided in Section 5.24 (Required LLC Provisions).

"Restoration or Replacement Plan" means a plan and time schedule, reasonably satisfactory to the Administrative Agent (in the case of amounts less than or equal to five million Dollars ($5,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant) or the Required Lenders (in the case of amounts greater than five million Dollars ($5,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant), and in either such case reasonably satisfactory to the Independent Engineer, for the application of Insurance Proceeds or Condemnation Proceeds arising from any Casualty Event or Event of Taking, as the case may be, and any other funds available to the Borrowers with which to restore or replace any Plant (or any portion thereof) affected by such Casualty Event or Event of Taking, as the case may be.

Exhibit A - 55

"Restricted Payment Certificate" means a certificate in substantially the form of Exhibit 7.02(s), duly executed by an Authorized Officer of the Borrowers' Agent.

"Restricted Payments" means any (a) dividend or other distribution (whether in cash, securities or other property), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any Equity Interests of any Borrower, or on account of any return of capital to any holder of any such Equity Interest in, or any other Affiliate of, any Borrower, or any option, warrant or other right to acquire any such dividend or other distribution or payment, (b) any payment in respect to Subordinated Debt Obligations (other than the Current Priority Subordinated Interest), and (c) any payment of any management, consultancy, administrative, services, or other similar payments to any Person who owns, directly or indirectly, any Equity Interest in any Borrower, or any Affiliate of any such Person (provided that (i) payments made under the Affiliated Project Documents when due and payable in accordance with the terms thereof and the terms of the Financing Documents, (ii) any Permitted Tax Distributions, (iii) any payment made to Pacific Ethanol pursuant to Section 3.01(c) (Sponsor's Warranty Undertaking) or 4.02 (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) of the Sponsor Support Agreement and (iv) any Sponsor Support Reimbursement Funding, any Sponsor Support Reimbursement, or any Buy-Down L.D. Reimbursement, shall each not constitute Restricted Payments).

"Revenue Account" has the meaning set forth in Section 8.01(f) (Establishment of Project Accounts).

"Revenue Account Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.08-A (prior to the Conversion Date) or Exhibit 8.08-B (on and after the Conversion Date), in each such case duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Revenue Account.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

"Schedule of Values" means, with respect to each Plant, any "schedule of values" provided in any Construction Contract for such Plant.

"Security" means the security created in favor of the Collateral Agent pursuant to the Security Documents.

"Security Agreements" means, collectively, the Madera Security Agreement, the Boardman Security Agreement, the Stockton Security Agreement (when entered into), the Brawley Security Agreement (when entered into), the Burley Security Agreement (when entered into) and the Pacific Holding Security Agreement.

Exhibit A - 56

"Security Documents" means:

(i)	each Mortgage;

(ii)	this Agreement (to the extent that it relates to the Project Accounts);

(iii)	the Consents;

(iv)	the Pledge Agreements;

(v)	the Security Agreements;

(vi)	any other document designated as a Security Document by the Borrowers' Agent and the Administrative Agent; and

(vii)	any fixture filings, financing statements, notices, authorization letters, or other certificates filed, recorded or delivered in connection with the foregoing.

"Senior Secured Parties" means the Lenders, the Agents, any Interest Rate Protection Provider, and each of their respective successors, transferees and assigns.

"Site" means, with respect to each Plant, those certain parcels described on Schedule 5.13(a) with respect to such Plant (as such Schedule may be updated with the prior written approval of the Administrative Agent).

"Solvent" means, with respect to any Person, that as of the date of determination both (i) (A) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including Contingent Liabilities but excluding amounts payable under intercompany loans or promissory notes) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Exhibit A - 57

"Sponsor Support Agreement" means the Sponsor Support Agreement, dated on or about the date hereof, in form and substance reasonably satisfactory to the Lenders, pursuant to which Pacific Ethanol agrees to provide support for the Project on the terms and conditions set forth therein.

"Sponsor Support Reimbursement Funding" means any Funding of Construction Loans for a Greenfield Plant that is applied to reimburse Pacific Ethanol for payments made under the Sponsor Support Agreement, as contemplated by Section 2.04(g) (Sponsor's Deficiency Funding Obligation) of the Sponsor Support Agreement.

"Sponsor Support Reimbursements" means any reimbursements for Sponsor Deficiency Payments and/or Sponsor Warranty Payments (each as defined in the Sponsor Support Agreement) that Pacific Ethanol is entitled to receive pursuant to Section 2.04(g) (Sponsor's Deficiency Funding Obligation), Section 4.02 (Adjustments to Warranty Funding Cap and Sponsor Funding Cap) and Section 3.01(c) (Sponsor's Warranty Undertaking) of the Sponsor Support Agreement.

"SPV" has the meaning provided in Section 11.03(h) (Assignments).

"Stated Amount" has the meaning specified for such term in any Letter of Credit or Debt Service Reserve Letter of Credit, as the case may be.

"Stockton" has the meaning set forth in the Preamble.

"Stockton Construction Account" has the meaning set forth in Section 8.01(c) (Establishment of Project Accounts).

"Stockton Construction Budget" means the budget attached hereto as Schedule 7.02(t) that sets forth all categories of costs and expenses required in connection with the development, construction, start-up, and testing of the Stockton Plant, including all construction costs and non-construction costs, all costs under the Stockton Construction Contract, all interest, taxes and other carrying costs related to the Construction Loans for the Stockton Plant, and costs related to the construction of the facilities described under the Project Documents relating to the Stockton Plant, as updated from time to time in accordance with Section 6.04(h) (Conditions to First Funding for Each Greenfield Plant –Construction Schedule and Updated Budget) and Section 7.02(t) (Negative Covenants - Construction Budget).

Exhibit A - 58

"Stockton Construction Withdrawal Certificate" means a certificate in substantially the form of Exhibit 8.05, duly executed by an Authorized Officer of the Borrowers' Agent, directing the transfer or withdrawal of funds from the Stockton Construction Account.

"Stockton Deed of Trust" means the Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, in substantially the form of Exhibit 6.04(g)-A (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Stockton to Stewart Title Guaranty Company, as trustee, for the benefit of the Collateral Agent, as the beneficiary.

"Stockton Equity Contributions" means the aggregate total amount of (i) the Stockton Required Equity Contribution (following the contribution of such amounts to Stockton and their application to Stockton Project Costs) and (ii) all other equity contributed to Stockton and applied to Stockton Project Costs.

"Stockton Insurance and Condemnation Proceeds Account" has the meaning provided in Section 8.01(n) (Establishment of Project Accounts).

"Stockton Lease" means the lease to be entered into between the Stockton Port District and Stockton.

"Stockton Plant" means the ethanol production facility located at Stockton, California, with a design basis capacity of approximately fifty (50) million gallons-per-year of denatured ethanol, including the Site on which such facility is located, and all buildings, structures, improvements, easements and other property related thereto.

"Stockton Pledge Agreement" means the Pledge and Security Agreement, in substantially the form of Exhibit 6.04(g)-B (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be entered into among Pacific Holding, Stockton and the Collateral Agent, pursuant to which Pacific Holding will pledge one hundred percent (100%) of the Equity Interests in Stockton to the Collateral Agent.

"Stockton Project Costs" means the following costs and expenses incurred by the Borrowers in connection with the Stockton Plant prior to the Commercial Operation Date for the Stockton Plant and set forth in the then-current Stockton Construction Budget or otherwise approved in writing by the Administrative Agent (in consultation with the Independent Engineer):

Exhibit A - 59

(i)
costs incurred by the Borrowers under the Stockton Construction Contracts, and other costs directly related to the acquisition, site preparation, design, engineering, construction, installation, start-up, and testing of the Stockton Plant;

(ii)
fees and expenses incurred by or on behalf of the Borrowers and allocated to the Stockton Plant in connection with the development of the Project and the consummation of the transactions contemplated by this Agreement, including financial, accounting, legal, surveying and consulting fees, and the costs of preliminary engineering;

(iii)	interest and Fees on the Construction Loans for the Stockton Plant;

(iv)
financing fees and expenses in connection with the Loans and the fees, costs and expenses of the Agents' counsel, any Interest Rate Protection Provider's counsel and the Consultants that are allocated to the Stockton Plant;

(v)	insurance premiums with respect to the Title Insurance Policy for the Stockton Plant and the insurance for the Stockton Plant required pursuant to Section 7.01(h) (Affirmative Covenants - Insurance);

(vi)	costs of corn and natural gas utilized for commissioning, Performance Tests for, and operation of, the Stockton Plant prior to its Commercial Operation Date; and

(vii)	all other costs and expenses included in the then-current Stockton Construction Budget.

"Stockton Required Equity Contribution" means, as of the initial Funding Date for the Stockton Plant, an amount equal to the aggregate total amount of Project Costs in the Construction Budget for the Stockton Plant approved pursuant to Section 6.04(h)(i) (Conditions to First Funding for Each Greenfield Plant - Construction Schedule and Updated Budget) minus (x) five million Dollars ($5,000,000) and (y) the lesser of (A) forty-five million Dollars ($45,000,000) or (B) an amount equal to forty percent (40%) of such aggregate Project Costs.

"Stockton Security Agreement" means the Assignment and Security Agreement, in substantially the form of Exhibit 6.04(g)-C (or with changes agreed to by the Borrowers, the Administrative Agent and the Collateral Agent, in each case acting reasonably), to be made by Stockton in favor of the Collateral Agent.

Exhibit A - 60

"Stockton Warranty Account" has the meaning provided in Section 8.01(t) (Establishment of Project Accounts).

"Storage Facilities" means the facilities described on Schedule 7.02(f).

"Subordinated Debt Agreements" means each agreement with respect to Project Company Subordinated Debt or Indebtedness of Affiliates of the Borrowers the proceeds of which will be used exclusively for the payment of Project Costs and transaction costs associated therewith, each of which shall be in form and substance satisfactory to the Administrative Agent in its sole discretion or otherwise reasonably satisfactory to the Required Lenders.

"Subordinated Lenders" means any lenders providing financing under any Subordinated Debt Agreement.

"Subordinated Loans" means each loan (or similar funding) made pursuant to any Subordinated Debt Agreement.

"Subsidiary" of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Substitute Facility" means, upon the written request of the Borrowers and approval by all of the Lenders (which approval shall be based on customary due diligence, and subject to execution and delivery of mutually satisfactory amendments to the Financing Documents and additional security documents) an ethanol production facility in development by a subsidiary of Pacific Holding that is substituted for one of the Greenfield Facilities (and related Borrowers); provided that if such proposed replacement facility is an ethanol facility to be located at Plymouth, Washington with a design basis capacity of approximately fifty (50) million gallons per year of denatured ethanol, together with wet and dried distiller's grains and carbon dioxide as described to the Lead Arrangers prior to the date hereof, the consent of Lenders holding eighty percent (80%) or more of the Commitments will be required for such approval.

"Successful Syndication" has the meaning provided in the Commitment Letter among WestLB, Mizuho Corporate Bank, Ltd. and Pacific Ethanol, dated as of January 10, 2007.

Exhibit A - 61

"Survey" means, with respect to any Site, a survey conforming with the ALTA/ACSM 2005 survey standards, including Table A items 6, 8, 10 and 11(a).

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement and (c) for the avoidance of doubt, includes the Permitted Commodity Hedging Arrangements and any Interest Rate Protection Agreements and excludes any contract for the physical sale or purchase of any commodity.

"Swap Termination Value" means, in respect of any one or more Swap Contracts (including any Permitted Commodity Hedging Arrangements or any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

"Target Balance Amount" means the aggregate of all principal payable under the Loans projected to be outstanding on each Quarterly Payment Date, as set forth on Schedule 8.08(c)(xiii).

"Tax" or "Taxes" means any present or future taxes (including income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever), levies, imposts, duties, fees or charges (including any interest, penalty, or addition thereof) imposed by any government or any governmental agency or instrumentality or any international or multinational agency or commission.

"Tax Return" means all returns, declarations, reports, claims for refund and information returns and statements of any Person required to be filed with respect to, or in respect of, any Taxes, including any schedule or attachment thereto and any amendment thereof.

Exhibit A - 62

"Term Loan Commitment" means the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment, as the context requires.

"Term Loan Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Term Loan Commitment then constitutes of the Aggregate Term Loan Commitment.

"Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

"Term Notes" means the promissory notes of each Borrower, substantially in the form of Exhibit 2.07, evidencing Term Loans.

"Termination Event" means (i) a Reportable Event with respect to any ERISA Plan, (ii) the initiation of any action by any Borrower, any ERISA Affiliate or any ERISA Plan fiduciary to terminate an ERISA Plan (other than a standard termination under Section 4041(b) of ERISA) or the treatment of an amendment to an ERISA Plan as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) the withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Multiemployer Plan participants who are employees of any Borrower or any ERISA Affiliate, (v) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vi) any Borrower or any ERISA Affiliate is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

"Title Insurance Company" means Stewart Title Guaranty Company or such other title insurance company or companies reasonably satisfactory to the Administrative Agent.

"Title Insurance Policy" has the meaning provided in Section 6.01(q) (Conditions to Closing - Title Insurance).

"Tranche" means, as the case may be, the Tranche A Construction Loans, the Tranche A Term Loans, the Tranche B Construction Loans or the Tranche B Term Loans.

"Tranche A Applicable Margin" means (a) with respect to the Eurodollar Loans (i) prior to the Conversion Date, three and three-quarters percent (3.75%), and (ii) on and after the Conversion Date, three and one-quarter percent (3.25%), and (b) with respect to the Base Rate Loans (i) prior to the Conversion Date, two and three-quarters percent (2.75%), and (ii) on and after the Conversion Date, two and one-quarter percent (2.25%).

Exhibit A - 63

"Tranche A Construction Loan Commitment" means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A  Construction Loans, as set forth opposite the name of such Tranche A Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

"Tranche A Construction Loans" means, collectively, the In-Progress Plant 2 Tranche A Construction Loans, the Greenfield Plant 1 Tranche A Construction Loans, the Greenfield Plant 2 Construction Loans and the Greenfield Plant 3 Construction Loans.

"Tranche A Lenders" means those Lenders of Tranche A Loans, as identified on Schedule 1.01(a) and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

"Tranche A Loans" means, collectively, the Tranche A Construction Loans and the Tranche A Term Loans.

"Tranche A Term Loan Commitment" means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to make Tranche A Term Loans, as set forth opposite the name of such Tranche A Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

"Tranche A Term Loans" has the meaning provided in Section 2.02(a) (Term Loans).

"Tranche B Applicable Margin" means (a) with respect to the Eurodollar Loans, four and thirty-five hundredths percent (4.35%), and (b) with respect to the Base Rate Loans, three and thirty-five hundredths percent (3.35%).

"Tranche B Construction Loan Commitment" means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to make Tranche B Construction Loans, as set forth opposite the name of such Tranche B Lender in Schedule 1.01(a), as the same may be reduced or increased in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

Exhibit A - 64

"Tranche B Construction Loans" means, collectively, the In-Progress Plant 1 Construction Loans, the In-Progress Plant 2 Tranche B Construction Loans and the Greenfield Plant 1 Tranche B Construction Loans.

"Tranche B Conversion Disbursement" means any funding of Tranche B Loans in accordance with Section 2.09(c) (Tranche Reallocation).

"Tranche B Escrow Disbursement" means the disbursement of the Tranche B Construction Loans to the Escrow Account following the occurrence of the Closing Date.

"Tranche B Lenders" means those Lenders of Tranche B Loans, as identified on Schedule 1.01(a) and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

"Tranche B Loans" means, collectively, the Tranche B Construction Loans and the Tranche B Term Loans.

"Tranche B Term Loan Commitment" means, with respect to each Tranche B Lender, the commitment of such Tranche B Lender to make Tranche B Term Loans, as set forth opposite the name of such Tranche B Lender in Schedule 1.01(a), as the same may be reduced or increased in accordance with Section 2.08 (Termination or Reduction of Commitments) Section 2.09 (Tranche Reallocation).

"Tranche B Term Loans" has the meaning provided in Section 2.02(b) (Term Loans).

"Tranche Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Tranche B Construction Loan Commitment, Tranche B Term Loan Commitment, Tranche A Construction Loan Commitment or Tranche A Term Loan Commitment then constitutes of the Aggregate Tranche Commitment for the applicable Tranche.

"Tranche Conversion Date" has the meaning provided in Section 2.09 (Tranche Reallocation).

"Tranche Conversion Notice" means a notice from a Tranche Reallocation Eligible Lender in substantially the form of Exhibit 2.09.

"Tranche Reallocation Eligible Commitments" means the Commitments of the Tranche Reallocation Eligible Lenders identified on Schedule 2.09, as the same may be increased or reduced in accordance with Section 2.08 (Termination or Reduction of Commitments) and Section 2.09 (Tranche Reallocation).

Exhibit A - 65

"Tranche Reallocation Eligible Lenders" means the Lead Arrangers identified on Schedule 2.09, or any transferee or assignee of such Lead Arrangers (in their capacity as Lenders).

"Transaction Documents" means, collectively, the Financing Documents and the Project Documents.

"Unfunded Benefit Liabilities" means, with respect to any ERISA Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits calculated on an accumulated benefit obligation basis and based upon the actuarial assumptions used for accounting purposes (i.e., those determined in accordance with FASB statement No. 35 and used in preparing the ERISA Plan's financial statements) exceeds (ii) the fair market value of all ERISA Plan assets allocable to such benefits, determined as of the then most recent actuarial valuation report for such ERISA Plan.

"Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.

"United Capital Loan Facility" means the Construction and Term Loan Agreement, dated as of April 10, 2006, among Madera, the lenders party thereto from time to time, TD BankNorth, N.A., as administrative agent, and the other parties thereto, and all agreements related thereto and all Indebtedness incurred by Madera thereunder.

"United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

"United States Person" means a "United States person" as defined in Section 7701(a)(30) of the Code.

"Value" means, with respect to any inventory or other goods, the cost thereof to any Borrower, calculated on a first-in-first-out basis in accordance with GAAP.

"Warranty Accounts" means, collectively, the Madera Warranty Account, the Boardman Warranty Account, the Stockton Warranty Account, the Brawley Warranty Account, and the Burley Warranty Account.

Exhibit A - 66

"Warranty Notice" has the meaning set forth in the Sponsor Support Agreement.

"Warranty Proceeds" means all amounts required to be paid by Pacific Ethanol pursuant to Section 3.05(a) (Sponsor's Warranty Funding Obligations) of the Sponsor Support Agreement.

"Warranty Proceeds Request Certificate" means a certificate in substantially the form of Exhibit 8.16, duly executed by an Authorized Officer of the Borrowers' Agent and setting forth proposed instructions for the transfer or withdrawal of Warranty Proceeds from a Warranty Account.

"Warranty Work" has the meaning set forth in the Sponsor Support Agreement.

"WDG" means wet distillers grains produced by the Borrowers at the Plants.

"WestLB" means WestLB AG, New York Branch.

"Working Capital Applicable Margin" means (a) with respect to the Eurodollar Loans (i) prior to the Conversion Date, three and three-quarters percent (3.75%), and (ii) on and after the Conversion Date, three and one-quarter percent (3.25%), and (b) with respect to the Base Rate Loans (i) prior to the Conversion Date, two and three-quarters percent (2.75%), and (ii) on and after the Conversion Date, two and one-quarter percent (2.25%).

"Working Capital Expenses" means, collectively, Project Costs relating to initial start-up and testing of a Plant, Operation and Maintenance Expenses and Maintenance Capital Expenses.

"Working Capital Funding Notice" means each request for Funding of Working Capital Loans in the form of Exhibit 2.05-A delivered in accordance with Section 2.05 (Notice of Fundings).

"Working Capital LC Collateral Sub-Account" has the meaning provided in Section 8.11(a) (Working Capital Reserve Account).

"Working Capital Lenders" means those Lenders of Working Capital Loans, as identified on Schedule 1.01(a), and each other Person that acquires the rights and obligations of any such Lender pursuant to Section 11.03 (Assignments).

"Working Capital Loan" has the meaning provided in Section 2.03 (Working Capital Loans).

Exhibit A - 67

"Working Capital Loan Availability" means, on a cumulative basis:

(i)	on or after the Funding of the In-Progress Plant 1 Construction Loans, up to five million Dollars ($5,000,000);

(ii)	on or after the Funding of the In-Progress Plant 2 Construction Loans, up to five million Dollars ($5,000,000); and

(iii)
on or after the Commercial Operation Date for each Greenfield Plant (or, prior to the Conversion Date, if needed for approved start-up costs following the initial Funding of Construction Loans for such Plant), up to an additional five million Dollars ($5,000,000) per each Greenfield Plant;

provided, that, on and after the initial Commercial Operation Date, the Working Capital Loan Availability shall at no time exceed the Borrowing Base for the Project, as certified from time to time by the Borrowers' Agent.

"Working Capital Loan Commitment" means, with respect to each Working Capital Lender, the commitment of such Working Capital Lender to make Working Capital Loans, as set forth opposite the name of such Working Capital Lender in Schedule 1.01(a), as the same may be reduced in accordance with Section 2.08 (Termination or Reduction of Commitments).

"Working Capital Loan Commitment Percentage" means, as to any Working Capital Lender at any time, the percentage that such Working Capital Lender's Working Capital Loan Commitment then constitutes of the Aggregate Working Capital Loan Commitment.

"Working Capital Maturity Date" means (i) the date that occurs twelve (12) months after the Conversion Date, or (ii) to the extent that some or all of the Working Capital Lenders decide to extend or renew the Working Capital Loan Commitment, such date as shall be determined by such Working Capital Lenders.

"Working Capital Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit 2.07, evidencing Working Capital Loans.

Exhibit A - 68

"Working Capital Plant Commitment" means, with respect to each Plant, five million Dollars ($5,000,000).

"Working Capital Reserve Account" has the meaning set forth in Section 8.01(i) (Establishment of Project Accounts).

"Working Capital Reserve Required Amount" means, following any termination or reduction in the Working Capital Loan Commitment in accordance with Section 2.08 (Termination or Reduction of Commitments), an aggregate amount equal to all such terminations or reductions.

"Working Capital Transfer Certificate" means a certificate in substantially the form of Exhibit 8.11, duly executed by an Authorized Officer of the Borrowers' Agent.

"Work Schedule" means, with respect to each Plant, any "work schedule" identified in any Construction Contract for such Plant.

Exhibit A - 69

EXHIBIT 2.04
 to Credit Agreement

[FORM OF]
ISSUANCE REQUEST

This issuance request notice (this "Issuance Request"), dated as of [_____], 200[__], is delivered to WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders (the "Administrative Agent") and as the Issuing Bank, pursuant to Section 2.04 of the Credit Agreement, dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrowers wish to request the issuance of a Letter of Credit under the Credit Agreement in accordance with Section 2.04 of the Credit Agreement and on the terms and conditions set forth therein and herein.

WHEREAS, to induce the Issuing Bank to provide Letters of Credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers hereby agree as follows:

2.04-1

Section 1. Credit Issuance Request. (i) The Borrowers hereby irrevocably request the issuance of a Letter of Credit (the "Proposed Letter of Credit") in the amount of [____] Dollars ($[____]) for the benefit of [Pacific Holding] [Madera] [Boardman] [Stockton] [Brawley] [Burley] with respect to the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Plant and the initial Funding for such Plant has been made (or will be made simultaneously with the issuance of such Proposed Letter of Credit).

(ii) The Issuance Date proposed for such Proposed Letter of Credit is [______], 200[_] (the "Proposed Letter of Credit Issuance Date"). The Borrowers hereby certify that this Issuance Request is being delivered to the Administrative Agent not later than five (5) Business Days prior to the Proposed Letter of Credit Issuance Date, and that the Proposed Letter of Credit Issuance Date is a day that is no later than thirty (30) days preceding the Working Capital Maturity Date.

(iii) The term of the Proposed Letter of Credit will expire on [_____], 200[_] (which date is prior to the Working Capital Maturity Date).

(iv) Attached hereto as Annex A is a proposed form for the Proposed Letter of Credit, which includes the draw conditions for the Proposed Letter of Credit (which shall be subject to approval of the Issuing Bank pursuant to Section 2.04(i) of the Credit Agreement).

Section 2. Certifications. The Borrowers certify that on the date hereof, and as of the Proposed Letter of Credit Issuance Date:

(i) the First Escrow Release Date has occurred or will occur simultaneously with the issuance of the Proposed Letter of Credit;

(ii) each of the conditions to the issuance of the Proposed Letter of Credit set forth in Article VI of the Credit Agreement has been satisfied (or waived in accordance with the terms thereof) and the Borrowers are in compliance with each such condition, before and after giving effect to the issuance of such Proposed Letter of Credit and to the application of the proceeds therefrom;

[(iii) each of the Funding Representations and Warranties made by each of the Borrowers, Pledgor and Pacific Ethanol in the Financing Documents is true and correct in all material respects (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to the Proposed Letter of Credit;] [To be included prior to the Conversion Date.]

[(iii) each of the representations and warranties made by each of the Borrowers, Pledgor and Pacific Ethanol in the Financing Documents is true and correct in all material respects (except with respect to representations and warranties that expressly

2.04-2

refer to an earlier date), before and after giving effect to the Proposed Letter of Credit;] [To be included after the Conversion Date.]

[(iv) no Funding Default or Event of Default has occurred and is continuing or would occur as a result of the issuance of the Proposed Letter of Credit;] [To be included prior to the Conversion Date.]

[(iv) no Default or Event of Default has occurred and is continuing or would occur as a result of the issuance of the Proposed Letter of Credit;] [To be included after the Conversion Date.]

(v) since September 30, 2006, no Material Adverse Effect has occurred and is continuing;

(vi) the Proposed Letter of Credit is being requested to satisfy [Pacific Holding] [Madera] [Boardman] [Stockton] [Brawley] [Burley] obligation to provide a letter of credit under Section [_____] of the [insert name of Contractual Obligation or Governmental Approval] relating to the [Madera] [Boardman] 'Stockton] [Brawley] [Burley] Plant;

(vii) upon the issuance of the Proposed Letter of Credit, the aggregate Stated Amounts of all issued and outstanding Letters of Credit shall not exceed the LC Cap;

(viii) upon the issuance of the Proposed Letter of Credit, the aggregate Stated Amounts of all issued and outstanding Letters of Credit plus the aggregate outstanding principal amount of all Working Capital Loans shall not exceed the Aggregate Working Capital Loan Commitment or the current Working Capital Loan Availability; and

(ix) all and each of the statements contained in this Issuance Request are true and correct.

Section 3. Governing Law. This Issuance Request shall be governed by and construed in accordance with, the laws of the State of New York.

Section 4. Execution in Counterparts. This Issuance Request may be executed by the parties hereto in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document.

The undersigned officers are executing this Issuance Request not in their individual capacities but in their capacities as Authorized Officers of the Borrowers.

2.04-3

IN WITNESS WHEREOF, the undersigned has caused this Issuance Request to be duly executed and delivered as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrower

By: _______________________________
Name:
Title:

PACIFIC ETHANOL MADERA LLC, as Borrower

By: _______________________________
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC, as Borrower

By: _______________________________
Name:
Title:

PACIFIC ETHANOL STOCKTON, LLC, as Borrower

By: _______________________________
Name:
Title:

2.04-4

PACIFIC ETHANOL IMPERIAL, LLC, as Borrower

By: _______________________________
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC, as Borrower

By: _______________________________
Name:
Title:

2.04-5

Annex A to
Exhibit 2.04
FORM FOR PROPOSED LETTER OF CREDIT

2.04 - Annex A

EXHIBIT 2.05-A
to Credit Agreement

[FORM OF]
WORKING CAPITAL FUNDING NOTICE

This Working Capital funding notice (this "Working Capital Funding Notice"), dated as of [________], 200[_], is delivered to WESTLB AG, NEW YORK BRANCH, as administrative agent (the "Administrative Agent"), pursuant to Section 2.05 of the Credit Agreement, dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit  Agreement"), PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A. as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. This Working Capital Funding Notice sets forth certain undertakings of the Borrowers with respect to the transactions contemplated by the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrowers wish to propose a Working Capital Funding under the Credit Agreement in accordance with Section 2.05 of the Credit Agreement and on the terms and conditions set forth therein and herein.

WHEREAS, to induce the Lenders to extend credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers hereby agree as follows:

2.05-A - 1

Section 1. Funding Request. The Borrowers hereby irrevocably propose a Working Capital Funding (the "Proposed Working Capital Funding") under each of the Loans set forth below in the amounts set forth below: [Note: each Working Capital Funding Notice should only include those provisions applicable to the requested Funding.]

(a) [___] Dollars ($[______]) requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] for [Madera] [Boardman] [Stockton] [Brawley] [Burley] Project Costs relating to initial start-up and testing for such Plant;

(b) [____] Dollars ($[_____] requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] for [Madera] [Boardman] [Stockton] [Brawley] [Burley] Operation and Maintenance Expenses;

(c) [____] Dollars ($[_____]) requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[_____]) requested to be funded as] [Base Rate Loans] for [Madera] [Boardman] [Stockton] [Brawley] [Burley] Maintenance Capital Expenses.

The Funding Date proposed for such Proposed Working Capital Funding is [_____], 200[_] (the "Proposed Working Capital Funding Date"). The Borrowers hereby certify that this Working Capital Funding Notice is being delivered to the Administrative Agent not later than 12:00 Noon New York City time five (5) Business Days prior to the Proposed Working Capital Funding Date, and that the Proposed Working Capital Funding Date is a Business Day.

[The duration of the initial Interest Period for the Eurodollar Loans requested as [part of] the Proposed Working Capital Funding is [_____] ([_____]) months.]

The Borrowers hereby request that on the Proposed Working Capital Funding Date the Administrative Agent deliver by wire transfer, in immediately available funds, the proceeds of such Proposed Working Capital Funding in the following amounts, which are subject to the limits set forth in Section 2.03(a) and Section 2.03(b) of the Credit Agreement, as specified below:

(a) [____] Dollars ($[____]) to the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Construction Account, Account No. [_______________];

(b) [____] Dollars ($[____]) to the Operating Account, Account No. [_____]; and

2.05-A - 2

(c) [_____] Dollars ($[____]) to the Maintenance Capital Expense Account, Account No. [_____].

Section 3. Certifications. The Borrowers certify that as of the Proposed Working Capital Funding Date:

(i) each of the conditions to the Proposed Funding set forth in Article VI of the Credit Agreement have been satisfied;

(ii) the Borrowers are in compliance with all applicable conditions set forth in Article VI of the Credit Agreement, on and as of the Proposed Working Capital Funding Date, before and after giving effect to such Proposed Working Capital Funding and to the application of the proceeds therefrom;

(iii) [each of the Funding Representations and Warranties made by each of the Borrowers, the Pledgor and Pacific Ethanol in the Financing Documents is true and correct in all material respects (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to the Proposed Working Capital Funding and to the application of the proceeds of such Proposed Working Capital Funding]; [Applicable for Funding Notices delivered prior to the Conversion Date or Conversation Date Certain.]

(iv) [each of the representations and warranties made by each of the Borrowers, the Pledgor and Pacific Ethanol in the Financing Documents is true and correct in all material respects (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to the Proposed Working Capital Funding and to the application of the proceeds of such Proposed Working Capital Funding]; [Applicable to Funding Notices delivered after the Conversion Date or Conversation Date Certain.]

(v) the Borrowers have delivered to the Administrative Agent the most recent Borrowing Base Certificate required to be delivered pursuant to Section 7.03(n) (Reporting Requirements) on [insert date];

(vi) [no Funding Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Working Capital Funding]; [Applicable for Funding Notices delivered prior to the Conversion Date or Conversation Date Certain.]

(vii) [no Default or Event of Default has occurred and is continuing or would occur as a result of the Proposed Working Capital Funding; [Applicable to Funding Notices delivered after the Conversion Date or Conversation Date Certain.]

2.05-A - 3

(viii) since September 30, 2006, no Material Adverse Effect has occurred and is continuing;

(ix) the Working Capital Loans requested pursuant to paragraph [( )] above will be used to pay to Project Costs that are due and owing for start-up costs with respect to the [Stockton] [Brawley] [Brawley] Plant;

(x) the Working Capital Loans requested pursuant to paragraph [( )] above are equal to amounts due and owing for Operation and Maintenance Expenses in accordance with the Operating Budget; it being hereby certified that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account and the amount of such Working Capital Loans, taken together with all amounts transferred to the Operating Account for the current calendar month, pursuant to Section 18.08(b)(i)] 18.08(c)(i)] and Section 8.11(b)(i) of the Credit Agreement (excluding any amounts so transferred to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes), does not exceed the Permitted Operating Budget Deviation Levels;

(xi) the Working Capital Loans requested pursuant to paragraph [( )] above are equal to amounts due and owing for Maintenance Capital Expenses in accordance with the Operating Budget; it being hereby certified that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account and the amount of such Working Capital Loans, taken together with all amounts transferred to the Maintenance Capital Expense Account for the current calendar month pursuant to Section [8.08(b)(ii)] [8.08(c)(ii)] and Section 8.08(b)(ii) of the Credit Agreement, does not exceed the Permitted Operating Budget Deviation Levels;

(xii) after giving effect to the Working Capital Loans requested hereunder, the aggregate principal amount of the Working Capital Loans, plus the aggregate Stated Amounts of all issued and outstanding Letters of Credit, will not exceed either (A) the Aggregate Working Capital Loan Commitment or (B) the Working Capital Availability as of the Proposed Working Capital Funding Date; and

(xiii) all and each of the statements contained in this Working Capital Funding Notice are true and correct.

Section 4. Governing Law. This Working Capital Funding Notice, and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 5. Execution in Counterparts. This Working Capital Funding Notice may be executed by the parties hereto in counterparts (and by different parties

2.05-A - 4

hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document.

The undersigned are executing this Working Capital Funding Notice not in their individual capacities but in their respective capacities as Authorized Officers of the Borrowers.

[The remainder of this page is intentionally blank. The next page is the signature page.]

2.05-A - 5

IN WITNESS WHEREOF, the undersigned have caused this Working Capital Funding Notice to be duly executed and delivered as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO. LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL MADERA LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL STOCKTON, LLC

By: _______________________________
Name:
Title:

2.05-A - 6

PACIFIC ETHANOL IMPERIAL, LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC

By: _______________________________
Name:
Title:

2.05-A - 7

EXHIBIT 2.05-B
to Credit Agreement

[FORM OF]
CONSTRUCTION FUNDING NOTICE

This construction funding notice (this "Construction Funding Notice"), dated as of [______], 200[_], is delivered to WESTLB AG, NEW YORK BRANCH, as administrative agent (the "Administrative Agent"), pursuant to Section 2.05 of the Credit Agreement, dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. This Construction Funding Notice sets forth certain undertakings of the Borrowers with respect to the transactions contemplated by the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Borrowers wish to propose a Construction Funding under the Credit Agreement in accordance with Section 2.05 of the Credit Agreement and on the terms and conditions set forth therein and herein;

[WHEREAS the [Stockton] [Brawley] [Burley] Plant is [Greenfield Plant I] [Greenfield Plant 2] [Greenfield Plant 3];] [To be included when applicable]

2.05-B - 1

[WHEREAS the [Madera] [Boardman] Plant is [In Progress Plant 1] [In Progress Plant 2];] [To be included when applicable] and

WHEREAS, to induce the Lenders to extend credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers hereby agree as follows:

Section 1. Funding Request. [Note: each Construction Funding Notice should only include those provisions applicable to the requested Funding.]

The Borrowers hereby irrevocably propose a Construction Funding (the "Proposed Construction Funding") under each of the Loans set forth below in the amounts set forth below:

(a) [____] Dollars ($([____]), requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] under the In-Progress Plant 1 Construction Loans;

(b) [____] Dollars ($[____]), requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] under the In-Progress Plant 2 Construction Loans;

(c) [____] Dollars ($[____]), requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] under the Greenfield Plant 1 Construction Loans [for Stockton Project Costs] [for a Sponsor Support Reimbursement Funding] [for a Greenfield Top-up Funding, which amount is less than or equal to the Excess Construction Loan Commitment for the Stockton Plant] [on the Conversion Date for application in accordance with Section 2.06(e) of the Credit Agreement];

(d) [____] Dollars ($[____]), requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] under the Greenfield Plant 2 Construction Loans [for Brawley Project Costs] [for a Sponsor Support Reimbursement Funding] [for a Greenfield Top-up Funding, which amount is less than or equal to the Excess Construction Loan Commitment for the Brawley Plant] [on the Conversion Date for application in accordance with Section 2.06(e) of the Credit Agreement]; and

(e) [____] Dollars ($[____]), requested to be funded as [Eurodollar Loans] [and [____] Dollars ($[____]) requested to be funded as] [Base Rate Loans] under the Greenfield Plant 3 Construction Loans [for Burley Project Costs] [for a Sponsor Support Reimbursement Funding] [for a Greenfield Top-up Funding, which amount less than or is equal to the Excess Construction Loan Commitment for the Brawley Plant] [on the Conversion Date for application in accordance with Section 2.06(e) of the Credit Agreement].

2.05-B - 2

The funding date proposed for such Proposed Construction Funding is [____], 200[_] [(the "Proposed Construction Funding Date"). The Borrowers hereby certify that this Construction Funding Notice is being delivered to the Administrative Agent not later than 12:00 Noon New York City time five (5) Business Days prior to the Proposed Construction Funding Date, and that the Proposed Construction Funding Date is a Business Day.

[The duration of the initial Interest Period for the Eurodollar Loans requested as [part of] the Proposed Construction Funding is [____] ([__]) months.]

The Borrowers hereby request that on the Proposed Construction Funding Date the Administrative Agent deliver by wire transfer, in immediately available funds, the proceeds of such Proposed Construction Funding in the following amounts as specified below:

[The Proposed Construction Funding Date is a date other than the Conversion Date, and the proceeds of the Proposed Construction Funding are requested to be disbursed in the manner set forth below:

(a) [____]Dollars ($[____]) to the Stockton Construction Account, Account No [____];

(b) [____]Dollars ($[____]) to the Brawley Construction Account, Account No [____];

(c) [____]Dollars ($[____]) to the Burley Construction Account, Account No [____];

(d) [____]Dollars ($[____]) to the Construction Holding Account, Account No [____];

(e) [____]Dollars ($[____]) to the Administrative Agent, for the account of the Lenders, for the payment of interest and Fees due and owing on the Loans;

(f) [____] Dollars ($[____]) to Pacific Ethanol as a Sponsor Support Reimbursement Funding to pay amounts due and payable to Pacific Ethanol pursuant to Section 2.04(g) of the Sponsor Support Agreement;

(g) [____] Dollars ($[____]) to the Debt Service Reserve Account for funding of the Debt Service Reserve Requirement.]

[The Proposed Construction Funding Date is the Conversion Date, and the proceeds of the Proposed Construction Funding are requested to be disbursed in the manner set forth in Section 2 (Use of Proceeds) below.]

Section 2. Use of Proceeds. [The Proposed Construction Funding Date is a date other than the Conversion Date and the Borrowers shall use the proceeds of the Proposed Construction Funding as set forth below:

2.05-B - 3

(a) [____] Dollars ($[____]), for the payment of Stockton Project Costs payable under invoices attached hereto as Exhibit A1;

(b) [____] Dollars ($[____]), for the payment of Brawley Project Costs payable under invoices attached hereto as Exhibit A1;

(a) [____] Dollars ($[____]), for the payment of Burley Project Costs payable under invoices attached hereto as Exhibit A1;

(d) [____] Dollars ($[____]), for the payment of Fees due and owing on the Loans;

(e) [____] Dollars ($[____]), for the payment of interest due and owing on the Loans;

(f) [____] Dollars ($[____]), to the Construction Holding Account;

(g) [____] Dollars ($[____]), to Pacific Ethanol as a Sponsor Support Funding for payment in accordance with the Sponsor Support Agreement;

(h) [____] Dollars ($[____]), to the Debt Service Reserve Account for funding of the Debt Service Reserve Requirement; and

(i) [____] Dollars ($[____]), for the payment of the additional Project Costs set forth below in the amounts set forth below:

[insert description of Project Costs (other than interest and Fees on the Loans) that are not included in the attached invoices and that will be paid with proceeds of the Proposed Construction Funding.]

[The Proposed Construction Fundings are requested to be made on the Conversion Date and shall be applied (together with any amount on deposit it or standing to the credit of the Construction Accounts on the Conversion Date) in the manner set forth below:

first, [____] Dollars ($[____]) for deposit into the Debt Service Reserve Account, which amount, when taken together with all other amounts then on deposit in or credited to the Debt Service Reserve Account, equals fifty percent (50%) of the Debt Service Reserve Requirement as of the Conversion Date;

_______________
1 To be included if invoices are requested by the Independent Engineer.

2.05-B - 4

second, (i) [____] Dollars ($[____]) to ] for the payment of remaining Stockton Project Costs, (ii) [____] Dollars ($[____]) to [____] for the payment of remaining Brawley Project Costs and (iii) [____] Dollars ($[____]) to [____] for the payment of remaining Burley Project Costs;

third, [____] Dollars ($[____]) to Pacific Ethanol, which amount is equal to all Sponsor Support Reimbursement Fundings requested to be made on the Conversion Date;

fourth, [____] Dollars ($[____]) to Pacific Ethanol, which amount is equal to the aggregate amount of (A) all Greenfield Plant Top-Up Fundings that have not been utilized to fund Required Equity Contributions or Project Costs plus (B) all undisbursed Excess Construction Loan Commitments; and

fifth, [____] Dollars ($[____]), to the Revenue Account.

Section 3. Certifications. The Borrowers certify that on the date hereof, and as of the Proposed Construction Funding Date: [Note: each Construction Funding Notice should only include those provisions applicable to the requested Funding.]

(a) the aggregate principal amount of Greenfield Plant 1 Construction Loans disbursed prior to the Commercial Operation Date of Greenfield Plant 1 (taken together with the Working Capital Plant Commitment for Greenfield Plant 1), after giving effect to any Greenfield Plant 1 Fundings requested hereunder, does not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 1 (as set forth in the current Construction Budget for such Plant) and (y) forty-five million Dollars ($45,000,000);

(b) the aggregate principal amount of all Greenfield Plant 1 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant), after giving effect to any Greenfield Plant 1 Fundings requested hereunder, does not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 1;

(c) the Proposed Construction Funding is the Greenfield Plant Top-Up Funding for Greenfield Plant 1 (and Greenfield Plant 1 has achieved its Commercial Operation Date), the amount of such Proposed Construction Funding is less than or equal to the Excess Construction Loan Commitment for such Plant, and no Top-Up Funding has previously been requested for such Plant;

(d) the aggregate principal amount of Greenfield Plant 2 Construction Loans disbursed prior to the Commercial Operation Date of such Plant (taken together with the Working Capital Plant Commitment for such Plant), after giving effect to any

2.05-B - 5

Greenfield Plant 2 Fundings requested hereunder, does not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 2 (as set forth in the current Construction Budget for such Plant and (y) forty-five million Dollars ($45,000,000);

(e) the aggregate principal amount of all Greenfield Plant 2 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant), after giving effect to any Greenfield Plant 2 Fundings requested hereunder, does not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 2;

(f) the Proposed Construction Funding is the Greenfield Plant Top-Up Funding for Greenfield Plant 2 (and Greenfield Plant 2 has achieved its Commercial Operation Date), the amount of such Proposed Construction Funding is less than or equal to the Excess Construction Loan Commitment for such Plant, and no Top-Up Funding has previously been requested for such Plant;

(g) the aggregate principal amount of Greenfield Plant 3 Construction Loans disbursed prior to the Commercial Operation Date of such Plant (taken together with the Working Capital Plant Commitment for such Plant), after giving effect to any Greenfield Plant 3 Fundings requested hereunder, does not exceed the lesser of (x) forty percent (40%) of budgeted Project Costs for Greenfield Plant 3 (as set forth in the current Construction Budget for such Plant) and (y) forty-five million Dollars ($45,000,000);

(h) the aggregate principal amount of all Greenfield Plant 3 Construction Loans disbursed on or prior to the Conversion Date (taken together with the Working Capital Plant Commitment for such Plant), after giving effect to any Greenfield Plant 3 Fundings requested hereunder, does not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for Greenfield Plant 3;

(i) the Proposed Construction Funding is the Greenfield Plant Top-Up Funding for Greenfield Plant 3 (and Greenfield Plant 3 has achieved its Commercial Operation Date), the amount of such Proposed Construction Funding is less than or equal to the Excess Construction Loan Commitment for such Plant, and no Top-Up Funding has previously been requested for such Plant;

(j) assuming that the Agents and Lead Arrangers are satisfied with or have approved each of the matters, documents and other deliverables that, in accordance with Article VI of the Credit Agreement are required to be satisfactory to such Agent or Lead Arranger, each of the conditions to the Proposed Construction Funding set forth in Article VI of the Credit Agreement have been satisfied (other than on the date of this notice those conditions that may be satisfied on the Proposed Construction Funding Date, which the Borrowers hereby confirm will be satisfied prior to the Proposed Construction

2.05-B - 6

Funding [; provided, that [(i) the deliverables required to satisfy the conditions set forth in Sections [insert relevant section references] of the Credit Agreement are being delivered to the Administrative Agent on the date hereof to hold in escrow pending automatic release and delivery on the Funding Date for the Proposed Construction Funding and (ii) in the case of the approval of the Independent Engineer's updated report required pursuant to Section 6.04(i)(i) of the Credit Agreement, such updated report has been delivered to the Lenders at least ten (10) days prior to the date hereof and, as of the date hereof, the Borrowers have not received objections to such report from fifty percent (50%) or more of the Lenders];

(k) the Borrowers are in compliance with all applicable conditions set forth in Article VI of the Credit Agreement that are required to be satisfied as of the date of this representation, on and as of the Proposed Construction Funding Date, before and after giving effect to such Proposed Construction Funding and to the application of the proceeds therefrom;

(l) each of the Funding Representations and Warranties made by each of the Borrowers, the Pledgor and Pacific Ethanol in each of the Financing Documents to which it is a party is true and correct in all material respects (except with respect to representations and warranties that expressly refer to an earlier date), before and after giving effect to the Proposed Construction Funding and to the application of the proceeds of such Proposed Construction Funding;

(m) [after giving effect to any Construction Loan Fundings requested to be made on the Conversion Date and any payments under Section 2.06(e)(iii) of the Credit Agreement, the total aggregate amounts disbursed under the Construction Loans taken together with the Aggregate Working Capital Loan Commitment do not exceed sixty-five percent (65%) of the aggregate actual and documented Project Costs for all Greenfield Plants that have achieved their respective Commercial Operation Dates and with respect to which any funding has been made;]2

(n) no Funding Default or Event of Default has occurred and is continuing or would occur as a result of the Construction Funding;

_____________
2 To be included only for Fundings requested on the Conversion Date.

2.05-B - 7

(o) since September 30, 2006, no Material Adverse Effect has occurred and is continuing;

(p) [the amounts of all previous Construction Fundings for the [____] Plant have been (or will be) applied to approved Project Costs for such Plant in a manner consistent with the relevant Construction Funding Notice(s);]3

(q) [each of the Madera Funding and the Boardman Funding has occurred];4

(r) all and each of the statements contained in this Construction Funding Notice are true and correct.

Section 4. Delivery of Additional Documents.5 On the date hereof, together with this Construction Funding Notice, the Borrowers are delivering to the Administrative Agent the following documents as additional conditions precedent to the Proposed Construction Funding:

(a) [attached hereto as Exhibit A, invoices requested by the Independent Engineer for all Project Costs (other than interest and Fees on the Loans) requested by the Independent Engineer and that are proposed to be paid with proceeds of the Proposed Construction Funding, each of which has been certified as true and correct in all material respects by the Borrowers' Agent and the relevant Construction Contractor;] [To be included if requested by the Independent Engineer.]

(b) attached hereto as Exhibit B, conditional sworn Lien waiver statements evidencing receipt of payment by the Construction Contractors, all subcontractors, and all other Persons [who were paid from the proceeds of the last preceding Construction Loan Funding] [with respect to all payments due and payable by

_______
3 To be included only for Greenfield Plant Fundings prior to the Commercial Operation Date for each Plant.

4 To be included with respect to each Greenfield Plant Funding.

5 These documents are required to be delivered only in connection with Construction Fundings (other than for Sponsor Support Reimbursement Fundings) for Greenfield Plants prior to their Commercial Operation Date.

2.05-B - 8

the Borrowers since the date of the Credit Agreement to any Person to be paid with the proceeds of the Proposed Construction Funding], [(excluding Lien waiver statements for amounts less than one million Dollars ($1,000,000) on an aggregate basis)] in each such case for the Plant with respect to which such Proposed Construction Funding is being requested. Each such Lien waiver statement (i) is dated on or about the date of this Construction Funding Notice (or, in the case of Lien Waivers relating to work done at an earlier date, may be dated on or about the date that such work was completed), and (ii) covers all work done and all sums received by such contractor through the date [of the last preceding Construction Loan Funding for such Plant] [the Credit Agreement], each of which is hereby certified as true and correct and complete by the Borrowers' Agent and has been verified by the Independent Engineer;

(c) attached hereto as Exhibit C, a list, for each Plant with respect to which such Proposed Construction Funding is being requested, of (i) all Change Orders that have not previously been submitted to the Administrative Agent, copies of which have been submitted to the Independent Engineer prior to the date of this Construction Funding Notice, (ii) all Change Orders to the date of this Construction Funding Notice, and (iii) all contemplated Change Orders, each of which is (other than contemplated Change Orders that have not yet been agreed to by the relevant Borrower) in compliance with Section 7.02(m)(iii) of the Credit Agreement;

(d) [attached hereto as Exhibit D, for each Plant with respect to which such Proposed Construction Funding is being requested, a detailed receipt for payment itemized by Line Item in such Plant's Construction Budget evidencing [that the full amount of the proceeds of the last preceding Construction Funding has been paid out by the Borrowers or the Construction Contractors to the Persons with respect to whom such Construction Loan proceeds were disbursed and otherwise in accordance with the Credit Agreement] [receipt of all payments due and payable by the Borrowers to the Construction Contractors, all subcontractors, and all other Persons since the date of the Credit Agreement] .]6

Section 5.Governing Law. This Construction Funding Notice shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

______
6 To be included if such evidence has been requested by the Administrative Agent or the Independent Engineer.

2.05-B - 9

Section 6.Execution in Counterparts. This Construction Funding Notice may be executed by the parties hereto in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document.

The undersigned are executing this Construction Funding Notice not in their individual capacities but in their respective capacities as Authorized Officers of the Borrowers.

[The remainder of this page is intentionally blank. The next page is the signature page.]

2.05-B - 10

IN WITNESS WHEREOF, the undersigned have caused this Construction Funding Notice to be duly executed and delivered as of the day and year first written above.

PACIFIC ETHANOL HOLDING CO. LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL MADERA LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL STOCKTON, LLC

By: _______________________________
Name:
Title:

2.05-B - 11

PACIFIC ETHANOL IMPERIAL, LLC

By: _______________________________
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC

By: _______________________________
Name:
Title:

2.05-B - 12

Exhibit A
to Construction Funding Notice

INVOICES FOR ADDITIONAL PAYMENTS
[If requested]

2.05-B - Exhibit

Exhibit B
to Construction Funding Notice

LIEN WAIVER STATEMENTS

2.05-B - Exhibit

Exhibit C
to Construction Funding Notice

CHANGE ORDERS

2.05-B - Exhibit

Exhibit D
to Construction Funding Notice

RECEIPTS OF PAYMENT

[If requested]

2.05-B - Exhibit

EXHIBIT 2.07
to Credit Agreement

[FORM OF NOTE]

[Tranche A Construction] [Tranche B Construction] [Working Capital]
[Tranche A Term] [Tranche B Term] Note

$[____]	[________] [____]. [__]

FOR VALUE RECEIVED, PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC, PACIFIC ETHANOL IMPERIAL, LLC, AND PACIFIC ETHANOL MAGIC VALLEY, LLC (collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [________], a [________] (the "Lender"), at its offices located at [________], the principal sum of [____] Dollars ($[____]) or, if less, the aggregate unpaid principal amount of the [Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Loans made by the Lender to the Borrowers under the Credit Agreement, dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrowers, jointly and severally, Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers also jointly and severally promise to pay (i) interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times provided in the Credit Agreement and (ii) fees at such times and at such rates and amounts as specified in the Credit Agreement.

2.07 - 1

Principal, interest and fees are payable in lawful money of the United States of America and in immediately available funds, at the times and in the amounts provided in the Credit Agreement.

This [Tranche A Construction] ]Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Note is entitled to the benefits and is subject to the terms and conditions of the Credit Agreement, and is entitled to the benefits of the security provided under the Security Documents. As provided in the Credit Agreement, this [Tranche A Construction] [Tranche B Construction] [Working

Capital] [Tranche A Term] [Tranche B Term] Note is subject to mandatory prepayment and voluntary prepayment, in whole or in part. The Borrowers jointly and severally agree to make prepayment of principal on the dates and in the amounts specified in the Credit Agreement.

The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto (or on a continuation of such schedule attached to this [Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Note and made a part hereof) an appropriate notation evidencing the date and amount of the [Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Loans evidenced hereby and the date and amount of each principal payment in respect thereof, or (ii) to record such [Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein, but in no event shall any failure by the Lender to endorse or record pursuant to clauses (i) and (ii) be deemed to relieve any Borrower from any of its obligations.

To the extent provided under the Credit Agreement and to the maximum extent permitted by Law, each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this [Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Note. All amounts payable under this [Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A Term] [Tranche B Term] Note are payable without relief from valuation and appraisement Laws.

The Borrowers jointly and severally agree to pay all costs and expenses, including without limitation attorneys' fees, incurred in connection with the interpretation or enforcement of this [Tranche A Construction] [Tranche B Construction] [Working

2.07 - 2

Capital] [Tranche A Term] [Tranche B Term] Note, in accordance with and to the extent provided by the Credit Agreement.

2.07 - 3

THIS [TRANCHE A CONSTRUCTION] [TRANCHE B CONSTRUCTION] [WORKING CAPITAL] [TRANCHE A TERM] [TRANCHE B TERM] NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

PACIFIC ETHANOL HOLDING CO. LLC,
a Delaware limited liability company

By: ___________________________
Name:
Title:

PACIFIC ETHANOL MADERA LLC,
a Delaware limited liability company

By: ___________________________
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC,
a Delaware limited liability company

By: ___________________________
Name:
Title:

2.07 - 4

PACIFIC ETHANOL STOCKTON, LLC,
a Delaware limited liability company

By: ___________________________
Name:
Title:

PACIFIC ETHANOL IMPERIAL, LLC,
a Delaware limited liability company

By: ___________________________
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC,
a Delaware limited liability company

By: ___________________________
Name:
Title:

2.07 - 5

Schedule to
[Tranche A Construction] [Tranche B Construction] [Working Capital] [Tranche A
Term] [Tranche B Term] Note

LOANS, MATURITIES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Maturity of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2.07 - 6

EXHIBIT 2.09-B
to Credit Agreement

[FORM OF]
TRANCHE CONVERSION NOTICE

Date: [____ __, ____]

[ADMINISTRATIVE AGENT]
[ADDRESS]

[BORROWERS' AGENT]
[ADDRESS]

This notice (this "Tranche Conversion Notice") is being delivered by [_____], a lender (a "Tranche Reallocation Eligible Lender") pursuant to Section 2.09 of the Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit Agreement"), dated as of February [_], 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, C(EPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

2.09 - 1

As of the date of this Tranche Conversion Notice (the "Tranche Conversion Notice Date"), the undersigned hereby provides notice that1:

1. it is exercising its right to convert the amount of its Tranche Reallocation Eligible Commitments set forth in Annex A hereto;

2. such conversion shall become effective on [insert date that is five (5) Business Days from the Tranche Conversion Notice Date] [the Funding Date for In-Progress Plant 2, which, as set forth in the most recent Funding Notice, is expected to be [____], which date is less than five (5) Business Days after the date hereof,] (the "Tranche Conversion Date");

3. the Tranche Reallocation Eligible Lender will fund such converted Tranche B Loans to the Escrow Account as required pursuant to Section 2.09(c) of the Credit Agreement and in accordance with the funding procedures set forth in Section 2.06 (Funding of Loans) of the Credit Agreement; and

4. [the Tranche Reallocation Eligible Lender has previously received a Note with respect to its Tranche Reallocation Eligible Commitment and hereby requests that, on the Tranche Conversion Date, a replacement Note be issued reflecting the conversion to be made hereunder.]

[The remainder of this page is intentionally blank. The next page is the signature page.]

_______
1 The conversions contemplated by this Tranche Conversion Notice may take place no later than the earlier to occur of (x) the date that is six (6) months from the date of the Credit Agreement and (y) the Business Day immediately following the date of the Funding Notice for In-Progress Plant 2.

2.09 - 2

Annex A
to Tranche Conversion Notice

Tranche Reallocation Eligible Commitments

Loan	Undisbursed Tranche A Commitments	Undisbursed Tranche B Commitments
Pre- Conversion	$	$
Post- Conversion	$	$

2.09 - 3

EXHIBIT 3.05
to Credit Agreement

[FORM OF]
INTEREST PERIOD NOTICE

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
NY, New York 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

Re:	PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC, PACIFIC ETHANOL IMPERIAL, LLC, AND PACIFIC ETHANOL MAGIC VALLEY, LLC

Ladies and Gentlemen:

The undersigned, PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC, PACIFIC ETHANOL IMPERIAL, LLC, and PACIFIC ETHANOL MAGIC VALLEY, LLC (collectively, the "Borrowers"), refer to the Credit Agreement, dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

3.05 - 1

The Borrowers hereby deliver to the Administrative Agent this irrevocable notice pursuant to Section 3.05 of the Credit Agreement and irrevocably request the duration set forth below for the immediately succeeding Interest Period for the Loans identified herein.

[The Borrowers hereby elect to continue Eurodollar Loans as Eurodollar Loans for the next Interest Period applicable to such continued Eurodollar Loans] [[,] to convert Base Rate Loans to Eurodollar Loans at the end of the current Quarterly Period [and] [to convert Eurodollar Loans to Base Rate Loans at the end of the current Interest Period for such Eurodollar Loans], in each case as set forth on Schedule 1 hereto.

The Borrowers hereby certify that this Interest Period Notice is being delivered [prior to the Conversion Date and, after giving effect to the immediately succeeding Interest Periods set forth on Schedule 1, there will be no more than seven (7) separate Eurodollar Loans outstanding] [on and after the Conversion Date and, after giving effect to the immediately succeeding Interest Periods set forth on Schedule 1, there will be no more than four (4) separate Eurodollar Loans outstanding].

In connection herewith, the Borrowers hereby further certify that no Event of Default has occurred and is continuing. This Interest Period Notice is being delivered on or before 12:00 noon. New York City time at least four (4) Business Days prior to the end of each Interest Period set forth on Schedule 1 hereto.

[The remainder of this page is intentionally blank. The next page is the signature page.]

3.05 - 2

IN WITNESS WHEREOF, the undersigned have caused this Interest Period Notice to be duly executed by an Authorized Officer as of the date first above written.

PACIFIC ETHANOL HOLDING CO, LLC

By: ________________________
Name:
Title:

PACIFIC ETHANOL MADERA, LLC

By: ________________________
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC

By: ________________________
Name:
Title:

PACIFIC ETHANOL STOCKTON, LLC
By: ________________________
Name:
Title:

3.05 - 3

PACIFIC ETHANOL IMPERIAL, LLC

By: ________________________
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC

By: ________________________
Name:
Title:

3.05 - 4

Schedule 1
to Interest Period Notice

LOAN (specify loan type, including whether loan is Base Rate Loan or Eurodollar Loan, and tranche)	PRINCIPAL AMOUNT	CURRENT INTEREST PERIOD DURATION (for Eurodollar Loans only)	CURRENT INTEREST PERIOD OR QUARETERLY PERIOD ENDS ON	DURATION OF IMMEDIATELY SUCCEEDING INTEREST PERIOD' (for Eurodollar Loans only)
$
$

________
1 At the Borrowers' election, the duration of such Interest Period shall be either one (1), two (2), three (3) or six (6) months.

3.05 - 5

EXHIBIT 4.07
to Credit Agreement

FORM OF NON-U.S. LENDER STATEMENT

Reference is made to the Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit  Agreement"), dated as of February [__], 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The undersigned Non-U.S. Lender hereby certifies as follows:

1. The Non-U.S. Lender is the beneficial owner of any and all interests in the Obligations that it holds.

2. The Non-U.S. Lender is not a "United States person" as defined in Code Section 7701(a)(30). Code Section 7701(a)(30) defines a United States person as a citizen or resident of the United States; a domestic partnership; a domestic corporation; an estate (other than a foreign estate); and a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

4.07 - 1

3. The Non-U.S. Lender is not a "bank" described in Section 881(c)(3)(A) of the Code.

4. The Non-U.S. Lender undertakes to notify the Borrowers and Administrative Agent promptly upon the obsolescence or invalidity of this Non-U.S. Lender Statement if, following the execution date hereof, any statement herein ceases to be true at any time while the Non-U.S. Lender is entitled to payments of interest by the Borrowers under the Financing Documents.

The undersigned Non-U.S. Lender acknowledges that this Non-U.S. Lender Statement is executed and delivered in order to substantiate its entitlement to an exemption from U.S. withholding tax under the Code. Further, the undersigned individual certifies that it has the requisite authority to execute and deliver this document for the Non-U.S. Lender.

[NAME OF NON-U.S. LENDER]

By: ________________________

Print Name:
Title:
Date:

4.07 - 2

EXHIBIT 6.01(k)
to Credit Agreement

INSURANCE CONSULTANT'S CERTIFICATE

Moore
McNeil

[DATE]

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Ave of Americas
New York, NY 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

Re:	PACIFIC ETHANOL HOLDING CO. LLC, PACIFIC ETHANOL MADERA LLC, PACIFIC ETHANOL COLUMBIA, LLC, PACIFIC ETHANOL STOCKTON, LLC, PACIFIC ETHANOL IMPERIAL, LLC, AND PACIFIC ETHANOL MAGIC VALLEY, LLC

Ladies and Gentlemen:

The undersigned has acted as Insurance Consultant for the Lenders with respect to PACIFIC ETHANOL HOLDING CO. LLC ("Pacific Holding"), a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC ("Madera"), a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC ("Boardman"), a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC ("Stockton"), a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC ("Brawley"), a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC ("Burley"), a Delaware limited liability company (together, the "Borrowers") in connection with that certain Credit Agreement (as amended, supplemented or otherwise modified from time to time, the  "Credit Agreement") ,dated as of February __, 2007, by and among the Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead

6.01(k) - 1

Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Insurance Consultant acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrowers for the construction of the Project and in so doing will be relying on this certificate and the Insurance Consultant's report dated [___________]. The Insurance Consultant certifies that attached hereto as Exhibit A is a true, correct and complete copy of such report, and that such report represents the Insurance Consultant's professional opinion as of the date thereof. Further, since the date of the aforementioned Insurance Consultant's report, nothing has come to our attention that would cause us to change that report.

The Insurance Consultant hereby further certifies to the Administrative Agent that:

(i)
[except as set forth in Exhibit B attached hereto,1 [the Borrowers have]] [[Madera] [Boardman/ [Stockton] [Brawley] [Burley] [has]]2 evidenced all insurance binders required pursuant to and in accordance with Section 7.01(h) of the Credit Agreement, and its [insurance broker] [insurance carrier] has executed a letter confirming that all such insurance policies are in full force and effect;

(ii)
[the deficiencies with respect to the insurance for the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Plant identified in the Insurance Consultant's report delivered on the Closing Date have been satisfactorily addressed;] 3 and

(iii)	each such insurance policy is placed with insurance carriers with an AM Best, A "X" or equivalent credit rating or are otherwise acceptable to the Insurance Consultant;

__________
1 To be included (if applicable) only at closing.

2 For the first Funding for each Plant, only the applicable Plant will be covered.

3 Only applicable for the first Funding for that Plant.

6.01(k) - 2

The Borrowers' [insurance broker] [insurance carrier] has evidenced binders and has confirmed that:

•	each such insurance policy has been endorsed with the Administrative Agent and the Senior Secured Parties as Additional Insured and First Loss Payee (where applicable);

•	each such insurance policy permits a waiver of subrogation for the benefit of the Senior Secured Parties;

•	each such insurance policy is primary (without contribution from any other policies the Senior Secured Parties may hold);

•	each such insurance policy (where legally allowed) contains non-vitiation language to ensure such insurance policy will remain in full force and effect for the benefit of the Senior Secured Parties;

•
each such insurance policy contains a non-invalidation endorsement that provides the ability (but not the obligation) for the Senior Secured Parties to pay premium and continue coverage in the event that any Borrower fails to make premium payments; and

•
each such insurance policy provides a minimum of 30-days' written notice of cancellation to Administrative Agent, except for cancellation based on nonpayment of premium which provides for 10 days' prior written notice.

It is our opinion that on the basis of the binders and information evidenced to us by the Borrowers and its [insurance broker] [insurance carrier], the insurance evidenced is in compliance with the material insurance requirements of the Project Documents and with the requirements of the Credit Agreement [other than as noted on Exhibit B hereto].

A copy of the Borrowers' [insurance broker's] [insurance carrier's] certificate confirming the matters set forth above is attached hereto as Exhibit C.

[The remainder of this page is intentionally blank. The next page is the signature page.]

6.01(k) - 3

IN WITNESS WHEREOF, the undersigned has caused this Insurance Consultant's Certificate to be duly executed by an authorized officer as of the date first above written.

MOORE-MCNEIL, LLC

By: ____________________________
Name:
Title:

6.01(k) - 4

EXHIBIT A
to Insurance Consultant's Certificate

INSURANCE CONSULTANT'S REPORT

6.01(k) - 5

EXHIBIT B
to Insurance Consultant's Certificate

INSURANCE DEFICIENCIES

6.01(k) - 6

EXHIBIT C
to Insurance Consultant's Certificate

CERTIFICATE OF BORROWERS' [INSURANCE BROKER] [INSURANCE CARRIER]

To: [Insurance Consultant]

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Ave of Americas
New York, NY 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

The undersigned has acted as [insurance broker] [insurance carrier] for PACIFIC ETHANOL HOLDING CO. LLC ("Pacific Holding"), a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC ("Madera"), a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC ("Boardman"), a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC ("Stockton"), a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC ("Brawley"), a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC ("Burley"), a Delaware limited liability company (together, the "Borrowers") in connection with that certain Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February __, 2007, by and among the Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A.,, as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

6.01(k) - 7

[OPTION A:]4 [The undersigned confirms that:

(i)
[except as set forth in Exhibit B attached hereto, the Borrowers have]5 [[Madera] [Boardman] [Stockton] [Brawley] [Burley] [has]16 evidenced all insurance binders required pursuant to and in accordance with Section 7.01(h) of the Credit Agreement;

(ii)	all premiums due and payable with respect to each such insurance policy have been paid or that Borrowers are not in arrears on any such premium due;

(iii)	each such insurance policy is placed with insurance carriers with an AM Best, A "X" or equivalent credit rating or as otherwise set forth on Annex A hereto;

(iv)	each such insurance policy has been endorsed with the Administrative Agent and the Senior Secured Parties as Additional Insured and First Loss Payee (where applicable);

(v)	each such insurance policy permits a waiver of subrogation for the benefit of the Senior Secured Parties;

(vi)	each such insurance policy is primary (without contribution from any other policies the Senior Secured Parties may hold);

(vii)	each such insurance policy (where legally allowed) contains non-vitiation language to ensure such insurance policy will remain in full force and effect for the benefit of the Senior Secured Parties;

(viii)
each such insurance policy contains a non-invalidation endorsement that provides the ability (but not the obligation) for the Senior Secured Parties to pay premium and continue coverage in the event that any Borrower fails to make premium payments; and

(ix)
each such insurance policy provides a minimum of 30-days' written notice of cancellation to Administrative Agent, except for cancellation based on non-payment of premium which provides for 10 days' prior written notice.]

____________

4 Insurance Broker/Insurance Carrier to select either Option A or Option B. If multiple Insurance Carriers submit certificates, then each may limit their certifications to the types of coverages they provide so long as the sum of such certifications satisfies the requirements of Schedule 7.01(h), in the determination of the Insurance Consultant.

5 To be included (if applicable) only at closing.

6 For the first Funding for each Plant, only the applicable Plant will be covered.

6.01(k) - 8

[OPTION B:] [The undersigned hereby confirms that the attached [description of policy] insurance policy maintained by [the applicable Borrowers] as of the date hereof satisfies the requirements set forth on Schedule 7.01(h) of the Credit Agreement (with respect to [description of coverage]) and is in full force and effect.]

[The remainder of this page is intentionally blank. The next page is the signature page.]

6.01(k) - 9

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Borrowers' [Insurance Broker] [Insurance Carrier] to be duly executed by an authorized officer as of the date first above written.

[Insurance Broker] [Insurance Carrier]

By: ____________________________
Name:
Title:

6.01(k) - 10

ANNEX A
to Exhibit C to Insurance Consultant's Certificate

[INSURANCE CARRIERS' SPECIFICATIONS]7

_________________
7 Only if applicable.

6.01(k) - 11

EXHIBIT 6.01(q)
to Credit Agreement

DRAWDOWN SCHEDULES

6.01(q) - 1

Pacific Ethanol, Inc.
Projected Senor Debt Drawdown Schedule

Month/Year	Madera	Boardman	Burley	Stockton	Brawley	Total

Mar-07	$51,153,846	$-	$-	$-	$-	$51,153,846
Apr-07	-	-	-	-	-	-
May-07	-	-	-	-	-	-
Jun-07	-	-	-	-	-	-
Jul-07	-	-	-	-	-	-
Aug-07	-	51,153,846	-	-	-	51,153,846
Sep-07	-	-	9,000,000	-	-	9,000,000
Oct-07	-	-	9,000,000	9,000,000	10,350,000	28,350,000
Nov-07	-	-	9,000,000	9,900,000	10,800,000	29,700,000
Dec-07	-	-	9,000,000	9,000,000	9,450,000	27,450,000
Jan-08	-	-	9,000,000	8,100,000	8,100,000	25,200,000
Feb-08	-	-	-	9,000,000	6,300,000	15,300,000
Mar-08	-	-	29,230,769	-	-	29,230,769
Apr-08	-	-	-	-	-	-
May-08	-	-	-	29,230,769	-	29,230,769
Jun-08	-	-	-	-	29,230,769	29,230,769
Jul-08	-	-	-	-	-	-
Aug-08	-	-	-	-	-	-
Sep-08	-	-	-	-	-	-
Oct-08	-	-	-	-	-	-
Total draws	$51,153,846	$51,153,846	$74,230,769	$74,230,769	$74,230,769	$325,000,000

6.01(q) - 2

EXHIBIT 6.01(v)
to Credit Agreement

FINANCIAL MODEL

Delivered under separate cover.

6.01(v) - 1

EXHIBIT 6.02(a)
 to Credit Agreement

[FORM OF]
COMMERCIAL OPERATION DATE CERTIFICATE

To: WESTLB AG, NEW YORK BRANCH,
as Administrative Agent under the Credit Agreement
referred to below

Date: [______________]

Re: [Madera] [Boardman] [Stockton] [Brawley] (Burley] Plant

Reference is made to the Credit Agreement dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit  Agreement"), by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A. as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

6.02(a) - 1

This Commercial Operation Date Certificate is the Commercial Operation Date Certificate for the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Plant, and is delivered to the Administrative Agent pursuant to the Credit Agreement.

The undersigned, on behalf of the Borrowers' Agent, hereby represents and certifies as follows:

1. the individual executing this Commercial Operation Date Certificate on behalf of the Borrowers' Agent is a duly Authorized Officer of the Borrowers' Agent;

2. construction of such Plant has been completed (other than punch list items) and such Plant is ready to grind corn and begin operation for its intended use as an ethanol production facility at its design basis capacity;

3. the Performance Test for such Plant has been completed in accordance with the Approved Performance Test Protocols, and has demonstrated that such Plant has achieved the Minimum Performance Criteria, while meeting air emissions requirements;

4. training has been completed for all required personnel of such Plant;

5. the Borrowers have received a plant operation manual and plant maintenance manual, associated documents, training manuals, final safety plans, and all materials and documents provided by the Construction Contractors and other manufacturers, suppliers and vendors for such Plant;

6. the Borrowers shall have received preliminary construction drawings for such Plant;

7. all construction costs for such Plant have been fully paid other than amounts that are subject to a Contest and the costs identified on Annex 1 hereto, which amounts are not in excess of five million Dollars ($5,000,000) and with respect to which full reserves have been established;

8. attached hereto as Annex 2 is evidence (which may include an ALTA 122 Endorsement to the applicable Title Insurance Policy) that there are no mechanic's, workmen's, materialmen's or other similar Liens or other claims on any part of such Plant, the Site for such Plant, or other assets relating to the work or services of such Plant (other than Liens that are subject to a Contest);

9. attached hereto as Annex 3 are Lien waivers from each Construction Contractor and each subcontractor for such Plant, other than with respect to (a) punch list items and work identified on Annex 4, which constitutes work done by the Construction Contractors and subcontractors with respect to which payments do not exceed, in the

6.02(a) - 2

aggregate, one million Dollars ($1,000,000) and (b) Liens that are subject to a Contest; and

10. all Necessary Project Approvals required to be obtained as of the date hereof with respect to such Plant have been obtained.

The undersigned, on behalf of the Independent Engineer, hereby represents and certifies as follows:

1. the individual executing this Commercial Operation Date Certificate on behalf of the Independent Engineer is a duly authorized representative of the Independent Engineer;

2. based on the Independent Engineer's diligence in accordance with the scope of the Independent Engineer's professional services agreement with the Secured Parties, it is the professional opinion of the Independent Engineer that construction of such Plant has been completed (other than punch list items) and such Plant is ready to grind corn and begin operation for its intended use as an ethanol production facility at its design basis capacity;

3. based on information provided by the Borrowers, third-party air emissions test results, and the Independent Engineer's visit to the Site for such Plant and observation of the Performance Test, the Performance Test has been completed in accordance with the Approved Performance Test Protocols; provided that the entire Performance Test was conducted in accordance with the protocol witnessed during the Independent Engineer's site visit, and has demonstrated that such Plant has achieved the Minimum Performance Criteria, while meeting tested air emissions requirements;

4. to the reasonable satisfaction of the Independent Engineer, based on its best knowledge, training has been completed for all required personnel of such Plant;

5. the Independent Engineer has reviewed, in accordance with the scope of the Independent Engineer's professional services agreement with the Secured Parties, the plant operation manuals and plant maintenance manuals, associated documents, training manuals, final safety plans, and all materials and documents provided to the Borrowers by the Construction Contractors and other manufacturers, suppliers and vendors for such Plant;

6. based on documentation requested by the Independent Engineer and received from the Borrowers, all construction costs for such Plant payable to the Construction Contractors, and for all other material construction work with respect to which the Independent Engineer has requested evidence of payment, have been fully paid

6.02(a) - 3

other than (a) amounts that (based on documentation received from the Borrowers) are subject to a Contest and (b) the costs identified on Annex 1 hereto, which amounts are not in excess of five million Dollars ($5,000,000) and with respect to which full reserves have been established;

7. attached hereto as Annex 2 is evidence (which may include an ALTA 122 Endorsement to the applicable Title Insurance Policy) that there are no mechanic's, workmen's, materialmen's or other similar Liens or other claims on any part of such Plant, the Site for such Plant, or other assets relating to the work or services of such Plant (other than Liens that (based on documentation received from the Borrowers) are subject to a Contest);

8. attached hereto as Annex 3 are Lien waivers from each Construction Contractor and each subcontractor for such Plant, other than with respect to (a) punch list items and work identified on Annex 4, which constitutes work done by the Construction Contractors and subcontractors with respect to which payments do not exceed, in the aggregate, one million Dollars ($1,000,000) and (b) Liens that (based on documentation received from the Borrowers) are subject to a Contest; and

9. all key Necessary Project Approvals required to be obtained for the operation of such Plant as of the date hereof have been obtained.

[The remainder of this page is intentionally blank. The next page is the signature page.]

6.02(a) - 4

IN WITNESS WHEREOF, the undersigned have caused this Commercial Operation Date Certificate to be duly executed as of the date first above written.

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers' Agent

By: _____________________________
Name:
Title:

[_____________]
as Independent Engineer

By: _____________________________
Name:
Title:

6.02(a) - 5

Annex 1
to Commercial Operation Date Certificate

UNPAID CONSTRUCTION COSTS

6.02(a) - Annex 1

Annex 2
to Commercial Operation Date Certificate

EVIDENCE OF NO
MECHANIC'S, WORKMEN'S, MATERIALMEN'S LIENS

6.02(a) - Annex 2

Annex 3
to Commercial Operation Date Certificate

LIEN WAIVERS

6.02(a) - Annex 3

Annex 4
to Commercial Operation Date Certificate

WORK DONE FOR WHICH LIEN WAIVERS ARE NOT PROVIDED

6.02(a) - Annex 4

Exhibit 6.02(g)
to the Credit Agreement

[FORM OF]

TITLE ENDORSEMENT

Endorsement 122

ENDORSEMENT

Attached to Policy No.

Issued by

STEWART TITLE GUARANTY COMPANY

HEREIN CALLED THE COMPANY

Provided an advance is made by the insured pursuant to the Credit Agreement described in the insured mortgage to or for the benefit of [insert applicable project entity] in the sum of $________________ , which is a portion of the indebtedness evidenced by the "Financing Documents" (as defined in the Credit Agreement), the Company hereby insures the owner of the indebtedness secured by the insured mortgage against loss or damage which the insured shall sustain by reason of:

(1) The Company's assurance that, except as otherwise expressly provided herein, there are no liens, encumbrances or other matters shown by the public records affecting the estate or interest referred to in Schedule A, other than those shown in said policy, except:

(2) The existence of any subsisting tax or governmental assessment lien which is prior to the insured mortgage, except the following described subsisting tax or governmental assessment lien(s) to the extent that same have priority over the insured mortgage by operation of law:

(3) Title to the estate or interest referred to in Schedule A being vested other than as shown in Schedule A according to the public records;

6.02(g) - 1

(4) The failure of the advance identified above to be secured by the insured mortgage;

(5) Lack of priority of the insured mortgage with respect to such advance, over any liens, encumbrances or other matters shown by the public records, affecting the estate or interest referred to in Schedule A, other than those shown in Schedule B as prior to the insured mortgage and in paragraph (2) herein, and/or

(6) Lack of priority of the lien of the insured mortgage over any statutory lien for services, labor or material arising out of the work or improvement under construction or completed at the date hereof.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

STEWART TITLE GUARANTY COMPANY

By: _____________________________________

6.02(g) - 2

EXHIBIT 6.04(g)-A
to Credit Agreement

[FORM OF DEED OF TRUST]

Upon recording return to:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, NY 10112
Attn: Thomas E. Charbonneau, Esq.

The tax account number of the property
subject to the Lien or in which the interest
is created is [__________].

Space above this line for Recorder

LEASEHOLD TRUST DEED, LINE OF CREDIT INSTRUMENT, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS

Dated as of February , 2007

by

PACIFIC ETHANOL COLUMBIA, LLC
Grantor

to

STEWART TITLE GUARANTY COMPANY, as Trustee

for the benefit of

[_______________________________], as Collateral Agent, as Beneficiary [This is a Construction Mortgage, as defined in the Uniform Commercial Code.]

MAXIMUM AMOUNT TO BE ADVANCED PURSUANT TO THE CREDIT AGREEMENT (as defined in ORS 86.155): $[_____________]

TERM OR MATURITY DATE OF CREDIT AGREEMENT (as defined in ORS 86.155): [_______________]

6.04(g)-A -1

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	7

1.1 DEFINITIONS	7
1.2 PRINCIPLES OF CONSTRUCTION	13

ARTICLE II GENERAL RIGHTS OF BENEFICIARY	14

ARTICLE III LEASED PREMISES	14

3.1 THE PORT LEASE	14
3.2 NEW LEASE WITH BENEFICIARY	17
3.3 No MERGER OF FEE AND LEASEHOLD ESTATES	18

ARTICLE IV ABSOLUTE ASSIGNMENT OF LEASES AND RENTS	18

4.1 ABSOLUTE ASSIGNMENT OF LEASES AND RENTS	18

ARTICLE V SECURITY AGREEMENT	22

5.1 RIGHTS TO UCC COLLATERAL UNDER THE UNIFORM COMMERCIAL CODE	22
5.2 FIXTURE FILING FINANCING STATEMENTS	22

ARTICLE VI REPRESENTATIONS OF GRANTOR	23

6.1 REPRESENTATIONS AND WARRANTIES	23

ARTICLE VII DEFAULT AND FORECLOSURE	23

7.1 REMEDIES	23
7.2 RESCISSION OF NOTICE OF EVENT OF DEFAULT	28
7.3 APPLICATION OF PROCEEDS	28
7.4 ADDITIONAL SECURITY	29
7.5 REMEDIES CUMULATIVE	29
7.6 ATTORNEY-IN-FACT	30
7.7 WAIVER OF NOTICE	30
7.8 PAYMENT OF COSTS AND EXPENSES	30
7.9 GRANTOR'S WAIVERS	30

ARTICLE VIII MISCELLANEOUS	32

8.1 PERFORMANCE AT GRANTOR'S EXPENSE	32
8.2 BENEFICIARY'S RIGHT TO PERFORM THE OBLIGATIONS	32
8.3 SURVIVAL OF OBLIGATIONS	33
8.4 NOTICES	33
8.5 DELAY NOT A WAIVER	34
8.6 COVENANTS RUNNING WITH THE LAND	34
8.7 INTENTIONALLY OMITTED	34
8.8 SEVERABILITY	34
8.9 ENTIRE AGREEMENT AND MODIFICATION	34

6.04(g)-A -2

8.10 GOVERNING LAW	35
8.11 LIMITATION ON BENEFICIARY'S RESPONSIBILITY	35
8.12 HEADINGS	35
8.13 MARSHALLING	35
8.14 WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION	36
8.15 MAXIMUM INDEBTEDNESS AND FUTURE ADVANCES	36
8.16 LIEN ABSOLUTE; MULTIPLE COLLATERAL TRANSACTION	37
8.17 DISCHARGE OF TRUST DEED	37
8.18 RENEWAL OR EXTENSION OF NOTES; SUBSTITUTE NOTES	38
8.19 CONFLICTS	38
8.20 ASSUMPTION NOT A NOVATION	38
8.21 ACKNOWLEDGMENT OF RECEIPT OF COPIES OF DEBT INSTRUMENT	38
8.22 INSURANCE WARNING	38
8.23 USE NOTICE	39
8.24 STATUTE OF FRAUDS NOTICE	39

6.04(g)-A -3

LEASEHOLD TRUST DEED, LINE OF CREDIT INSTRUMENT, SECURITY
AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT
OF LEASES, RENTS
AND SECURITY DEPOSITS

THIS Leasehold Trust Deed, Line of Credit Instrument, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of February ____, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Trust Deed"), encumbers both real and personal property, contains an after-acquired property clause and secures present and future loans and advances.

THIS Trust Deed is executed by PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, as Grantor ("Grantor"), to STEWART TITLE GUARANTY COMANY, as trustee ("Trustee") for the benefit of [_________________________], having an address at [___________________], as Collateral Agent for the Senior Secured Parties as described under the Credit Agreement referred to below, as beneficiary (together with its successors and assigns, "Beneficiary").
WITNESSETH:

WHEREAS, Grantor has a leasehold estate in certain real property in Morrow County, Oregon more particularly described on Exhibit A annexed hereto (the "Leased Premises") created by the Lease dated April 20, 2006 between Port of Morrow, as lessor, and Grantor, as lessee (as amended, modified and in effect from time to time, the "Port Lease"), a memorandum of which has been recorded October 5, 2006, as Microfilm No. 2006-17758, Morrow County Microfilm Records.

WHEREAS, Grantor has entered or will enter into certain Financing Documents providing for, among other things, the ownership, financing, development, engineering, construction, testing and operation of the Project as hereinafter defined.

WHEREAS, Grantor has requested that the Lenders extend loans to the Grantor and the other Borrowers referenced in the Credit Agreement in the aggregate principal amount not to exceed at any one time the sum of [___________________________] ($_______________________) (the "Loans") the proceeds of which are to be used to finance the ownership, development, engineering, construction, testing and operation of the Project near Boardman, Oregon and the other Projects as further described in and pursuant to that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the " Credit  Agreement"), dated as of the date hereof among Grantor and the other Borrowers, the

6.04(g)-A -4

Lenders party thereto (the "Lenders"), Beneficiary, as Collateral Agent for the Senior Secured Parties, WESTLB AG, NEW YORK BRANCH, as lead arranger and sole lead bookrunner, IVIIZUHO CORPORATE BANK, LTD., as lead arranger and co-syndication agent, CIT CAPITAL SECURITIES LLC, as lead arranger and co-syndication agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as lead arranger and co-documentation agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as lead arranger and co-documentation agent.

WHEREAS, this Trust Deed is given pursuant to the Credit Agreement, and payment, fulfillment, and performance by Grantor of its obligations thereunder and under the other Financing Documents to which it is a party are secured hereby, and each and every term and provision of the Credit Agreement, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, is hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Trust Deed;

WHEREAS, all of the obligations of Grantor under the Credit Agreement and the Financing Documents shall become due and payable in any event no later than the Discharge Date;

WHEREAS, the Credit Agreement contemplates the execution, delivery and implementation of this Trust Deed and it is a condition precedent to the making of the Loans under the Credit Agreement that Grantor shall have executed and delivered this Trust Deed to Beneficiary on behalf of the Senior Secured Parties;

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Trust Deed; and

WHEREAS, except as otherwise expressly provided herein, capitalized terms used in this Trust Deed shall have the meanings given thereto in Section 1.01 of the Credit Agreement. Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply to this Trust Deed.

NOW, THEREFORE, with reference to the foregoing Recitals, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby:

Grantor does hereby irrevocably grant, bargain, sell, convey, confirm, release, warrant, assign and transfer to Trustee, IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary, as Collateral Agent on behalf of the Senior Secured

6.04(g)-A -5

Parties, the following property, whether now owned or hereafter acquired by Grantor (collectively, the ""Trust Property") for the purpose of securing the payment and performance of the Obligations (as hereinafter defined):

(i)
all of Grantor's right, title and interest in and to the Leased Premises, and any rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, and all of Grantor's right, title and interest in and to all transferable development rights arising therefrom or transferred thereto, and, to the extent assignable, all appurtenances to such property, including any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of Grantor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same;

(ii)
all of Grantor's right, title and interest in and to the Port Lease and the leasehold estate created thereunder and all modifications, extensions and renewals of the Port Lease and all credits, deposits, options, purchase options, privileges and rights of the Grantor under the Port Lease , including but not limited to, the right, if any, to renew or extend the Port Lease for a succeeding term or terms, or to acquire fee title to or other interest in all or any portion of the Leased Premises;

(iii)	all of Grantor's right, title and interest in and to the Improvements, including any alterations thereto or replacements thereof, now or hereafter erected upon the Leased Premises;

(iv)
all of Grantor's right, title and interest in and to all Fixtures now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, occupancy, enjoyment, development, operation or ownership of the Leased Premises or the Improvements, together with any and all replacements thereof and additions thereto;

(v)
all of Grantor's right, title and interest in and to all Equipment and Personalty now or at any time hereafter located at the Leased Premises or the Improvements, together with any and all replacements thereof and additions thereto;

(vi)
all of Grantor's right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Property and the Equipment, hereafter acquired by or released to Grantor or constructed, assembled or

6.04(g)-A -6

placed by Grantor on the Real Property, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Grantor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the lien of this Trust Deed as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein;

(vii)
all of Grantor's right, title and interest in and to all easements (including all easements entered into pursuant to the Port Lease), streets, roads, alleys, passages, rights of way, air rights, lateral support, drainage rights, options to purchase, water rights (whether riparian, appropriative, or otherwise), utility rights, privileges, franchises, servitudes, easements, tenements, hereditaments, and appurtenances now or hereafter belonging or appertaining to any of the foregoing or to the Leased Premises all mineral, mining, gravel, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all of Grantor's right, title and interest in and to any streets, ways, alleys, roadbeds, inclines, tunnels, culverts, strips or gores of land adjoining or serving the Leased Premises or any part thereof, whether now owned or hereafter acquired by Grantor;

(viii)
all of Grantor's right, title and interest in and to all of the real estate and personal property tax refunds or rebates or charges in lieu of Taxes now or hereafter assessed or levied against the Real Property or any other part of the Trust Property, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Trust Deed, payable to Grantor with respect to the Leased Premises or the Improvements, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, occupation, enjoyment, development, or operation of the Leased Premises or Improvements;

(ix)	all of Grantor's right, title and interest in and to all Leases affecting the use of the Leased Premises now or hereafter entered into and Rents;

(x)
all of Grantor's right, title and interest in and to all insurance policies and the proceeds thereof, now or hereafter in effect with respect to the Real Property or the UCC Collateral, including any and all title and property insurance proceeds, and all unearned premiums and premium refunds,

6.04(g)-A -7

accrued, accruing or to accrue under such insurance policies, and all of Grantor's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments made for any taking of or damage to all or any part of the Real Property or the UCC Collateral by eminent domain or condemnation, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of any of the Trust Property into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Trust Property or any part thereof for any injury to or decrease in the value thereof for any reason;

(xi)
to the extent assignable, and with respect to contracts and agreements, excluding those which by their terms or by operation of Law prohibit or do not allow assignment or which would become void or terminable by the counterparty thereto solely by virtue of the grant made herein (the "Excluded Contracts"), all of Grantor's right, title and interest in and to all abstracts of title, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, studies, reports, permits and licenses, records, plans, designs, drawings, surveys, title insurance policies, agreements, contract rights, approvals (but excluding any Governmental Approval which by its terms or by operation of Law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder is expressly excepted and excluded from the Lien and terms of this Trust Deed to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability), actions, appraisals, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the Real Property;

(xii)
all of Grantor's right, title and interest in and to all present and future Leases, Property Agreements, Contracts (in each case other than Excluded Contracts), including all Contracts entered into pursuant to the Port Lease, and all Proceeds and Receivables, the proceeds from the sale, transfer, disposition, conveyance or refinancing of all or any portion of the Trust Property and other benefits paid or payable and to become due or payable to Grantor in respect of the use, occupancy, license or possession of any portion or portions of the Trust Property;

6.04(g)-A -8

(xiii)
all of Grantor's right, as and to the extent set forth in the Credit Agreement, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Trust Property, and to commence any action or proceeding to protect the interest of Grantor in the Trust Property;

(xiv)
rights, titles, interests, estates or other claims, both in law and in equity, which Grantor now has or may hereafter acquire in the Real Property or in and to any greater estate in the Real Property or in and to any greater estate in the Trust Property;

(xv)
all of Grantor's right, title and interest in and to all property hereafter acquired or constructed by Grantor located at or used in connection with the Leased Premises of the type described in the foregoing granting clauses which shall forthwith, upon acquisition or construction thereof by Grantor and without any act or deed by Grantor or Beneficiary, become subject to the lien of this Trust Deed as if such property were now owned by Grantor and were specifically described in this Trust Deed and were specifically conveyed or encumbered hereby;

(xvi)
all of Grantor's right, title and interest in and to accessions, additions or attachments to, and all receipts, issues, profits, proceeds and products arising from, any of the foregoing and any and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;

(xvii)
all of Grantor's right, title and interest in and to all Inventory now or at any time hereafter located at the Leased Premises or the Improvements or used in any way in connection with the use, occupancy, enjoyment, development or operation of the Leased Premises or the Improvements, together with any and all replacements thereof and additions thereto, together with all of Grantor's right, title and interest in and to all Accounts; and

(xviii)
Grantor's interest, if any, in and to all pipelines and pipeline gathering systems used in connection with the Project lying on, in or across lands or any part thereof located in Morrow County, Oregon, together with all equipment, fittings, fixtures, pipe, machinery, pumps, appliances, valves, meters, tanks and other personal or real property appertaining to said pipeline gathering systems and all tenements, hereditaments and appurtenances now owned or hereafter acquired in connection therewith

6.04(g)-A -9

together with all rights of way, servitudes, easements and permits for said pipeline gathering systems.

"Trust Property," including each component thereof, shall be expressly interpreted as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest of Grantor therein.

AND without limiting any of the other provisions of this Trust Deed, Grantor expressly grants to Beneficiary, as secured party for itself and for the ratable benefit of the Senior Secured Parties, a security interest in the portion of the Trust Property which is or may be subject to the provisions of the Uniform Commercial Code as in effect from time to time in the state in which the Leased Premises is located (as the same may have been or may hereafter be amended, the "Uniform Commercial Code"") which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Real Property and appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Trust Deed be deemed conclusively to be real estate and conveyed hereby.

TO HAVE AND TO HOLD as provided herein, the above granted and described Trust Property unto and to the Trustee for the proper use and benefit of Beneficiary, and the successors and assigns of the Beneficiary, forever, for itself and for the ratable benefit of the Senior Secured Parties and their respective assigns and successors forever, in each case subject to the provisions of Section 8.17 hereof

AND TO PROTECT THE SECURITY OF THIS TRUST DEED, Grantor hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

"Accounts" shall mean all Grantor's accounts whether now existing or hereafter arising and resulting from the sale or other disposition of Inventory or from the services performed at the Project or any other accounts however arising and all chattel paper, documents and instruments relating to the Accounts or constituting the proceeds thereof

"Administrative Agent" shall have the meaning set forth in the Credit Agreement.

6.04(g)-A -10

"Trust Property" shall have the meaning set forth in the granting clauses of this Trust Deed.

"Business Day" shall have the meaning set forth in the Credit Agreement. "Collateral" shall have the meaning set forth in the Credit Agreement.

"Collateral Agent" shall have the meaning set forth in the Credit Agreement. "Contest" shall have the meaning set forth in the Credit Agreement.

"Contracts" means all contracts to which the Grantor now is, or hereafter will be, bound, or a party, beneficiary or assignee, including exhibits thereto, and all other instruments, agreements and documents executed and delivered with respect to such contracts, all consents, and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing, as the same may be modified, supplemented or amended from time to time in accordance with their terms.

"Default" shall have the meaning set forth in the Credit Agreement.

"Default Rate" shall mean the interest rate described in Section 3.06 of the Credit Agreement.

"Discharge Date" shall have the meaning set forth in the Credit Agreement. "Distiller's Grains" shall have the meaning set forth in the Credit Agreement.

"Equipment" means all "equipment," as such term is defined in Article 9 of the Uniform Commercial Code, now owned or hereafter acquired by Grantor, which is used at or in connection with the Improvements or the Leased Premises or is located thereon or therein (including all machinery, appliances, apparatus, fittings, materials, equipment, pipes, pipelines (including meters, connections, values and associated equipment), tanks, mains, lines, pumps, cables, lines, wires, conduits, poles and related equipment, loading and unloading equipment, motors, switchboards, cleaning, fire prevention, fire extinguishing, cooling and ventilation equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Grantor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Grantor shall have any right or interest therein.

"Event of Default" shall have the meaning set forth in the Credit Agreement.

6.04(g)-A -11

"Financing Documents" shall have the meaning set forth in the Credit Agreement.

"Fixtures" means all Equipment now owned, or the ownership of which is hereafter acquired, by Grantor which is so related to the Leased Premises or the Improvements forming part of the Trust Property that it is deemed fixtures or real property under the law of the state in which the Leased Premises is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Trust Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Leased Premises, including engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, cables, wires, pipelines (including meters, connections, valves and other associated equipment), conduits, mains, lines, ducts, fences, lighting fixtures, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and electric transmission equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

"Governmental Approvals" shall have the meaning set forth in the Credit Agreement.

"Governmental Authority" shall have the meaning set forth in the Credit Agreement.

"Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, gross receipts, value added, intangible transaction, privilege or license or similar taxes; and excluding mortgage recording taxes, transfer taxes, transfer gains taxes, gift and inheritance taxes, franchise taxes and analogous taxes on non-corporate entities, and income taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Trust Deed), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every

6.04(g)-A -12

character in respect of the Trust Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof shall be assessed or imposed on or in respect of or be a lien upon (a) Grantor that are in the nature of a real estate tax, whether in addition to, or in lieu of, real estate taxes, (b) the Trust Property, or any other collateral delivered or pledged to Beneficiary under the Security Documents, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Property or the leasing or use of all or any part thereof.

"Improvements" means any and all buildings, structures, foundations, storage and other tanks, utility sheds, workrooms, towers, retention basins, generating units, pump stations, transformers, retaining walls, pipes, cables, landscaping, irrigation and drainage pipes and facilities, open parking areas, and all other structures, improvements and fixtures of every kind whatsoever, whether above or below the land surface, and whether permanent or temporary, and any and all additions, alterations, betterments or appurtenances thereto, and all renewals, substitutions or replacements now or at any time owned, or hereafter acquired by Grantor and situated, placed or constructed on, over or under the Leased Premises or any part thereof.

"Inventory" means all of Grantor's inventory of ethanol, Distiller's Grains, carbon dioxide and any other co-product or by-product in connection with the production of ethanol; feedstock, including but not limited to corn, denaturants, enzymes, natural gas, natural lime, plant consumables, and other Products.

"Law" shall have the meaning set forth in the Credit Agreement.

"Leases" means, collectively, any lease or ground lease (other than the Port Lease), or, to the extent of the interest therein of Grantor, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which Grantor holds the interest of lessor, sublessor, subsublessor or licensor, as the case may be, and pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Trust Property, and every modification, amendment or other agreement relating to such lease, ground lease, sublease, subsublease, license, concession or other agreement entered into in connection therewith, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party or parties thereto.

"Lenders" shall have the meaning set forth in the Credit Agreement. "Loans" shall have the meaning set forth in the Credit Agreement.

6.04(g)-A -13

"Notes" shall have the meaning set forth in the Credit Agreement. "Obligations" shall have the meaning set forth in the Credit Agreement.

"Permitted Liens" shall have the meaning set forth in the Credit Agreement. "Person" shall have the meaning set forth in the Credit Agreement.

"Personalty" means all furniture, furnishings, machinery, goods, inventory, tools, supplies, appliances, general intangibles, contract rights, accounts (including, without limitation, the Accounts), accounts receivable, franchises, reserve accounts, escrows, documents, instruments, chattel paper, claims, deposits, licenses, trade names, trademarks, symbols, service marks, books, records, business names, company names, trade secrets, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), which are now or hereafter owned by Grantor and which are related to the Real Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

"Proceeds" means "proceeds" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of Grantor, with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Products" means ethanol, dried distiller's grains, wet distiller's grains, and any other form of distiller's grain products marketed by the Grantor and/or refined therefrom and from time to time located in storage or transportation facilities in or near the Leased Premises or in railroad cars, tank trucks or other facilities owned, operated or used by Grantor in connection with the Trust Property.

"Project" shall have the meaning set forth in the Credit Agreement.

"Property Agreements" means all material option agreements, purchase and sale agreements, construction contracts, architect contracts, engineering contracts, service contracts, utility contracts, equipment leases, equipment maintenance contracts and

6.04(g)-A -14

equipment warranties, purchase contracts, purchase orders and similar agreements and all amendments thereto now or hereafter relating to any portion of the Trust Property and entered into or assumed by or on behalf of Grantor.

"Real Property" means, collectively the Leased Premises, the Improvements and the Fixtures.

"Receivables" means any "account" as such term is defined in the Uniform Commercial Code and in any event shall include, but not be limited to, all of the Grantor's rights to payment for goods sold or leased, or services performed, by the Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, contract rights (including any and all rights to liquidated damage payments), security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to the Grantor to secure the foregoing, (ii) all the Grantor's right, title and interest in and to any goods, the sale of which gave rise thereto, (iii) all guarantees, warranties, endorsements, indemnifications or collateral on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of the Grantor or any computer bureau from time to time acting for the Grantor, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or Secured Parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

"Rents" means all rents, issues, revenues, income, proceeds, profits, royalties, security (including all oil and gas or other hydrocarbon substances, earnings, receipts, revenues, accounts, accounts receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits)) and income, including fixed, additional and percentage rents, operating expense reimbursements, reimbursements for increases in Taxes, sums paid by tenants to Grantor to reimburse Grantor for amounts originally paid or to be paid by Grantor or Grantor's agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Real Property or the use, enjoyment, development, operation, ownership or occupancy

6.04(g)-A -15

thereof and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Real Property or any other portion of the Trust Property, in each case pursuant to the Leases, and all proceeds from the cancellation, surrender, sale or other disposition of the Leases and other benefits paid or payable and to become due or payable to Grantor in respect of the use, occupation, enjoyment, development, operation or ownership of any portion or portions of the Trust Property pursuant to the Leases.

"Security Agreement" shall have the meaning set forth in the Credit Agreement.

"Senior Secured Parties" shall have the meaning set forth in the Credit Agreement.

"Security Documents" shall have the meaning set forth in the Credit Agreement. "Taxes" shall have the meaning set forth in Section 2.1(h) hereof.

"Transfer" shall have the meaning set forth in Section 2.1(i) hereof.

"Trust Deed" means this Leasehold Trust Deed, Line of Credit Instrument, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"UCC Collateral" shall have the meaning set forth in Section 5.1 hereof.

"Uniform Commercial Code" shall have the meaning set forth in the Granting Clauses hereof.

1.2 Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Trust Deed unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Trust Deed shall refer to this Trust Deed as a whole and not to any particular provision of this Trust Deed. The words and phrases "including," "shall include," "inclusive of and words and phrases of similar import shall be deemed to be followed by "without limitation" or "but not limited to." Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All persons stated in the masculine, feminine or neuter gender shall include other genders as appropriate.

6.04(g)-A -16

ARTICLE II

GENERAL RIGHTS OF BENEFICIARY

Grantor hereby agrees with Beneficiary that Beneficiary may at any time and from time to time, without liability therefor, without notice and without affecting the liability of any person, including, without limitation, Grantor, for the payment or performance of any indebtedness secured by this Trust Deed, or the lien of this Trust Deed on the Trust Property or any portion thereof: (i) release any person liable for the payment of any Obligations, extend the time or otherwise alter the terms of payment of any Obligations and make compositions or other arrangements with any debtor in relation thereto, alter, substitute, or release any portion of the Trust Property or any other collateral securing any Obligations, and grant such other indulgences as Beneficiary may determine in its sole discretion; and (ii) consent to the making of any map or plat of the Real Property, join in granting any easements or creating any restrictions on the Real Property and join in any extension agreement or any agreement subordinating the lien or charge of this Trust Deed.

ARTICLE III

LEASED PREMISES

3.1 The Port Lease.

(a) The Grantor shall: (i) pay all rents, additional rents and other sums required to be paid by the Grantor as lessee under and pursuant to the provisions of the Port Lease, (ii) diligently perform and observe all of the material terms, covenants and conditions of the Port Lease on the part of the Grantor, as lessee thereunder, to be performed and observed, unless such performance or observance shall be waived in writing or not required in writing by the lessor under the Port Lease, to the end that all things shall be done which are necessary to keep unimpaired the rights of the Grantor, as lessee, under the Port Lease, (iii) promptly notify the Beneficiary in writing of any default by the Grantor or lessor under the Port Lease in the performance or observance of any of the material terms, covenants or conditions on the part of, respectively, the Grantor or lessor to be performed or observed under the Port Lease, (iv) promptly notify the Beneficiary of the giving of any notice by the lessor under the Port Lease to the Grantor (other than notices customarily sent on a regular basis or notices concerning matters of an immaterial nature) and of any notice noting or claiming any default by the Grantor in the performance or observance of any of the material terms, covenants or conditions of the Port Lease on the part of the Grantor, as lessee thereunder, to be performed or observed and deliver to the Beneficiary a true copy of each such notice, (v) promptly notify the Beneficiary in writing of any request made by either party to the

6.04(g)-A -17

Port Lease for arbitration proceedings pursuant to the Port Lease and of the institution of any arbitration proceedings, as well as of all proceedings thereunder, and promptly deliver to the Beneficiary a copy of the determination of the arbitrators in each such arbitration proceeding, it being acknowledged and agreed that the Beneficiary shall have the right to participate in such arbitration proceedings in association with the Grantor or on its own behalf as an interested party, (vi) furnish to the Beneficiary, within ten (10) days after demand, proof of payment of all items which are required to be paid by the Grantor pursuant to the Port Lease, and (vii) not consent to the subordination of the Port Lease to any mortgage of the fee interest of the lessor in the Trust Property except such as agreed to by the Beneficiary.

(b) The Grantor shall not, without the prior written consent of the Beneficiary, surrender the leasehold estate created by the Port Lease or terminate or cancel the Port Lease or modify, change, supplement, alter or amend the Port Lease, in any material respect, either orally or in writing, and the Grantor hereby assigns to the Beneficiary, as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of this Trust Deed, all of the rights, privileges and prerogatives of the Grantor, as lessee under the Port Lease, to surrender the leasehold estate created by the Port Lease or to terminate, cancel, modify, change, supplement, alter or amend the Port Lease in any material respect, and any such surrender of the leasehold estate created by the Port Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Port Lease in any material respect without the prior written consent of the Beneficiary shall be void and of no force and effect.

(c) Supplementing the provisions of subparagraph (b) above, it is understood and agreed that the Grantor shall not, without the Beneficiary's prior written consent, elect to treat the Port Lease as terminated under Section 365(h)(1) of the Bankruptcy Code. Any such election made without the Beneficiary's prior written consent shall be void. The Grantor hereby unconditionally assigns, transfers and sets over to the Beneficiary all of the Grantor's claims and rights to the payment of damages arising under the Bankruptcy Code from any rejection by the lessor under the Port Lease. The Beneficiary shall have the right to proceed in its own name or in the name of the Grantor in respect of any claim, suit, action or proceeding relating to the rejection of the Port Lease, including, without limitation, the right to file and prosecute, to the exclusion of the Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of such lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Trust Deed shall have been satisfied and discharged in full. Any amounts received by the Beneficiary as damages arising out of the rejection of the Port Lease as aforesaid shall be applied first to all reasonable costs

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and expenses of the Beneficiary (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph and then shall be applied against the Obligations in such order, priority and proportion as the Beneficiary shall determine. If any action, motion or notice shall be commenced or filed in respect of the Grantor, as lessee under the Port Lease, or all or any portion of the Trust Property in connection with any case under the Bankruptcy Code, the Grantor shall give the Beneficiary prompt written notice thereof and the Beneficiary shall have the option, to the exclusion of the Grantor, exercisable upon notice from the Beneficiary to the Grantor, to conduct and control any such litigation with counsel of the Beneficiary's choice. The Beneficiary may proceed in its own name or in the name of the Grantor in connection with any such litigation, and the Grantor agrees to execute any and all powers, authorizations, consents and other documents required by the Beneficiary in connection therewith. The Grantor shall, upon demand, pay to the Beneficiary all costs and expenses (including attorneys' fees) paid or incurred by the Beneficiary in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by the Grantor as aforesaid shall be secured by the lien of this Trust Deed and shall be added to the Obligations. The Grantor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Port Lease in any such case under the Bankruptcy Code without the prior written consent of the Beneficiary. The Grantor shall, immediately after obtaining knowledge thereof, notify the Beneficiary, by telecopy to the numbers set forth in Section 8.4, of any filing by or against the lessor under the Port Lease of a petition under the Bankruptcy. Code. The Grantor shall thereafter forthwith give written notice of such filing to the Beneficiary, setting forth the date of such filing, the court in which the petition was filed and the relief sought therein. The Grantor shall promptly deliver to the Beneficiary, following receipt, any and all notices, summonses, pleadings, applications and other documents received by the Grantor in connection with any such petition and any proceedings relating thereto.

(d) If the Grantor shall default in the performance or observance of any material term, covenant or condition of the Port Lease on the part of the Grantor, as lessee thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Trust Deed and without waiving or releasing the Grantor from any of its obligations hereunder, the Beneficiary shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Port Lease on the part of the Grantor, as lessee thereunder, to be performed or observed on behalf of the Grantor, to the end that the rights of the Grantor in, to and under the Port Lease shall be kept unimpaired and free from default. If the Beneficiary shall make any payment or perform any act or take action in accordance with the preceding sentence, the Beneficiary will notify the Grantor of the making of any such payment, the performance of any such

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act, or the taking of any such action. All sums so paid by the Beneficiary and all costs and expenses incurred by the Beneficiary in connection with the performance of any such act shall be paid by the Grantor to the Beneficiary upon demand with interest at the Default Rate from the date of the payment or incurrence thereof, and the same shall be deemed to be secured by this Trust Deed and shall be a lien on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the lien of this Mortgage. In any such event, subject to the rights, if any, of lessees and other occupants under the Leases, the Beneficiary and any person designated by the Beneficiary shall have, and are hereby granted, the right to enter upon the Trust Property at any time and from time to time for the purpose of taking any such action. If the lessor under the Port Lease shall deliver to the Beneficiary a copy of any notice of default sent by said lessor to the Grantor, as lessee under the Port Lease, such notice shall constitute full protection to the Beneficiary for any action taken or omitted to be taken by the Beneficiary, in good faith, in reliance thereon.

(e) Upon the occurrence and during the continuation of an Event of Default, the Grantor hereby irrevocably appoints the Beneficiary its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the reasonable opinion of the Beneficiary may be necessary or desirable to preserve any rights of the Grantor in, to or under the Port Lease, or any occupancy lease, license or concession, including, without limitation, the right (but not the obligation) to cure any defaults of the Grantor as lessee under the Port Lease, preserve any rights of the Grantor whatsoever in respect of any part of the Trust Property or to execute an extension or renewal of the Port Lease as hereinafter set forth. The Grantor shall, within twenty (20) days of request by the Beneficiary, use its commercially reasonable efforts to obtain from the lessor under the Port Lease such certificates of estoppel with respect to compliance by the Grantor with the terms of the Port Lease as may be requested by the Beneficiary. The Grantor shall exercise each individual option, if any, to extend or renew the term of the Port Lease upon demand by the Beneficiary made at any time at least six (6) months prior to the last day upon which any such option may be exercised.

(f) The generality of the provisions of this paragraph relating to the Port Lease shall not be limited by other provisions of this Trust Deed, or any other agreement between the Beneficiary and the Grantor, setting forth particular obligations of the Grantor which are also required of the Grantor as tenant under the Port Lease.

3.2 New Lease with Beneficiary. If the Port Lease shall be terminated prior to the natural expiration of its term due to an event of default thereunder, and if pursuant to any provision of the Port Lease, the Beneficiary or its designee shall acquire from the lessor under the Port Lease a new lease of the Leased Premises, the Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

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3.3 No Merger of Fee and Leasehold Estates. So long as any portion of the Obligations shall remain unpaid, and unless the Beneficiary shall otherwise consent, the fee title to the Leased Premises and the leasehold estate therein created pursuant to the provisions of the Port Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in the Grantor or in any other person, by purchase, operation of law or otherwise. If the Beneficiary shall acquire the fee title to the Leased Premises and the leasehold estate therein created pursuant to the provisions of the Port Lease, by foreclosure of this Trust Deed or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Beneficiary shall elect to merge such estates. Without limitation or derogation of the foregoing, if the Grantor acquires the fee interest (including any reversionary interest) in the Leased Premises or any portion thereof (including, without limitation, pursuant to a conveyance of such fee interest pursuant to the Port Lease), or any other interest in the Premises or any portion thereof, the lien of this Trust Deed shall, ipso facto, without the necessity of any further assignment, mortgage or conveyance, simultaneously with such acquisition, be spread to cover said fee or other interest and, as so spread, shall be prior to the lien of any mortgage placed on said fee or other interest subsequent to the date of this Trust Deed. Without limitation or derogation of the foregoing sentence, the Grantor nevertheless agrees to execute all instruments and documents which the Beneficiary may reasonably require to ratify, confirm and further evidence the Beneficiary's lien on the fee interest.

ARTICLE IV

ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

4.1 Absolute Assignment of Leases and Rents. Grantor absolutely and unconditionally assigns, transfers and sets over to Beneficiary all right, title and interest in and to all Rents and all other right, title and interest of Grantor created under or by virtue of any and all Leases and, with respect to the foregoing:

(a) Beneficiary grants to Grantor a license to collect, subject to the provisions herein, all Rents as they respectively become due, but not more than thirty (30) days in advance, and to enforce the agreements of the Leases, so long as an Event of Default has not occurred and is continuing;

(b) This absolute and present assignment shall be fully operative without any further action on the part of Grantor or Beneficiary and, specifically, Beneficiary shall be entitled, at its sole option, to all Rents whether or not Beneficiary takes possession of the Trust Property, including, without limitation, all Rents in Grantor's possession or control. Upon the occurrence and during the continuation of an Event of Default and whether before or after the institution of legal proceedings to foreclose this Trust Deed by action

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in any court or by exercise of the power of sale herein contained or before or after sale thereunder or during any period of redemption, Beneficiary, without regard to waste, adequacy of the security for the Obligations secured by this Trust Deed or the solvency of Grantor, may revoke the license granted Grantor hereunder to collect the Rents, and may, at its option, without notice and with or without taking possession of or entering the Trust Property, either: (i) in person or by agent, with or without any action or proceeding, (A) enter upon, take possession of, manage and operate the Trust Property or any part thereof, in its own name or in the name of Grantor (provided, however, such entering upon and taking possession of the Trust Property shall not be a condition precedent or limitation of Beneficiary's right to collect the Rents); (B) give, or require Grantor to give, notice to any or all tenants under any Leases authorizing and directing the tenants to pay such Rents to Beneficiary; (C) sue for or otherwise collect all of the Rents (including those past due and unpaid or which are in Grantor's possession or control at the time of such Event of Default) and apply the Rents as hereinafter provided; (D) enforce the payment of the Rents and exercise all of the rights of the landlord under the Leases and all of the rights of Beneficiary hereunder; (E) cancel, enforce or modify the Leases, and fix or modify Rents; (F) do any acts which Beneficiary deems proper to protect the security; (G) take all steps which may be desirable in Beneficiary's judgment to complete any unfinished construction, and to operate and manage the Trust Property; and (H) perform such other reasonable acts or repairs or protections as may be reasonably necessary or proper in Beneficiary's sole judgment to conserve the value thereof; or (ii) apply for the appointment of a receiver in accordance with applicable Law, which receivership Grantor hereby consents to, who shall collect the Rents, and all other income of any kind; manage the Trust Property so to prevent waste; execute Leases within or beyond the period of receivership, perform any of the other activities set forth in Section 4.1(b)(i) above and perform the other terms and conditions contained in this Trust Deed, the other Financing Documents and apply the Rents as hereinafter provided. The entering upon and taking of possession of the Trust Property, the appointment of a receiver, and/or the collection and application of the Rents shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice. The purchaser at any foreclosure sale, including Beneficiary, shall have the right, at any time and without limitation as provided to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Trust Property and the sum so advanced, with interest at the Default Rate, shall be a part of the sum required to be paid to redeem from any judicial foreclosure sale, in each case to the fullest extent permitted by applicable Law. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Trust Property is in danger of being lost, materially injured or damaged or whether the Trust Property is adequate to discharge the Obligations secured by this Trust Deed.

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(c) Any Rents collected pursuant to the terms of Section 4.1(b) above shall be applied in the following order: (i) to payment of all fees of any receiver appointed hereunder; (ii) to payment when due of prior or current real estate taxes or special assessments with respect to the Trust Property or, if this Trust Deed so requires, to the periodic escrow for payment of real estate taxes or special assessments then due; (iii) to payment when due of insurance premiums of the type required by this Trust Deed or, if this Trust Deed so requires, to the periodic escrow for the payment of insurance premiums then due; and (iv) to payment of all expenses for normal maintenance of the Trust Property. Any Rents remaining after application of the above items shall be applied to the Obligations secured by this Trust Deed on a monthly basis. If the Trust Property shall be foreclosed and sold pursuant to a judicial or non-judicial foreclosure sale, then in such event, the Rents, after application first to the items set forth in Section 4.1(c)(i) through (iv) above shall be applied, to the fullest extent permitted by Law, as follows:

(A) if Beneficiary is the purchaser at the foreclosure sale, the Rents shall be paid to Beneficiary to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Beneficiary, and if the Trust Property be redeemed by Grantor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess Rents to be paid to Grantor, provided, that if the Trust Property shall not be redeemed, all Rents shall belong to Beneficiary, whether or not a deficiency exists; or

(B) if Beneficiary is not the purchaser at the foreclosure sale, the Rents shall be paid to Beneficiary to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Trust Property be redeemed by Grantor or any other party entitled to redeem, the Rents shall be applied as a credit against the redemption price with any remaining excess Rents to be paid to Grantor; provided, that if the Trust Property shall not be redeemed, any remaining excess Rents shall be paid first, to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Oregon law (if any), then to Beneficiary to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

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(d) Notwithstanding the right to collect the Rents, following the occurrence and during the continuation of an Event of Default, Grantor agrees that Beneficiary, and not Grantor, shall be and be deemed to be the creditor of each tenant with respect to assignments for the benefit of creditors and bankruptcy, arrangement, reorganization, insolvency, dissolution or receivership proceedings affecting such tenant, but without obligation on the part of Beneficiary, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor's rights therein.

(e) Grantor irrevocably consents that the tenant(s) under the Leases, upon demand and notice from Beneficiary to such tenant(s) of an Event of Default, shall pay all Rents under the Leases to Beneficiary without liability of the tenant(s) for the determination of the actual existence of any Event of Default claimed by Beneficiary. Grantor hereby irrevocably authorizes and directs the tenant(s), upon receipt of any notice of Beneficiary stating that an Event of Default exists, to pay to Beneficiary the Rents due and to become due under the Leases. Grantor agrees that the tenant(s) shall have the right to rely upon any such notices of Beneficiary and that tenant(s) shall pay such Rents to Beneficiary, without any obligation or without any right to inquire whether such Event of Default actually exists and notwithstanding any claim of or notice by Grantor to the contrary. Grantor shall have no claim against tenant(s) for any Rents paid by such tenant(s) to Beneficiary;

(f) Beneficiary shall have the right to assign Beneficiary's right, title and interest in the Leases to any subsequent holder of this Trust Deed and to any person acquiring title to any of the Real Property through foreclosure or otherwise. After Grantor shall have been barred and foreclosed of all right, title, interest in the Leased Premises, no assignee of Grantor's interest in the Leases shall be liable to account to Grantor for the Rents thereafter accruing;

(g) Nothing herein contained shall be construed to bind Beneficiary to the performance of any of the terms or provisions contained in the Leases, or otherwise to impose any obligation on Beneficiary whatsoever. Prior to actual entry and taking possession of the Real Property by Beneficiary, this assignment shall not operate to make Beneficiary a "mortgagee-in-possession" or to place any responsibility for the control, care, management, or repair of the Real Property upon Beneficiary;

(h) The Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and any tenant thereunder. Grantor shall, at the request of Beneficiary, execute such further assignments to Beneficiary of all Leases and Rents, as Beneficiary shall reasonably require, and provide to Beneficiary true and correct copies of all Leases and documents and instruments, executed in connection therewith; and

(i) It is the expressed intention of Grantor and Beneficiary that this

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Section 4.1 establish an absolute transfer and assignment of the Leases and Rents, and is not intended or given as additional security for the Obligations.

ARTICLE V

SECURITY AGREEMENT

5.1 Rights to UCC Collateral under the Uniform Commercial Code. This Trust Deed is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real, leased and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. Grantor, by executing and delivering this Trust Deed, has granted and does hereby grant to Beneficiary as security for the Obligations, a continuing first priority security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (said portion of the Trust Property so subject to the Uniform Commercial Code, the "UCC Collateral"). If an Event of Default shall occur and be continuing, Beneficiary, in addition to any other rights and remedies which it may have, shall have, and may exercise immediately and without demand, any and all rights and remedies granted to a secured party under the Uniform Commercial Code, including the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the UCC Collateral. Upon request or demand of Beneficiary, Grantor shall, at its expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting its interest in and to the UCC Collateral and in enforcing its rights hereunder with respect to the UCC Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the UCC Collateral sent to Grantor in accordance with the provisions hereof at least fifteen (15) Business Days prior to such action, shall, except as otherwise provided by applicable Law, constitute reasonable notice to Grantor. The proceeds of any disposition of the UCC Collateral, or any part thereof, may, except as otherwise required by applicable Law, be applied by Beneficiary to the payment of the Obligations in such priority and proportions set forth in the Credit Agreement. Grantor's (the debtor's) address and principal place of business and the address of Beneficiary (the secured party) are as set forth in Section 8.4 hereof.

5.2 Fixture Filing Financing Statements. Portions of the Trust Property are goods that are or are to become fixtures. The address of Grantor (the debtor) and the address of Beneficiary (the secured party) are as set forth in Section 8.4 hereof. Port of Morrow is the record owner of the Leased Premises. Information concerning the security interest created by this Trust Deed may be obtained from the Beneficiary, as secured party, at its

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address set forth in Section 8.4 hereof. The organizational number of Grantor is DE4114340. This document covers goods that are or are to become fixtures.

ARTICLE VI

REPRESENTATIONS OF GRANTOR

6.1 Representations and Warranties. Grantor represents, covenants and warrants that:

(a) all Improvements now or hereafter located on the Trust Property are, or will be, located entirely within the boundaries of the Trust Property or on property in which Grantor now or hereafter possesses a valid interest;

(b) no portion of the Trust Property is being used or occupied as the personal residence of Grantor and no residential units are located on the Trust Property; and

(c)  Grantor is not using the Trust Property for farming operations.

ARTICLE VII

DEFAULT AND FORECLOSURE

7.1 Remedies. Following the occurrence and during the continuation of an Event of Default, Trustee and/or Beneficiary may, at Beneficiary's election, take such action permitted at law or in equity, without notice or demand, as it deems advisable to protect and enforce its rights and the rights of the other Senior Secured Parties against Grantor and in and to the Trust Property, in accordance with the requirements of applicable Law. Without limitation of the foregoing, Beneficiary may take any one or more of the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary and without impairing any notice of default or election to cause the Trust Property to be sold or any sale proceeding predicated thereon:

(a) demand, collect or realize upon all or any part of the Trust Property and assemble or require Grantor to assemble all or any part of the Trust Property;

(b) commence, appear in or defend any action or proceeding purporting to affect all or any part of the Trust Property or the interests, rights, powers or duties of any Senior Secured Party therein, whether brought by or against Grantor, Beneficiary or any Senior Secured Party;

(c) pay, purchase, contest or compromise any claim, debt, lien, charge or

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encumbrance which in the reasonable judgment of Beneficiary may adversely affect the Trust Property or the interest, rights, powers or duties of any Senior Secured Party therein;

(d) in such manner and to such extent as Beneficiary may deem necessary to protect the Trust Property or the interests, rights, powers or duties of any Senior Secured Party therein, Beneficiary may by itself, its agents or attorneys, enter into and upon the Trust Property or any part thereof or any other property at which the Trust Property may be located without being deemed a "mortgagee-in-possession" and take and hold exclusive possession of all or any part of the Trust Property (which Grantor agrees to surrender) and exclude Grantor from the Trust Property, and with or without the appointment of a receiver, whether appointed pursuant to Section 7.1(j) hereof or otherwise, (i) operate and manage the Trust Property or any part thereof either itself or by other Persons, (ii) rent and lease the same, (iii) perform such acts of repair or protection as may be necessary or proper to conserve the value of the Trust Property, (iv) make such useful additions, alterations, betterments and improvements to the Trust Property as Beneficiary may deem advisable, (v) collect any and all income, Rents, issues, profits and proceeds from the Trust Property, the same being hereby assigned and transferred to Beneficiary, and (vi) from time to time apply or accumulate such income, Rents, issues, profits and proceeds in such order and manner as Beneficiary shall determine, it being understood that the collection or receipt of income, Rents, issues, profits or proceeds from the Trust Property after an Event of Default and election to cause the Trust Property to be sold under and pursuant to the terms of this Trust Deed shall not affect or impair any Event of Default or election to cause the Trust Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, Rents, issues, profits and proceeds;

(e) proceed by suit or suits at law or in equity or by any other appropriate proceedings or remedy to enforce payment of the Obligations or the performance of any other term hereof or any other right and the Grantor hereby authorizes and fully empowers the Beneficiary to request the Trustee to foreclose this Trust Deed by action in any court or by exercise of the power of sale contained herein or by advertisement with full authority and power to sell the Trust Property at public auction and convey the same to the purchaser in fee simple, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by applicable Law, and out of the proceeds arising from sale and foreclosure to retain the principal and interest due on the Loans and the other Obligations together with all such sums of money as the Trustee or Beneficiary shall have expended or advanced pursuant to this Trust Deed or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such non-judicial or judicial foreclosure, including lawful attorneys' fees, with the balance, if any, to be paid to the persons entitled thereto by law. In the event of any non-judicial or

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judicial foreclosure sale by Beneficiary, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Law applicable to tenants holding over.

Without limiting the foregoing, Trustee may and upon the request of Beneficiary shall, elect to cause the Trust Property or any part thereof to be sold as follows:

(i) In connection with any sale or sales hereunder, Trustee shall be entitled to elect to treat any of the Trust Property which consists of a right in action or which is property that can be severed from the Real Property covered hereby or any Improvements without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable Law, separate and apart from the sale of Real Property. Where the Trust Property consists of Real Property and Personalty, whether or not such Personalty is located on or within the Real Property, Trustee shall be entitled to elect to exercise rights and remedies against any or all of the Real Property and Personalty in such order, at such times and in such manner as is now or hereafter permitted by applicable Law;

(ii) Trustee shall be entitled to elect to proceed against any or all of the Real Property or Personalty in any manner permitted under applicable Law; and if Trustee so elects pursuant to applicable Law, the power of sale herein granted shall be exercisable with respect to all or any of the Real Property and Personalty, as designated by Trustee, and Trustee is hereby authorized and empowered to conduct any such sale of any Real Property and Personalty in accordance with the procedures applicable to Real Property;

(iii) If the Trust Property consists of several lots, parcels or items of property, Trustee, subject to applicable Law, may and upon the request of Beneficiary shall, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Trustee designates. Any person, including Grantor or Beneficiary, but excluding Trustee, may purchase at any sale hereunder. Should Trustee desire that more than one sale or other disposition of the Trust Property be conducted, Trustee shall, subject to applicable Law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Trustee may designate, and no such sale shall terminate or otherwise affect the lien and security title of this Trust Deed on any part of the Trust Property not sold until all the Obligations have been paid in full. In the event Trustee elects to dispose of the Trust Property through more than one

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sale, Grantor agrees to pay the costs and expenses of each such sale and of any judicial or non-judicial proceedings wherein such sale may be made;

(iv) Trustee may and upon the request of Beneficiary shall, from time to time postpone or adjourn any sale by it to be made under or by virtue of this Trust Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of Law, Trustee may and upon the request of Beneficiary shall, without further notice or publication, make such sale at the time and place to which the same shall be so adjourned, or the Trustee may and upon the request of Beneficiary shall, give a new notice of sale;

(v) Upon any sale made under or by virtue of this Section 7.1(e)  (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Trust Deed, or other Financing Document;

(vi) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect in any manner or to any extent, the Lien of this Trust Deed upon the Trust Property or any part thereof, or any Liens, titles, rights, powers or remedies of Trustee and/or Beneficiary hereunder, under any other Financing Document, but such Liens, titles, rights, powers and remedies of Trustee and/or Beneficiary shall continue unimpaired as before;

(vii) Grantor agrees, to the fullest extent permitted by Law, that upon the occurrence and during the continuation of an Event of Default, neither Grantor nor anyone claiming through or under Grantor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or judicial or non-judicial foreclosure of this Trust Deed, or the absolute sale of the Trust Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the fullest extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any judicial or non-judicial foreclosure of the Lien

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hereof; and

(viii) Trustee may with and upon the request of Beneficiary shall, foreclose, this Trust Deed subject to the rights of any tenants of the Trust Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose such tenants' rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Trustee and/or Beneficiary to collect the sums secured hereby.

(f) take over and direct collection of the Rents, the Proceeds and the Receivables that are included in the Trust Property and the proceeds thereof, give notice of the lien of this Trust Deed upon the Rents, the Proceeds and the Receivables and the proceeds thereof to any or all Persons obligated to Grantor thereon, direct such Persons to make payment of all moneys paid or payable thereon directly to Beneficiary (and, at the request of Beneficiary, Grantor shall indicate on all billings that payments thereon are to be made to Beneficiary) and give any Person so notified and directed the receipt of Beneficiary for any such payment as full release for the amount so paid;

(g) take control of any and all of the Rents, Proceeds and Receivables, accounts, contractual and other rights that are included in the Trust Property and proceeds arising from any such contractual and other rights, and enforce collection, either in the name of Beneficiary or in the name of Grantor, of any or all of the Rents, Proceeds and Receivables, accounts, contractual and other rights that are included in the Trust Property and proceeds thereof by suit or otherwise, and receive, surrender, release or exchange all or any part thereof or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness thereunder;

(h) endorse in the name of Grantor any instrument, howsoever received by Beneficiary, representing Trust Property, or proceeds of any of the Trust Property;

(i) subject to the provisions of Article V hereof, exercise all the rights and remedies granted to a secured party under Article 9 of the Uniform Commercial Code in effect in the jurisdiction where the Trust Property is located and all other rights and remedies given to Beneficiary by this Trust Deed or any other Financing Document otherwise available at law or in equity; and

(j) to the fullest extent permitted by applicable Law, without further notice to Grantor, as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of Grantor, whether waste has occurred or is occurring to the Trust Property, value of the Trust Property or adequacy of the security of the Trust Property, to apply to any court having jurisdiction for the appointment of a receiver or receivers for the Trust Property, and Grantor does hereby irrevocably consent to such

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appointment. Notwithstanding the foregoing, Grantor hereby waives any right to require appointment of a receiver.

Trustee and/or Beneficiary shall not be under any obligation to make any of the payments or do any of the acts referred to in this Section 7.1 and, except as otherwise required by law, any of the actions referred to in this Section 7.1 may be taken irrespective of whether any election to sell has been given hereunder and without regard to the adequacy of the security for the Obligations. To the fullest extent permitted by applicable Law, Grantor hereby expressly waives any and all rights of redemption from sale under any order or judgment of judicial foreclosure of the Lien of this Trust Deed on behalf of Grantor and each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Trust Deed and on behalf of any other Persons. The reasonable costs and expenses (including reasonable attorneys' fees and disbursements) of Trustee and/or Beneficiary incurred in connection with the preservation, collection and enforcement of this Trust Deed or of the Lien granted hereby, including any amounts advanced by Beneficiary to protect or preserve the Trust Property, shall be secured by this Trust Deed, and Grantor covenants and agrees to pay them to the order of Trustee and/or Beneficiary promptly upon demand.

7.2 Rescission of Notice of Event of Default. Beneficiary, at any time before any sale pursuant to Section 7.1, may rescind, or direct Trustee to rescind, any notice of an Event of Default and/or of election to cause any portion of the Trust Property to be sold. The exercise by Beneficiary of such right of rescission shall not (unless otherwise expressly provided by the terms of such rescission) constitute a waiver of any Event of Default then existing or subsequently occurring, shall not impair the right of Beneficiary to cause any portion of the Trust Property to be sold thereafter and shall not otherwise affect any provision, agreement, covenant or condition of this Trust Deed, the Credit Agreement or any other Financing Document or the rights, obligations or remedies of the parties hereunder or thereunder.

7.3 Application of Proceeds.

(a) To the fullest extent permitted by applicable Law, all proceeds received by Beneficiary from the sale or other disposition of any portion of the Trust Property pursuant to this Trust Deed shall be applied by Beneficiary in accordance with the provisions of Section 8.08 of the Credit Agreement.

(b) If Beneficiary shall be ordered, in connection with any bankruptcy, insolvency or reorganization of Grantor, to restore or repay to or for the account of Grantor or its creditors any amount theretofore received under this Section 7.3, the amount of such restoration or repayment shall be deemed to be an Obligation so as to place Beneficiary in the position it would have been in had such amount never been

6.04(g)-A -31

received by Beneficiary.

7.4 Additional Security. Subject to the provisions of the Credit Agreement, if Beneficiary at any time shall have a security interest securing any Obligation in addition to the lien created hereby on the Trust Property, Beneficiary may enforce the terms of the Security Documents or otherwise realize upon the Trust Property, at its option, either before or concurrently with the exercise of remedies as to such other security or after a sale is made of such other security, and may apply the proceeds to the Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Trust Property, and without waiving any breach or Event of Default or any right or power whether exercised under the Financing Documents contained in the Financing Documents or provided for in respect of any such other security.

7.5 Remedies Cumulative. The rights, powers and remedies of Beneficiary under this Trust Deed, or any other security agreement, or any other Financing Document shall be cumulative and not exclusive of any other right, power or remedy which Beneficiary may have against Grantor pursuant to this Trust Deed or the other Financing Documents or existing at law or in equity or otherwise. Beneficiary's rights, powers and remedies shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Beneficiary may determine to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the other Financing Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. The obtaining of a judgment or decree on any of the Notes shall not in any manner affect the Lien of this Trust Deed upon the Trust Property, and any judgment or decree so obtained shall be secured hereby to the same extent as the Notes are now secured. In case Beneficiary shall have proceeded to enforce any right or remedy under this Trust Deed by receiver, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Beneficiary, then and in every such case, but subject to applicable Law, Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceeding had been taken. In the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the Obligations whether or not such proceeds exceed the value of the Trust Property for recordation, tax, insurance or other purposes. The only limitation upon the foregoing agreements as to the exercise of Beneficiary's remedies is that there shall be but one full and complete satisfaction of the Obligations.

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7.6 Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, Grantor hereby appoints Beneficiary attorney-in-fact of Grantor for the purpose of carrying out the provisions of this Trust Deed and taking any action and executing any instrument that Beneficiary may deem reasonably necessary or advisable to accomplish the purposes hereof, at Grantor's expense, which appointment is coupled with an interest and cannot be revoked.

7.7 Waiver of Notice. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GRANTOR HEREBY WAIVES ANY RIGHT GRANTOR MAY HAVE UNDER THE LAWS OF THE STATE OF IN WHICH THE LEASED PREMISES IS LOCATED OR THE LAWS OF THE UNITED STATES OF AMERICA TO NOTICE, OTHER THAN EXPRESSLY PROVIDED FOR IN THIS TRUST DEED, THE CREDIT AGREEMENT OR THE OTHER FINANCING DOCUMENTS, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS TRUST DEED TO BENEFICIARY, AND GRANTOR WAIVES GRANTOR'S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS TRUST. DEED ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. GRANTOR FURTHER UNDERSTANDS THAT UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, BENEFICIARY MAY ALSO ELECT ITS RIGHTS UNDER THE UNIFORM COMMERCIAL CODE AND TAKE POSSESSION OF THE COLLATERAL AND DISPOSE OF THE SAME BY SALE OR OTHERWISE IN ONE OR MORE PARCELS PROVIDED THAT AT LEAST FIFTEEN (15) BUSINESS DAYS' PRIOR NOTICE OF SUCH DISPOSITION MUST BE GIVEN, ALL AS PROVIDED FOR BY THE UNIFORM COMMERCIAL CODE, AS HEREAFTER AMENDED OR BY ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED. ALL WAIVERS BY GRANTOR IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER GRANTOR HAS BY GRANTOR'S ATTORNEY BEEN FIRST APPRISED OF AND COUNSELED WITH RESPECT TO GRANTOR'S POSSIBLE ALTERNATIVE RIGHTS.

7.8 Payment of Costs and Expenses. Grantor shall promptly reimburse Beneficiary and the other Senior Secured Parties for reasonable costs and expenses incurred under this Trust Deed in accordance with the provisions of the Credit Agreement.

7.9 Grantor's Waivers.

(a) Grantor has read and hereby approves the Credit Agreement, the other Financing Documents, and all other agreements and documents relating thereto. Grantor acknowledges that it has been represented by counsel of its choice to review this Trust

6.04(g)-A -33

Deed, the Financing Documents, and all other documents relating thereto and said counsel has explained and Grantor understands the provisions thereof.

(b) To the fullest extent permitted by applicable Law, Grantor hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Trust Deed) and waives any right to require Beneficiary or any other Senior Secured Party to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. To the fullest extent permitted by applicable Law, Grantor waives any right to require Trustee, Beneficiary or any other Senior Secured Party to: (i) proceed or exhaust any collateral security given or held by Beneficiary or any other Senior Secured Party in connection with the Obligations; or (ii) pursue any other remedy in Trustee's, Beneficiary's or any other Senior Secured Party's power whatsoever.

(c) To the fullest extent permitted by applicable Law, until all Obligations shall have been paid in full, Grantor: (i) shall not have any right of subrogation to any of the rights of Beneficiary or any other Senior Secured Party against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Trustee, Beneficiary or other Senior Secured Party now has or may hereafter have against any other guarantor, maker or endorser; and (iii) waives any benefit of, and any other right to participate in, any collateral security for the Obligations or any guaranty of the Obligations now or hereafter held by Beneficiary or any other Senior Secured Party.

(d) Subject to any applicable provisions of the Credit Agreement, Grantor hereby authorizes and empowers Beneficiary in its sole discretion, without any notice (except as expressly otherwise provided herein) or demand and without affecting the lien and charge of this Trust Deed, to exercise any right or remedy which Beneficiary or any other Senior Secured Party may have available to it, including, but not limited to, judicial foreclosure, or exercise of rights of power of sale without judicial action as to any collateral security for the obligations, whether real, personal or intangible property.

(e) To the fullest extent permitted by applicable Law, the Grantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Grantor's rights of subrogation and reimbursement against the principal by the operation of the laws and court rules of the State in which the Leased Premises is located.

(f) To the full extent permitted by Law, Grantor hereby covenants and agrees that it shall not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, any stay, exemption or extension law or any so-called

6.04(g)-A -34

"moratorium law" now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Trust Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, to the extent such covenant and agreement is permitted by applicable Law, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof. To the full extent permitted by Law, Grantor hereby expressly waives any and all rights it may have to require that the Trust Property be sold as separate tracts or units in the event of foreclosure. To the full extent permitted by Law, Grantor hereby expressly waives any and all rights of redemption after sale under any order or decree of foreclosure of this Trust Deed, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirect) by, through or under Grantor and on behalf of each and every Person acquiring any interest in or title to the Real Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of Grantor and of all other Persons, are and shall be deemed to be hereby waived to the full extent permitted by applicable Law. To the full extent permitted by law, Grantor agrees that it shall not, by invoking or utilizing any applicable Law or laws or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Beneficiary or any other Senior Secured Party, but shall suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted.

ARTICLE VIII

MISCELLANEOUS

8.1 Performance at Grantor's Expense. Except as expressly provided herein or in the other Financing Documents to the contrary, no portion of the cost and expense of performing or complying with any of the obligations imposed on Grantor by this Trust Deed shall be borne by Trustee, Beneficiary or any other Senior Secured Party, and no portion of such cost and expense shall be, in any way or to any extent, credited against the aggregate amounts payable by Grantor pursuant to the Credit Agreement or any other Financing Document.

8.2 Beneficiary's Right to Perform the Obligations. If Grantor shall fail, refuse or neglect to make any payment or to perform any act required of it by this Trust Deed, or any other Financing Document, then at any time after the occurrence of any Event of Default or as otherwise expressly permitted by the terms of the Credit Agreement, or any other Financing Document, without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be

6.04(g)-A -35

obligated to) make such payment or perform such act for the account of and at the expense of Grantor. All sums paid by Beneficiary pursuant to this Section 8.2 and all other sums expended by Beneficiary in respect of which it shall be entitled to indemnity, together with interest thereon from the date of such payment or expenditure, shall constitute additions to the Obligations, and shall be secured by this Trust Deed, and Grantor covenants and agrees to pay them to the order of Beneficiary upon demand.

8.3 Survival of Obligations. Except as otherwise provided in the Credit Agreement, all and every portion of the Obligations shall survive the execution and delivery of this Trust Deed and the other Financing Documents, the foreclosure or other exercise of remedies hereunder and the consummation of the transactions called for therein and herein until the Obligations shall be satisfied in full. This Trust Deed secures, and until the Obligations shall be paid and satisfied in full, shall secure the entire amount of the Obligations. The total amount of the indebtedness secured by this Trust Deed may increase or decrease from time to time.

8.4 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile as follows:

(a)   if to Grantor,

Pacific Ethanol Columbia, LLC
_______________________
_______________________

Attn: __________________
Fax No.: ________________

(b)   if to Trustee,
Stewart Title Guaranty Company
100 Pine Street, Suite 450
San Francisco, California 94111
Attn: Shelley Norman
Fax No.: 415-986-5973

(c)   if to Beneficiary,

[________________________________________]

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Attn:
Fax No.:

All notices and other communications given to any party hereto in accordance with the provisions of this Trust Deed shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.4 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.4.

8.5 Delay not a Waiver. Neither any failure nor any delay on the part of Beneficiary in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes, or under any other Financing Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Trust Deed, the Notes, or any other Financing Document, Beneficiary shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Trust Deed, the Notes, or the other Financing Documents, or to declare a default for failure to effect prompt payment of any such other amount.

8.6 Covenants Running with the Land. The Obligations and all obligations hereunder are intended by the parties to be, and shall be construed as, covenants running with the Real Property until such Real Property has been released from the Lien of this Trust Deed.

8.7 Intentionally Omitted.

8.8 Severability. If any provision of this Trust Deed or the application thereof to any Person or circumstance, for any reason and to any extent, becomes invalid or unenforceable, then neither the remainder of this Trust Deed nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable Law.

8.9 Entire Agreement and Modification. This Trust Deed and the other Financing Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or

6.04(g)-A -37

between such parties, whether oral or written, are superseded by the terms of this Trust Deed and the other Financing Documents.

8.10 Governing Law. This Trust Deed shall be governed, construed, applied and enforced in accordance with the laws of the State of Oregon and applicable laws of the United States of America.

8.11 Limitation on Beneficiary's Responsibility. No provision of this Trust Deed shall operate to place any obligation or liability for the control, care, management or repair of the Trust Property upon Trustee, Beneficiary or any other Senior Secured Party, nor shall it operate to make Trustee, Beneficiary or any other Senior Secured Party responsible or liable for any waste committed on the Trust Property by the tenants or any other Person, or for any dangerous or defective condition of the Trust Property, or for any negligence of any other Person in the management, upkeep, repair or control of the Trust Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Beneficiary or any other Senior Secured Party "mortgagee in possession."

8.12 Headings. The Article and/or Section headings and the Table of Contents herein are included for convenience of reference only and shall not constitute a part of this Trust Deed for any other purpose.

8.13 Marshalling. Notwithstanding anything herein to the contrary, Grantor will not: (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Trust Property or any part thereof, whenever or wherever enacted, which may affect the covenants and terms of performance of this Trust Deed; (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; or (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to reinstate the Trust Deed or to redeem the property so sold or any part thereof. Additionally, Grantor hereby expressly waives all benefit or advantage of any such law or laws. Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Trust Property marshaled upon any foreclosure hereof. Beneficiary shall have the right to determine the order in which any or all portions of the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Grantor, any party who consents to this Trust Deed and any party who now or hereafter acquires a lien or security interest in any of the Trust Property and who has actual or constructive notice hereof hereby waives any and all right to require the

6.04(g)-A -38

marshalling of assets in connection with the exercise of any of the remedies permitted by applicable Law or provided herein.

8.14 Waiver of Jury Trial and Consent to Jurisdiction. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TRUST DEED, ANY OTHER FINANCING DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS TRUST DEED AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14. In the event of litigation, this Trust Deed may be filed as a written consent to a trial by the court. Grantor hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the state in which any portion of the Trust Property is located in connection with any proceeding arising out of or relating to this Trust Deed involving such portion of the Trust Property.

8.15 Maximum Indebtedness and Future Advances. This Trust Deed shall secure not only existing Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of Beneficiary or the Senior Secured Parties or otherwise related to or in connection with the Credit Agreement, or the other Financing Documents, as are made by Beneficiary and/or the Senior Secured Parties to Grantor to the same extent as if such future advances were made on the date of the execution of this Trust Deed, including (a) any and all additional advances made by Beneficiary or the Senior Secured Parties to protect or preserve the Trust Property or the Lien hereof on the Trust Property, or to pay taxes, to pay premiums on insurance on the Trust Property (whether or not the original Grantor remains the owner of the Trust Property at the time of such advances and whether or not the original Beneficiary remains the Collateral Agent); (b) any and all expenses incident to the collection of the Obligations and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained; (c) any and all amounts now owing or which may hereafter be owing by Grantor to Beneficiary, and/or the Senior Secured Parties pursuant to the Financing Documents, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with any and all renewal or renewals and extension or extensions of the Obligations; and (d) the full and prompt payment and performance of any and all obligations or covenants of Grantor to

6.04(g)-A -39

Beneficiary and/or the Senior Secured Parties under the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the Obligations, including the Financing Documents.

8.16 Lien Absolute; Multiple Collateral Transaction. Grantor acknowledges that this Trust Deed, the other Financing Documents, and those documents required by the Financing Documents together secure the Obligations. Grantor agrees that the Lien of this Trust Deed and all Obligations shall be absolute and unconditional and shall not in any manner be affected or impaired by any lack of validity or enforceability of the Credit Agreement or any other Financing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, and the lien hereof shall not be impaired by any acceptance by Beneficiary of any security for or guarantees of any of the Obligations, or by any failure, neglect or omission on the part of Beneficiary to realize upon or protect any of the Obligations or any collateral security therefor, including the Financing Documents, or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of Grantor in respect of the Obligations or this Trust Deed (other than the indefeasible payment in full of all the Obligations). The lien hereof shall not in any manner be impaired or affected by any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal, extension, indulgence, alteration, exchange, modification or disposition of any of the Obligations or of any of the collateral security therefor, or any amendment or waiver of or any consent to any departure from the Credit Agreement, or any other Financing Document or of any guaranty thereof, if any, and Beneficiary may, in Beneficiary's discretion, foreclose, exercise any power of sale, or exercise any other remedy available under any or all of the Financing Documents without first exercising or enforcing any other rights and remedies hereunder. Such exercise of rights and remedies under any or all of the Financing Documents shall not in any manner impair the Obligations or the Lien of this Trust Deed, and any exercise of any rights or remedies hereunder shall not impair the Lien of any of the other Financing Documents or any rights and remedies of any Senior Secured Party thereunder. Grantor specifically consents and agrees that Beneficiary may exercise any rights and remedies hereunder and under the other Financing Documents separately or concurrently and in any order that Beneficiary may deem appropriate.

8.17 Discharge of Trust Deed. Upon written request of Grantor and upon payment in full and performance of all of the Obligations, and upon payment in full to Beneficiary of its fees, costs and expenses incurred or to be incurred thereby, this Trust Deed shall be discharged and satisfied or, at Grantor's option, assigned to Grantor or to any other person at Grantor's direction, without warranty, representation by, or recourse to, Beneficiary (except that Beneficiary shall be deemed to have represented that Beneficiary has not assigned or encumbered this Trust Deed). Concurrently with such release and

6.04(g)-A -40

satisfaction or assignment of this Trust Deed, Beneficiary, on the written request and at the expense of Grantor, will execute and deliver such instruments of conveyance, assignment and release (including appropriate UCC-3 terminations) prepared by Grantor and as may reasonably be requested by Grantor to evidence such release and satisfaction, or assignment.

8.18 Renewal or Extension of Notes; Substitute Notes. This Trust Deed and all other instruments evidencing or securing the Notes shall likewise secure any extension, modification, renewal, substitution or replacement of the Notes and any term note or term notes which may be executed and delivered in substitution or replacement for the Notes. The lien of this Trust Deed shall in no manner be affected by any such extension, modification, renewal, substitution or replacement.

8.19 Conflicts. In the event of any conflict or inconsistency between the terms of this Trust Deed and those of the Credit Agreement, the terms of the Credit Agreement shall control. Grantor hereby acknowledges that it was represented by counsel in connection with the negotiation and drafting of this Trust Deed and that this Trust Deed and the other Financing Documents shall not be subject to the principle of construing their meaning against the party which drafted the same.

8.20 Assumption Not a Novation. Beneficiary's acceptance of an assumption of the obligations of this Trust Deed and the Notes, and the release of Grantor hereof, shall not constitute a novation.

8.21 Acknowledgment of Receipt of Copies of Debt Instrument. Grantor hereby acknowledges the receipt of a copy of this Trust Deed and the Credit Agreement, together with a copy of each other agreement, document or instrument executed in connection with this Trust Deed.

8.22 INSURANCE WARNING. UNLESS YOU (GRANTOR) PROVIDE US (BENEFICIARY) WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY OUR CONTRACT OR LOAN AGREEMENT, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT YOUR INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE WE PURCHASE MAY NOT PAY ANY CLAIM YOU MAKE OR ANY CLAIM MADE AGAINST YOU. YOU MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT YOU HAVE OBTAINED PROPERTY COVERAGE ELSEWHERE.

YOU ARE RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY US. THE COST OF THIS INSURANCE MAY BE ADDED TO YOUR CONTRACT OR LOAN BALANCE. IF THE COST IS ADDED TO YOUR

6.04(g)-A -41

CONTRACT OR LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING CONTRACT OR LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE YOUR PRIOR COVERAGE LAPSED OR THE DATE YOU FAILED TO PROVIDE PROOF OF COVERAGE.

THIS COVERAGE WE PURCHASE MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE YOU CAN OBTAIN ON YOUR OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

8.23 USE NOTICE. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON'S RIGHTS, IF ANY, UNDER ORS 197.352. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 197.352.

8.24 STATUTE OF FRAUDS NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (BENEFICIARY) CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

IN WITNESS WHEREOF, Grantor has caused this Trust Deed to be signed by Grantor's duly authorized representative as of the day and year first above written.

GRANTOR:

PACIFIC ETHANOL COLUMBIA, LLC

By: ______________________________
Name:
Title:

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STATE OF ________________   )
                                                             :     ss.:
COUNTY OF ______________   )

On this ____ day of ______, 2007, before me, a Notary Public in and for the aforesaid County and State, personally appeared ________________, to me personally known, who being by me duly sworn, did say that he is the _______________ of [___________________], the said limited liability company; that said instrument was signed on behalf of [________________] by authority of its managers, and that the said ________________________________ of [____________________], acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company, by it and by him voluntarily executed.

_____________________________________
Notary Public in and for said County and State

Printed Name: ___________________________

My Commission Expires: ___________________

6.04(g)-A -43

EXHIBIT A

LEASED PREMISES

6.04(g)-A -44

EXHIBIT 6.04(g)-B
to Credit Agreement

[FORM OF PLEDGE AGREEMENT]

PLEDGE AND SECURITY AGREEMENT

among

[__________________],
as Pledgor

[__________________],
as Company

and

[__________________],
as Collateral Agent

Dated as of [______], 2007

This draft document is not a contract or an offer to enter into a contract. Only the document as executed by the parties hereto will contain the terms that bind them. Until the document is executed by each of the parties hereto, none of them intends to be bound hereby.

6.04(g)-B - 1

6.04(g)-B - 2

6.04(g)-B - 3

EXHIBITS

Exhibit A        -        Irrevocable Proxy
Exhibit B         -       Transfer Document
Exhibit C         -       Schedule of Security Filings
Schedule I      -       Description of Pledged Equity Interests

6.04(g)-B - 4

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of [___________], 2007 (this "Agreement") is entered into by and among [___________], a [limited liability company] organized and existing under the Laws of the State of [Delaware] (the "Pledgor"), [___________], a limited liability company organized and existing under the Laws of the State of Delaware, (the "Company"), and [___________], in its capacity as collateral agent (together with its successors, designees and assigns in such capacity, the "Collateral Agent") for the Senior Secured Parties.

RECITALS

WHEREAS, the Company has entered into that certain Credit Agreement, dated as of [___________], 2007 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Pledgor, [___________], a Delaware limited liability company ("[___________]"), [___________], a Delaware limited liability company ("[___________]"), [___________], a Delaware limited liability company ("[___________]"), [___________], a Delaware limited liability company ("[___________]"), [___________], a Delaware limited liability company ("[___________]"), and, together with [___________], [the Pledgor], [___________], [___________], and [___________], the "Borrowers"), Pacific Holding as the Borrowers' Agent, each of the Lenders from time to time party thereto, the Administrative Agent, as collateral agent for the Lenders, [___________], as accounts bank, WESTLB AG, NEW YORK BRANCH, as lead arranger and sole lead bookrunner, MIZUHO CORPORATE BANK, LTD., as lead arranger and co-syndication agent, CIT CAPITAL SECURITIES LLC, as lead arranger and co-syndication agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK BA., "RABOBANK NEDERLAND", NEW YORK BRANCH, as lead arranger and co-documentation agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as lead arranger and co-documentation agent, pursuant to which, among other things, the Lenders have [made] [agreed to make] loans to, and for the benefit of, the Borrowers;

WHEREAS, certain Lenders or their affiliates may, from time to time, enter into interest rate hedging agreements with the Company as permitted under the Credit Agreement; and

WHEREAS, as of the date hereof, the Pledgor is the sole member and owns one hundred (100%) of the Equity Interests of the Company and will obtain benefits as a result of the Loans, and it is a requirement under the Credit Agreement that the Pledgor execute and deliver this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lenders to enter into the Credit Agreement and to make the advances of credit to the Borrowers contemplated thereby, and to induce the Interest Rate Protection Providers to enter into the Interest Rate Protection Agreements and to provide the interest rate hedges contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Company and the Pledgor hereby agree with the Collateral Agent, for the benefit of the Senior Secured Parties, as follows:

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ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

"Collateral Agent" has the meaning given in the preamble to this Agreement. "Collateral" has the meaning given in Section 2.01 (Granting Clause).

"Company" has the meaning given in the preamble to this Agreement.

"Credit Agreement" has the meaning given in the recitals to this Agreement.

"Non-Recourse Party" has the meaning given in Section 8.21 (Scope of Liability).

"Pledged Equity Interests" has the meaning given in Section 2.01 (Granting Clause).

"Pledgor" has the meaning given in the preamble to this Agreement.

Section 1.02 Credit Agreement and UCC Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement or, if not defined therein, the UCC.

Section 1.03 Rules of Interpretation. The rules of interpretation set forth in Section 1.02 (Principles of Interpretation) of the Credit Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE II

PLEDGE AND GRANT OF SECURITY INTEREST

Section 2.01 Granting Clause. To secure the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) in cash and performance in full of the Obligations, the Pledgor hereby collaterally assigns, grants and pledges to the Collateral Agent, for the benefit of the Senior Secured Parties, a continuing security interest and Lien in all the estate, right, title and interest of the Pledgor, now owned or hereafter existing or acquired, and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise), including all the estate, right, title and interest of the Pledgor in, to and under the following (the "Collateral"):

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(a) Any and all of the Pledgor's right(s), title(s) and interest(s), whether now owned or hereafter existing or acquired, in the Company, and all of the Equity Interests of the Company related thereto, whether or not evidenced or represented by any certificated security or other instrument, (the "Pledged Equity Interests"), including the membership interests described on Schedule I hereto and the Pledgor's share of

(i)
all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to the Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(ii)	all of the Pledgor's capital or ownership interest or other Equity Interest, including capital accounts, in the Company;

(iii)	all of the Pledgor's voting rights in or rights to control or direct the affairs of the Company;

(iv)	all other rights, title and interest in or to the Company derived from the Pledged Equity Interests;

(v)	all indebtedness or other obligations of the Company owed to the Pledgor;

(vi)	all claims of the Pledgor for damages arising out of, or for any breach or default relating to, the Pledged Equity Interests;

(vii)
all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of the Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests;

(viii)
all distributions, non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(ix)	all security entitlements of the Pledgor in any and all of the foregoing; and

(b) all proceeds (including proceeds of proceeds) of the foregoing Collateral, whether cash or non-cash; provided, however, that "Collateral" shall not include any cash or other property distributed to the Pledgor following a distribution made in accordance with Section 7.02(s) (Negative Covenants — Restricted Payments) of the Credit Agreement.

Section 2.02 Delivery of Collateral.

(a) All certificates, notes and other instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of, and, in the case of notes, endorsed to the order of, the Collateral Agent, or its designee pursuant hereto, in the manner set forth in Section 7.02 (Delivery of Collateral: Proxy).

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(b) If any Collateral consists of security entitlements, the Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Pledgor.

Section 2.03 Retention of Certain Rights. So long as the Collateral Agent has not elected to exercise remedies under this Agreement in connection with an Event of Default that has occurred and is continuing, the Pledgor reserves the right to exercise all voting and other rights, title and interest with respect to the Collateral (except as limited by the Financing Documents) and, to the extent permitted under the Credit Agreement, to receive all income, gains, profits, dividends and other distributions from the Collateral whether non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property or other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests.

Section 2.04 Obligations Unconditional. The obligations of the Pledgor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than the occurrence of the Discharge Date and other than any defense that the underlying obligation has been satisfied in accordance with the terms of the Financing Documents, it being the intent of this Section 2.04 that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Pledgor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(a) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Obligations is extended, or such performance or compliance is waived;

(b) any Financing Document is amended or modified or there is a departure from, or waiver of, any of the terms of any Financing Document;

(c) the maturity of any of the Obligations is accelerated, or any of the Obligations is modified, supplemented and/or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to therein is waived or any guarantee of any of the Obligations or any security therefore is released or exchanged in whole or in part or otherwise dealt with;

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(d) any lien granted to, or in favor of, the Collateral Agent as security for any of the Obligations fails to be perfected; or

(e) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Pledgor or by any defense which the Pledgor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Pledgor acknowledges and agrees that the Obligations include interest on the Obligations at the applicable rate therefor under the Financing Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of Law by reason of the commencement of said proceeding, such Obligations include the interest which would have accrued on such portion of the Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Obligations secured pursuant to this Agreement should be determined without regard to any rule of Law or order which may relieve the Pledgor of any portion of the Obligations. The Pledgor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced.

Section 2.05 Waiver. The enforceability and effectiveness of this Agreement and the liability of the Pledgor, and the rights, remedies, powers and privileges of the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Pledgor hereby expressly waives, to the extent permitted by applicable Laws, to the fullest extent permitted by Law any defense now or in the future arising, by reason of:

(a) the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

(b) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

(c) the cessation, for any cause whatsoever, of the liability of any Person that is a guarantor of all or any part of the Obligations (other than by the occurrence of the Discharge Date);

(d) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of either the other Borrowers, or the Pledgor or may preclude the other Borrowers or the Pledgor from obtaining reimbursement, contribution, indemnification or other recovery from the other Borrowers or any other Person and even though the other Borrowers or the Pledgor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

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(e) any act or omission of the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Pledgor or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of Law or otherwise (other than the occurrence of the Discharge Date);

(f) any Law which provides that the obligation of a surety or the Pledgor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or the Pledgor's obligation in proportion to the principal obligation;

(g) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding, any failure of the Collateral Agent to file a claim in any such proceeding, or the occurrence of any of the following: (i) the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any extension of credit or the grant of any lien or encumbrance under Section 364 of the Bankruptcy Code, (iii) any use of cash collateral under Section 363 of the Bankruptcy Code, or (iv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; or

(h) any action taken by the Collateral Agent that is authorized by this Section 2.05 or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action.

ARTICLE III

EVENTS OF DEFAULT

Section 3.01 Events of Default. The occurrence of an Event of Default, whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority, shall constitute a default hereunder. Any such Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Credit Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to and in favor of the Collateral Agent and the Senior Secured Parties, as of the date hereof, as of the Closing Date and as of each Funding Date, as of the date of each Funding Notice, as of the date of each Issuance Request, and as of the Conversion Date, as follows:

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Section 4.01 Organization; Power; Compliance with Law and Contractual Obligations. The Pledgor (a) is a [limited liability company] validly organized and existing and in good standing under the Laws of the State of [Delaware], (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted and is in good standing as a [limited liability company] in each jurisdiction where the nature of its business requires such qualification (other than any such failure to be so qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect) and (c) has all requisite [limited liability company] power and authority and holds all Governmental Approvals required as of the date of this representation is made or deemed repeated to enter into and perform its obligations under this Agreement.

Section 4.02 Due Authorization; Non-Contravention.

(a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's [limited liability company powers], have been duly authorized by all necessary [limited liability company] action, and do not contravene in any material respect (i) the Pledgor's Organic Documents, or (ii) any applicable Law or any Contractual Obligation binding on or affecting the Pledgor.

(b) The exercise by the Collateral Agent of any of its rights and remedies with respect to the Collateral in accordance with the terms of this Agreement will not contravene in any material respect any applicable Law or any Contractual Obligation binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to any of the Collateral other than pursuant to this Agreement.

Section 4.03 Validity. This Agreement constitutes the legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms, except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar Laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at Law).

Section 4.04 Beneficial Ownership; Pledged Equity Interests. The Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under all rights and interests comprising the Collateral, subject to no Liens, no prior assignments, no effective UCC financing statements, no security agreements and no other instruments similar in effect (other than this Agreement, the Liens created hereunder and other Permitted Liens). The Pledged Equity Interests (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and (c) constitute one hundred percent (100%) of the outstanding Equity Interests of the Company.

Section 4.05 Name. The name of the Pledgor is [________], as indicated in the public records of the State of [Delaware], and it has not had any other names within the past five (5) years [other than [________]].

Section 4.06 Organizational Number. The Pledgor's federal employee identification number is [________] and Pledgor's organizational number is [________].

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Section 4.07 Capital Adequacy; Etc.

(a) The Pledgor is, and after giving effect to the transactions contemplated hereby will be, Solvent.

(b) The Pledgor is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of the Pledgor.

ARTICLE V

COVENANTS OF PLEDGOR

The Pledgor covenants to and in favor of the Collateral Agent and the Senior Secured Parties as follows:

Section 5.01 Defense of Collateral. The Pledgor shall, until the Discharge Date, defend its title to the Collateral and the interest of the Collateral Agent (for the benefit of itself and the other Senior Secured Parties) in the Collateral pledged hereunder against the claims and demands of all other Persons, provided that nothing in this Section 5.01 shall limit the Pledgor's right to dispose of the Collateral in accordance with the Financing Documents.

Section 5.02 Limitation of Liens. The Pledgor shall not create, incur, assume or suffer to exist any Liens (including authorizing the filing of any financing statements under the UCC or any like statement relating to the Collateral) on or with respect to all or any part of the Collateral (other than Permitted Liens). The Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens).

Section 5.03 No Sale of Collateral. Except as permitted by the terms of the Financing Documents, the Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Pledgor's Equity Interest in the Company or any other portion of the Collateral.

Section 5.04 No Impairment of Security. The Pledgor shall not take any action that, or fail to take any action if such failure would, impair in any manner the enforceability of the Collateral Agent's security interest in and Lien on any Collateral.

Section 5.05 Filing of Bankruptcy Proceedings. To the extent it may do so under applicable Law, the Pledgor, for itself, its successors and assigns, shall not cast any vote as an owner in the Company or otherwise (a) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of the Company or any substantial part of the Company's property, (b) to authorize the Company to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against the Company or (c) to authorize the Company to make a general assignment for the benefit of creditors.

6.04(g)-B - 12

Section 5.06 Distributions. If the Pledgor in its capacity as an owner of the Company receives any income, dividend or other distribution of money or property of any kind from the Company (other than in accordance with the Financing Documents), the Pledgor shall hold such income or distribution as trustee for and shall promptly deliver the same to the Collateral Agent in the exact form received by the Pledgor (or duly endorsed by the Pledgor to the Collateral Agent, if required). To the extent that any such income, dividend or other distribution is made in compliance with the terms of the Financing Documents, then the further distribution or payment of such monies shall not give rise to any claims or cause of action on the part of any of the Senior Secured Parties against the Company or the Pledgor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from the fraud or willful misconduct of the Company or the Pledgor.

Section 5.07 Maintenance of Records. The Pledgor shall, at all times, keep accurate and complete records of the Collateral. The Pledgor shall permit officers and designated representatives of the Collateral Agent to examine the Pledgor's books and records pertaining to the Collateral, and make copies thereof or abstracts therefrom, all at the expense of the Pledgor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Pledgor; provided, that if a Default or an Event of Default has occurred and is continuing, the Collateral Agent (or any of its officers or designated representatives) may do any of the foregoing at any time during normal business hours and without advance notice. Upon the occurrence and during the continuation of any Event of Default, at the Collateral Agent's request, the Pledgor shall promptly deliver to the Collateral Agent copies of any and all of the records mentioned above.

Section 5.08 Name; Jurisdiction of Organization. The Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business or its organization identification number without written notice to the Collateral Agent at least thirty (30) days prior to such change. In the event of such change, the Pledgor shall (at its expense) execute and deliver such instruments and documents as may be required by the Collateral Agent or applicable Law to maintain a first priority perfected security interest in the Collateral.

Section 5.09 Amendments to Organizational Documents. Except as expressly permitted by this Agreement or the other Financing Documents, the Pledgor shall not (a) terminate or cancel the Organic Documents of the Company or (b) in any material respect, amend, supplement or otherwise modify the Organic Documents of the Company.

Section 5.10 Perfection.

(a)The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall (i) deliver any of the Collateral represented by a certificate or other instrument to the Collateral Agent, accompanied by such duly executed instruments of transfer or assignment as the Collateral Agent may reasonably request, and (ii) authorize, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

6.04(g)-B - 13

(b)The Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine are necessary or advisable to perfect the security interest granted to the Collateral Agent, for the benefit of the Senior Secured Parties, herein. Such financing statements may describe the Collateral in the same or similar and consistent manner as described herein.

Section 5.11 Information Concerning Collateral. The Pledgor shall, promptly upon request and at its own expense, provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

Section 5.12 Payment of Taxes. The Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Taxes and other non-governmental charges or levies (other than those Taxes or levies that are subject to a Contest and immaterial Taxes in an aggregate amount not in excess of twenty-five thousand Dollars ($25,000) at any one time outstanding (taking into account any interest and penalties that could accrue or be applicable to such past-due Taxes), and provided that such Taxes are no more than forty-five (45) days past due)) now or hereafter assessed or levied against the Collateral pledged by it hereunder and shall retain copies of and, upon request, permit the Collateral Agent or any Senior Secured Party to examine receipts showing payment of any of the foregoing.

ARTICLE VI

REMEDIES UPON AN EVENT OF DEFAULT

Section 6.01 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, but not the obligation, to do any of the following:

(a) vote or exercise any and all of the Pledgor's rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control the Company and receive dividends or distributions;

(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by the Pledgor on account of or in exchange for all or any part of the Collateral;

(c) cause any action at Law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or exercise any right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Law;

(d) amend, terminate, supplement or modify all or any of the Company's Organic Documents;

6.04(g)-B - 14

(e) incur expenses, including attorneys' fees, consultants' fees, and other costs in connection with the exercise of any right or power under this Agreement;

(f) perform any obligation of the Pledgor hereunder;

(g) secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations, and, whether or not the principal sum of the Obligations, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Law, whichever is less;

(h) transfer the Collateral, or any part thereof, to the name of the Collateral Agent or to the name of any nominee of the Collateral Agent;

(i) exercise any other or additional rights or remedies granted to the Collateral Agent under any other provision of this Agreement or any other Financing Document, or exercisable by a secured party under the UCC or under any other applicable Law and, without limiting the generality of the foregoing and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable in accordance with the UCC;

(j) take any other lawful action that the Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof; and/or

(k) appoint another Person (who may be an employee, officer or other representative of the Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Collateral Agent.

Section 6.02 Minimum Notice Period. If, pursuant to applicable Law requirements, prior notice of any action described in Section 6.01 (Remedies Upon an Event of Default)), including the sale of the Collateral pursuant to Section 6.03 (Sale of Collateral), is required to be given to the Pledgor or the Company, the Pledgor and the Company hereby acknowledge and agree that the minimum time required by such applicable Law, or if no minimum time is specified, ten (10) days, shall be deemed a reasonable notice period under such applicable Law.

6.04(g)-B - 15

Section 6.03 Sale of Collateral. In addition to exercising the foregoing rights, the Collateral Agent may, to the extent permitted by applicable Law, arrange for and conduct a sale of the Collateral at a public or private sale (as the Collateral Agent may elect) which sale may be conducted by an employee or representative of the Collateral Agent, and any such sale shall be conducted in a commercially reasonable manner. The Collateral Agent may release, temporarily or otherwise, to the Pledgor any item of the Collateral of which the Collateral Agent has taken possession pursuant to any right granted to the Collateral Agent by this Agreement without waiving any rights granted to the Collateral Agent under this Agreement, the Credit Agreement or the other Financing Documents or any other agreement related hereto or thereto. The Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. The Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by the Collateral Agent in connection with a sale of the Collateral. Each successor of the Pledgor under the Financing Documents shall be deemed to have agreed, by virtue of its succession thereto, that it shall be bound by the above waiver, to the same extent as if such successor gave such waiver itself The Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all Laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force. If the Collateral Agent sells any of the Collateral upon credit, the Pledgor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Pledgor shall be credited with the proceeds of any such sales or resales only in excess of the amounts required to pay the Obligations in full. In the event the Collateral Agent bids at any foreclosure or trustee's sale or at any private sale permitted by Law and this Agreement or any other Financing Document, the Collateral Agent may bid all or less than the amount of the Obligations. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor further acknowledges and agrees that any offer to sell any part of the Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation or (ii) made privately in the manner described herein to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9 610(c) of the UCC.

Section 6.04 Actions Taken by Collateral Agent. Any action or proceeding to enforce this Agreement may be taken by the Collateral Agent either in the Pledgor's name or in the Collateral Agent's name, as the Collateral Agent may deem necessary.

Section 6.05 Private Sales. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by the Collateral Agent pursuant to this Article VI conducted in a commercially reasonable manner and in accordance with the requirements of applicable Laws. The Pledgor hereby waives any claims against the Collateral Agent and the Senior Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Laws.

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Section 6.06 Compliance With Limitations and Restrictions. The Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the Collateral Agent may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.07 No Impairment of Remedies. If, in the exercise of any of its rights and remedies under this Agreement, the Collateral Agent forfeits any of its rights or remedies, including any right to enter a deficiency judgment against the Pledgor or any other Person, whether because of any applicable Law pertaining to "election of remedies" or otherwise, the Pledgor hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable Law, waives any claim based upon such action, even if such action by the Collateral Agent would result in a full or partial loss of any rights of subrogation, indemnification or reimbursement that the Pledgor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies that results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Law, impair the Pledgor's obligations hereunder.

ARTICLE VII

FURTHER ASSURANCES

Section 7.01 Attorney-in-Fact.

(a) The Pledgor hereby constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the Senior Secured Parties and each successor or permitted assign of the Collateral Agent and the Senior Secured Parties, the true and lawful attorney-in-fact of the Pledgor, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, the Collateral Agent or otherwise, to enforce all rights, interests and remedies of the Pledgor with respect to the Collateral or enforce all rights, interests and remedies of the Collateral Agent under this Agreement (including the rights set forth in Article VI (Remedies  Upon an Event of Default)); provided, however, that the Collateral Agent shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived or cured in accordance with the Financing Documents. This power of attorney is a power coupled with an interest and shall be irrevocable; provided, however, that nothing in this Agreement shall prevent the Pledgor from, prior to the exercise by the Collateral Agent of any of the aforementioned rights, undertaking the Pledgor's operations in the ordinary course of business with respect to the Collateral, in accordance with the Financing Documents.

(b) In addition to the provisions of Section 7.01(a), if the Pledgor fails to perform any agreement or obligation contained herein to protect or preserve the Collateral, and such failure continues for ten (10) days following delivery of written notice by the Collateral Agent to the Pledgor, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor and shall be secured by the Collateral.

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Section 7.02 Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without prior notice to the Pledgor or the Company, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations. In furtherance of the foregoing, the Pledgor shall further execute and deliver to the Collateral Agent a proxy in the form of Exhibit A and an irrevocable power in the form of Exhibit B with respect to the ownership interests of the Company owned by the Pledgor.

Section 7.03 Place of Business; Location of Records. Unless the Pledgor provides notice to the Collateral Agent in accordance with Section 5.08 (Name; Jurisdiction of Organization), the chief executive office and principal place of business of the Pledgor is, and all records of the Pledgor concerning the Collateral are and will be, located at the address set forth in Section 8.09 (Notices).

Section 7.04 Waiver of Transfer Restrictions. Notwithstanding anything to the contrary contained in the Company's Organic Documents, the Pledgor hereby waives any requirement contained in the Company's Organic Documents that it consent to a transfer of any Equity Interest in the Company in connection with a foreclosure on such Equity Interest under the Financing Documents.

Section 7.05 The Company's Consent and Covenant. The Company hereby consents to the assignment of and grant of a security interest in the Collateral to the Collateral Agent (for the benefit of the Senior Secured Parties) and to the exercise by the Collateral Agent of all rights and powers assigned or delegated to the Collateral Agent by the Pledgor hereunder, including the rights upon and during the continuation of an Event of Default to exercise the Pledgor's voting rights and other rights to manage or control the Company, all in accordance with the Financing Documents.

Section 7.06 Foreclosure. The Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may elect to non judicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against the Company or any other Person, any security or any guarantor, even if the effect of that action is to deprive the Pledgor of the right to collect reimbursement from the Company or any other Person for any sums paid by the Pledgor to the Collateral Agent or any Senior Secured Party.

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Section 7.07 Waiver of Rights of Subrogation. Until the Discharge Date, (a) the Pledgor shall not exercise any right of subrogation and shall not enforce any remedy that the Senior Secured Parties now have or may hereafter have against the Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Collateral Agent or any Senior Secured Party from the Company and (b) the Pledgor agrees not to exercise any claim, right or remedy that the Pledgor may now have or hereafter acquire against the Company that arises hereunder and/or from the performance by the Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Senior Secured Parties against the Company, or any security that the Senior Secured Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common Law or otherwise. Any amount paid to the Pledgor on account of any such subrogation rights prior to the Discharge Date shall be held in trust for the benefit of the Collateral Agent and shall immediately thereafter be paid to the Collateral Agent, for the benefit of the Senior Secured Parties.

Section 7.08 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon all or any part of the Collateral shall be applied in accordance with Section 9.04 (Application of Proceeds) of the Credit Agreement.

Section 7.09 Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be part of the Obligations.

Section 7.10 Limitation on Duty of Collateral Agent with Respect to the Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Senior Secured Parties in the Collateral and shall not impose any duty on the Collateral Agent or any of its designated agents to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and (d) any duty expressly imposed on the Collateral Agent by applicable Law with respect to any Collateral that has not been waived hereunder, the Collateral Agent shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (ii) taking any action to protect against any diminution in value of the Collateral, but in each case, the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

Section 7.11 Termination of Security Interest. Upon the Discharge Date, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's sole expense and upon its written direction, promptly return all certificates and other instruments previously delivered to the Collateral Agent representing the Pledged Equity Interests or any other Collateral and, execute and, subject to Section 8.11 (Reinstatement), deliver to the Pledgor such documents (including UCC-3 termination statements) as the Company or the Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to the Pledgor.

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ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments, Etc. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of Section 11.01 (Amendments, Etc.) of the Credit Agreement.

Section 8.02 Applicable Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)            SUBMISSION TO JURISDICTION. EACH OF THE PLEDGOR AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE PLEDGOR, THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. EACH OF THE PLEDGOR AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.02(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)            Appointment of Process Agent and Service of Process. Each of the Pledgor and the Company hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for either of the Pledgor or the Company, the Pledgor or the Company, as the case may be, hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 8.02 reasonably satisfactory to the Collateral Agent. Such service may be made by mailing or delivering a copy of such process to the Pledgor or the Company, as the case may be, in care of the Process Agent at the Process Agent's above address, and each of the Pledgor and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Pledgor and the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to the Pledgor or the Company, as the case may be, at its then effective notice addresses pursuant to Section 8.09 (Noticed.

(e)            Immunity. To the extent that either the Pledgor or the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Pledger and the Company hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(f).

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Section 8.03 Counterparts., Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Collateral Agent and when the Collateral Agent has received counterparts hereof that bear the signatures of the each of the Pledgor and the Company. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format ("pdf') shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.04 Delay Not Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to the Collateral Agent upon the occurrence of any Event of Default shall impair any such right, power or remedy of the Collateral Agent, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other Financing Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Collateral Agent of any breach or default under this Agreement, or any waiver on the part of the Senior Secured Parties or the Collateral Agent of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Each and every default by the Pledgor or the Company in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

Section 8.05 Entire Agreement. This Agreement, together with the other Financing Documents, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

Section 8.06 Expenses. Each of the Pledgor and the Company agrees to pay on demand to the Collateral Agent all costs and expenses incurred by the Collateral Agent (including fees, expenses and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims (or the rights or claims of any Senior Secured Party) under this Agreement.

Section 8.07 Headings Descriptive. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 8.08 Interest. Any amount required to be paid by the Pledgor or the Company pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by Law, whichever is less, from the date due until paid in full in cash.

Section 8.09 Notices.

(a) All notices, requests, demands or other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 11.12 (Notices and Other Communications) of the Credit Agreement and to the addresses set forth below:

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If to the Pledgor:

[ADDRESS]

Attention:	[________]
Telephone:	[________]
Facsimile:	[________]
E-mail:	[________]

If to the Company:

[ADDRESS]

Attention:	[________]
Telephone:	[________]
Facsimile:	[________]
E-mail:	[________]

If to the Collateral Agent:

[ADDRESS]

Attention:	[________]
Telephone:	[________]
Facsimile:	[________]
E-mail:	[________]

(b) Each of the parties hereto may change its address, telecopier or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 8.10 No Waiver., Cumulative Remedies. No failure by the Collateral Agent to exercise, and no delay by the Collateral Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.11 Reinstatement. This Agreement and the obligations of the Pledgor and the Company hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Pledgor, the Company or any other Person or as a result of any settlement or compromise with any Person (including the Pledgor or the Company) in respect of such payment, and the Pledgor or the Company shall pay the Collateral Agent on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

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Section 8.12 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to the Collateral Agent hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Law, be cumulative and in addition to every other right, power and remedy given hereunder or under any other Financing Document now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent or any other Senior Secured Party, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

Section 8.13 Rights of Collateral Agent. The Collateral Agent shall be entitled to the rights, protections, immunities and indemnities set forth in the Credit Agreement as if specifically set forth herein. With respect to the duties, obligations and rights of the Collateral Agent, if any conflict between the terms of this Agreement and the terms of the Credit Agreement arises, the terms of the Credit Agreement shall govern and control.

Section 8.14 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.15 Successions and Assignments. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge Date and as otherwise provided in Section 8.16 (Survival of Provisions); (b) be binding upon the Company, the Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent, the Senior Secured Parties and their respective successors and permitted assigns. The release of the security interest in any of the Collateral, the taking or acceptance of additional security, or the resort by the Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby, except for release of the Collateral upon the Discharge Date. The Pledgor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Collateral Agent, and any purported assignment in violation of this provision shall be void.

Section 8.16 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Financing Documents and the making of the Loans and extensions of credit under the Credit Agreement. Notwithstanding anything in this Agreement or implied by Law to the contrary, the agreements of each of the Pledgor and the Company set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 7.11 (Termination of Security Interest).

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Section 8.17 Third Party Rights. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than the Pledgor, the Collateral Agent and the Senior Secured Parties, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of the Pledgor, the Collateral Agent and the Senior Secured Parties.

Section 8.18 Time. Time is of the essence of this Agreement.

Section 8.19 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Pledgor or the Company shall assert, and each of the Pledgor and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 8.20 Waiver of Litigation Payments. To the extent that the Pledgor or the Company may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.02 (Applicable Law; Jurisdiction: Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of Law requiring the Collateral Agent or any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Pledgor or Company or to post a bond or to take similar action, each of the Pledgor and the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the Laws of New York or, as the case may be, the jurisdiction in which such court is located.

Section 8.21 [Scope of Liability]. ['Except as provided herein and in any other Transaction Document to which any Non-Recourse Party is a party, there shall be no recourse against the Pledgor or any of its Affiliates (except the Borrowers), or the stockholders or other owners, officers, directors or employees of any of them (each, a "Non-Recourse Party"), for any liability to the Lenders arising in connection with any breach or default under this Agreement, and the Lenders shall look solely to the Borrowers (but not to any Non-Recourse Party or to any distribution received by any Non-Recourse Party in compliance with the terms of the Financing Documents), the Collateral and the rents, issues, profits, proceeds and products of the Collateral, in enforcing rights and obligations under and in connection with the Financing Documents; provided that (a) the foregoing provisions of this Section 8.21 shall not constitute a waiver,

__________________
1 The provisions of this Section 8.21 (Scope of Liability) only apply to Pacific Ethanol California, Inc.

6.04(g)-B - 25

release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, the Notes, any Security Document or any other Financing Document (but without personal liability to the Non-Recourse Parties except as provided herein and therein), and the same shall continue until the Discharge Date; (b) the foregoing provisions of this Section 8.21 shall not limit or restrict the right of any Senior Secured Party to name any Borrower or any other Person (including any Non-Recourse Party) as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, any Security Document or any other Financing Document, or otherwise, or for injunction or specific performance, so long as (subject to the last sentence of this Section 8.21) no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property, assets or funds other than the Collateral and the rents, issues, profits, proceeds or products of the Collateral, and any other property or assets of any Borrower; (c) the foregoing provisions of this Section 8.21 (including this proviso) shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Non-Recourse Parties or any security granted by any of the Non-Recourse Parties in support of the obligations of such Persons under any guarantee or similar undertaking or as security for the obligations of any Borrower; and (d) the foregoing provisions of this Section 8.21 shall not constitute a waiver of any of the terms, covenants, conditions, or provisions of any Project Document (but without personal liability to the Non-Recourse Parties except as provided herein and therein), and shall not limit or restrict the right of any Senior Secured Party under any Project Document, to the extent provided therein or in any other Transaction Document, to name any Borrower or any other Person (including any Non-Recourse Party) party to such Project Document as a defendant in any action or suit for the exercise of remedies under or with respect to any such Project Document, or for injunction or specific performance thereunder. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 8.21 shall be deemed to (i) limit or restrict any right or remedy of the Senior Secured Parties (or any assignee or beneficiary thereof or successor thereto) with respect to (and the Pledgor and all of the Non-Recourse Parties and other Persons described above shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to) any breach, default, fraud or willful misconduct by the Pledgor, any Non-Recourse Party or any Borrower; or (ii) limit in any respect the enforceability against the Pledgor, any Non-Recourse Party or any Borrower of any Transaction Document to which such Person is a party in accordance with its terms (including, with respect to the Pledgor, this Agreement) (provided, that the liability of any Non-Recourse Party under any Project Document to which it is a party shall be subject to any limitations on liability expressly set forth in such Project Document)]

[The remainder of this page is intentionally blank. The next page is the signature page.]

6.04(g)-B - 26

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

[_________________________________],
as Pledgor

By:_______________________________
Name:
Title:

[_________________________________],
as Company

By:_______________________________
Name:
Title:

[_________________________________],
as Collateral Agent

By:_______________________________
Name:
Title:

6.04(g)-B - 27

EXHIBIT A
IRREVOCABLE PROXY

The undersigned hereby appoints [________], not in its individual capacity but solely as "Collateral Agent" under the Credit Agreement (the "Collateral Agent"), as Proxy with full power of substitution, and hereby authorizes the Collateral Agent to represent and vote all of the membership interests of [________], a limited liability company organized and existing under the Laws of the State of Delaware, owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, the Pledge and Security Agreement, dated as of [________], 2007 among [________], [________], and the Collateral Agent at any meeting or at any other time chosen by the Collateral Agent in its sole discretion.

Date: _________________________________________ [________]

By: _________________________________
Name:
Title:

6.04(g)-B - 28

EXHIBIT B
TRANSFER DOCUMENT

FOR VALUE RECEIVED, [________] I hereby sells, assigns and transfers unto __________________ all of its ownership interests in [________], a limited liability company organized and existing under the Laws of the State of Delaware, standing in its name on the books of [________], represented by the following certificate(s): ___________, and irrevocably appoints _____________ as attorney to transfer the ownership interests with full power of substitution in the premises.

Date: _________________________________________ [________]

By: _________________________________
Name:
Title:

In the presence of: ____________________

6.04(g)-B - 29

EXHIBIT C
SCHEDULE OF SECURITY FILINGS

1.
UCC-1 financing statement naming the Pledgor as debtor and the Collateral Agent as the secured party, against the Pledged Equity Interests of the Pledgor in the Company, to be filed with the [Delaware] Secretary of State.

6.04(g)-B - 30

SCHEDULE I
DESCRIPTION OF PLEDGED EQUITY INTERESTS

Description:
100% of the membership interests of [_____________________], represented by Certificate No. [________]

6.04(g)-B - 31

EXHIBIT 6.04(g)-C
to Credit Agreement

[FORM OF SECURITY AGREEMENT]

ASSIGNMENT AND SECURITY AGREEMENT

between

[____________________],
as Grantor

and

[____________________],
as Collateral Agent

Dated as of [____________], 2007

This draft document is not a contract or an offer to enter into a contract. Only  the document as executed by the parties hereto will contain the terms that bind them. Until the document is executed by each of the parties hereto, none of them intends to be bound  hereby.

6.04(g)-C - 1

TABLE OF CONTENTS

6.04(g)-C - 2

6.04(g)-C - 3

SCHEDULES

Schedule 2.01 - Assigned Agreements

6.04(g)-C - 4

ASSIGNMENT AND SECURITY AGREEMENT

THIS ASSIGNMENT AND SECURITY AGREEMENT, dated as of [_____________], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and among, [_____________], a limited liability company organized and existing under the Laws of the State of Delaware, (the "Grantor"), and [_______], a [_______] banking corporation, in its capacity as collateral agent (together with its successors, designees and assigns in such capacity, the "Collateral Agent") for the Senior Secured Parties.

RECITALS

WHEREAS, the Grantor has entered into that certain Credit Agreement, dated as of [_____________], 2007 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Grantor, [_____________], a Delaware limited liability company ("[_____________]"), [_____________], a Delaware limited liability company ("[_____________]"), [_____________], a Delaware limited liability company ("[_____________]"), [_____________], a Delaware limited liability company ("[_____________]"), [_____________], a Delaware limited liability company ("[_____________]" and, together with [_____________], the Grantor, [_____________], [_____________] and [_____________], the "Borrowers"), Pacific Holding as the Borrowers' Agent, each of the Lenders from time to time party thereto, the Administrative Agent, as collateral agent for the Lenders, [_____________], as accounts bank, WESTLB AG, NEW YORK BRANCH, as lead arranger and sole lead bookrunner, MIZUHO CORPORATE BANK, LTD., as lead arranger and co-syndication agent, CIT CAPITAL SECURITIES LLC, as lead arranger and co-syndication agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK BA., "RABOBANK NEDERLAND", NEW YORK BRANCH, as lead arranger and co-documentation agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as lead arranger and co-documentation agent, pursuant to which, among other things, the Lenders have [made] [agreed to make] loans to, and for the benefit of, the Borrowers;

WHEREAS, certain Lenders or their affiliates may, from time to time, enter into interest rate hedging agreements with the Grantor as permitted under the Credit Agreement; and

WHEREAS, the Grantor will obtain benefits as a result of the Loans, and it is a requirement under the Credit Agreement that the Grantor execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lenders to enter into the Credit Agreement and to make the advances of credit to the Grantor and the other Borrowers contemplated thereby, and to induce the Interest Rate Protection Providers to enter into the Interest Rate Protection Agreements and to provide the interest rate hedges contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Senior Secured Parties, as follows:

6.04(g)-C - 5

ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

"Agreement" has the meaning given in the preamble.

"Assigned Agreement" and "Assigned Agreements" have the meaning given in Section 2.01(a).

"Collateral" has the meaning given in Section 2.01.

"Collateral Agent" has the meaning given in the preamble to this Agreement.

"Credit Agreement" has the meaning given in the recitals to this Agreement.

"Grantor" has the meaning given in the preamble to this Agreement.

"UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of Law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

Section 1.02 Credit Agreement and UCC Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement or, if not defined therein, the UCC.

Section 1.03 Rules of Interpretation. The rules of interpretation set forth in Section 1.02 (Principles of Interpretation) of the Credit Agreement shall apply to this Agreement, including its preamble and recitals.

ARTICLE II
PLEDGE AND GRANT OF SECURITY INTEREST

Section 2.01 Granting Clause. To secure the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) in cash and performance in full of the Obligations, the Grantor does hereby collaterally assign, grant and pledge to the Collateral Agent, for the benefit of the Collateral Agent and each other Senior Secured Party, a continuing security interest and Lien in all the Grantor's estate, right, title and interest in, to and under all assets of the Grantor, whether now owned or hereafter existing or acquired, and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise), including all the estate, right, title and interest of the Grantor in, to and under the following (collectively, the "Collateral"):

6.04(g)-C - 6

(a)  all contracts, agreements and documents (individually, an "Assigned Agreement" and collectively, the "Assigned Agreements"), including the Project Documents listed on Schedule 2.01 hereto, as amended, amended and restated, supplemented or otherwise modified from time to time, and all of the Grantor's rights thereunder, and all other agreements, including Additional Project Documents, other Project Documents, easement agreements, lease and sublease agreements, vendor warranties and guaranties, running to the Grantor or assigned to the Grantor, relating to the leasing, use, maintenance, improvement, operation or acquisition of the Projects or any part or parts thereof, or transport of material, equipment and other parts of the Projects or any part or parts thereof, and any replacement agreement for any of such agreements;

(b)  to the extent permitted by Law and the terms of the Grantor's Governmental Approvals, all of the Grantor's Governmental Approvals;

(c)  the insurance policies maintained by the Grantor, including any such policies insuring against loss of revenues by reason of interruption of the operation of the [_____________] Plant or the Project or any part or parts thereof and all proceeds and other amounts payable to the Grantor thereunder, and all eminent domain proceeds;

(d)  all rents, profits, income, royalties and revenues derived in any other manner by the Grantor as a result of its leasing or ownership of the [_____________] Plant, the Project or any part thereof and the use or operation of the [_____________] Plant, the Project or any part thereof, including all Cash Flow;

(e)  all other personal property and fixtures, wherever located and whenever acquired, whether or not of a type that may be subject to a security interest under the UCC, including all machinery, tools, engines, appliances, mechanical and electrical systems, wells, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, patents, trademarks, trade names and other intellectual property of any kind, and all good will associated with the foregoing, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by the Grantor;

(f)  all goods (including inventory, equipment and any accessions thereto), money, instruments (including promissory notes), securities and all other investment property, security entitlements, financial assets, accounts (including health-care-insurance receivables), contract rights, documents, deposit accounts, chattel paper (whether tangible or electronic), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims and supporting obligations;

6.04(g)-C - 7

(g)  all general intangibles, including, to the extent assignable, all construction, service, engineering, consulting, architectural and other similar contracts concerning the design, construction, operation, occupancy, maintenance and/or use of the [_____________] Plant or the Project, all architectural drawings, plans, specifications, soil tests, appraisals, route surveys, engineering reports and similar materials relating to all or any portion of the [_____________] Plant or the Project and all payment and performance bonds or warranties or guarantees relating to the [_____________] Plant or the Project, all rights under and in patents, patent licenses, rights in intellectual property, trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade secrets, service marks, logos, other source and business identifiers, trademark registrations and applications for registration used exclusively at or relating exclusively to any part of the Grantor's business, all good will associated with the foregoing, all renewals, extensions and continuations-in-part of the items referred to above, any written agreements granting to the Grantor any right to use any trademark or trademark registration at or in connection with the Grantor's business, and the right of the Grantor to sue for past, present and future infringements of the foregoing, and the right in the name and on behalf of the Grantor to appear in and defend any action or proceeding brought with respect to any part of the Grantor's real or personal property and to commence any action or proceeding to protect the interest of the Grantor in such Collateral;

(h)  all books, records, writings, design documents, computer programs, printouts and other computer materials and records, data bases, software, information and other property relating to, used or useful in connection with, the Grantor's business;

(i)  each of the Project Accounts including any sub-accounts within such Project Accounts and including all Cash Equivalents at any time held in, required to be held in or credited to any of the Project Accounts, and all interest, dividends and other income derived from any such Cash Equivalents;

(j)  the Accounts Property;

(k)  all statements, certificates, instruments and investment property representing or evidencing any Project Account and all Cash Equivalents and other property from time to time received, receivable or otherwise distributed in respect of such Cash Equivalents and held in or credited to any Project Account;

(1)  all Local Accounts in the name, or for the benefit of, the Grantor, and all interest and other income derived from any such Local Accounts;

(m)  all statements, certificates, instruments and investment property representing or evidencing any such Local Account; and

(n)  the proceeds (including proceeds of proceeds) of all of the foregoing collateral, whether cash or non-cash, including (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Collateral, (ii) all rights of the Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (iii) all claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (iv) all rights of the Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder

6.04(g)-C - 8

and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of the Grantor under each such contract or agreement to make determinations, to exercise any election (including the election of remedies) or option or to give or receive any notice, consent, waiver, or approval, together with full power and authority with respect to any contract or agreement to demand, receive, enforce, collect or provide receipt for any of the foregoing rights or any property the subject of any of the contracts or agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action that may be reasonably necessary or advisable in connection with any of the foregoing, (vi) all rights of the Grantor to payment for Products or other goods or other property sold or leased or services performed by the Grantor, (vii) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and (viii) any and all additions and accessions to the Collateral, and all proceeds thereof, including proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including all awards, all insurance proceeds, including any unearned premiums or refunds of premiums on any insurance policies covering all or any part of the Collateral and the right to receive and apply the proceeds of any insurance, or of any judgments or settlements made in lieu thereof for damage to or diminution of the Collateral; provided, however, that "Collateral" shall not include any property that has been sold or disposed of in accordance with Section 7.02(f) (Negative Covenants - Asset Dispositions) of the Credit Agreement, any Restricted Payments that have been made in compliance with Sections 7.02(s) (Negative Covenants - Restricted Payments) and 8.08(c)(xv) (Revenue Account) of the Credit Agreement, or any Permitted Tax Distributions or Sponsor Support Reimbursements made in accordance with the Financing Documents.

It being understood, however, that in no event shall the security interest granted under this Section 2.01 attach to any lease, license, contract, property rights or agreement to which the Grantor is a party or any other part of the Collateral (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, that such security interest shall automatically attach upon the granting of consent to such security interest by the counterparty to any such lease, license, contract, property rights or agreement or the occurrence of any other event that would permit the granting of such security interest.

Section 2.02 Delivery of and Performance under Assigned Agreements. The Grantor shall deliver to the Collateral Agent a copy of an executed counterpart of each Additional Project Document, and any amendments and supplements to the foregoing or to any other Project Document, as they are entered into by the Grantor promptly upon the execution thereof So long as the Collateral Agent has not elected to exercise remedies under this Agreement in connection with an Event of Default that has occurred and is continuing, the Grantor may exercise all rights, interests and benefits under the Assigned Agreements in any manner consistent with the terms of the Financing Documents.

6.04(g)-C - 9

Section 2.03 Continuing Liability under Assigned Agreements and Governmental Approvals. Except as otherwise expressly permitted under the Financing Documents, the Grantor shall remain liable under each of the Assigned Agreements to which it is a party and its Governmental Approvals, and shall perform in all material respects all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Collateral Agent shall have no obligation or liability under any of such Assigned Agreements or Governmental Approvals by reason of or arising out of this Agreement or any other document related thereto (except as expressly provided for in any applicable Consent), nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any obligations of the Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts that may have been assigned to it or to that it may be entitled at any time or times.

Section 2.04 Defaults under Assigned Agreements; Cure Rights. Unless prohibited by the terms of any Assigned Agreement (taking into account any Consent relating to such Assigned Agreement), if any default by the Grantor under any of the Assigned Agreements occurs and is continuing, the Collateral Agent may, at its option (but shall not be obligated to), remedy any such default, in which event it shall give written notice of its intent to do so to the Grantor and to the parties to each Assigned Agreement under which the Grantor is in default. Any curing by the Collateral Agent of any such default shall not be construed as an assumption by the Collateral Agent or any other Senior Secured Party of any obligations, covenants or agreements of the Grantor under such Assigned Agreements, and the Collateral Agent shall not incur any liability to the Grantor or any other Person as a result of any actions undertaken by the Collateral Agent in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of the Grantor under the Assigned Agreements.

Section 2.05 Destruction of Collateral. No injury to, or loss or destruction of, the Collateral or any part thereof shall relieve the Grantor of any of its obligations hereunder or any of its obligations under any other Financing Documents.

Section 2.06 Intellectual Property. For the purpose of enabling the Collateral Agent to exercise its rights, remedies, powers and privileges under Article VI (Remedies Upon an Event of Default) at such time or times as the Collateral Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable or licensable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Grantor's general intangibles collaterally assigned, granted and pledged to the Collateral Agent, for the benefit of the Collateral Agent and each other Senior Secured Parties, under Section 2.01(g) (Granting Clause), together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

6.04(g)-C - 10

Section 2.07 Obligations Unconditional. The obligations of the Grantor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than the occurrence of the Discharge Date and other than any defense that the underlying obligation has been satisfied in accordance with the terms of the Financing Documents, it being the intent of this Section 2.07 that the obligations of the Grantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Grantor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(a)  at any time or from time to time, without notice to the Grantor, the time for any performance of or compliance with any of the Obligations is extended, or such performance or compliance is waived;

(b)  any Financing Document is amended or modified or there is a departure from, or waiver of, any of the terms of any Financing Document;

(c)  the maturity of any of the Obligations is accelerated, or any of the Obligations is modified, supplemented and/or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to therein is waived or any guarantee of any of the Obligations or any security therefore is released or exchanged in whole or in part or otherwise dealt with;

(d)  any lien granted to, or in favor of, the Collateral Agent as security for any of the Obligations fails to be perfected; or

(e)  any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Grantor or by any defense which the Grantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Grantor acknowledges and agrees that the Obligations include interest on the Obligations at the applicable rate therefor under the Financing Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of Law by reason of the commencement of said proceeding, such Obligations include the interest which would have accrued on such portion of the Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Obligations secured pursuant to this Agreement should be determined without regard to any rule of Law or order which may relieve the Grantor of any portion of the Obligations. The Grantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced. Notwithstanding the above, so long as any Obligation remains outstanding, the Grantor shall not, without the prior written consent of the Collateral Agent, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any of the Borrowers.

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Section 2.08 Waiver. The enforceability and effectiveness of this Agreement and the liability of the Grantor, and the rights, remedies, powers and privileges of the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Grantor hereby expressly waives, to the extent permitted by applicable Laws, to the fullest extent permitted by Law any defense now or in the future arising, by reason of:

(a)  the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

(b)  the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

(c)  the cessation, for any cause whatsoever, of the liability of any Person that is a guarantor of all or any part of the Obligations (other than by the occurrence of the Discharge Date);

(d)  any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of either the other Borrowers, or the Grantor or may preclude the other Borrowers or the Grantor from obtaining reimbursement, contribution, indemnification or other recovery from the other Borrowers or any other Person and even though the other Borrowers or the Grantor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(e)  any act or omission of the Collateral Agent or any other Person that directly or indirectly results in or aids the discharge or release of the Grantor or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of Law or otherwise (other than the occurrence of the Discharge Date);

(f)  any Law which provides that the obligation of a surety or the Grantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or the Grantor's obligation in proportion to the principal obligation;

(g)  any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding, any failure of the Collateral Agent to file a claim in any such proceeding, or the occurrence of any of the following: (i) the election by the Collateral Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any extension of credit or the grant of any lien or encumbrance under Section 364 of the Bankruptcy Code, (iii) any use of cash collateral under Section 363 of the Bankruptcy Code, or (iv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; or

6.04(g)-C - 12

(h)  any action taken by the Collateral Agent that is authorized by this Section 2.08 or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action.

ARTICLE III
EVENTS OF DEFAULT

Section 3.01 Events of Default. The occurrence of an Event of Default, whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority, shall constitute a default hereunder. Any such Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Credit Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. The Grantor hereby makes each and every representation and warranty made by it in Article V (Representations and Warranties) of the Credit Agreement to the same extent as if each such representation and warranty had been set forth in full herein, and each such representation and warranty is hereby incorporated fully by reference in this Agreement. The Grantor also hereby represents and warrants as of the date hereof and as of each Funding Date, as of the date of each Funding Notice, as of the date of each Issuance Request, and as of the Conversion Date, as follows:

(a)  this Agreement constitutes the legal, valid and binding obligations of the Grantor enforceable in accordance with its respective terms, except as the enforceability hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, or other similar Laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at Law);

(b)  the exercise by the Collateral Agent of any of its rights and remedies with respect to the Collateral in accordance with the terms of this Agreement will not contravene any Contractual Obligation binding on or affecting the Grantor or any of the properties of the Grantor and will not result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to any of the Collateral other than as pursuant to this Agreement;

(c)  its name is [_____________], as indicated in the public records of the State of Delaware, and it has not had any other names within the past five (5) years [other than [_____________]];

(d)  its federal employee identification number is [_____________] and its organizational number is [_____________];

(e)  its chief executive office and the place where the Grantor's records concerning the Collateral are kept is: [_____________];

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(f)  the Grantor is, and after giving effect to the transactions contemplated hereby will be, Solvent; and

(g)  it is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor.

ARTICLE V
COVENANTS OF GRANTOR

The Grantor covenants to and in favor of the Collateral Agent and the other Senior Secured Parties as follows:

Section 5.01 Defense of Collateral. The Grantor shall, until the Discharge Date, defend its title to the Collateral and the interest of the Collateral Agent (for the benefit of itself and the other Senior Secured Parties) in the Collateral pledged hereunder against the claims and demands of all other Persons, provided that nothing in this Section 5.01 shall limit the Grantor's right to dispose of the Collateral in accordance with the Financing Documents.

Section 5.02 Limitation of Liens. The Grantor shall not create, incur, assume or suffer to exist any Liens (including authorizing the filing of any financing statements under the UCC or any like statement relating to the Collateral) on or with respect to all or any part of the Collateral (other than Permitted Liens). The Grantor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens).

Section 5.03 No Sale of Collateral. Except as permitted by the terms of the Financing Documents, the Grantor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Collateral.

Section 5.04 No Impairment of Security. The Grantor shall not take any action that, or fail to take any action if such failure would, impair in any manner the enforceability of the Collateral Agent's security interest in and Lien on any Collateral.

Section 5.05 Maintenance of Records. The Grantor shall, at all times, keep accurate and complete records of the Collateral. The Grantor shall permit officers and designated representatives of the Collateral Agent to examine the Grantor's books and records pertaining to the Collateral, and make copies thereof or abstracts therefrom, all at the expense of the Grantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Grantor; provided, that if a Default or an Event of Default has occurred and is continuing, the Collateral Agent (or any of its officers or designated representatives) may do any of the foregoing at any time during normal business hours and without advance notice to the Grantor. Upon the occurrence and during the continuation of any Event of Default, at the Collateral Agent's request, the Grantor shall promptly deliver to the Collateral Agent copies of any and all of the records mentioned above.

Section 5.06 Name; Jurisdiction of Organization. The Grantor shall not change its name, its jurisdiction of organization, the location of its principal place of business or its organization identification number without written notice to the Collateral Agent at least thirty (30) days prior to such change. In the event of such change, the Grantor shall (at its expense) execute and deliver such instruments and documents as may be required by the Collateral Agent or applicable Law to maintain a first priority perfected security interest in the Collateral.

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Section 5.07 Perfection. Whether with respect to the Collateral as of the date of this Agreement or any Collateral in which the Grantor acquires rights in the future, from time to time and at the expense of the Grantor, the Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary (including under applicable Law and, in any event, under Section 9-106 of the UCC), or that the Collateral Agent may reasonably request, in order to create, perfect, establish and preserve the validity, perfection and priority of the liens granted by this Agreement in any and all of the Collateral, protect the assignment and security interest granted or intended to be granted hereby, or to enable the Collateral Agent to exercise and enforce its rights, powers, privileges and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall: (a) if any Collateral is evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent such note or instrument duly endorsed (without recourse) and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; and (b) authorize, execute and file such UCC financing statements or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request or as required by applicable Law, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby. If the Grantor at any time acquires a commercial tort claim, as defined in the UCC, with a fair market value in excess of five hundred thousand Dollars ($500,000), the Grantor shall promptly notify the Collateral Agent and Administrative Agent, in a writing signed by an Authorized Officer of the Grantor, of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 5.08 Notices; Information. The Grantor shall, promptly upon request and at its own expense, provide to the Collateral Agent all information and evidence the Collateral Agent may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

Section 5.09 Security Entitlements. If any Collateral consists of security entitlements, the Grantor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Grantor.

ARTICLE VI
REMEDIES UPON AN EVENT OF DEFAULT

Section 6.01 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, but not the obligation, to do any of the following:

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(a)  proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

(b)  cause all revenues hereby pledged as security and all other moneys and other property pledged hereunder to be paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

(c)  cause any action at Law in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Obligations, or exercise any rights hereunder or included in the Collateral, or for specific enforcement of any covenant or agreement contained herein or in any of the Assigned Agreements, or in aid of the exercise of any power herein or therein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by Law;

(d)  foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations are issued or secured;

(e)  incur expenses, including attorneys' fees, consultants' fees, and other costs in connection with the exercise of any right or power under this Agreement;

(f)  perform any obligation of the Grantor hereunder or under any other Financing Document or Assigned Agreement, submit renewal notices or exercise any purchase options, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses and insure, process and preserve the Collateral without, however, any obligation to do so;

(g)  take possession of the Collateral (and of any and all books of account and records of the Grantor relating to any of the Collateral) and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon, or authorize its designated agent to enter upon, any location where the same may be located for that purpose (including the right of the Collateral Agent to exclude the Grantor and all Persons claiming access through the Grantor from any access to the Collateral or to any part thereof) and the Collateral Agent and its representatives are hereby granted an irrevocable license to enter upon such premises for such purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with the [_____________] Plant, collect all rents and income from the Collateral and apply the same to reimburse the Senior Secured Parties for any reasonable cost or expenses incurred hereunder or under any of the Financing Documents and to the payment or performance of the Grantor's obligations hereunder or under any of the Financing Documents, and apply the balance to the Obligations as provided for in the Credit Agreement and any remaining excess balance to whomsoever is legally entitled thereto;

(h)  make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any Collateral;

(i)  secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations and, whether or not the principal sum of the Obligations, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Law, whichever is less;

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(j)  enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

(k)  transfer the Collateral, or any part thereof, to the name of the Collateral Agent or to the name of any nominee of the Collateral Agent;

(1)  take possession of and endorse in the name of the Grantor or in the name of the Collateral Agent, for the account of the Grantor, any bills of exchange, checks, drafts, money orders, notes or any other chattel paper, documents or instruments constituting all or any part of the Collateral or received as interest, rent or other payment on or on account of the Collateral or any part thereof or on account of its sale or lease;

(m)  appoint another (who may be an employee, officer or other representative of the Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Collateral Agent;

(n)  execute (in the name, place and stead of the Grantor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(o)  require the Grantor to assemble the Collateral or any part thereof and to make the same (to the extent the same is reasonably moveable) available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to the Collateral Agent;

(p)  make formal application for the transfer of all or any of the Grantor's Governmental Approvals to the Collateral Agent or to any assignee of the Collateral Agent or to any purchaser of any of the Collateral to the extent the same are assignable in accordance with their terms and applicable Laws; and/or

(q)  take any other lawful action that the Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, or exercise any other or additional rights or remedies granted to the Collateral Agent under any other provision of this Agreement or any other Financing Document, or exercisable by a secured party under the UCC or under any other applicable Law and without limiting the generality of the foregoing and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable in accordance with the UCC.

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Section 6.02 Minimum Notice Period. If, pursuant to applicable Law requirements, prior notice of any action described in Section 6.01 (Remedies Upon an Event of Default), including the sale of the Collateral pursuant to Section 6.03 (Sale of Collateral), is required to be given to the Grantor, the Grantor hereby acknowledges and agrees that the minimum time required by such applicable Law, or, if no minimum time is specified, ten (10) days shall be deemed a reasonable notice period under such applicable Law.

Section 6.03 Sale of Collateral. In addition to exercising the foregoing rights, the Collateral Agent may, to the extent permitted by applicable Law, arrange for and conduct a sale of the Collateral at a public or private sale (as the Collateral Agent may elect) which sale may be conducted by an employee or representative of the Collateral Agent, and any such sale shall be conducted in a commercially reasonable manner. The Collateral Agent may release, temporarily or otherwise, to the Grantor any item of the Collateral of which the Collateral Agent has taken possession pursuant to any right granted to the Collateral Agent by this Agreement without waiving any rights granted to the Collateral Agent under this Agreement, the Credit Agreement, the other Financing Documents or any other agreement related hereto or thereto. The Grantor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. The Grantor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by the Collateral Agent in connection with a sale of the Collateral. Each successor of the Grantor under the Financing Documents shall be deemed to have agreed, by virtue of its succession thereto, that it shall be bound by the above waiver, to the same extent as if such successor gave such waiver itself. The Grantor also hereby waives, to the full extent it may lawfully do so, the benefit of all Laws providing for rights of appraisal, valuation, stay, or extension or of redemption after foreclosure now or hereafter in force. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with the proceeds of any such sales or resales only in excess of the amounts required to pay the Obligations in full. In the event the Collateral Agent bids at any foreclosure or trustee's sale or at any private sale permitted by Law and this Agreement or any other Financing Document, the Collateral Agent may bid all or less than the amount of the Obligations. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor further acknowledges and agrees that any offer to sell any part of the Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation or (ii) made privately in the manner described herein to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610(c) of the UCC.

Section 6.04 Actions Taken by Collateral Agent. Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by the Collateral Agent either in the Grantor's name or in the Collateral Agent's name, as the Collateral Agent may deem necessary.

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Section 6.05 Private Sales. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by the Collateral Agent pursuant to this Article VI conducted in a commercially reasonable manner and in accordance with the requirements of applicable Laws. The Grantor hereby waives any claims against the Collateral Agent and the Senior Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Laws.

Section 6.06 Access to Land. In exercising its right to take possession of the Collateral upon the occurrence and during the continuation of an Event of Default, the Collateral Agent, personally or by its agents or attorneys, and subject to the rights of any tenant under any lease or sublease of the Collateral, to the fullest extent permitted by Law, may enter upon any land owned or leased by the Grantor without being guilty of trespass or any wrongdoing, and without liability to the Grantor for damages thereby occasioned.

Section 6.07 Compliance With Limitations and Restrictions. The Grantor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the Collateral Agent may be advised by counsel is necessary in order to avoid any violation of applicable Laws, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Grantor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Section 6.08 No Impairment of Remedies. If, in the exercise of any of its rights and remedies hereunder, the Collateral Agent forfeits any of its rights or remedies, including any right to enter a deficiency judgment against the Grantor or any other Person, whether because of any applicable Law pertaining to "election of remedies" or otherwise, the Grantor hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable Law, waives any claim based upon such action, even if such action by the Collateral Agent would result in a full or partial loss of any rights of subrogation, indemnification or reimbursement that the Grantor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies that results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Law, impair the Grantor's obligations hereunder.

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ARTICLE VII
FURTHER ASSURANCES

Section 7.01 Attorney-in-Fact. (a) The Grantor hereby constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the Senior Secured Parties and each successor or permitted assign of the Collateral Agent and the Senior Secured Parties, the true and lawful attorney-in-fact of the Grantor, with full power and authority in the place and stead of the Grantor and in the name of the Grantor, the Collateral Agent or otherwise to enforce all rights, interests and remedies of the Grantor with respect to the Collateral or enforce all rights, interests and remedies of the Collateral Agent under this Agreement (including the rights set forth in Article VI (Remedies Upon an Event of Default); provided, however, that the Collateral Agent shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and has not been waived or cured in accordance with the Financing Documents. This power of attorney is a power coupled with an interest and shall be irrevocable; provided, however, that nothing in this Agreement shall prevent the Grantor from, prior to the exercise by the Collateral Agent of any of the aforementioned rights, undertaking the Grantor's operations in the ordinary course of business with respect to the Collateral, in accordance with the Collateral and the Financing Documents.

(b)  In addition to the provisions of Section 7.01(a), if the Grantor fails to perform any agreement or obligation contained herein to protect or preserve the Collateral, and such failure continues for ten (10) days following delivery of written notice by the Collateral Agent to the Grantor, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor and shall be secured by the Collateral.

Section 7.02 Filing of Financing and Continuation Statements. The Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent or any Senior Secured Party may determine, in its sole discretion, are necessary or advisable to perfect, or preserve the validity, perfection or priority of, the security interest granted to the Collateral Agent, for the benefit of the Senior Secured Parties, herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as "all assets" or "all personal property", whether now owned or hereafter acquired.

Section 7.03 Termination of Security Interest. Upon the Discharge Date, this Agreement and the security interest and all other rights granted hereby shall terminate on the Discharge Date and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent shall, at the Grantor's expense and upon its written direction, promptly return all instruments previously delivered to the Collateral Agent representing any Collateral and execute and, subject to Section 8.11 (Reinstatement), deliver to the Grantor such documents (including UCC-3 termination statements) as the Grantor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to the Grantor.

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Section 7.04 Limitation on Duty of Collateral Agent with Respect to the Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Senior Secured Parties in the Collateral and shall not impose any duty on the Collateral Agent or any of its designated agents to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and (d) any duty expressly imposed on the Collateral Agent by applicable Law with respect to any Collateral that has not been waived by the Grantor hereunder, the Collateral Agent shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case, the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

Section 7.05 Rights of Collateral Agent. The Collateral Agent shall be entitled to the rights, protections, immunities and indemnities set forth in the Credit Agreement as if specifically set forth herein.

Section 7.06 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with Section 9.04 (Application of Proceeds) of the Credit Agreement. The Grantor shall remain liable for any deficiency in accordance with the respective Financing Documents to which it is a party.

Section 7.07 Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be part of the Obligations.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Amendments; Etc. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of Section 11.01 (Amendments, Etc.) of the Credit Agreement.

Section 8.02 Applicable Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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(b)  SUBMISSION TO JURISDICTION. THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)  WAIVER OF VENUE. THE GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.02(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)  Appointment of Process Agent and Service of Process. Appointment of Process Agent and Service of Process. The Grantor hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for the Grantor, the Grantor hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 8.02 reasonably satisfactory to the Collateral Agent. Such service may be made by mailing or delivering a copy of such process to the Grantor, in care of the Process Agent at the Process Agent's above address, and the Grantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Grantor also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to the Grantor, at its then effective notice addresses pursuant to Section 8.09 (Notices).

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(e)  Immunity. To the extent that the Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f)  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(f).

Section 8.03 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Collateral Agent and when the Collateral Agent has received counterparts hereof that bear the signature of the Grantor. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format ("pdf') shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.04 Delay Not Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to the Collateral Agent upon the occurrence of any Event of Default shall impair any such right, power or remedy of the Collateral Agent, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any other breach or default thereafter occurring, nor shall any waiver of any other breach or default under this Agreement or any other Financing Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Collateral Agent of any breach or default under this Agreement, or any waiver on the part of the Senior Secured Parties or the Collateral Agent of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Each and every default by the Grantor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

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Section 8.05 Entire Agreement. This Agreement, together with the other Financing Documents, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

Section 8.06 Expenses. The Grantor agrees to pay on demand to the Collateral Agent all costs and expenses incurred by the Collateral Agent (including fees, expenses and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims (or the rights or claims of any Senior Secured Party) under this Agreement.

Section 8.07 Headings Descriptive. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 8.08 Interest. Any amount required to be paid by the Grantor pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by Law, whichever is less, from the date due until paid in full in cash.

Section 8.09 Notices. (a) All notices, requests, demands or other communications provided for herein (including, without limitation, any modifications of or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 11.12 (Notices and Other Communications) of the Credit Agreement and to the addresses set forth below:

If to the Grantor:

[ADDRESS]

Attention:	[_____________]
Telephone:	[_____________]
Facsimile:	[_____________]
E-mail:	[_____________]

If to the Collateral Agent: [ADDRESS]

Attention:	[_____________]
Telephone:	[_____________]
Facsimile:	[_____________]
E-mail:	[_____________]

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(b)  Each of the parties hereto may change its address, telecopier or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 8.10 No Waiver; Cumulative Remedies. No failure by the Collateral Agent to exercise, and no delay by the Collateral Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.11 Reinstatement. This Agreement and the obligations of the Grantor hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Grantor or any other Person or as a result of any settlement or compromise with any Person (including the Grantor) in respect of such payment, and the Grantor shall pay the Collateral Agent on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

Section 8.12 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to the Collateral Agent hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Law, be cumulative and in addition to every other right, power and remedy given hereunder or under any other Financing Document now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent or any other Senior Secured Party, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

Section 8.13 Rights of Collateral Agent. The Collateral Agent shall be entitled to the rights, protections, immunities and indemnities set forth in the Credit Agreement as if specifically set forth herein. With respect to the duties, obligations and rights of the Collateral Agent, if any conflict between the terms of this Agreement and the terms of the Credit Agreement arises, the terms of the Credit Agreement shall govern and control.

Section 8.14 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.04(g)-C - 25

Section 8.15 Successions and Assignments. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge Date and as otherwise provided in Section 8.16 (Survival of Provisions); (b) be binding upon the Grantor and its successors and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent, the Senior Secured Parties and their respective successors and permitted assigns. The release of the security interest in any of the Collateral, the taking or acceptance of additional security, or the resort by the Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby, except for release of Collateral upon the Discharge Date. The Grantor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Collateral Agent, and any purported assignment in violation of this provision shall be void.

Section 8.16 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Financing Documents and the making of the Loans and extensions of credit under the Credit Agreement. Notwithstanding anything in this Agreement or implied by Law to the contrary, the agreements of the Grantor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 7.03 (Termination of Security Interest).

Section 8.17 Third Party Rights. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than the Grantor, the Collateral Agent and the Senior Secured Parties, and each of their successors and permitted assigns under this Agreement or any other Financing Document, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of the Grantor, the Collateral Agent and the Senior Secured Parties, and each of their successors and permitted assigns under this Agreement or any other Financing Document.

Section 8.18 Time. Time is of the essence of this Agreement.

Section 8.19 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Grantor shall not assert, and the Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 8.20 Waiver of Litigation Payments. To the extent that the Grantor may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.02 (Applicable Law; Jurisdiction; Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of Law requiring the Collateral Agent or any Senior Secured Party in such action, suit or proceeding to post security for the costs of such Grantor or to post a bond or to take similar action, the Grantor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the Laws of New York or, as the case may be, the jurisdiction in which such court is located.

[The remainder of this page is intentionally blank. The next page is the signature page.]

6.04(g)-C - 26

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Assignment and Security Agreement to be duly executed and delivered as of the date first above written.

[____________________________________], as Grantor

By:	______________________________
Name:
Title:

[____________________________________], as Collateral Agent

By:	______________________________
Name:
Title:

6.04(g)-C - 27

Schedule 2.01
to the Assignment and Security Agreement

ASSIGNED AGREEMENTS

[To be provided]

6.04(g)-C - 28

EXHIBIT 6.05(c)
to Credit Agreement

[FORM OF]
INDEPENDENT ENGINEER'S CERTIFICATE

[Letterhead of Independent Engineer]

[DATE]

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
NY, New York 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

Re:	[PACIFIC ETHANOL STOCKTON, LLC] [PACIFIC ETHANOL IMPERIAL, LLC] [PACIFIC ETHANOL MAGIC VALLEY, LLC]

Ladies and Gentlemen:

The undersigned, a duly authorized representative of [__________] (the "Independent Engineer"), hereby provides this letter to you in accordance with Section 6.05(c) of that certain Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February __, 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

6.05(c) – 1

The Independent Engineer acknowledges that pursuant to the Credit Agreement, the Lenders will be providing financing to the Borrowers for the construction of the Project and in so doing will be relying on this certificate and the Independent Engineer's report dated [________]. [This Independent Engineer's Certificate is being delivered as a condition to the initial Funding for the [Stockton] [Brawley] [Burley] Plant and the Independent Engineer's report attached hereto as Exhibit A represents the Independent Engineer's professional opinion based on the documentation provided by the Borrowers. The Independent Engineer certifies that (i) the copy of the Independent Engineer's report attached hereto as Exhibit A is true, correct and complete, (ii) such report represents the Independent Engineer's professional opinion as of the date thereof and (iii) since the date of such report, nothing has come to our attention that would cause us to change such report.]1

The Independent Engineer certifies that it has reviewed the Funding Notice dated [_______, 200[_]] (the "Current Funding Notice") and the reports and documents attached thereto and other material relating to the Project as it believes are necessary to establish the accuracy of this certificate. The Independent Engineer's review and observations were performed within the scope of our professional service agreement with the Administrative Agent and in accordance with generally accepted technical consulting practice, including such investigations, observations and review as we in our professional capacity deemed necessary under the circumstances. Based on the foregoing review and review procedures and on the understanding and assumption that we have been provided true, correct, and complete information from the Borrowers (including all information provided by contractors or subcontractors and attached to the Current Funding Notice) as to the matters covered by the Current Funding Notice, as of the date of the Current Funding Notice, we are providing the certifications and opinions herein.

The Independent Engineer further certifies that:

(i)  the Independent Engineer believes that the Commercial Operation Date for the [Stockton] [Brawley] [Burley] Plant will occur on or prior to the Conversion Date Certain;

(ii)  it is the opinion of the Independent Engineer that sufficient funds remain available to the Borrowers, including under this Agreement and under the Sponsor Support Agreement, to complete such Plant in accordance with the applicable Construction Schedule and the Transaction Documents', except as set forth in Exhibit B hereto];

(iii)  it is the opinion of the Independent Engineer, based on our best knowledge, that the statements contained in the Current Funding Notice are true and correct[, except as set forth on Exhibit B hereto];

_______________________________________

1 Note: to be included only for the initial Funding Notice with respect to each Greenfield Plant.

6.05(c) – 2

[(iv)  [it is the opinion of the Independent Engineer that as of the date hereof, no changes are required to the Construction Budget for the [Stockton] [Brawley] [Burley] Plant delivered pursuant to Section 6.01(q) (Conditions to Closing —Budgets and Schedules) of the Credit Agreement;] [it is the opinion of the Independent Engineer that the increase in costs between the Construction Budget delivered pursuant to such Section 6.01(q) of the Credit Agreement and the updated Construction Budget delivered pursuant to such Section 6.04(h) of the Credit Agreement is equal to [___________] Dollars ($[_________]) and, to the best of the Independent Engineer's knowledge, such amount has been deposited into the Construction Account for such Plant or has previously been applied to pay Project Costs for such Plant (in each case, from sources other than the Loans, Cash Flow or the Sponsor Support Agreement);]] [Note: Select one.]

[(v)  the Independent Engineer has received a copy of (a) each Work Schedule provided for in any Construction Contract for the [Stockton] [Brawley] [Burley] Plant and (b) each Schedule of Values provided for in any such Construction Contract, each of which is in form and substance reasonably satisfactory to the Independent Engineer;]1 [Note: if applicable] and

(vi)  in addition, the Independent Engineer further certifies that, except as set forth in Exhibit B hereto, it has no knowledge of any event of force majeure under any Project Document nor of any Funding Default or Event of Default that has occurred and is continuing.

[The remainder of this page is intentionally blank. The next page is the signature page.]

6.05(c) – 3

IN WITNESS WHEREOF, the undersigned has caused this Independent Engineer's Certificate to be duly executed by an authorized offer as of the date first above written.

[___________],

By: _____________________________________
Name:
Title:

6.05(c) – 4

EXHIBIT A
to Independent Engineer's Certificate

INDEPENDENT ENGINEER'S REPORT

[Note: to be included only with respect to the initial Funding for each Greenfield Plant.]

6.05(c) - Exhibit A

EXHIBIT B
to Independent Engineer's Certificate

[EXCEPTIONS]

6.05(c) - Exhibit B

EXHIBIT 7.01(y)
to Credit Agreement

[FORM OF]
FINAL COMPLETION CERTIFICATE

To:	WESTLB AG, NEW YORK BRANCH, as Administrative Agent under the Credit Agreement referred to below

Date: [_________]

Re:	[Madera] [Boardman] [ Stockton] [Brawley] [Burley] Plant

Reference is hereby made to the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February __, 2007 by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A. as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

7.01(y) – 1

This Final Completion Certificate is the Final Completion Certificate for the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Plant, and is delivered to the Administrative Agent pursuant to Section 7.01(y) of the Credit Agreement.

The undersigned, on behalf of the Borrowers' Agent, hereby represents and certifies as follows:

1.  the individual executing this Final Completion Certificate on behalf of the Borrowers' Agent is an Authorized Officer of the Borrowers' Agent;

2.  the Commercial Operation Date for such Plant occurred on [insert date];

3.  the final air emissions test for such Plant has been satisfactorily completed;

4.  the insurance required pursuant to Schedule 7.01(h) with respect to such Plant, and required of the Borrowers under any Project Document relating to such Plant, is in place, as confirmed by the Insurance Consultant; and

5.  all construction costs for such Plant have been fully paid (other than amounts that are subject to a Contest).

The undersigned, on behalf of the Independent Engineer, hereby represents and certifies as follows:

1.  the individual executing this Final Completion Certificate on behalf of the Independent Engineer is an authorized representative of the Independent Engineer;

2.  the Independent Engineer has previously executed the Commercial Operation Date Certificate for such Plant, which certificate was dated as of [insert date];

3.  based on information provided by the Borrowers and third-party air emissions test results reviewed by the Independent Engineer, it is the opinion of the Independent Engineer that the final air emissions test for such Plant has been completed in a manner satisfactory to the Independent Engineer; and

4.  based on documentation requested by the Independent Engineer and received from the Borrowers, all construction costs for such Plant payable to the Construction Contractors, and all other material construction work with respect to which the Independent Engineer has requested evidence of payment, have been fully paid other than amounts that (based on documentation received from the Borrowers) are subject to a Contest.

7.01(y) – 2

Each undersigned person is executing this Final Completion Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrowers' Agent or as an authorized representative of the Independent Engineer, as applicable.

[The remainder of this page is intentionally blank. The next page is the signature page.]

7.01(y) – 3

IN WITNESS WHEREOF, the undersigned have caused this Final Completion Certificate to be duly executed as of the date first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: __________________________________ Name: Title: [_________________] as Independent Engineer By: __________________________________ Name: Title:

7.01(y) – 4

Exhibit 7.02(i)
to the Credit Agreement

SPECIAL DEPOSIT ACCOUNT CONTROL AGREEMENT
(Security Interest in Deposit Account-Contingency)

To:	[Insert Name and Address of Local Bank]

Re:	Borrower:[______________]

Secured Party: WestLB AG, New York Branch, as Collateral Agent for the Senior Secured Parties

Account Numbers: [Insert Account Numbers]

Dear [__________]:

1.  Security Interest in Special Deposit Account. This shall serve as notice to [_________] ("Bank") that the Borrowers named above (jointly and severally, the "Borrower") has assigned and granted to the Secured Party named above ("Secured Party") a security interest in certain assets of Borrower, including among other things, all checks, drafts, and other instruments deposited in the accounts (collectively and individually, the "Special Deposit Account") designated above maintained by Borrower with Bank, and any and all future deposits thereto, and any and all proceeds thereof, including any interest earned thereon.

2.  Bank Acknowledgment. Bank acknowledges that Bank has received notice of Secured Party's security interest in the Special Deposit Account. For so long as this Agreement remains in effect, Bank subordinates its rights of chargeback, setoff and/or banker's lien against the Special Deposit Account, provided, however, that nothing herein constitutes a subordination or waiver of, and Bank expressly reserves all of, its present and future rights (whether described as rights of setoff, banker's lien, chargeback or otherwise and whether available to Bank at law, in equity, under the Commercial Code, under any other agreement between Bank and Borrower concerning the Special Deposit Account or otherwise) with respect to (a) Items (as defined in section 6 of this Agreement) deposited to the Special Deposit Account that are returned unpaid, whether for insufficient funds or for any other reason; (b) claims of breach of any of the warranties set forth in Sections 3416, 3417, 4207, 4208 or 4209 of the California Commercial Code; (c) overdrafts in the Special Deposit Account; (d) Bank's usual and customary charges for services rendered in connection with the Special Deposit Account; and (e) obligations and liabilities arising out of any cash management or deposit services provided by Bank or third party vendors in connection with the Special Deposit Account including, but not limited to, Automated Clearing House transactions ("ACH"), payroll services, and controlled disbursement services. Secured Party acknowledges and agrees that its security interest in the Special Deposit Account is subordinate to the rights reserved by Bank in this paragraph.

7.02(i) – 1

3.  Returned Items and Fees. Bank will charge the Special Deposit Account for Items deposited to the Special Deposit Account that are returned unpaid or returned for any reason and for Bank's fees and charges relating to the Special Deposit Account. Bank reserves the right to place a hold on funds deposited to the Special Deposit Account to the extent permitted by Federal Reserve Regulation CC. Following Bank's receipt of a written Notice of Control (as defined in Section 4 of this Agreement), Secured Party agrees to reimburse Bank upon demand for Bank's fees, charges, and returned Items if there are insufficient funds in the Special Deposit Account to cover such fees, charges, and returned Items.

4.  Control of Special Deposit Account by Secured Party. Bank, Secured Party and Borrower agree that Bank will comply with written instructions ("Orders") originated by Secured Party for the disposition of funds in the Special Deposit Account without further consent from Borrower and without regard to any inconsistent or conflicting Orders given by Borrower to Bank. Notwithstanding the foregoing, unless and until Secured Party delivers to the Banking Office Orders directing Bank not to act on Borrower's Orders ("Notice of Control"), and until such time as the Secured Party revokes in writing such Notice of Control (which the Secured Party shall promptly do once the applicable Event of Default ceases to exist under the Credit Agreement, dated as of February , 2007 (the "Credit Agreement"), among the Borrowers, the Secured Party and the other parties thereto)), Bank may continue to comply with Orders originated by Borrower. Secured Party may only deliver such Notice of Control during the continuance of an Event of Default (as defined in the Credit Agreement). Bank shall have no liability in the event Borrower breaches this covenant to Secured Party.

5.  Release of Security Interest; Termination of Agreement. This Agreement shall remain in full force and effect until Bank receives at the Banking Office Secured Party's written notice of release of its interest in, or assignment to Borrower of, the Special Deposit Account ("Secured Party's Release") (which the Secured Party agrees to deliver upon the occurrence of the Discharge Date). Notwithstanding the foregoing, any of Secured Party, Borrower or Bank may terminate this Agreement by giving 30 days' written notice to the other parties. However, in the event that the Special Deposit Account is not handled in a satisfactory manner by any Borrower or Secured Party, Bank reserves the right to terminate the Agreement upon 10 day's prior written notice to Borrower and Secured Party. Following such termination Bank shall pay any balance of funds in the Special Deposit Account to the Revenue Account (as defined in the Credit Agreement), or as otherwise directed by, or with the approval of, Secured Party. Termination shall not affect the duties or responsibilities of any party hereto arising out of transactions occurring prior to termination.

6.  Deposits by Borrower or Secured Party. For so long as this Agreement remains in force, Bank may accept for deposit into the Special Deposit Account, any checks, electronic or paper drafts, electronic payment orders and credits or other instruments for the payment of money (as used in this Agreement, each an "Item" and collectively "Items") payable or endorsed to Borrower, to Secured Party, to both of them, or to cash or bearer, whether endorsed or unendorsed.

7.02(i) – 2

7.  Wire Transfers. Upon Bank's receipt of a written Notice of Control, unless Secured Party directs Bank in writing to the contrary, Borrower, Secured Party and Bank hereby agree Bank will wire, on each business day, collected balances in the Special Deposit Account to the Revenue Account (as defined in the Credit Agreement), or as otherwise designated in writing by the Secured Party to Bank.

Secured Party and Borrower acknowledge notice that under the California Commercial Code division 11-207(c)(2) if a beneficiary of a funds transfer is designated by both name and account number the payment may be made according to the account number even if the name and account number are inconsistent and identify different parties.

8.  Documentation. Secured Party agrees that before it attempts to give Bank any orders or instructions concerning withdrawals or transfers from the Special Deposit Account, Secured Party shall deliver to the Banking Office such documentation as the Bank may reasonably require to evidence the authority of persons acting on behalf of Secured Party to give such instructions.

9.  Bank's Disclaimers; Scope. Secured Party and Borrower acknowledge and agree that; (a) Bank makes no representations or warranties, express or implied, concerning the validity, perfection, or priority of Secured Party's security interest in the Special Deposit Account; and (b) this Agreement applies only to the Special Deposit Account designated above, but not to any other deposit account, securities, bills, bonds or investment which Borrower may now or hereafter maintain with Bank.

10.  Indemnification of Bank by Borrower. Borrower agrees to defend, indemnify and hold Bank, its directors, officers, employees, attorneys, successors and assigns, harmless from and against any and all loss, liability, cost, damage and expense, including, without limitation, legal and accounting fees and expenses, arising in any manner whatsoever out of (a) the acts, errors or omissions of Borrower or Secured Party or the agent of either; and (b) Bank's acting in accordance with the provisions of this Agreement, excepting only liability occasioned solely by Bank's gross negligence or willful misconduct. In no event shall any party hereto be liable for any consequential, indirect, punitive, or special damage relating to its performance of its duties under this Agreement.

11.  Indemnification of Bank by Secured Party. Secured Party agrees to indemnify, release, and hold Bank, its directors, officers, employees, attorneys, successors and assigns, harmless from and against any and all loss, liability, cost, damage and expense including, without limitation, legal and accounting fees and expenses, arising in any manner whatsoever out of Bank's acting on any notice, orders or instructions concerning the Special Deposit Account given to Bank by Secured Party.

7.02(i) – 3

12.  Bankruptcy; Legal Process. In the event that Borrower becomes subject to voluntary or involuntary proceedings under the U.S. Bankruptcy Code, or if the Bank is served with legal process which the Bank in good faith believes affects the Special Deposit Account, Bank shall have the right to place a hold on funds deposited to the Special Deposit Account until such time as the Bank receives an appropriate court order or other assurances satisfactory to Bank establishing that the funds may be disbursed according to the provisions of this Agreement. Bank shall immediately provide Borrower and Secured Party notice of any hold placed by Bank under this paragraph.

13.  Notices. Any notice given by any party under this Agreement shall be effective only if (a) given in writing and (b) personally delivered, sent by United States mail, postage prepaid, or sent by telecopier or other authenticated message, charges prepaid and addressed to the address set forth herein or in Bank's records for Borrower and Secured Party, respectively. If notice is sent by telecopier, an originally executed notice will be sent by overnight courier as a follow-up. Either Secured Party, Borrower, or Bank may change the place to which notices, requests, and other communications are to be sent by giving written notice of such change to the others.

Notwithstanding the foregoing, Bank shall have no obligation to act upon any Orders, Notice of Control, Secured Party's Release, or other notices or instructions given to Bank hereunder until received in writing at the Banking Office address below.

[Insert Notice Addresses]

14.  Successors and Assigns; No Third Party Rights; Entire Agreement; Amendments; California Law; Counterparts; Captions; Non-Waiver; Rights Cumulative; Corporate/Partnership  Authority. The provisions of this Agreement shall be binding upon and inure to the benefit of Bank, Secured Party and Borrower and their respective successors and assigns and to no other person, firm or entity; provided, however, that no party hereto may assign any of its rights hereunder without the other parties' prior written consent (except that a successor to Secured Party as Collateral Agent under the Credit Agreement shall automatically succeed to Secured Party's rights hereunder). This Agreement constitutes the entire agreement between Bank, on the one hand, and Secured Party and Borrower on the other hand, concerning the subject matter hereof. Except to the extent inconsistent herewith, all other agreements between Bank and Secured Party or Borrower concerning the Special Deposit Account shall remain in full force and effect. This Agreement shall be construed and interpreted in accordance with California law. This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument. Each person signing on behalf of a party hereto warrants that such party has performed all corporate or partnership actions necessary to make this Agreement a binding obligation, enforceable in accordance with its terms. No modification, amendment or alteration of this Agreement will be effective against any party hereto unless specifically agreed upon in a writing signed by that party.

7.02(i) – 4

15.  Disputes. To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning the Special Deposit Account (each a "Claim"), the parties to this Agreement, expressly, intentionally, and deliberately waive any right each may otherwise have to trial by jury. In the event the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, the parties to this Agreement agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of any party, be determined by Judicial Reference pursuant to the state law applicable to this Agreement ("Reference"). The parties shall select a single neutral referee, who shall be a retired state or federal judge. In the event that the parties cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by jury.

16.  Termination. Unless earlier terminated pursuant to Section 5 above, this Agreement will continue in full force and effect until the Discharge Date (as defined in the Credit Agreement). Termination shall not affect the duties or responsibilities of any party hereto arising out of transactions occurring prior to termination.

[Remainder of this page intentionally left blank.]

7.02(i) – 5

The foregoing is hereby acknowledged and agreed to, effective this ___ day of _________.

WestLB AG, New York Branch,	WestLB AG, New York Branch,
as Collateral Agent for the Senior Secured Parties	as Collateral Agent for the Senior Secured Parties
(SECURED PARTY)	(SECURED PARTY)

By: _________________________	By: _______________________
Name:	Name:
Title:	Title:
Date: _______________________	Date: _____________________

[________________________]
(BORROWER)

By: _________________________
Name:
Title:
Date: _______________________

[INSERT NAME OF LOCAL BANK] (BANK)	[INSERT NAME OF LOCAL BANK] (BANK)

By: _________________________	By: _______________________
Name:	Name:
Title:	Title:
Date: _______________________	Date: ______________________

7.02(i) – 6

EXHIBIT 7.02(s)
to Credit Agreement

[FORM OF]
RESTRICTED PAYMENT CERTIFICATE

Date: [_____  __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 7.02(s) and [8.08(c)] [8.13(b)] of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February [__], 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meaning set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and pay from the account entitled [____], No. [____] [(the "Revenue Account")] [(the "Prepayment Holding Account")], on [_____], 20[__] (the "Restricted Payment Date"), the amounts and to the payees, in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Restricted Payment Date, as follows:

(a)  The undersigned is an Authorized Officer of the Borrowers' Agent.

(b)  The Conversion Date has occurred.

7.02(s) - 1

(c)  This Restricted Payment Certificate is being delivered to the Accounts Bank with a copy to the Administrative Agent not later than 12:00 noon New York City time on the Restricted Payment Date, and the Restricted Payment Date is a Quarterly Payment Date or another Business Day that is within thirty (30) days following a Quarterly Payment Date.

(d)  All conditions set forth in the Credit Agreement (including Section 7.02(s)) for the withdrawal(s) requested hereby have been satisfied.

(e)  No Notice of Suspension is in effect and no Default or Event of Default has occurred and is continuing or would occur as a result of the Restricted Payment(s) to be made with the proceeds of the withdrawals requested hereby.

(f)  The Debt Service Reserve Account is fully funded in the amount of the Debt Service Reserve Requirement. The Working Capital Reserve Account is fully funded in the amount of the Working Capital Reserve Required Amount, if any.

(g)  Each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio, calculated as of the current Quarterly Payment Date, is greater than or equal to 1.5:1, and a detailed calculation of such Historical Debt Service Coverage Ratio and such Prospective Debt Service Coverage Ratio is set forth in Schedule 2 attached hereto.

(h)  The most recent update of the Operating Budgets required pursuant to Section 7.01(j) (Affirmative Covenants - Operating Budget) of the Credit Agreement has been approved by the Administrative Agent.

[(i)  All of the transfers and payments set forth in priorities first through fourteenth of Section 8.08(c) of the Credit Agreement have been made, or will be made, before the consummation of the withdrawals requested hereby and in accordance with the terms of each Revenue Account Withdrawal Certificate issued or to be issued as of the Restricted Payment Date.]1

The undersigned officer is executing this Restricted Payment Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrower's Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC: ADMINISTRATIVE AGENT

_____________________________________

1 To be included only in certificates issued in connection with transfers pursuant to Section 8.08(c)(xv) of the Credit Agreement.

7.02(s) - 2

IN WITNESS WHEREOF, the undersigned has caused this Restricted Payment Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: _________________________________ Name: Title:

7.02(s) - 3

Schedule 1 to
Restricted Payment Certificate

WITHDRAWALS [REVENUE ACCOUNT] [PREPAYMENT HOLDING ACCOUNT]

[details to be attached]

I.  Withdrawals from [Revenue Account] [Prepayment Holding Account] for the making of Restricted Payments.

Payee	Amount	Wire Instructions

$

7.02(s) - Schedule 1

Schedule 2 to
Restricted Payment Certificate

HISTORICAL DEBT SERVICE COVERAGE RATIO AND PROSPECTIVE
DEBT SERVICE COVERAGE RATIO CALCULATIONS

7.02(s) - Schedule 2

EXHIBIT 7.03(g)
to Credit Agreement

FORM OF MONTHLY
PROGRESS REPORT

Monthly Progress Report
with respect to the
[Stockton] [Brawley] [Burley]
Ethanol Plant,

Delivered to
WESTLB AG, NEW YORK BRANCH,
as Administrative Agent for the Lenders

and

[______________]
as Independent Engineer for the Lenders

[Date]

7.03(g) – 1

Section 1.  GENERAL PROVISIONS

Reference is made to Section 7.03(g) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February [__], 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and co-documentation agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Pursuant to Section 7.03(g) of the Credit Agreement, within five (5) days following the end of each calendar month until the Conversion Date, the Borrowers are required to deliver a Monthly Progress Report to the Administrative Agent for each Greenfield Plant with respect to which any Funding has been made.

The Borrowers have reviewed the status of each significant aspect of construction and development for the [Stockton] [Brawley] [Burley] Plant as of the date of this report. The Borrowers have [not identified any matters that could reasonably be expected to adversely affect the Construction Schedule for such Plant, or the ability of such Plant to achieve its Commercial Operation Date on or before the Conversion Date Certain] [identified the following matters which, in the Borrowers' reasonable judgment, are expected to adversely affect the Construction Schedule for such Plant, or the ability of such Plant to achieve its Commercial Operation Date on or before the Conversion Date Certain:].

7.03(g) – 2

SECTION 2.  CONSTRUCTION OVERVIEW

2.1. Major activities to be performed for each aspect of the Project during the current calendar month.

Please provide a brief summary of the Major1 activities to be performed for each of the following aspects of the [Stockton] [Brawley] [ Burley] during the current calendar month:

2.1.1 Design

2.1.2 Property Acquisition

2.1.3 Engineering

2.1.4 Major Equipment procurement

2.1.5 Construction

2.1.6. Utility Interconnections

2.1.7. Permitting (See Section 3.0 below)

2.1.8. O&M Mobilization

2.1.9. Startup Testing and Commissioning

2.1.10. Miscellaneous

2.2. Major activities scheduled to be performed in the previous calendar month but not completed as scheduled.

________________________________

1    For Purposes of this report, "Major" shall mean any activity, event, or occurrence which may have a material adverse effect on the construction of the [Stockton] [Brawley] [Burley] Plant or completion of the Project on a timely basis if such activity, event, or occurrence occurs or if such activity, event, or occurrence fails to occur as anticipated or scheduled, which material adverse effect includes, but is not limited to, the inability to achieve the Commercial Operation Date on or before the Conversion Date Certain.

7.03(g) – 3

Please provide a brief summary of the Major activities that were scheduled to be performed in the previous calendar month and their status, including those activities that were not completed as scheduled:

2.2.1 Design

2.2.2 Property Acquisition

2.2.3 Engineering

2.2.4 Major Equipment procurement

2.2.5 Construction

2.2.6 Utility Interconnections

2.2.7 Permitting

2.2.8 O&M Mobilization

2.2.9 Startup Testing and Commissioning

2.2.10 Miscellaneous

2.3.  Critical Path Items.

Please provide a detailed list of all critical path construction work for the current calendar month, including a comparison of the current construction progress as compared against the baseline Construction Schedule.

[___________________________]

2.3.  Construction Schedule.

Please provide a detailed schedule for construction work for the current calendar month.

[______________________]

SECTION 3.  PERMITTING

The following describes each of the Necessary Project Approvals required for the construction of the [Stockton] [Brawley] [Burley] Plant and the status thereof

7.03(g) – 4

GOVERNMENTAL APPROVALS	STATUS

SECTION 4.  SAFETY AND HEALTH REPORTS

4.1.  Please list all accidents from the previous calendar month:

4.2.  Please list any work stoppage from the previous calendar month:

Please described any impact on construction of the [Stockton] [Brawley] [Burley] Plant resulting from any such accidents or work stoppage.

[The remainder of this page is intentionally blank. The next page is the signature page.]

7.03(g) – 5

IN WITNESS WHEREOF, the undersigned has caused this Monthly Progress Report to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: ___________________________________ Name: Title:

7.03(g) – 6

EXHIBIT 7.03(n)
 to Credit Agreement

[FORM OF]
BORROWING BASE CERTIFICATE

[DATE]

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Avenue of the Americas
NY, New York 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

This Borrowing Base Certificate is furnished pursuant to Section 7.03(n) of the Credit Agreement dated as of February ____________, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

7.03(n) – 1

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

This Borrowing Base Certificate sets forth the Borrowing Base for [Madera] [Boardman] [Stockton] [Brawley] [Burley] as of the date hereof.

ACCOUNTS FOR [insert name of relevant Plant]:1

1. All Eligible Accounts	$__________

2. Less: ineligible accounts

a) reserves	$__________

b) maximum discounts	$__________

c) credits	$__________

d) allowances	$__________

3. Total ineligible accounts (sum of line 2a through 2d)	$__________

4. Total Eligible Accounts (line 1 — line 3)	$__________

INVESTORY FOR [Insert Name of Relevant Plant]:1

5. All Eligible Inventory	$__________

6. Less: ineligible inventory

a) reserves	$__________

b) maximum discounts	$__________

c) credits	$__________

d) allowances	$__________

7. Total ineligible inventory (sum of line 6a through 6d)	$__________

8. Total Eligible Inventory (line 5 — line 7)	$__________

_________________________
1 Calculations herein to be made separately for each relevant Plant.

7.03(n) – 2

TOTAL BORROWING BASE FOR [Insert Name of Relevant Plant]:1

80% x (line 4 + line 8)	$__________

AGGREGATE TOTAL BORROWING BASE FOR ALL PLANTS	$__________

The undersigned hereby represent, warrant and certify to the Administrative Agent that the information set forth above is true and correct.

The undersigned officers are executing this Borrowing Base Certificate not in their individual capacities but in their capacities as Authorized Officers of the Borrowers.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: _________________________________ Name: Title: [Insert Name of Borrower2], as Borrower By: _________________________________ Name: Title:

_________________________
2  "Borrower" refers to the Borrower whose Borrowing Base is being calculated herein.

7.03(n) – 3

EXHIBIT 7.03(p)
to Credit Agreement

[FORM OF]
OPERATING STATEMENT

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Ave of Americas
NY, New York 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

Date: [____________________]

Reference is hereby made to the Credit Agreement, dated as of February_____, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company (the "Borrowers"), PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Borrowers hereby represent and certify as follows:

7.03(p) - 1

1.    This Operating Statement is the Operating Statement described in the Credit Agreement, and it is delivered to the Administrative Agent pursuant to Section 7.03(p) of the Credit Agreement.

2.    The individual executing this Operating Statement is an Authorized Officer of the Borrowers' Agent.

3.    This Operating Statement is being delivered to the Administrative Agent within forty-five (45) days after the end of the Fiscal Quarter ending on [_____], 20[__].

4.    The ethanol, Distillers Grains, and other products produced and sold [[by each Plant] by [Madera] [Boardman] [Stockton] [Brawley] [Burley]] during the periods noted below are as follows:

7.03(p) - 2

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
AMOUNT OF ETHANOL PRODUCED BY:
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
AMOUNT OF DISTILLERS GRAINS PRODUCED:
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
AMOUNT OF OTHER PRODUCTS PRODUCED BY:
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
AMOUNT OF ETHANOL

7.03(p) - 3

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
SOLD BY:
MADERA Pursuant to Ethanol Offtake Agreements
BOARDMAN Pursuant to Ethanol Offtake Agreements
STOCKTON Pursuant to Ethanol Of take Agreements
BRAWLEY Pursuant to Ethanol Offtake Agreements
BURLEY Pursuant to Ethanol Offtake Agreements
AMOUNT OF DISTILLERS GRAINS SOLD BY:
MADERA

7.03(p) - 4

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
Pursuant to DG Offtake Agreements
BOARDMAN Pursuant to DG Offtake Agreements
STOCKTON Pursuant to DG Offtake Agreements
BRAWLEY Pursuant to DG Offtake Agreements
BURLEY Pursuant to DG Offtake Agreements

THE AMOUNT, IF ANY, OF OTHER SALES OF ETHANOL AND/OR DISTILLERS GRAINS BY:
MADERA
BOARDMAN

7.03(p) - 5

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
STOCKTON
BRAWLEY
BURLEY
THE AMOUNT, IF ANY, OF SALES OF OTHER PRODUCTS BY:
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

7.03(p) - 6

5.    The actual expenses reflected in the chart below for each month, quarter and (if applicable) the year to date do not exceed the provision for such period contained in the Operating Budget currently in effect [if this certification cannot be made, Borrowers' Agent to provide detailed explanation].

[Note: the categories set forth in the chart below are by way of example only, and will be updated or revised when this Operating Statement is delivered from time to time to conform to the then-effective Operating Budget]

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
OPERATION AND MAINTENANCE EXPENSES FOR THE PLANTS
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Expenses of administering, managing and operating the Plants
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

7.03(p) - 7

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BURLEY
Expenses for maintaining the Plants in good repair and operating condition
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Costs associated with supply and transportation of all supplies and raw materials to the Plants
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Costs associated with supply and transportation of all supplies and raw materials to the Plants
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

7.03(p) - 8

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
Insurance Costs [(other than insurance premiums that are paid as Project Costs)]
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Property, sales and franchise taxes (other than taxes imposed on or measured by income or receipts) or payment in lieu of such taxes with respect to the Plants
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Costs and fees regarding Necessary Project Approvals incurred on or after the Closing Date for all Plants

7.03(p) - 9

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variane
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Legal, accounting and other professional fees attendant to any of the foregoing items
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Costs incurred pursuant to Swap Contracts
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Other costs and expenses included in the Operating Budget
MADERA
BOARDMAN

7.03(p) - 10

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
STOCKTON
BRAWLEY
BURLEY
MAINTENANCE CAPITAL EXPENSES
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

REVENUE
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Total Revenue
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

7.03(p) - 11

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
COST OF GOODS SOLD
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Inputs
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Total [ ] Cost
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Total Other Inputs
MADERA

7.03(p) - 12

	Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Change in Inventory
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Total Inputs
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Labor
MADERA
BOARDMAN
STOCKTON
BRAWLEY

7.03(p) - 13

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BURLEY
Process/Tech Labor
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Maintenance Labor
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Total Labor
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Other Project Overhead
MADERA
BOARDMAN
STOCKTON
BRAWLEY

7.03(p) - 14

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BURLEY
Maintenance Parts and Supplies
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Safety Supplies
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Other Operating Supplies
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Contract Labor
MADERA
BOARDMAN
STOCKTON

7.03(p) - 15

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BRAWLEY
BURLEY
Plant Management and Administration Labor
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Office Supplies
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Communication Expense
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Travel
MADERA
BOARDMAN
STOCKTON

7.03(p) - 16

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BRAWLEY
BURLEY
Training & Other
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Fuel
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Rental Equipment
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Environmental Testing
MADERA
BOARDMAN
STOCKTON
BRAWLEY

7.03(p) - 17

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BURLEY
Plant Level Consultants
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Total Other Project Overhead
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Total Cost of Goods Sold
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Sales Expenses
MADERA
BOARDMAN

7.03(p) - 18

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
STOCKTON
BRAWLEY
BURLEY

Marketing Fees (Including Discounts)
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Cost of Goods Sold
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Total Sales Expenses
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

7.03(p) - 19

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
SG&A
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Corporate Salaries
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Corporate (Plant Level) - Salaries
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Corporate Expense
MADERA
BOARDMAN
STOCKTON

7.03(p) - 20

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BRAWLEY
BURLEY
Plant Mgmt Expense (PECA)
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Mgmt Fees
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Prop Taxes
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

Total SG&A
MADERA
BOARDMAN
STOCKTON
BRAWLEY

7.03(p) - 21

	Most Recent Fiscal Quarter		Month 1 of Most Recent Fiscal Quarter		Month 2 of Most Recent Fiscal Quarter		Month 3 of Most Recent Fiscal Quarter		Year-to-Date [Note: only for year-end statements]
	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Actual	Budget	Variance
BURLEY

Interest and Depreciation
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Interest Expense
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY
Depreciation & Amortization
MADERA
BOARDMAN
STOCKTON
BRAWLEY
BURLEY

7.03(p) - 22

IN WITNESS WHEREOF, the undersigned has caused this Operating Statement to be duly executed as of the date first above written.

PACIFIC ETHANOL HOLDING CO. LLC as Borrowers' Agent By: Name: Title:

7.03(p) - 23

EXHIBIT 8.04
 to Credit Agreement

[FORM OF]
CONSTRUCTION HOLDING WITHDRAWAL CERTIFICATE

Date: [________ __, ____]

[ACCOUNTS BANK]

 [ADDRESS]

Reference is made to Section 8.04(b) of the Credit Agreement dated as of February __, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co- Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co- Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer from the account entitled [_______], No. [_____] (the "Construction Holding Account"), on [______], 200[_] (the "Construction Account Withdrawal Date"), amounts and to the accounts entitled [____], No. [_________] (the "[Stockton] [Brawley] [Burley] Construction Account") to be applied towards [Stockton] [Brawley] [Burley] Required Equity Contributions (as set forth on Part A of Schedule 1 attached hereto) and/or to pay [Stockton] [Brawley] [Burley] Project Costs (as set forth on Part B of Schedule 1 attached hereto).

8.04 - 1

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Construction Account Withdrawal Date, as follows:

(a) The undersigned is an Authorized Officer of the Borrowers' Agent.

(b) This Construction Withdrawal Certificate is being delivered to the Accounts Bank with a copy to the Administrative Agent and the Independent Engineer not later than 12:00 noon. New York City time on the Construction Account Withdrawal Date, and the Construction Account Withdrawal Date is a Business Day.

(c) All conditions set forth in the Credit Agreement for the withdrawal requested hereby have been satisfied.

[(d) The funds to be withdrawn from the Construction Holding Account pursuant to this Construction Withdrawal Certificate will be applied to pay [Stockton] [Brawley] [Burley] Project Costs that will become due and payable during the immediately succeeding calendar month strictly in accordance with the [Stockton][Brawley][Burley] Construction Budget.1]

(e) No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to the application of funds contemplated hereby.

The undersigned officer is executing this Construction Holding Withdrawal Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrower's Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:	ADMINISTRATIVE AGENT INDEPENDENT ENGINEER

_____________________
1 To be included only for a transfer described in Part B of Schedule 1.

8.04 - 2

IN WITNESS WHEREOF, the undersigned has caused this Construction Holding Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: Name: Title:

8.04 - 3

Schedule 1 to
Construction Holding Withdrawal Certificate

WITHDRAWALS FROM CONSTRUCTION HOLDING ACCOUNT

[details to be attached]

Part A.

[Withdrawals from Construction Holding Account to apply towards [Stockton] [Brawley] [Burley] Required Equity Contributions].

Beneficiary	Amount
[Stockton] [Brawley] [Burley]	$

Part B.

[Withdrawals from Construction Holding Account for payment of [Stockton] [Brawley] [Burley] Project Costs].

Amount

$

8.04 - 4

EXHIBIT 8.05
to Credit Agreement

[FORM OF]
[STOCKTON] [BRAWLEY] IBURLEY]
CONSTRUCTION WITHDRAWAL CERTIFICATE

Date: [  __________ __, ____ ]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section [8.05[(b)][(c)j [8.06[(b)][(c)] [8.07[(b)][(c)]] of the Credit Agreement dated as of February___,  2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer from the account entitled [_____], No. [____] (the "[Stockton] [Brawley] [Burley] [Construction Account"), on [__], 20011 (the "Construction Account Withdrawal Date"), the amounts and to the payees set forth on Schedule I attached hereto.

8.05 - 1

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Construction Account Withdrawal Date, as follows:

(a)      The undersigned is an Authorized Officer of the Borrowers' Agent.

(b)      This Construction Withdrawal Certificate is being delivered to the Accounts Bank with a copy to the Administrative Agent and the Independent Engineer not later than 12:00 noon New York City time on the Construction Account Withdrawal Date, and the Construction Account Withdrawal Date is a Business Day.

[(c)        All conditions set forth in the Credit Agreement for the withdrawal requested hereby have been satisfied.] [To be included for all withdrawals after the date of the initial Funding Notice for the relevant Plant.]

[(d)        The funds to be withdrawn from the [Stockton] [Brawley] [Burley] Construction Account pursuant to this Construction Withdrawal Certificate will be applied to pay Project Costs due and owing. [To be included for withdrawals prior to the date of the initial Funding Notice for the relevant Plant.]

[(e)        The funds to be withdrawn from the [Stockton] [Brawley] [Burley] Construction Account pursuant to this Construction Withdrawal Certificate will be applied to pay Project Costs due and owing strictly in accordance with the [Stockton] [Brawley] [Burley] Construction Budget and in the case of Loan proceeds, the most recent Funding Notice for the [Stockton] [Brawley] [Burley] Construction Loan, which Funding Notice is dated as of [insert date]] [To be included for all withdrawals after the date of the initial Funding Notice for the relevant Plant.]

[(f)       No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to the application of funds contemplated hereby.] [To be included for all withdrawals after the date of the initial Funding Notice for the relevant Plant.]

The undersigned officer is executing this Construction Withdrawal Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrower's Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:	ADMINISTRATIVE AGENT INDEPENDENT ENGINEER

8.05 - 2

IN WITNESS WHEREOF, the undersigned has caused this Construction Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: Name: Title:

8.05 - 3

Schedule 1 to
[Stockton] [Brawley] [Burley)
Construction Withdrawal Certificate

WITHDRAWALS FROM [STOCKTON] [BRAWLEY] [BURLEY]
CONSTRUCTION ACCOUNT

[details to be attached]

Withdrawals from [Stockton] [Brawley] [Burley] Construction Account for direct payment of [Stockton) [Brawley] [Burley] Project Costs.

Payee	Amount	Wire Instructions
$

8.05 - 4

EXHIBIT 8.08-A
 to Credit Agreement

[FORM OF]
PRE-CONVERSION DATE
REVENUE ACCOUNT WITHDRAWAL CERTIFICATE

Date: [________ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 8.08(b) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February _____, 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as. Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer, from the account entitled [_____] No. [_____] (the "Revenue Account"), on [_____], 20[__] (the "Revenue Account Withdrawal Date"), the following amounts: [Note: each Revenue Account Withdrawal Certificate should only include those priorities relevant on the given withdrawal date.]

8.08-A - 1

(i) in accordance with Section 8.08(b)(i) of the Credit Agreement, (A) [_______] Dollars ($[_____]) to Pacific Ethanol for payment of Sponsor Support Reimbursements due and owing, and (B) [_______]  Dollars ($[____]) to the Operating Account; 1

(ii) in accordance with Section 8.08(b)(ii) of the Credit Agreement, [__________]  Dollars ($[______]) to the Maintenance Capital Expense Account; 1

(iii) in accordance with Section 8.08(b)(iii) of the Credit Agreement, [__________]  Dollars ($[______]) to the Administrative Agent, for the account of the Senior Secured Parties, for payment of Fees, costs and expenses due and payable under the Financing Documents; 2

(iv) in accordance with Section 8.08(b)(iv) of the Credit Agreement, to the Administrative Agent, for the account of the Senior Secured Parties, (A) [__________]  Dollars ($[______])  for payment of interest due and payable under the Financing Documents and (B) [_____] Dollars ($[_____] for payment of fees, expenses and Net Swap Payments owing to the Interest Rate Protection Providers;2

(v) in accordance with Section 8.08(b)(v) of the Credit Agreement, [__________]  Dollars ($[______]) to the Administrative Agent, for the account of the Interest Rate Providers, for payment of Swap Termination Value due and payable with respect to the Interest Rate Protection Agreements;3

(vi) in accordance with Section 8.08(b)(vi) of the Credit Agreement, [__________]  Dollars ($[______]) ) to the Working Capital Reserve Account;3

(vii) in accordance with Section 8.08(b)(vii) of the Credit Agreement, [__________]  Dollars ($[______]) to the Administrative Agent, for the account of the Working Capital Lenders, as a prepayment of the Working Capital Loans [in an amount equal to a Mandatory Prepayment of the Working Capital Loans required to be made pursuant to Section 3.10(c) of the Credit Agreement] [in an amount equal to a prepayment on the Working Capital Loans being made at the option of the Borrowers pursuant to Section 3.09 of the Credit Agreement];

(viii) in accordance with Section 8.08(b)(viii) of the Credit Agreement, [__________]  Dollars ($[______])  to [__________________]  for payment of Current Priority Subordinated Interest;5

___________________________

1 To be included in certificates for each Monthly Date.
2 To be included in certificates for any date on which such amounts are due and payable.
3 To be included in certificates for each Monthly Date when applicable.
4 To be inserted in certificates on any date when required pursuant to Section 3.10(c) (Mandatory Prepayment) of the Credit Agreement, or otherwise at the option of the Borrowers.
5 May be inserted in certificates on each Quarterly Payment Date, when no Default or Event of Default has occurred and is continuing.

8.08-A - 2

(ix) in accordance with Section 8.08(b)(ix) of the Credit Agreement,[__________]  Dollars ($[______])  to [insert name of relevant taxing authority(ies) or Affiliate(s)] for payment of a Permitted Tax Distribution;5 and

(x) in accordance with Section 8.08(b)(x) of the Credit Agreement,  (A) [__________]  Dollars ($[______])  to the Stockton Construction Account, (B) [__________]  Dollars ($[______])  to the Brawley Construction Account, (C)  [__________]  Dollars ($[______])   to the Burley  Construction Account for payment of Project Costs due and payable. 1

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Revenue Account Withdrawal Date, as follows:

(a) the undersigned is a Financial Officer of the Borrowers' Agent;

(b) this Revenue Account Withdrawal Certificate is being delivered to the Accounts Bank not later than 12:00 Noon New York City time on the Revenue Account Withdrawal Date, and the Revenue Account Withdrawal Date is a [Business Day] [Monthly Date] [Quarterly Payment Date];

(c) all conditions set forth in the Credit Agreement for the withdrawals  requested hereby have been satisfied; and

(d) no Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to any application of funds contemplated hereby.

The undersigned is executing this Revenue Account Withdrawal Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrowers' Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:          ADMINISTRATIVE AGENT

8.08-A - 3

IN WITNESS WHEREOF, the undersigned has caused this Revenue Account Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: Name: Title:

8.08-A - 4

EXHIBIT 8.08-B
to Credit Agreement

[FORM OF]
POST-CONVERSION DATE
REVENUE ACCOUNT WITHDRAWAL CERTIFICATE

Date: [________ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 8.08(c) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February __, 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer, from the account entitled [____], No. ____ (the "Revenue Account"), on [____], 20[__] (the "Revenue Account Withdrawal Date"), the following amounts: [Note: each Revenue Account Withdrawal Certificate should only include those priorities relevant on the given withdrawal date.]

8.08-B - 1

(i)   in accordance with Section 8.08(c)(i) of the Credit Agreement, (A) [_____] [Dollars ($[_____]) to Pacific Ethanol for payment of Sponsor Support Reimbursements due and owing, and (B) [_______] Dollars ($[_____]) to the Operating Account ; 1

(ii)   in accordance with Section 8.08(c)(ii) of the Credit Agreement, [ _________] Dollars ($[_____ ]) to the Maintenance Capital Expense Account; 1

(iii) in accordance with Section 8.08(c)(iii) of the Credit Agreement, [______] Dollars ($[_____]) to the Administrative Agent, for the account of the Senior Secured Parties, for payment of Fees, costs and expenses due and payable under the Financing Documents, 2

(iv) in accordance with Section 8.08(c)(iv) of the Credit Agreement, to the Administrative Agent, for the account of the Senior Secured Parties, (A) [_____] Dollars ($[_____]) for payment of interest due and payable under the Financing Documents and (B) [_____] Dollars ($[_____]) for payment of fees, expenses or Net Swap Payments owing to the Interest Rate Protection Providers;2

(v)  in accordance with Section 8.08(c)(v) of the Credit Agreement, [_____] Dollars ($[_______]) to the Administrative Agent, for the account of the Working Capital Lenders, as a prepayment of the Working Capital Loans pursuant to Section 3.10(c) of the Credit Agreement, 2

(vi)   in accordance with Section 8.08(c)(vi) of the Credit Agreement, [_____] Dollars ($[ _______]) to the Administrative Agent (A) for the account of the Construction/Term Lenders, for payment of principal due and payable with respect to the Term Loans and (B) for the account of the Interest Rate Providers, for payment of Swap Termination Value due and payable with respect to the Interest Rate Protection Agreements;3

(vii)  in accordance with Section 8.08(c)(vii) of the Credit Agreement, [ Dollars ($[_______]) to the Working Capital Reserve Account;3

(viii) in accordance with Section 8.08(c)(viii) of the Credit Agreement, [_____ Dollars ($[_____]) to the Administrative Agent, for the account of the Working Capital Lenders, as a prepayment of the Working Capital Loans in an amount equal to [all outstanding principal amounts of Working Capital Loans on the Working Capital Maturity Date] [a prepayment on the Working Capital Loans being made at the option of the Borrowers pursuant to Section 3.09 of the Credit Agreement] ;4

______________________

1 To be included in certificates for each Monthly Date.
2 To be included in certificates for any date on which such amounts are due and payable.
3 To be included in certificates for each Monthly Date when applicable.
4 To be included on the Working Capital Maturity Date and on any Monthly Date at the option of the Borrowers.

8.08-B - 2

(ix)  in accordance with Section 8.08(c)(ix) of the Credit Agreement [_____] Dollars ($[_____]) to [_____] to Debt Service Reserve Account; 3

(x)  in accordance with Section 8.08(c)(x) of the Credit Agreement [_____] Dollars ($[_____]) to [_____] for payment of Current Priority Subordinated Interest; 5

(xi)  in accordance with Section 8.08(c)(xi) of the Credit Agreement, [_____] Dollars ($[_____]) to the Administrative Agent, for the account of the Term Lenders, for a Mandatory Prepayment of the Term Loans in an amount equal to fifty percent (50%) of the cash remaining in the Revenue Account after the transfer, if any, required pursuant to priority tenth of Section 8.08(c) of the Credit Agreement; 6

(xii) in accordance with Section 8.08(c)(xii) of the Credit Agreement, [_____] Dollars ($[_____]) to [insert name of relevant taxing authority(ies) or Affiliate(s)] for payment of a Permitted Tax Distribution; 5

(xiii)  in accordance with Section 8.08(c)(xiii) of the Credit Agreement, [_____] Dollars ($[_____]) to the Administrative Agent, for the account of the Lenders, as a Mandatory Prepayment in an amount [such that, after giving effect to such prepayment, the outstanding principal amount of the Term Loans is equal to the Target Balance Amount for the Revenue Account Withdrawal Date] [equal to the greater of (x) an amount such that, after giving effect to such prepayment, the outstanding principal amount of the Term Loans is equal to the Target Balance Amount for the Revenue Account Withdrawal Date, and (y) twenty-five percent (25%) of the cash remaining in the Revenue Account after the transfer required pursuant to priority tenth of Section 8.08(c) of the Credit Agreement]; 7 and

(xiv) in accordance with Section 8.08(c)(xiv) of the Credit Agreement, [_____] Dollars ($[_____]) [to the Administrative Agent as a Mandatory Prepayment of the Term Loans] [to the Prepayment Holding Account].8

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Revenue Account Withdrawal Date, as follows:

(a)     the undersigned is a Financial Officer of the Borrowers' Agent;

5 May be inserted in certificates on each Quarterly Payment Date, when no Default or Event of Default has occurred and is continuing.
6 To be inserted in certificates on each Quarterly Payment Date.
7 To be inserted in certificates on each Quarterly Payment Date. The first option for clause (xiii) of this form to be included prior to the second anniversary of the Conversion Date. The second option for clause (xiii) of this form to be included on and after the second anniversary of the Conversion Date.
8 To be inserted in certificates on each Quarterly Payment Date when applicable. The first option for clause (xiv) of this form to be included if the Historical Debt Service Coverage Ratio as of the Revenue Account Withdrawal Date is less than 1.5:1. The second option for clause (xiv) of this form to be included if the Historical Debt Service Coverage Ratio as of the Revenue Account Withdrawal Date is greater than or equal to 1.5:1 and the Prospective Debt Service Coverage Ratio as of the Revenue Account Withdrawal Date is less than 1.5:1.

8.08-B - 3

 (b)  this Revenue Account Withdrawal Certificate is being delivered to the Accounts Bank not later than 12:00 Noon New York City time on the Revenue Account Withdrawal Date, and the Revenue Account Withdrawal Date is a [Business Day] [Monthly Date] [Quarterly Payment Date];

(c)  all conditions set forth in the Credit Agreement for the withdrawals requested hereby have been satisfied; and

(d)  on the date hereof, the Conversion Date has occurred, no Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to any application of funds contemplated hereby.

The undersigned is executing this Revenue Account Withdrawal Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrowers' Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:       ADMINISTRATIVE AGENT

8.08-B - 4

IN WITNESS WHEREOF, the undersigned has caused this Revenue Account Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: Name: Title:

8.08-B - 5

EXHIBIT 8.09
 to Credit Agreement

[FORM OF]
OPERATING ACCOUNT WITHDRAWAL CERTIFICATE

Date: [________ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 8.09(b)(ii) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of [__________], by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer from the account entitled [_____], No. [____] (the "Operating Account"), on [____], 20[___] (the "Operating Account Withdrawal Date"), the amounts and to the account's', in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Operating Account Withdrawal Date, as follows:

(a) The undersigned is an Authorized Officer of the Borrowers' Agent.

8.09 - 1

 (b)  This Operating Account Withdrawal Certificate is being delivered to the Accounts Bank not later than 12:00 noon New York City time on the Operating Account Withdrawal Date, and the Operating Account Withdrawal Date is a Business Day.

(c)  All conditions set forth in the Credit Agreement for the withdrawal requested hereby have been satisfied.

(d)  The funds to be withdrawn from the Operating Account pursuant to this Operating Account Withdrawal Certificate will be transferred to the Local Account(s) identified on Schedule 1 hereto, for further application to the payment of amounts due and owing by the Borrowers for Operation and Maintenance Expenses.

(e)  A Blocked Account Agreement with respect to each Local Account identified on Schedule 1 hereto has been executed and delivered and is in full force and effect.

(f)  After giving effect to the transfers requested hereby, the amounts on deposit in and standing to the credit of all Local Accounts permitted pursuant to Section 7.02(i) of the Credit Agreement will not exceed, in the aggregate, two hundred thousand Dollars ($200,000) for each Plant that has achieved its Commercial Operation Date.

(g)  No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to the application of funds contemplated hereby.

The undersigned officer is executing this Operating Account Withdrawal Certificate not in an individual capacity but in its capacity as an Authorized Officer of the Borrower's Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:       ADMINISTRATIVE AGENT

8.09 - 2

IN WITNESS WHEREOF, the undersigned has caused this Operating Account Withdrawal Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By: Name: Title:

8.09 - 3

Schedule 1 to
Operating Account
Withdrawal Certificate

WITHDRAWALS FROM OPERATING ACCOUNT

[details to be attached]

I.          Withdrawals from Operating Account to permitted Local Account(s).

Local Account:                                                   Amount          Wire Instructions

   $

8.09 - 4

EXHIBIT 8.11
to Credit Agreement

[FORM OF]
WORKING CAPITAL TRANSFER CERTIFICATE

Date: [______ __, ____]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 8.111(b)11(c)1[(d)][(e)] of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February __, 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer, from the account entitled [_____], No. [____] (the "Working Capital Reserve Account"), on [_____], 20[_] (the "Working Capital Withdrawal Date"):

(i)       In accordance with Section 8.I1(b)(i) of the Credit Agreement, [_____] Dollars ($[_____ ]) to the payees as set forth on Schedule 1 attached hereto for the payment of amounts due and owing with respect to Operation and Maintenance Expenses;

(ii)     In accordance with Section 8.11(b)(ii) of the Credit Agreement, [_____] Dollars ($[_____]) to the payees as set forth on Schedule l attached hereto for the payment of amounts due and owing with respect to Maintenance Capital Expenses;

8.11 - 1

(iii) In accordance with Section 8.11(b)(iii) of the Credit Agreement; [_____] Dollars ($[_____]]) to the payees as set forth on Schedule 1 attached hereto for the payment of amounts due and owing for start-up costs with respect to the [Stockton] [Brawley] [Brawley] Plant; 1

(iii)  In accordance with Section 8.11(c) of the Credit Agreement, [_____] Dollars ($[_____]) for deposit into the Revenue Account;2

(iv) In accordance with Section 8.11(d) of the Credit Agreement, [_____] Dollars ($[_____]) from the Working Capital LC Collateral Sub-Account to the Administrative Agent, for the account of the Working Capital Lenders;

(v)  In accordance with Section 8.11(e) of the Credit Agreement, [____] Dollars ($[_____]) from the Working Capital LC Collateral Sub-Account to the Working Capital Reserve Account.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Working Capital Withdrawal Date, as follows:

(a)            The undersigned is an Authorized Officer of the Borrowers' Agent.

(b)            This Working Capital Transfer Certificate is being delivered to the Accounts Bank with a copy to the Administrative Agent not later than 12:00 Noon New York City time on the Working Capital Withdrawal Date, and the Working Capital Withdrawal Date is a Business Day.

(c)            All conditions set forth in the Credit Agreement for the withdrawals requested hereby have been satisfied.

(d)            The funds to be withdrawn from the Working Capital Reserve Account pursuant to this Working Capital Transfer Certificate will:

[(i)     in the case of transfers requested pursuant to Section 8.11(b)(i) of the Credit Agreement, be applied directly to the payment of amounts due and owing for Operation and Maintenance Expenses in accordance with the Operating Budget; it being hereby certified that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account and the amount of such transfer of funds, when taken together with the amounts transferred to the Operating Account for the current calendar month pursuant to Section 18.08(b)(i)] [8.08(c)(i)] of the Credit Agreement and any other transfers pursuant to Section 8.11(b)(i) of the Credit Agreement during the current calendar month (excluding any amounts so transferred to cover the cost of corn, natural gas, electricity, insurance premiums and Borrower Taxes), does not exceed the Permitted Operating Budget Deviation Levels.]

[(ii)    in the case of transfers requested pursuant to Section 8.11(b)(ii) of the Credit Agreement, be applied directly to the payment of amounts due and owing for Maintenance Capital Expenses in accordance with the Operating Budget; it being hereby certified that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account and the amount of such transfer of funds, when taken together with the amounts transferred to the Maintenance Capital Expense Account for the current calendar month pursuant to Section [8.08(b)(01[8.08(c)(ii)] of the Credit Agreement and any other transfers pursuant to Section 8.11(b)(ii) of the Credit Agreement during the current calendar month, does not exceed the Permitted Operating Budget Deviation Levels.]

_____________

1 Certificate may provide for transfers to pay start-up costs for multiple Greenfield Plants.
2 May only be requested on a Quarterly Payment Date.

8.11 - 2

[(iii)    in the case of transfers requested pursuant to Section 8.11(b)(iii) of the Credit Agreement, be applied directly to the payment of amounts due and owing for start-up costs with respect to the to [Stockton][Brawley][Brawley] Plant.]

[(iv)     The funds to be withdrawn from the Working Capital Reserve Account in accordance with Section 8.11(c) of the Credit Agreement, will be transferred to the Revenue Account; it being hereby certified that as of the Working Capital Withdrawal Date (A) the Working Capital Reserve Required Amount is [_____] Dollars ($[_____]), (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the Working Capital LC Collateral Sub-Account) are [_____] Dollars ($[_____]), and (C) the amount set forth in (B) is greater than (A) and the amount to be so transferred to the Revenue Account is equal to the positive difference of (A) minus (B).

[(e)  The funds to be withdrawn from the Working Capital LC Collateral Sub- Account in accordance with Section 8.11(d) of the Credit Agreement will be paid to the Administrative Agent, for the account of the Working Capital Lenders, in an amount equal to the Working Capital Loans made as a result of a draw under a Letter of Credit that are then due and payable.]

[(f)  The funds to be withdrawn from the Working Capital LC Collateral Sub-
Account in accordance with Section 8.11(e) of the Credit Agreement will be transferred to the Working Capital Reserve Account; it being hereby certified that the amounts standing to the credit of the Working Capital LC Collateral Sub-Account are in excess of the aggregate Maximum Available Amounts under all current Letters of Credit, and such Maximum Available Amounts are set forth on Annex A attached hereto.]

[(h)  No Notice of Suspension is in effect and no Default or Event of Default has occurred and is continuing or would occur as a result of the withdrawals requested hereby.)

The undersigned officer is executing this Working Capital Transfer Certificate not in its individual capacity but in its capacity as an Authorized Officer of the Borrowers' Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:      ADMINISTRATIVE AGENT

_________________________
3  This certification does not need to be made for transfers requested pursuant to Sections 8.11(d) and (e) of the Credit Agreement.

8.11 - 3

IN WITNESS WHEREOF, the undersigned has caused this Working Capital Transfer Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent By:___________________________ Name: Title:

8.11 - 4

Schedule 1 to Working Capital Transfer Certificate

TRANSFERS FROM WORKING CAPITAL ACCOUNT

[details to be attached]

I.          Transfers from the Working Capital Account for the direct payment of Operation and Maintenance expenses due and owing.

Payee                                          AmountWire Instructions

$

ILTransfers from the Working Capital Account for the direct payment of
Maintenance Capital Expenses due and owing.

Payee                                          AmountWire Instructions

$

III.         Transfers from the Working Capital Account for the direct payment of startup costs due and owing with respect to IStocktonliBrawleylIBurlevl.

Payee                                         AmountWire Instructions

$

8.11 - 5

Annex A
to Working Capital
Transfer Certificate

  MAXIMUM AVAILABLE AMOUNTS UNDER OUTSTANDING LETTERS OF CREDIT
(details to be attached]

8.11 - 6

EXHIBIT 8.12
to Credit Agreement

[FORM OF]
DEBT SERVICE RESERVE LETTER OF CREDIT

[INSERT NAME OF BANK]
[INSERT ADDRESS OF BANK]

IRREVOCABLE STANDBY LETTER OF CREDIT

No. __________

[Issuance Date]

WestLB AG, New York Branch,
as Collateral Agent
1211 Ave of Americas
New York, New York 10036
Attention: Richard Garbarino
Tel.: 212-597-1307
Fax: 212-597-1490
Email: Richard_Garbarino@westlb.com

Ladies and Gentlemen:

At the request and for the account of [(the "Account Party"), we hereby establish this Irrevocable and Transferable Standby Letter of Credit (this "Letter of Credit") for the Stated Amount (as defined below) in your favor as Collateral Agent (the "Collateral Agent") under the Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit Agreement"), dated as of February , 2007, by and among Pacific Ethanol Holding Co. LLC, a Delaware limited liability company ("Pacific Holding"), Pacific Ethanol Madera LLC, a Delaware limited liability company ("Madera"), Pacific Ethanol Columbia, LLC, a Delaware limited liability company ("Boardman"), Pacific Ethanol Stockton, LLC, a Delaware limited liability company ("Stockton"), Pacific Ethanol Imperial, LLC, a Delaware limited liability company ("Brawley") and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

8.12 - 1

As used in this Letter of Credit, "Dollars" and "$" mean the lawful currency of the United States of America.

"Stated Amount" means, as of any date, (a) [__________] Dollars ($[________]) less (b) the sum of (i) any amounts paid by us to the Collateral Agent under this Letter of Credit prior to such date and (ii) the aggregate amount of all Reduction Amounts (as defined below) set forth in all Reduction Notices (as defined below) received by us prior to such date.

This Letter of Credit is valid and effective immediately and, on and after the date hereof, drawings hereunder may be made by you from time to time by presentation to us in [New York, New York] in the manner described below at [INSERT NAME OF ISSUING BANK], [INSERT ADDRESS OF ISSUING BANK], [New York, NY] of your certificate in the form of Annex A or Annex B hereto, in each case appropriately completed and signed by one of your authorized officers. We shall not be obligated to confirm the authenticity of such signature. Our only obligation with regard to a drawing under this Letter of Credit shall be to examine the certificate presented and to pay in accordance therewith, and we shall not be obligated to make any inquiry in connection with the presentation of such certificate.

Drawings hereunder may be made by you from time to time prior to the expiration hereof at any time during our business hours at the aforementioned address in [New York, New York], on any Business Day (as defined below). If a drawing hereunder is presented by you (a) at or prior to [11:00] AM (New York time) on any Business Day, we hereby agree to honor each such drawing on or before [3:001 PM (New York time) on the same day and (b) after [11:00] AM (New York time) on any Business Day, we hereby agree to honor each such drawing on or before [10:00] AM (New York time) on the next succeeding Business Day; provided that, in the case of clauses (a) and (b) above, such drawing is made in accordance with the foregoing sentence and the documents presented in connection therewith conform to the terms and conditions of this Letter of Credit. "Business Day" means any day that is neither a Saturday or Sunday nor a day on which commercial banks are authorized or required to be closed in New York, New York.

8.12 - 2

If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice promptly (but in any event no later than one (1) Business Day after such demand) that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand prior to 12:00 PM (New York time) on the Expiration Date (as defined below).

All payments to be made by us under this Letter of Credit shall be made with our own funds (and not, directly or indirectly, with any funds or collateral deposited or pledged with us, or for our account, in each case, by any Borrower), in immediately available funds, by wire transfer to the account specified by you in the applicable certificate in the form of Annex A or Annex B hereto (as the case may be), free and clear of, and without deduction for, any taxes, duties, fees, liens, set-offs or other deductions of any kind and regardless of any objection of any third party (including, without limitation, the Account Party).

The Stated Amount shall be permanently reduced as provided in the third paragraph of this Letter of Credit upon our receipt of a notice from you, in the form of Annex C attached hereto (a "Reduction Notice"), by the Dollar amount set forth in each such notice (each such amount being a "Reduction Amount").

Only you may make drawings under this Letter of Credit. Multiple drawings may be made under this Letter of Credit. Upon payment of any such drawing, the Stated Amount shall be reduced by the amount of such drawing. Upon any drawing in the amount of the full Stated Amount pursuant to a certificate in the form of Annex A or Annex B signed by one of your authorized officers, the Stated Amount shall be reduced to zero and shall not be reinstated. No drawing hereunder shall exceed the then-applicable Stated Amount. The failure to make a drawing for any payment required by the Credit Agreement shall not result in this Letter of Credit ceasing to be available for future such drawings.

Unless extended by us in our sole and absolute discretion, this Letter of Credit shall expire at our close of business on [______________] (the "Expiration Date") and shall be promptly surrendered to us upon such expiration.

Communications with respect to this Letter of Credit, including, without limitation, the delivery of any Reduction Notice, shall be made in writing and shall be addressed to us at [INSERT NAME OF ISSUING BANK], [INSERT ADDRESS OF ISSUING BANK], New York, New York, Attn: _________________, fax number: ___________, and presented to us by facsimile or physical delivery at such address or, if to you, at the address set forth above, and shall, in either case, specifically refer to the number of this Letter of Credit.

8.12 - 3

This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to or to which this Letter of Credit relates, except for the Annexes attached hereto; and any such reference shall not be deemed to incorporate hereby by reference any such document, instrument or agreement except for such Annexes.

This Letter of Credit is transferable in its entirety (but not in part) to any transferee that has succeeded you as Collateral Agent under the Credit Agreement and the other Financing Documents (as defined in the Credit Agreement) and may be successively transferred to subsequent successor Collateral Agents under the Credit Agreement and the other Financing Documents (as defined in the Credit Agreement). Transfers of this Letter of Credit to any such transferee shall be accompanied by a certificate substantially in the form of Annex D hereto, but you shall not be required to pay any bank charges in connection with any such transfer.

This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in the State of New York.

Very truly yours, [NAME OF ISSUING BANK]

By:
Name:
Title:
Address:

8.12 - 4

ANNEX A
to Debt Service Reserve Letter of Credit

CERTIFICATE FOR DRAWING IN CONNECTION

WITH A SHORTFALL OF DEBT SERVICE RESERVE AMOUNTS

[DATE]

[INSERT NAME OF ISSUING BANK]
[INSERT ADDRESS OF ISSUING BANK]

Irrevocable Standby Letter of Credit
No. __________

WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties (the "Collateral Agent") under the Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit Agreement"), dated as of February , 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company ("Pacific Holding"), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company ("Madera"), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company ("Boardman"), PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company ("Stockton"), PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company ("Brawley") and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH as Collateral Agent, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement, hereby certifies to [INSERT NAME OF ISSUING BANK], with reference to the Irrevocable Standby Letter of Credit No. [_____] (the "Letter of Credit"), that:

8.12 - 5

1.   The Collateral Agent is the "Collateral Agent" under and as defined in the Credit Agreement.

2.   The undersigned is duly authorized to execute and deliver this certificate on behalf of the Collateral Agent.

3.    The Collateral Agent is making a drawing under the Letter of Credit in the amount of [________] Dollars ($[_______]) pursuant to Section 8.12(c)(i) of the Credit Agreement. Such drawing does not exceed the Stated Amount (as defined in the Letter of Credit).

You are hereby directed to make payment of the requested drawing to [_______], as Collateral Agent at [____________________] ABA No. [__________] for further credit to Account No. [____________] Re: [_______________] Attention: [___________] (the "Debt Service Reserve Account").

[The remainder of this page is intentionally blank. The next page is the signature page.]

8.12 - 6

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this certificate as of the ___ day of ____________, 20___.

WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

8.12 - 7

ANNEX B
to Debt Service Reserve Letter of Credit

CERTIFICATE FOR DRAWING

UPON EXPIRATION OF LETTER OF CREDIT/CESSATION OF ISSUER AS
ACCEPTABLE BANK

[DATE]

[INSERT NAME OF ISSUING BANK]
[INSERT ADDRESS OF ISSUING BANK]

Irrevocable Standby Letter of Credit
No. __________

WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties (the "Collateral Agent") under the Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit Agreement"), dated as of February , 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company ("Pacific Holding"), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company ("Madera"), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company ("Boardman"), PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company ("Stockton"), PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company ("Brawley") and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH as Collateral Agent, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement., hereby certifies to [INSERT NAME OF ISSUING BANK], with reference to the Irrevocable Standby Letter of Credit No. [_____] (the "Letter of Credit"), that:

8.12 - 8

1.   The Collateral Agent is the "Collateral Agent "under and as defined in the Credit Agreement.

2.   The undersigned is duly authorized to execute and deliver this certificate on behalf of the Collateral Agent.

3    The Collateral Agent is making a drawing under the Letter of Credit in the amount of [_________] Dollars ($[_________]) pursuant to Section 8.12(c)[(ii)][(iii)] of the Credit Agreement. The drawing made hereunder is equal to the Stated Amount.

You are hereby directed to make payment of the requested drawing to [_________], as Collateral Agent at [_____________________] ABA No. [____________] for further credit to Account No. [____________] Re: [____________] Attention: [____________] (the "Debt Service Reserve Account").

[The remainder of this page is intentionally blank. The next page is the signature page.]

8.12 - 9

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this certificate as of the ___ day of ___________, 20___.

WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

8.12 - 10

ANNEX C
to Debt Service Reserve Letter of Credit

REDUCTION NOTICE

[DATE]

[INSERT NAME OF ISSUING BANK]
[INSERT ADDRESS OF ISSUING BANK]

Irrevocable Standby Letter of Credit
No. __________

WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties (the "Collateral Agent") under the Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit Agreement"), dated as of February , 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company ("Pacific Holding"), PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company ("Madera"), PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company ("Boardman"), PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company ("Stockton"), PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company ("Brawley") and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company ("Burley" and, together with Pacific Holding, Madera, Boardman, Stockton, and Brawley, the "Borrowers"), Pacific Holding, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH as Collateral Agent, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement, hereby certifies to [INSERT NAME OF ISSUING BANK], with reference to the Irrevocable Standby Letter of Credit No. [______] (the "Letter of Credit"), that:

1.    The Collateral Agent is the "Collateral Agent" under and as defined in the Credit Agreement.

8.12 - 11

2.   The undersigned is duly authorized to execute and deliver this certificate on behalf of the Collateral Agent.

3.   As of the date of this certificate and prior to giving effect to any reduction in the Stated Amount (as defined in the Letter of Credit) pursuant to this certificate, the balance in the Debt Service Reserve Account (as defined in the Credit Agreement) exceeds the current Debt Service Reserve Requirement (as defined in the Credit Agreement) for such date by an amount equal to [__________] Dollars ($[_____]).

4.    With effect from the date of this certificate, the Stated Amount is reduced by [__________] Dollars ($[_____]), which amount set forth in this paragraph 4 is equal to or less than the amount set forth in paragraph 3 of this certificate.

[The remainder of this page is intentionally blank. The next page is the signature page.]

8.12 - 12

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this certificate as of the ___ day of __________, 20__.

WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

8.12 - 13

ANNEX D
to Debt Service Reserve Letter of Credit

TRANSFER CERTIFICATE

[INSERT NAME OF ISSUING BANK]
[INSERT ADDRESS OF ISSUING BANK]

Irrevocable and Standby Letter of Credit
No. __________

The undersigned, a duly authorized officer of the undersigned beneficiary of the Irrevocable Standby Letter of Credit No. [____] (the "Letter of Credit"), irrevocably instructs [INSERT NAME OF ISSUING BANK], as issuer of the Letter of Credit, as follows:

1.   For value received, the undersigned beneficiary hereby irrevocably transfers to:

[NAME OF TRANSFEREE]
[ADDRESS OF TRANSFEREE]

all rights of the undersigned beneficiary to draw under the Letter of Credit in its entirety. The transferee has succeeded the undersigned as Collateral Agent under the Credit Agreement (as defined in the Letter of Credit).

2.   By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof.

3.    The Letter of Credit is returned with this certificate and, in accordance with the Letter of Credit, the undersigned requests that this transfer be effective and that you transfer the Letter of Credit to the transferee or that, if so requested by the transferee, you issue a new irrevocable letter of credit in favor of the transferee in the form of the Letter of Credit.

8.12 - 14

Very truly yours, WESTLB AG, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

8.12 - 15

ANNEX E
to Debt Service Reserve Letter of Credit

FORM OF WAIVER LETTER (LETTER OF CREDIT)

To [NAME OF ISSUING BANK]
[ADDRESS OF ISSUING BANK]

Ladies and Gentlemen:

We refer to (a) the Letter of Credit, No. _________ (the "Letter of Credit"), issued by [INSERT NAME OF ISSUING BANK] (the "Issuing Bank") in favor of [_____] as Collateral Agent, and for the account of [_____] (the "Account Party"), dated as of [_____]; and (b) the [_____] letter of credit reimbursement agreement[s] listed on Schedule I hereto (the "Reimbursement Agreement[s]") executed by the Account Party.

The undersigned, each of them Delaware limited liability companies [which are majority owned, directly or indirectly, by the Account Party], have entered into a Credit Agreement (as amended, modified or otherwise supplemented from time to time in accordance with its terms, the "Credit Agreement"), dated as of February ____, 2007, with PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co- Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

As a condition to the provision or maintenance of the financing contemplated under the Credit Agreement, the undersigned are required to obtain from the Issuing Bank a waiver of any and all rights, powers and remedies against the undersigned and all of their respective property and assets (whether now or hereinafter owned or acquired) in connection with (a) the Letter of Credit, (b) the obligation of the Account Party under the Reimbursement Agreement's], or (c) otherwise, including any and all rights of the Issuing Bank pursuant to Section 5-117 of the Uniform Commercial Code as in effect in the State of New York ("NYUCC") or, if the NYUCC is revised, any successor provision thereto. We hereby request that you waive any and all such rights, powers and remedies by signing below in order to permit us to complete the transactions contemplated by the Credit Agreement.

8.12 - 16

This Waiver Letter (the "Waiver Letter") shall become effective as of the date first above written when, and only when, the Issuing Bank has countersigned this Waiver Letter .

The execution, delivery and effectiveness of this Waiver Letter shall not operate as a waiver of any right, power or remedy of the Issuing Bank against the Account Party under the Reimbursement Agreement's].

If you agree to the terms and provisions of this Waiver Letter , please evidence such agreement by executing and returning at least [_____(__)]counterparts of this Waiver Letter .

This Waiver Letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopy or portable document format ("pdf') shall be effective as delivery of a manually executed counterpart of this Waiver Letter .

This Waiver Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours, PACIFIC ETHANOL HOLDING CO. LLC,

By:
Name:
Title:

PACIFIC ETHANOL MADERA LLC,

By:
Name:
Title:

PACIFIC ETHANOL COLUMBIA, LLC,

By:
Name:
Title:

8.12 - 17

PACIFIC ETHANOL STOCKTON, LLC,

By:
Name:
Title:

PACIFIC ETHANOL IMPERIAL, LLC,

By:
Name:
Title:

PACIFIC ETHANOL MAGIC VALLEY, LLC,

By:
Name:
Title:

8.12 - 18

Agreed as of the date first above written:

[NAME OF ISSUING BANK]

By: ______________________________

Name:
Title:

Attachment — Schedule I Reimbursement Agreement[s]

8.12 - 19

Schedule 1 to
Waiver Letter (Letter of Credit)

REIMBURSEMENT AGREEMENT[S]

8.12 - Schedule 1

EXHIBIT 8.14
to Credit Agreement

[FORM OF]
INSURANCE AND CONDEMNATION PROCEEDS REQUEST CERTIFICATE

Date: [___________ __, ____ ]

[ACCOUNTS BANK]

[ADDRESS]

WestLB AG, New York Branch,
as Administrative Agent for the Lenders
1211 Ave of Americas
New York, NY 10036
Attention: Yolette Salnave / Andrea Bailey
Facsimile: 212-302-7946
Email: ny_agency services@westlb.com

Reference is made to Section 8.14[(c)] [(d)] of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February _________, 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

8.14 -1

The Borrowers hereby direct the Accounts Bank to withdraw and pay from the account entitled [______], No. [______] (the "[Madera] [Boardman] [Stockton] [Brawley] [Burley] Insurance and Condemnation Proceeds Account"), on [__________], 20[___] (the "Insurance and Condemnation Proceeds Withdrawal Date"), the amounts and to the payees, in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Insurance and Condemnation Proceeds Withdrawal Date, as follows:

(a)   the undersigned is a Financial Officer of the Borrowers' Agent;

(b)   this Insurance and Condemnation Proceeds Request Certificate is being delivered to the Accounts Bank and the Administrative Agent [in connection with a transfer or withdrawal of funds pursuant to Section 8.14(c) of the Credit Agreement, no fewer than three (3) Business Days in advance of] [in connection with a transfer or withdrawal of funds pursuant to Section 8.14(d) of the Credit Agreement not later than 12:00 Noon New York City time on] the Insurance and Condemnation Proceeds Withdrawal Date and the Insurance and Condemnation Proceeds Withdrawal Date is a Business Day;

(c)   all conditions set forth in the Credit Agreement for the withdrawals requested hereby have been satisfied;

(d)   the funds to be withdrawn from the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Insurance and Condemnation Proceeds Account pursuant to this Insurance and Condemnation Proceeds Request Certificate will be applied directly for the replacement or repair of damaged assets relating to the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Plant to which such [Insurance Proceeds] [Condemnation Proceeds] relate, in accordance with [Section 8.14(c) of the Credit Agreement] [Section 8.14(d) of the Credit Agreement and the Restoration or Replacement Plan attached hereto, which has been approved by [the Administrative Agent (in the case of amounts less than or equal to fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant)] [the Required Lenders (in the case of amounts greater than fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence with respect to the same Plant)] and by the Independent Engineer in accordance with Section 8.14(d)(i) of the Credit Agreement];

(e)   no withdrawal has been made from any other Project Account to pay the amounts requested hereby;

(f)   this Insurance and Condemnation Proceeds Request Certificate is being delivered, and the withdrawals specified herein are being requested, in accordance with the Credit Agreement and the other Transaction Documents; and

(g)    no Notice of Suspension has been delivered that has not been withdrawn and no Default or Event of Default would occur as a result of the transfers or withdrawals requested hereby.

The undersigned officer is executing this Insurance Proceeds Request Certificate not in a individual capacity but in its capacity as an Authorized Officer of the Borrowers' Agent.

8.14 -2

[The remainder of this page is intentionally blank. The next page is the signature page.]

8.14 -3

IN WITNESS WHEREOF, the undersigned has caused this Insurance and Condemnation Proceeds Request Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent

By:
Name:
Title: Financial Officer

8.14 -4

Schedule 1 to
Insurance and Condemnation Proceeds Request Certificate

WITHDRAWALS FROM IMADERA1 [BOARDMAN] [STOCKTON]
IBRAWLEYI [BURLEY'

INSURANCE AND CONDEMNATION PROCEEDS ACCOUNT

[details to be attached]

I.    Withdrawals from [Madera] [Boardman] [Stockton] [Brawley] [Burley] Insurance and Condemnation Proceeds Account for the replacement or repair of damaged assets.

Payee	Amount	Wire Instructions
$

8.14 - Schedule 1

EXHIBIT 8.15
to Credit Agreement

[FORM OF]
EXTRAORDINARY PROCEEDS RELEASE NOTICE

Date: [___________ __, ____ ]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 8.15[(b)][(c)](i) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of [___________________________], by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and transfer, from the account entitled [______], No. [______] (the "Extraordinary Proceeds Account"), on [__________], 20[___]  (the "Extraordinary Proceeds Release Date"), [______] Dollars ([$______]) for deposit into the Revenue Account.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Extraordinary Proceeds Release Date, as follows:

(a)    The undersigned is an Authorized Officer of the Borrowers' Agent.

8.15 - 1

(b)   This Extraordinary Proceeds Release Notice is being delivered to the Accounts Bank not later than 12:00 Noon New York City time on the Extraordinary Proceeds Release Date, and the Extraordinary Proceeds Release Date is a Business Day.

(c)   All conditions set forth in the Credit Agreement for the transfer requested hereby have been satisfied.

[(d)    In the case of transfers requested pursuant to Section 8.15(b)(i) of the Credit Agreement, the aggregate total amount of all proceeds of asset disposals deposited in or credited to the Extraordinary Proceeds Account during the Fiscal Year in which this request is being made is less than two million five hundred thousand Dollars ($2,500,000) (including any amounts previously withdrawn from the Extraordinary Proceeds Account during this Fiscal Year in accordance with Section 8.15(b)(i) of the Credit Agreement pursuant to any previous Extraordinary Proceeds Release Notice).]

[(d)    In the case of transfers requested pursuant to Section 8.15(c)(i) of the Credit Agreement, the aggregate total amount of all Project Document Termination Payments deposited in or credited to the Extraordinary Proceeds Account during the Fiscal Year in which this request is being made is less than five million Dollars ($5,000,000) (including any amounts previously withdrawn from the Extraordinary Proceeds Account during this Fiscal Year in accordance with Section 8.15(c)(i) of the Credit Agreement pursuant to any previous Extraordinary Proceeds Release Notice).]

(e)    No Notice of Suspension is in effect and no Default or Event of Default would occur after giving effect to any application of funds contemplated hereby.

The undersigned officer is executing this Extraordinary Proceeds Release Notice not in an individual capacity but in its capacity as an Authorized Officer of the Borrower's Agent.

[The remainder of this page is intentionally blank. The next page is the signature page.]

CC:    ADMINISTRATIVE AGENT

8.15 - 2

IN WITNESS WHEREOF, the undersigned has caused this Extraordinary Proceeds Release Notice to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent

By:
Name:
Title:

8.15 - 3

EXHIBIT 8.16
to Credit Agreement

[FORM OF]
WARRANTY PROCEEDS REOUEST CERTIFICATE

Date: [___________ __, ____ ]

[ACCOUNTS BANK]

[ADDRESS]

Reference is made to Section 8.16(b) of the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of [___________________________], by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party thereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent.

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

The Borrowers hereby direct the Accounts Bank to withdraw and pay from the account entitled [______], No. [______] (the "[Madera] [Boardman] [Stockton] [Brawley] [Burley] Warranty Account"), on [__________], 20[___]  (the "Warranty Proceeds Withdrawal Date"), the amounts and to the payees, in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrowers, hereby represents and certifies, as of the date hereof and as of the Warranty Proceeds Withdrawal Date, as follows:

8.16 - 1

(a)   This Warranty Proceeds Request Certificate is being delivered to the Accounts Bank not later than 12:00 noon New York City time on the Warranty Proceeds Withdrawal Date, and the Warranty Proceeds Withdrawal Date is a Business Day.

(b)   The undersigned is an Authorized Officer of the Borrowers' Agent.

(c)   All conditions set forth in the Credit Agreement for the withdrawals requested hereby have been satisfied.

(d)   The funds to be withdrawn from the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Warranty Account pursuant to this Warranty Proceeds Request Certificate will be applied directly to costs and expenses due and owing with respect to Warranty Work to which such Warranty Proceeds relate that has been performed by or on behalf of the Borrowers with respect to the [Madera] [Boardman] [Stockton] [Brawley] [Burley] Plant, and the nature of such Warranty Work is described on Schedule 2 hereto.

(e)   No withdrawal has been made from any other Project Account to pay the amounts requested hereby.

(f)   No Notice of Suspension is in Effect and no Default or Event of Default has occurred and is continuing or would occur as a result of the withdrawals requested hereby.

CC:         Administrative Agent

Independent Engineer

[The remainder of this page is intentionally blank. The next page is the signature page.]

8.16 - 2

IN WITNESS WHEREOF, the undersigned has caused this Warranty Proceeds Request Certificate to be executed and delivered as of the day and year first above written.

PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent

By:
Name:
Title: Financial Officer

8.16 - 3

Schedule 1 to
Warranty Proceeds Request Certificate

WITHDRAWALS FROM [MADERA] [BOARDMAN] [STOCKTON]

[BRAWLEY] [BURLEY]

WARRANTY ACCOUNT

[details to be attached]

I.    Withdrawals from [Madera] [Boardman] [Stockton] [Brawley] [Burley] Warranty

Proceeds Account for the payment of amounts due and owing for warranty work.

Payee	Amount	Wire Instructions
$

8.16 - 4

Schedule 2 to
Warranty Proceeds Request Certificate

DESCRIPTION OF WARRANTY WORK

[Details to be attached]

8.16 - 5

EXHIBIT 11.03
to Credit Agreement

[FORM OF]
LENDER ASSIGNMENT AGREEMENT

This LENDER ASSIGNMENT AGREEMENT (this "Agreement"), dated as of [_____________], is by and between [_____________] (the "Assignor") and [_____________]  (the "Assignee").

RECITALS

WHEREAS, the Assignor is party to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of February ______, 2007, by and among PACIFIC ETHANOL HOLDING CO. LLC, a Delaware limited liability company, PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company, PACIFIC ETHANOL COLUMBIA, LLC, a Delaware limited liability company, PACIFIC ETHANOL STOCKTON, LLC, a Delaware limited liability company, PACIFIC ETHANOL IMPERIAL, LLC, a Delaware limited liability company and PACIFIC ETHANOL MAGIC VALLEY, LLC, a Delaware limited liability company, as Borrowers, PACIFIC ETHANOL HOLDING CO. LLC, as Borrowers' Agent, each of the Lenders from time to time party hereto, WESTLB AG, NEW YORK BRANCH, as Administrative Agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as Collateral Agent for the Senior Secured Parties, UNION BANK OF CALIFORNIA, N.A., as Accounts Bank, WESTLB AG, NEW YORK BRANCH, as Lead Arranger and Sole Bookrunner, MIZUHO CORPORATE BANK, LTD., as Lead Arranger and Co-Syndication Agent, CIT CAPITAL SECURITIES LLC, as Lead Arranger and Co-Syndication Agent, COOPERATIEVE CENTRALE RAIFFEISENBOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lead Arranger and Co-Documentation Agent, and BANCO SANTANDER CENTRAL HISPANO S.A, NEW YORK BRANCH, as Lead Arranger and Co- Documentation Agent;

WHEREAS, Assignor desires to assign certain of its interests under the Credit Agreement to Assignee in accordance with Section 11.03(b) thereof;

WHEREAS, as provided under the Credit Agreement, Assignor is a Lender of [Tranche A Construction Loans] [Tranche B Construction Loans] [Working Capital Loans] [Tranche A Term Loans] [Tranche B Term Loans] and, as such, as of the date hereof has the outstanding Commitments and has disbursed the outstanding Loans as set forth in Annex A hereto;

11.03 - 1

WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a ([___] percent ([___]%) interest in all of the rights and obligations of the Assignor under the Credit Agreement and the other Financing Documents (which includes the outstanding Loans disbursed by and owing to, and the undisbursed Commitments of, Assignor and Assignor's participation in the Issuing Bank's liability under each outstanding Letter of Credit), all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest"); and

WHEREAS, after giving effect to the assignment and assumption under this agreement, the respective Loans and Commitments of Assignor and Assignee shall be in the amounts set forth on Annex A.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 2. Assignment.

(a)   As of the effective date set forth on the signature page to this Agreement (the "Effective Date"), subject to and in accordance with the Credit Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases from the Assignor, the Assigned Interest, which shall include (i) all of Assignor's rights and obligations in its capacity as a Lender with respect to the Assigned Interest under the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender), to the extent related to the Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the "Assigned Rights").

(b)   Upon acceptance and recording of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued prior to the Effective Date and to the Assignee for amounts that have accrued from and including the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other's interest therein and shall pay promptly the same to the other.

11.03 - 2

Section 3. Payments. [(a)] As consideration for the sale, assignment and transfer contemplated in Section 2 hereof, the Assignee shall pay to the Assignor, on the Effective Date, in the lawful currency of the United States and in immediately available funds, an amount equal to [_________] Dollars ($[____]), without set-off, counterclaim or deduction of any kind. [(b) As a condition to the Effective Date, Assignee shall pay to the Administrative Agent in the lawful currency of the United States and in immediately available funds the processing and recordation fee of two thousand five hundred Dollars ($2,500), without set-off, counterclaim or deduction of any kind.]

Section 4. Representations, Warranties and Undertakings.

(a)   The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, or sufficiency of value of the Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of any Borrower, any other Loan Party or any Project Party or the performance or observance by any Borrower or any other Person of any of its obligations under the Credit Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.

(b)   The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the Credit Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Senior Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Borrower, or any other Senior Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Financing Document, (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement or the other Financing Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (v) will perform in accordance with their terms all of the obligations that by the terms of the Financing Documents are required to be performed by it as a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty, by any Senior Secured Party.

11.03 - 3

(c)    The Assignee further agrees to furnish the tax form required by Section 4.07(e) (if so required) of the Credit Agreement no later than the Effective Date.

Section 5. Effectiveness.

(a)   The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii) the receipt by the Assignor of the payment provided for in Section 3(a) hereof, (iii) consent by the Administrative Agent to this Agreement and the assignment contemplated hereby, (iv) the receipt by the Administrative Agent of the processing and recordation fee provided for in Section 3(b) hereof, [and] (v) the registration of such assignment by the Administrative Agent in the Register in accordance with Section 11.03 of the Credit Agreement [, and (vi) consent by the Borrowers' Agent to this Agreement and the assignment contemplated hereby]1.

(b)   Simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Note (if any) to the Administrative Agent and may request that new Notes be executed and delivered to [the Assignor and] the Assignee and reflecting [the respective amounts of the reduced undisbursed Commitment and outstanding principal of Assignor and] the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a Lender, the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby). Any such new Note shall carry the rights to unpaid accrued interest that were carried by any applicable superseded Note(s) such that no loss of interest shall result therefrom. Any applicable new Note executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

1 The Acknowledgment of this Agreement by the Borrowers' Agent is required only if the Assignor transfers or assigns its rights or obligations under any Tranche A Loan or any Working Capital Loan, and such transfer or assignment follows a Successful Syndication, provided no Default or Event of Default has occurred and is continuing.

11.03 - 4

"This Note is issued in replacement of [describe replaced note] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note, such that no loss of interest shall result from any such replacement."

If the Assignee is already a Lender, it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note, if any, held by it.

(c)    Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(i)   the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the Credit Agreement, and shall have all the rights and obligations of a "Lender" under the Credit Agreement and the other Financing Documents as if it were an original signatory thereto or an original Lender thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii)   the Assignor shall relinquish its rights (but shall continue to be entitled to the benefits of Sections 11.07 (Costs and Expenses) and 11.09 (Indemnification by the Borrowers) of the Credit Agreement) and be released from its obligations under the Credit Agreement and the other Financing Documents to the extent specified herein.

Section 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

Section 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or portable document format ("pdf') shall be effective as delivery of a manually executed counterpart of this Agreement.

11.03 - 5

Section 8. Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrowers or the Agents that may be required in connection with the assignment contemplated hereby.

Section 9. Binding Effect; Amendment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Credit Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.

Section 10. Administrative Agent Enforcement. The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.

[The remainder of this page is intentionally blank. The next page is the signature page.]

11.03 - 6

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.

The effective date for this Agreement is [the date this Agreement is acknowledged and accepted by the Administrative Agent [and the Borrowers' Agent]] [___________, 20[___] (the "Trade Date")].

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Accepted and Acknowledged
this ___ day of _______, 20___

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

11.03 - 7

[(If Applicable)

PACIFIC ETHANOL HOLDING CO. LLC,
as Borrowers' Agent

By: ______________________________
Name:
Title:]

11.03 - 8

Annex A
to Lender Assignment Agreement

[Note: Include only those Loans that Assignor has an interest in.]

Loan	Assignor's Undisbursed Commitment Pre- Assignment	Assignor's Outstanding Loans Pre- Assignment	Percentage (of Assignor's interests) Assigned	Assignor's Undisbursed Commitment Post- Assignment	Assignor's Outstanding Loans Post- Assignment	Assignee's Undisbursed Commitment Post- Assignment*	Assignee's Outstanding Loans Post- Assignment*
Tranche A Construction Loans	$	$	%	$	$	$	$
Tranche B Construction Loans	$	$	%	$	$	$	$
Working Capital Loans	$	$	%	$	$	$	$
Tranche A Term Loans	$	$	%	$	$	$	$
Tranche B Term Loans	$	$	%	$	$	$	$

If Assignee is already a Lender, this number should be calculated taking into account only the Commitments and Loans assumed by Assignee pursuant to this Agreement.

11.03 - 9

SCHEDULE 1.01(a)
to Credit Agreement

LENDERS, LOAN COMMITMENTS AND OFFICES

 I. TRANCHE A LOANS

TRANCHE A LENDER	TRANCHE A CONSTRUCTION LOAN COMMITMENT	TRANCHE A TERM LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
WestLB AG, New York Branch	$33,128,000.00	$33,128,000.00	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946
Mizuho Corporate Bank, Ltd.	$33,128,000.00	$33,128,000.00	Mizuho Corporate Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020	Mizuho Corporate Bank, Ltd. 1251 Avenue of the Americas New York, NY 10020
Banco Santander Central Hispano, S.A.	$33,128,000.00	$33,128,000.00	Banco Santander Central Hispano, S.A. 45 East 53rd St. New York, NY 10022 Attention: Ligia Castro Telephone: 212-350-3677 Facsimile: 212-350-3647	Banco Santander Central Hispano, S.A. 45 East 53rd St. New York, NY 10022 Attention: Ligia Castro Telephone: 212-350-3677 Facsimile: 212-350-3647

1.01(a)-1

TRANCHE A LENDER	TRANCHE A CONSTRUCTION LOAN COMMITMENT	TRANCHE A TERM LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
CIT Capital USA Inc.	$33,128,000.00	$33,128,000.00	CIT Capital USA Inc. 505 Fifth Ave., 10th Floor New York, NY 10017 Attention: Robert Sexton, Managing Director Telephone: 212-771-6006 Facsimile: 212-771-6023	CIT Capital USA Inc. 505 Fifth Ave., 10th Floor New York, NY 10017 Attention: Robert Sexton, Managing Director Telephone: 212-771-600 Facsimile: 212-771-6023
Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., "Rabobank Nederland," New York Branch	$23,128,000.00	$23,128,000.00
Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland," New York Branch
123 North Wacker Drive, Ste. 2100
Chicago, IL 60606
Attention: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland," New York Branch
123 North Wacker Drive, Ste. 2100
Chicago, IL 60606
Attention: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

Metropolitan Life Insurance Company	$27,270,000.00	$27,270,000.00	JPMorgan Chase Bank 4 New York Plaza New York, NY 10005 Attention: Michael T. Foresta Telephone: 212-552-2845 Facsimile: 212-552-0422	n/a
Norddeutsche Landesbank Girozentrale New York Branch and/or Cayman Island Branch	$27,270,000.00	$27,270,000.00	Nord/LB New York Branch 1114 Avenue of the Americas, 37th Floor New York, NY 10036	Nord/LB Cayman Island Branch 114 Ave. of the Americas, 37th New York, NY 10036

1.01(a)-2

TRANCHE A LENDER	TRANCHE A CONSTRUCTION LOAN COMMITMENT	TRANCHE A TERM LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
GreenStone Farm Credit Services, ACA/FLCA	$9,090,000.00	$9,090,000.00	GreenStone Farm Credit Services, ACA/FLCA 1760 Abbey Road, Ste. 320 East Lansing, MI 48823 Attention: Ben Mahlich Telephone: 517-318-4110 Facsimile: 517-318-4148	GreenStone Farm Credit Services, ACA/FLCA 1760 Abbey Road, Ste. 320 East Lansing, MI 48823 Attention: Ben Mahlich Telephone: 517-318-4110 Facsimile: 517-318-4148
Nordkap Bank AG	$9,090,000.00	$9,090,000.00	n/a	Nordkap Bank AG Thurgauerstrasse 54 8050 Zurich, Switzerland- CH Attention: Batchimeg Gadola Telephone: 41-44-3064920 Facsimile: 41-44-306- 4911
Northwest Farm Credit Services, FLCA	$9,090,000.00	$9,090,000.00	Northwest Farm Credit Services, FLCA 1700 South Assembly St. Spokane, WA 99224 Attention: Jim Allen Telephone: 509-340-5555 Facsimile 509-340-5503	Northwest Farm Credit Services, FLCA 1700 South Assembly St. Spokane, WA 99224 Attention: Jim Allen Telephone: 509-340-5555 Facsimile 509-340-5503
ShoreBank Pacific	$2,550,000.00	$2,550,000.00	ShoreBank Pacific 203 Howerton Way SE, PO Box 400 Ilwaco, WA 98631 Attention: Randell Leach Telephone: 503-916-1552 Facsimile: 503-493-9604	n/a

1.01(a)-3

II. TRANCHE B LOANS

TRANCHE B LENDER	TRANCHE B CONSTRUCTION LOAN COMMITMENT	TRANCHE B TERM LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
WestLB AG, New York Branch	$50,000,000.00	$50,000,000.00	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946
Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., "Rabobank Nederland," New York Branch	$10,000,000.00	$10,000,000.00
Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland," New York Branch
123 North Wacker Drive, Ste. 2100
Chicago, IL 60606
Attention: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland," New York Branch
123 North Wacker Drive, Ste. 2100
Chicago, IL 60606
Attention: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

1.01(a)-4

III. WORKING CAPITAL LOANS

WORKING CAPITAL LENDER	WORKING CAPITAL CONSTRUCTION LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
WestLB AG, New York Branch	$3,312,000.00	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946	WestLB AG, New York Branch 1211 Avenue of the Americas New York, NY 10036 Attention: Cheryl Wilson Telephone: 212-852-6152 Facsimile: 212-302-7946
Mizuho Corporate Bank, Ltd.	$3,312,000.00	Mizuho Corporate Bank, Ltd. 1251 Ave. of the Americas New York, NY 10020	Mizuho Corporate Bank, Ltd. 1251 Ave. of the Americas New York, NY 10020
Banco Santander Central Hispano, S.A.	$3,312,000.00	Banco Santander Central Hispano, S.A. 45 East 53rd St. New York, NY 10022 Attention: Ligia Castro Telephone: 212-350-3677 Facsimile: 212-350-3647	Banco Santander Central Hispano, S.A. 45 East 53rd St. New York, NY 10022 Attention: Ligia Castro Telephone: 212-350-3677 Facsimile: 212-350-3647
CIT Capital USA Inc.	$3,312,000.00	C1T Capital USA Inc. 505 Fifth Ave., 10th Floor New York, NY 10017 Attention: Robert Sexton, Managing Director Telephone: 212-771-6006 Facsimile: 212-771-6023	C1T Capital USA Inc. 505 Fifth Ave., 10th Floor New York, NY 10017 Attention: Robert Sexton, Managing Director Telephone: 212-771-6006 Facsimile: 212-771-6023
Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., "Rabobank Nederland," New York Branch	$3,312,000.00
Cooperatieve Centrale Raiffeisen- Boerenleenbank B.A., "Rabobank Nederland," New York Branch
123 North Wacker Drive, Ste. 2100
Chicago, IL 60606
Attention: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

CoOperatieve Centrale RaiffeisenBoerenleenbank B.A., "Rabobank Nederland," New York Branch
123 North Wacker Drive, Ste. 2100 Chicago, IL 60606
Attention: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

1.01(a)-5

WORKING CAPITAL LENDER	WORKING CAPITAL CONSTRUCTIO LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
Metropolitan Life Insurance Company	$2,730,000.00	JPMorgan Chase Bank 4 New York Plaza New York, NY 10005 Attention: Michael T. Foresta Telephone: 212-552-2845 Facsimile: 212-552-0422	n/a
Norddeutsche Landesbank Girozentrale New York Branch and/or Cayman Island Branch	$2,730,000.00	Nord/LB New York Branch 1114 Ave. of the Americas, 37th Floor New York, NY 10036	Nord/LB Cayman Island Branch 1114 Ave. of the Americas, 37th Floor New York, NY 10036
GreenStone Farm Credit Services, ACA/FLCA	$910,000.00	GreenStone Farm Credit Services, ACA/FLCA 1760 Abbey Road, Suite 320 East Lansing, MI 48823 Attention: Ben Mahlich Telephone: 517-318-4110 Facsimile: 517-318-4148	GreenStone Farm Credit Services, ACA/FLCA 1760 Abbey Road, Suite 320 East Lansing, M1 48823 Attention: Ben Mahlich Telephone: 517-318-4110 Facsimile: 517-318-4148
Nordkap Bank AG	$910,000.00	n/a	Nordkap Bank AG Thurgauerstrasse 54 8050 Zurich, Switzerland-CH Attention: Batchimeg Gadola Telephone: 41-44-306-4920 Facsimile: 41-44-306-4911
Northwest Farm Credit Services, FLCA	$910,000.00	Northwest Farm Credit Services, FLCA 1700 South Assembly St. Spokane, WA 99224 Attention: Jim Allen Telephone: 509-340-5555 Facsimile 509-340-5503	Northwest Farm Credit Services, FLCA 1700 South Assembly St. Spokane, WA 99224 Attention: Jim Allen Telephone: 509-340-5555 Facsimile 509-340-5503

1.01(a)-6

WORKING CAPITALLENDER	WORKING CAPITAL CONSTRUCTION LOAN COMMITMENT	DOMESTIC OFFICE	EURODOLLAR OFFICE
ShoreBank Pacific	$250,000.00	ShoreBank Pacific 203 Howerton Way SE, PO Box 400 Ilwaco, WA 98631 Attention: Randell Leach Telephone: 503-916-1552 Facsimile: 5 03 -493-9604	n/a

1.01(a)-7

SCHEDULE 2.08(e)

1. Ethanol Production Capacity. In the event that any Plant achieves its Commercial Operation Date and fails to meet such Plant's Performance Guarantee for ethanol production capacity, then both the Construction Loan Commitments for such Plant and the Term Loan Commitments shall be automatically and permanently reduced on the Commercial Operation Date for such Plant by $1.15384615 for each denatured gallon (or which equals $1.21153846 for each undenatured gallon) per year of deviation below the Performance Guarantee for ethanol production capacity for such Plant.

2. Other Performance Criteria. In the event that any Plant achieves its Commercial Operation Date and fails to meet such Plant's Performance Guarantees for corn yield, electricity consumption or natural gas consumption, both the Construction Loan Commitments for such Plant and the Term Loan Commitments shall be automatically and permanently reduced on the Commercial Operation Date for such Plant in the manner set forth below.

The impact of deviations from each Plant's Performance Guarantees for corn yield, electricity consumption or natural gas consumption shall be calculated on an aggregate basis for such Plant, and the impact of performance better than the level of such Performance Guarantees shall be set off against the impact of performance lower than the level of such Performance Guarantees; provided, however, in no event shall this result in an increase in either the Construction Loan Commitments for such Plant or the Term Loan Commitments.

A. Madera Plant

Performance Criteria	Impact on Commitment

Corn Yield	$225,908 per 0.01 undenatured gallon/bushel of deviation from the Performance Guarantee for corn yield for the Madera Plant
Electricity Consumption	$64,214 per 0.01 kWh/undenatured gallon of deviation from the Performance Guarantee for electricity consumption for the Madera Plant
Natural Gas Consumption	$61,035 per 100 natural gas BTUs/undenatured gallon of deviation from the Performance Guarantee for natural gas consumption for the Madera Plant

2.08(e)-1

B.      Boardman Plant

Performance Criteria	Impact on Commitment

Corn Yield	$226,319 per 0.01 undenatured gallon/bushel of deviation from the Performance Guarantee for corn yield for the Boardman Plant
Electricity Consumption	$39,452 per 0.01 kWh/undenatured gallon of deviation from the Performance Guarantee for electricity consumption for the Boardman Plant
Natural Gas Consumption	$58,592 per 100 natural gas BTUs/undenatured gallon of deviation from the Performance Guarantee for natural gas consumption for the Boardman Plant

C.       Stockton Plant

Performance Criteria	Impact on Commitment

Corn Yield	$406,449 per 0.01 undenatured gallon/bushel of deviation from the Performance Guarantee for corn yield for the Stockton Plant
Electricity Consumption	$108,778 per 0.01 kWh/undenatured gallon of deviation from the Performance Guarantee for electricity consumption for the Stockton Plant
Natural Gas Consumption	$108,835 per 100 natural gas BTUs/undenatured gallon of deviation from the Performance Guarantee for natural gas consumption for the Stockton Plant

2.08(e)-2

D. Brawley Plant

Performance Criteria	Impact on Commitment

Corn Yield	$413,714 per 0.01 undenatured gallon/bushel of deviation from the Performance Guarantee for corn yield for the Brawley Plant
Electricity Consumption	$104,089 per 0.01 kWh/undenatured gallon of deviation from the Performance Guarantee for electricity consumption for the Brawley Plant
Natural Gas Consumption	$109,929 per 100 natural gas BTUs/undenatured gallon of deviation from the Performance Guarantee for natural gas consumption for the Brawley Plant

2.08(e)-3

E. Burley Plant

Corn Yield	$344,122 per 0.01 undenatured gallon/bushel of deviation from the Performance Guarantee for corn yield for the Burley Plant
Electricity Consumption	$42,739 per 0.01 kWh/undenatured gallon of deviation from the Performance Guarantee for electricity consumption for the Burley Plant
Natural Gas Consumption	$92,480 per 100 natural gas BTUs/undenatured gallon of deviation from the Performance Guarantee for natural gas consumption for the Burley Plant

2.08(e)-4

SCHEDULE 2.09
 to Credit Agreement

TRANCHE REALLOCATION ELIGIBLE

LENDERS AND COMMITMENTS

TRANCHE REALLOCATION ELIGIBLE LENDER	TRANCHE REALLOCATION - ELIGIBLE COMMITMENTS
WestLB AG, New York Branch	$10,000,000.00
Mizuho Corporate Bank, Ltd.	$10,000,000.00
Banco Santander Central Hispano, S.A.	$10,000,000.00
CIT Capital USA Inc.	$10,000,000.00

2.09-1

SCHEDULE 5.11
 to Credit Agreement

CONTRACTS

PART A

I. Pacific Ethanol Madera LLC Project Documents

1.	Amended and Restated Phase 1 Design-Build Agreement, dated November 2, 2005, between Pacific Ethanol Madera LLC and W.M. Lyles Co.

2.	Phase 2 Design-Build Agreement, dated November 2, 2005, between Pacific Ethanol Madera LLC and W.M. Lyles Co.

3.	Second Amended and Restated Ethanol Marketing Agreement (Madera Project), dated the Closing Date, between Pacific Ethanol Madera LLC and Kinergy Marketing, LLC *

4.	WDG Marketing and Services Agreement, dated March 4, 2005, among Pacific Ethanol, Inc., Phoenix Bio Industries and Western Milling LLC

5.	Second Amended and Restated Operation and Maintenance Agreement (Madera), dated the Closing Date, between Pacific Ethanol Madera LLC and Pacific Ethanol California, Inc. *

6.	License of Technology, dated November 3, 2005, between Pacific Ethanol Madera LLC and Delta-T Corporation

7.	Payoff Letter, dated the Closing Date, among Pacific Ethanol Madera LLC, Hudson United Capital, a Division of TD Banknorth, N.A. and Comerica Bank

8.
Each of the contracts, agreements, instruments, letters, understandings, or other documentation to which Pacific Ethanol Madera LLC is a party or by which it or any of its properties is bound which are listed on the Title Insurance Policy for the Madera Site delivered on the Closing Date pursuant to Section 6.01(r) of the Credit Agreement.

II. Pacific Ethanol Columbia, LLC Project Documents

1.	Construction Agreement for the Boardman Project, dated August 28, 2006, between Pacific Ethanol Columbia, LLC and Parsons RCIE Inc.

2.	Engineering, Procurement and Technology License Agreement, dated September 6, 2006, between Pacific Ethanol Columbia, LLC and Delta-T Corporation

5.11-1

3.	Construction Management Agreement (Boardman Project), dated the Closing Date, between Pacific Ethanol Columbia, LLC and Pacific Ethanol California, Inc. *

4.	Construction Contract (Boardman Grain Facilities), dated June 9, 2006, between Pacific Ethanol Columbia, LLC and the Ken Bratney Company

5.	Construction Contract, dated May 18, 2006, between Pacific Ethanol Columbia, LLC and Swaggart Brothers, Inc.

6.	Ethanol Marketing Agreement (Boardman Project), dated the Closing Date, between Pacific Ethanol Columbia, LLC and Kinergy Marketing, LLC *

7.	Distillers Grains Marketing Agreement (Boardman Project), dated the Closing Date, between Pacific Ethanol Columbia, LLC and Pacific Ag. Products, LLC *

8.	Port of Morrow Lease, dated April 20, 2006, between Pacific Ethanol Columbia, LLC and the Port of Morrow

9.	Operation and Maintenance Agreement (Boardman Project), dated the Closing Date, between Pacific Ethanol Columbia, LLC and Pacific Ethanol California, Inc. *

10.	Transportation and Dock Services Agreement, dated February 15, 2007, among Pacific Ethanol Columbia, LLC, Tidewater Terminal Co. and Tidewater Barge Lines, Inc.

11.	Deposit Escrow Agreement, dated February 15, 2007, among Pacific Ethanol Columbia, LLC, U.S. Bank National Association, Tidewater Terminal Co. and Tidewater Barge Lines, Inc.

12.
Each of the contracts, agreements, instruments, letters, understandings, or other documentation to which Pacific Ethanol Columbia, LLC is a party or by which it or any of its properties is bound which are listed on the Title Insurance Policy for the Boardman Plant delivered on the Closing Date pursuant to Section 6.01(r) of the Credit Agreement.

HI. Pacific Ethanol Stockton, LLC Project Documents

1.	Construction Management Agreement (Stockton Project), dated the Closing Date, between Pacific Ethanol Stockton, LLC and Pacific Ethanol California, Inc.*

2.	Ethanol Marketing Agreement (Stockton Project), dated the Closing Date, between Pacific Ethanol Stockton, LLC and Kinergy Marketing, LLC *

3.	Distillers Grains Marketing Agreement (Stockton Project), dated the ClosingDate, between Pacific Ethanol Stockton, LLC and Pacific Ag. Products, LLC *

5.11-2

4.	Operation and Maintenance Agreement (Stockton Project), dated the Closing Date, between Pacific Ethanol Stockton, LLC and Pacific Ethanol California, Inc.*

5.
Engineering, Procurement and Technology License Agreement, General Conditions (Plant No. 3), dated September 6, 2006, between Pacific Ethanol Stockton, LLC (as assignee of Pacific Ethanol, Inc.) and Delta-T Corporation

IV. Pacific Ethanol Imperial, LLC Project Documents

1.	Construction Management Agreement (Brawley Project), dated the Closing Date, between Pacific Ethanol Imperial, LLC and Pacific Ethanol California, Inc. *

2.	Ethanol Marketing Agreement (Brawley Project), dated the Closing Date, between Pacific Ethanol Imperial, LLC and Kinergy Marketing, LLC *

3.	Distillers Grains Marketing Agreement (Brawley Project), dated the Closing Date, between Pacific Ethanol Imperial, LLC and Pacific Ag. Products, LLC *

4.	Operation and Maintenance Agreement (Brawley Project), dated the Closing Date, between Pacific Ethanol Imperial, LLC and Pacific Ethanol California, Inc.*

5.
Engineering, Procurement and Technology License Agreement, General Conditions (Plant No. 5), dated September 6, 2006, between Pacific Ethanol Imperial, LLC (as assignee of Pacific Ethanol, Inc.) and Delta-T Corporation

V. Pacific Ethanol Magic Valley, LLC Project Documents

1.	Construction Management Agreement (Burley Project), dated the Closing Date, between Pacific Ethanol Magic Valley, LLC and Pacific Ethanol California, Inc. *

2.	Ethanol Marketing Agreement (Burley Project), dated the Closing Date, between Pacific Ethanol Magic Valley, LLC and Kinergy Marketing, LLC *

3.	Distillers Grains Marketing Agreement (Burley Project), dated the Closing Date, between Pacific Ethanol Magic Valley, LLC and Pacific Ag. Products, LLC *

4.	Operation and Maintenance Agreement (Burley Project), dated the Closing Date, between Pacific Ethanol Magic Valley, LLC and Pacific Ethanol California, Inc. *

5.
Engineering, Procurement and Technology License Agreement, General Conditions (Plant No. 4), dated September 6, 2006, between Pacific Ethanol Magic Valley, LLC (as assignee of Pacific Ethanol, Inc.) and Delta-T Corporation

VI. Pacific Ethanol Holding Co. LLC Project Documents

5.11-3

1.	Indemnity and Fee Agreement, dated the Closing Date, among Pacific Ethanol Holding Co. LLC, Michael C. Doyle and Stewart Management Company

2.	Corn Procurement and Handling Agreement, dated the Closing Date, between Pacific Ethanol Holding Co. LLC and Pacific Ag. Products, LLC *

PART B

Not applicable.

* All agreements marked with an * are Affiliate agreements.

5.11-4

SCHEDULE 5.12
 to Credit Agreement

UCC FILING OFFICES

UCC Filing Offices

Pacific Ethanol California, Inc.
Office of the Secretary of State of the State of California

Pacific Ethanol Holding Co. LLC
Office of the Secretary of State of the State of Delaware

Pacific Ethanol Madera LLC
Office of the Secretary of State of the State of Delaware

Pacific Ethanol Columbia, LLC
Office of the Secretary of State of the State of Delaware

Pacific Ethanol Stockton, LLC
Office of the Secretary of the State of the State of Delaware, on the date of initial Funding for the Stockton Plant

Pacific Ethanol Imperial, LLC
Office of the Secretary of the State of the State of Delaware, on the date of initial Funding for the Brawley Plant

Pacific Ethanol Magic Valley, LLC

Office of the Secretary of the State of the State of Delaware, on the date of initial Funding for the Burley Plant

Mortgage Recording Offices

Pacific Ethanol Madera LLC
County Recorder's Office for the County of Madera (California)

Pacific Ethanol Columbia, LLC
Morrow County Recorder's Office (Oregon)

Pacific Ethanol Stockton, LLC
County of San Joaquin Office of the Assessor-Recorder-County Clerk (California)

Pacific Ethanol Imperial, LLC
Imperial County Recorder's Office (California)

5.12-1

Pacific Ethanol Magic Valley, LLC
Cassia County Recorder's Office (Idaho)

**With respect to the filings to be made in the Office of the Secretary of State of the State of Delaware and in the Office of the Secretary of State of the State of California, pursuant to Section 9-515 of the Uniform Commercial Code as now in effect in the State of Delaware and the State of California, respectively, the effectiveness of a filed financing statement lapses on the expiration of the date that is five years after the date of filing, unless before the lapse a continuation statement is filed in accordance with Section 9-515(d) within the six-month period prior to the expiration of the applicable five-year period.

5.12-2

SCHEDULE 5.13(a)
to Credit Agreement

SITE DESCRIPTIONS

MADERA
PARCEL A:

A PARCEL OF LAND LYING IN THE NORTH 'A OF SECTION 2, TOWNSHIP 12 SOUTH, RANGE 18 EAST, MOUNT DIABLO BASE AND MERIDIAN ACCORDING TO THE OFFICIAL PLAT THEREOF, BEING ALSO A PORTION OF PARCEL 1 OF PARCEL MAP NO. 1121, RECORDED IN BOOK 23 OF MAPS, AT PAGE 11, MADERA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID PARCEL I; THENCE NORTH 00° 31' 16" EAST ALONG THE WEST LINE OF SAID PARCEL 1 A DISTANCE OF 2,412.82 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 1; THENCE SOUTH 89° 16' 26" EAST ALONG THE NORTH LINE OF SAID PARCEL I A DISTANCE OF 874.08 FEET TO A POINT ON THE SOUTHWESTERLY LINE OF THE ATCHESON TOPEKA AND SANTA FE RAILROAD COMPANY'S RIGHT-OF-WAY; THENCE SOUTH 35° 19' 16" EAST ALONG SAID RAILROAD RIGHT-OF-WAY LINE A DISTANCE OF 2,457.39 FEET; THENCE SOUTH 89° 55' 38" WEST AND PARALLEL WITH THE SOUTH LINE OF SAID PARCEL 1 A DISTANCE OF 855.09 FEET; THENCE SOUTH 00° 27' 17" WEST A DISTANCE OF 393.68 FEET TO A POINT ON THE SOUTH LINE OF SAID PARCEL 1, SAID POINT BEING ALSO THE NORTHWEST CORNER OF PARCEL 1 OF PARCEL MAP NO. 2031, RECORDED IN BOOK 27 OF MAPS, AT PAGE 140, MADERA COUNTY RECORDS; THENCE SOUTH 89° 55' 38" WEST ALONG THE SOUTH LINE OF PARCEL 1 OF SAID PARCEL MAP NO. 1121 A DISTANCE OF 643.46 FEET TO THE CENTER OF SAID SECTION 2; THENCE CONTINUING SOUTH 89° 55' 38" WEST ALONG THE SOUTH LINE OF LAST SAID PARCEL 1 A DISTANCE OF 815.04 FEET TO THE POINT OF BEGINNING.

APN: 047-130-020 (PORTION)

PARCEL B:

A PARCEL OF LAND IN SECTION 2, TOWNSHIP 12 SOUTH, RANGE 18 EAST, MOUNT DIABLO BASE AND MERIDIAN ACCORDING TO THE OFFICIAL PLAT THEREOF, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

5.13(a)-1

BEGINNING AT THE NORTHWEST CORNER OF PARCEL I OF PARCEL MAP NO. 2031, RECORDED IN BOOK 27 OF MAPS AT PAGE 140, MADERA COUNTY RECORDS; THENCE SOUTH 89° 55' 38" WEST ALONG THE NORTHERLY BOUNDARY LINE OF PARCEL 2 OF SAID PARCEL MAP NO. 2031 A DISTANCE OF 643.46 FEET TO THE CENTER OF SAID SECTION 2; THENCE CONTINUING SOUTH 89° 55' 38" WEST A DISTANCE OF 815.04 FEET; THENCE SOUTH 0° 31' 16" WEST A DISTANCE OF 653.00 FEET; THENCE NORTH 89° 55' 38" EAST A DISTANCE OF 1459.26 FEET TO A POINT ON THE WEST LINE OF SAID PARCEL 1; THENCE CONTINUING NORTH 89° 55' 38" EAST, PARALLEL TO THE NORTH LINE OF SAID PARCEL I A DISTANCE OF 1343.48 FEET TO A POINT ON THE EAST LINE OF SAID PARCEL 1; THENCE NORTH 0° 28' 16" EAST ALONG THE EAST LINE OF SAID PARCEL 1 A DISTANCE OF 365.46 FEET TO A POINT ON THE SOUTHWESTERLY LINE ON THE ATCHESON, TOPEKA AND SANTA FE RAILROAD COMPANY'S RIGHT-OF-WAY; THENCE NORTH 35° 25' 56" WEST ALONG SAID RAILROAD RIGHT-OF-WAY LINE A DISTANCE OF 352.56 FEET TO THE NORTHEASTERLY CORNER OF SAID PARCEL I; THENCE NORTH 35° 19' 16" WEST CONTINUING ALONG SAID RAILROAD RIGHT-OF-WAY LINE A DISTANCE OF 482.04 FEET; THENCE SOUTH 89° 55' 38" WEST, PARALLEL TO THE NORTH LINE OF SAID PARCEL I A DISTANCE OF 855.09 FEET TO A POINT ON THE NORTHERLY EXTENSION OF THIS WEST LINE OF SAID PARCEL 1; THENCE SOUTH 0° 27' 17" WEST, A DISTANCE OF 393.68 FEET, TO THE POINT OF BEGINNING.

APN: 047-130-020 (PORTION)

BOARDMAN

A LEASEHOLD ESTATE, FOR THE TERM AND UPON THE TERMS, CONDITIONS AND PROVISIONS AS CONTAINED IN THAT CERTAIN MEMORANDUM OF GROUND LEASE, INCLUDING THE TERMS AND PROVISIONS THEREOF, BY AND BETWEEN THE PORT OF MORROW, A MUNICIPAL CORPORATION OF THE STATE OF OREGON, AS LESSOR, AND PACIFIC ETHANOL COLUMBIA, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS LESSEE, REOCRDED OCTOBER 5, 2006 AS 2006-17758, MORROW COUNTY MIRCOFILM RECORDS, ON THE FOLLOWING DESCRIBED PROPERTY:

A PARCEL OF LAND LOCATED IN SECTION 2, TOWNSHIP 4 NORTH, RANGE 25 EAST OF THE WILLAMETTE MERIDIAN, IN THE COUNTY OF MORROW, STATE OF OREGON, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH RIGHT 0 WAY LINE OF CENTER LOOP DRIVE BEING NORTH 04°45'10" WEST A DISTANCE OF 1,666.80 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 2, IN TOWNSHIP 4 NORTH, RANGE 25 EWM; THENCE NORTHWESTERLY ALONG THE NORTH RIGHT OF WAY OF SAID CENTER LOOP DRIVE, ALONG A 530.26 FOOT CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 470.00 FEET, AN INTERNAL ANGLE OF 64°38'29" AND A CHORD WHICH BEARS NORTH 80°21'18" WEST A DISTANCE OF 502.58 FEET; THENCE CONTINUING ALONG THE NORTH RIGHT OF WAY LINE OF CENTER LOOP DRIVE SOUTH 67°19'28" WEST A DISTANCE OF 80.00 FEET; THENCE NORTH 22°40'32" WEST A DISTANCE OF 10.00 FEET; THENCE NORTHWESTERLY ALONG A 419.11 FOOT CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 595.00 FEET, AN INTERNAL ANGLE OF 40°21'29" AND A CHORD WHICH BEARS NORTH 42°51'17" WEST A DISTANCE OF 410.50 FEET; THENCE NORTH 38°56'09" EAST A DISTANCE OF 1,258.00 FEET; THENCE SOUTH 51°03'51" EAST A DISTANCE OF 970.00 FEET; THENCE SOUTH 43°24'17" WEST A DISTANCE OF 1,008.18 FEET TO THE NORTH RIGHT OF WAY LINE OF CENTER LOOP DRIVE AND THE POINT OF BEGINNING.

5.13(a)-2

STOCKTON

With respect to the Stockton Site, the real property interests to be set forth in the Title Insurance Policy to be provided upon the initial Funding with respect to the Stockton Plant or as otherwise reasonably satisfactory to the Administrative Agent.

BRAWLEY

With respect to the Brawley Site, the real property interests to be set forth in the Title Insurance Policy to be provided upon the initial Funding with respect to the Brawley Plant or as otherwise reasonably satisfactory to the Administrative Agent.

BURLEY

With respect to the Burley Site, the real property interests to be set forth in the Title Insurance Policy to be provided upon the initial Funding with respect to the Burley Plant or as otherwise reasonably satisfactory to the Administrative Agent.

5.13(a)-3

SCHEDULE 5.19(d)(iii)
to Credit Agreement

UNDERGROUND STORAGE TANKS

Under Ground Storage Tanks at the Madera Plant

Nine underground storage tanks ("USTs") have been used at Madera. Two USTs of undetermined volume were filled with cement and abandoned in place. Three USTs of undetermined volume were filled with sand and abandoned in place. Four USTs were removed from the site approximately 20 years ago. Inspection records and soil sample analyses did not indicate fuel releases into soil at the UST locations. The Madera County Environmental Health Department has granted closure for the USTs.

Under Ground Storage Tanks at the Burley Plant

Three USTs have been used at Burley. One 300-gallon gasoline UST and one 500-gallon diesel UST were removed from the site approximately 10 years ago. The tanks were in good condition and did not show any signs of corrosion or leaks at the time of removal. One 500-gallon heating oil UST remains on the property, located near the back door of the on-site residence. The heating system in the residence was converted to natural gas approximately three years ago.

5.19(d)(iii)-1

SCHEDULE 5.23
to Credit Agreement

SEPARATENESS PROVISIONS

In the case of Pacific Holding:

(1)       The board of directors and each entity holding membership interests in Pacific Holding (other than the Independent Member) (the "Pacific Holding Member") shall cause Pacific Holding to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that Pacific Holding shall not be required to preserve any such right or franchise if the board of directors shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to Pacific Holding. For so long as any Obligation remains outstanding, the board of directors also shall cause Pacific Holding to:

(a) maintain its own separate books and records and bank accounts (other than the Project Accounts);

(b) at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity;

(c) have a board of directors separate from that or those of the Pacific Holding Member(s) and any other Person;

(d) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(e)  not commingle its assets with assets of any other Persons and hold all of its assets in its own name (except to the extent otherwise provided in the Financing Documents);

(f) strictly comply with all organizational formalities to maintain its separate existence;

(g) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person (other than any of Pacific Holding's subsidiaries), and not have its assets listed on any financial statement of any other Person; provided, however, that Pacific Holding's assets may be included in consolidated financial statements of one of its Affiliates, provided that for financial statements covering fiscal quarters ending on and after March 31, 2007 (i) appropriate disclosure within the consolidated financial statements or footnotes thereto shall be made to indicate the separateness of Pacific Holding from such Affiliate and to indicate that Pacific Holding's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Pacific Holding's own separate balance sheet; provided, further that nothing herein shall be construed to require that such separate balance sheet be disclosed in public reports filed with the Securities and Exchange Commission;

5.23-1

(h) pay its own liabilities only out of its own funds or from the Project Accounts, provided, however, the foregoing shall not require any member of Pacific Holding to make any additional capital contributions to Pacific Holding;

(i) maintain an arm's-length relationship with its Affiliates and the member of Pacific Holding and enter into transactions with Affiliates and any such member only on a commercially reasonable basis and on terms similar to those of an arm's-length transaction (except to the extent it may (i) guarantee the obligations of another Borrower as permitted under the Financing Documents or (ii) enter into any contract or any other Affiliate transaction permitted under the Credit Agreement);

(j) correct any known misunderstanding regarding its separate identity and not identify itself as a division of any other Person;

(k) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, the foregoing shall not require any member of Pacific Holding to make any additional capital contributions to Pacific Holding; and

(l) cause the directors, officers, agents and other representatives of Pacific Holding to act at all times with respect to Pacific Holding consistently and in furtherance of the foregoing and in the best interests of Pacific Holding.

B.                In the case of each other Borrower:

(1)        Such Borrower shall maintain separate bank accounts and separate books   of account from each other Borrower and the Pledgor (other than the Project Accounts maintained in accordance with the Credit Agreement). The separate liabilities of such Borrower shall be readily distinguishable from the liabilities of each of its Affiliates, including the Pledgor (except to the extent otherwise contemplated by the Transaction Documents). Such Borrower shall conduct its business solely in its own name in a manner not misleading to other Persons as to its identity.

(2)        Such Borrower shall not, so long as any Obligation is outstanding and to the extent restricted by the Financing Documents, amend, alter or change the terms of its limited liability company agreements in any material respect unless the Administrative Agent consents.

5.23-2

(3)        For so long as any Obligation remains outstanding, the board of directors shall cause such Borrower to:

(a) maintain its own separate books and records and bank accounts (other than the Project Accounts);

(b) have a board of directors separate from that or those of each entity holding membership interests in such Borrower and any other Person;

(c) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(d) not commingle its assets with assets of any other Persons and hold all of its assets in its own name (except to the extent otherwise provided in the Financing Documents);

(e) strictly comply with all organizational formalities to maintain its separate existence;

(f) pay its own liabilities only out of its own funds or from the Project Accounts, provided, however, the foregoing shall not require the member of such Borrower to make any additional capital contributions to such Borrower;

(g) maintain an arm's-length relationship with its Affiliates and the member of such Borrower and enter into transactions with Affiliates and the member of such Borrower only on a commercially reasonable basis and on terms similar to those of an arm's-length transaction (except to the extent it may (1) guarantee the obligations of another Borrower as permitted under the Financing Documents or (2) enter into any contract or any other Affiliate transaction permitted under the Credit Agreement);

(h) correct any known misunderstanding regarding its separate identity and not identify itself as a division of any other Person;

(i) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, the foregoing shall not require the member of such Borrower to make any additional capital contributions to such Borrower; and

(j) cause the directors, officers, agents and other representatives of such Borrower to act at all times with respect to such Borrower consistently and in furtherance of the foregoing and in the best interests of such Borrower.

5.23-3

SCHEDULE 5.29
 to Credit Agreement

LEGAL NAMES AND PLACE OF BUSINESS

Legal Names

Pacific Holding: Pacific Ethanol Holding Co. LLC, a Delaware limited liability company.

Madera: Pacific Ethanol Madera LLC, a Delaware limited liability company.

Boardman: Pacific Ethanol Columbia, LLC, a Delaware limited liability company.

Stockton: Pacific Ethanol Stockton, LLC, a Delaware limited liability company.

Brawley: Pacific Ethanol Imperial, LLC, a Delaware limited liability company.

Burley: Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company.

Sole Place of Business and Chief Executive Office of Each Borrower

5711 N. West Avenue
Fresno, California 93711

The Chief Executive Office may change (subject to Section 5.29 of the Credit Agreement) to:

4060 Capital Mall, Suite 2060
Sacramento, California 95814

5.29-1

SCHEDULE 5.30
to Credit Agreement

BROKER FEES

None.

5.30-1

SCHEDULE 6.01(g)(i)
 to Credit Agreement

EXISTING LIENS

1.
Lien granted by Pacific Ethanol Holding Co. LLC in favor of Hudson United Capital, a division of TD Banknorth, N.A., pursuant to that certain Member Interest Pledge Agreement, dated as of April 10, 2006, between Pacific Ethanol Madera LLC and Hudson United Capital, a division of TD Banknorth, N.A., which Lien will be released and terminated on the Closing Date.

2.
Lien granted by Pacific Ethanol Madera LLC in favor of Hudson United Capital, a division of TD Banknorth, N.A., pursuant to that certain Assignment and Security Agreement, dated as of April 10, 2006, between Pacific Ethanol Madera LLC and Hudson United Capital, a division of TD Banknorth, N.A., which Lien will be released and terminated on the Closing Date.

6.01(g)(i)-1

Schedule 6.01(q)
to Credit Agreement

DRAWDOWN SCHEDULES

6.01(q)-1

6.01(q) - 2

Schedule 6.02(e)(i)
 to the Credit Agreement

Acceptable Project Parties

Any Person, other than a process technology provider, (a) having (i) industry- specific experience and positive reputation reasonably acceptable to the Administrative Agent (which shall be deemed to be acceptable if such experience and positive reputation are equal to or greater than the experience and reputation of a Project Party party to any comparable Project Document (whether such agreement is then or was previously in effect) on the date such Project Document was approved hereunder) and (ii) credit, or credit support (which may include a Project Document Guarantee), reasonably acceptable to the Administrative Agent (which shall be deemed to be acceptable if such credit or credit support are equal to or greater than the credit or credit support of a Project Party party to any comparable Project Document (whether such agreement is then or was previously in effect) on the date such Project Document was approved hereunder) or (b) with respect to any counterparty that is not a Major Project Party, that is otherwise reasonably acceptable to the Administrative Agent.

For the avoidance of doubt, if the process technology provider for any Plant is a Person other than Delta-T, such Project Party will be subject to approval by the Required Lenders.

The parties hereto acknowledge and agree that (i) the Stockton Port District, as landlord under the Stockton Lease, shall be an acceptable Project Party and (ii) W.M. Lyles Co. and its Affiliates shall each be an acceptable Project Party as a Construction Contractor so long as such party provides credit or credit support (which may include a Project Document Guarantee or payment and performance bonds) reasonably acceptable to the Administrative Agent (which shall be deemed to be acceptable if such credit or credit support is equal to or greater than the credit or credit support of a Project Party party to a comparable Construction Contract on the date such Construction Contract was approved hereunder).

6.02(e)(i)-1

Schedule 6.02(e)(iv)
to the Credit Agreement

Project Party Consents

As a condition to the first Funding for each Plant, Consents are required with respect to each Project Document related to such Plant to which a Major Project Party is a party (other than the following, with respect to which no Consent shall be required: (1) the Construction Contract with Parsons relating to the Boardman Plant, (ii) the Madera DG Agreement, (iii) the Borrower LLC Agreements and (iv) any lease that contains provisions for the benefit and protection of a mortgagee (including the Collateral Agent) (whether in such lease or leasehold mortgage, nondisturbance agreement, estoppel certificate, or similar document executed in connection therewith in favor of the Collateral Agent, for the benefit of the Senior Secured Parties) in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent).

6.02(e)(iv)-1

SCHEDULE 7.01(h)
to Credit Agreement

INSURANCE

Note: the requirements of this Insurance Schedule apply to each Plant (and the Borrower that owns such Plant) from and after the date of the initial Funding Notice with respect to such Plant, and apply to Pacific Holding from and after the date of the initial Funding Notice. Notwithstanding the above, the report of the Insurance Consultant delivered on the Closing Date shall address these requirements of this Insurance Schedule as they apply to each Plant and each Borrower.

1.	GENERAL PROVISIONS

1.1.     The Borrowers shall at all times carry and maintain or cause to be carried and maintained, at their own expense, the minimum insurance coverage set forth in this Schedule 7.01(h). The terms and conditions of all insurance policies (including the amount, scope of coverage, deductibles, and self-insured retentions) shall be reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) in all respects as of the date of the initial Funding. After the date of the initial Funding and until the Discharge Date, the terms and conditions of all insurance policies (including the amount, scope of coverage, deductibles, and self-insured retentions) shall be acceptable in all respects in the reasonable judgment of the Administrative Agent (acting in consultation with the Insurance Consultant), and the Administrative Agent (acting in consultation with the Insurance Consultant) may require that such terms be modified if (i) a state of facts or circumstances exists with respect to any Plant or the Project that was not foreseen by the Administrative Agent on the date of this Agreement and which, in the reasonable judgment of the Administrative Agent (acting in consultation with the Insurance Consultant), renders such coverage inadequate, and (ii) the requested coverage is available on commercially reasonable terms taking into account, with respect to any Plant that has not achieved its Commercial Operation Date, the Construction Budget for such Plant. All insurance carried pursuant to this Schedule 7.01(h) shall conform to the relevant provisions of the respective Project Documents and be with insurance companies that are rated "A-, X" or better by Best's Insurance Guide and Key Ratings, or other insurance companies of recognized responsibility satisfactory to the Administrative Agent (acting in consultation with the Insurance Consultant). None of the Agents or the other Senior Secured Parties shall have any obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required under this Schedule 7.01(h).

Capitalized terms used in this Schedule 7.01(h) not otherwise defined herein shall have the meanings set forth in this Agreement, or if not defined therein, as such terms are used in the common practice of the insurance industry.

The insurance carried in accordance with this Schedule 7.01(h) shall be endorsed as follows: The Collateral Agent shall be sole loss payee with respect to all First Party policies including the Builders Risk, Delay in Start Up, Marine and inland Transit and Delay in Start Up, Property All Risk and Business Interruption, Leasehold Interest Property All Risk and Business Interruption (where such Leasehold insurance exists) hereof using a Standard Lenders Loss Payable Clause reasonably acceptable to the Administrative Agent (acting in consultation with the Insurance Consultant). The Administrative Agent, in its capacity and on behalf of the Lenders, and the Collateral Agent, on behalf of the Senior Secured Parties, shall be additional insureds with respect to all of the Borrowers' insurance (where legally allowed);

7.01(h)-1

(a)           The insurance policies provided by the Borrowers shall allow that the interest of the Administrative Agent, Collateral Agent and the other Senior Secured Parties shall not be invalidated by any action or inaction of any of the Borrowers or the Insureds and shall insure the Administrative Agent, Collateral Agent and the other Senior Secured Parties regardless of any breach or violation by the any of the Borrowers or the Insured of any warranties, declarations or conditions in such policies or any foreclosure or change in ownership of any Plant or the Project;

(b)           The insurer thereunder shall waive all rights or subrogation against the Administrative Agent, Collateral Agent and the other Senior Secured Parties and their respective officers, employees, agents, successors and assigns and shall waive any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise;

(c)           Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of any of Administrative Agent, Collateral Agent and the other Senior Secured Parties with respect to its interest as such in the Project and each policy insuring against liability to third parties shall contain a severability of interests or cross liability provision; and

(d)           Any insurance carried under this Schedule 7.01(h) that is written to cover more than one insured shall provide that all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrowers), shall operate in the same manner as if there were a separate policy covering such insured.

1.2.      Adjustment of Losses.

(a)            The loss, if any, under any insurance required to be carried hereunder shall be adjusted with the insurance companies or otherwise collected, including the filing in a timely manner of appropriate proceedings, by the Borrowers, subject to the reasonable approval of the Administrative Agent (acting in consultation with the Insurance Consultant) as it pertains to losses under the Builders Risk, Delay in Start Up, Transit, Property, Business Interruption, Leasehold Property and Business Interruption and other applicable first party policies only. In addition, the Borrowers shall take all other steps necessary or reasonably requested by the Administrative Agent to collect from insurers any loss covered by any of the insurance policies herein. All such policies shall provide that the loss, if any, and coverage afforded under such insurance shall be adjusted and paid as provided in this Schedule 7.01(h).

(b)            The Borrowers shall promptly notify the Administrative Agent of any property damage loss covered by any insurance. The Borrowers shall cooperate and consult with the Administrative Agent in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of any Plant or the Project or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction of any Plant or the Project or any portion thereof. Without the prior written consent of the Administrative Agent (acting in consultation with the Insurance Consultant), no Borrower will settle, or consent to the settlement of, any proceeding arising out of any damage, destruction or condemnation of any Plant or the Project or any portion thereof.

7.01(h)-2

1.3.      Application of Payments. All payments with respect to the insurance policies required by this Schedule 7.01(h) shall promptly be deposited in the relevant Insurance Proceeds Account or the Revenue Account as required pursuant to Article VIII (Project Accounts) for application in accordance with the provisions of this Agreement.

1.4.      Evidence of Insurance. On the Closing Date, on an annual basis no more than ten (10) days following each policy anniversary, and otherwise as required under the Credit Agreement, the Borrowers shall furnish to the Administrative Agent with approved certification of all required insurance. An authorized representative of each insurer shall execute such certificates. Such certificates shall identify underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term, and the insurance broker or insurance carrier providing such certificates shall specifically state (either in such certificate or otherwise) that the special provisions enumerated for such insurance herein are provided by such insurance. The Borrowers shall certify that the premiums on all such policies have been paid in full for the current year or will be paid when due. Upon request, the Borrowers will promptly furnish to the Administrative Agent copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Project.

1.5.      No Duty to Verify. No provision of this Schedule 7.01(h) or any provision of any Transaction Document shall impose on the Administrative Agent, Collateral Agent or any Senior Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrowers, nor shall the Administrative Agent, Collateral Agent or any Senior Secured Party be responsible for any representations or warranties made by or on behalf of any Borrower to any insurance company or underwriter.

2.	CONSTRUCTION PERIOD INSURANCE

2.1.      Coverage. The following coverages shall be maintained as required below.

(a)            Commercial General Liability.

Commercial general liability insurance for each Plant, written on "occurrence" policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, blanket contractual liability, independent contractor's and personal injury, with no exclusions for explosion, or collapse and underground perils, with primary coverage limits of no less than one million Dollars ($1,000,000) for injuries or death to one or more persons or damage to property resulting from any one occurrence and a two million Dollar ($2,000,000) annual aggregate limit. The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is "named insured" under the liability policy. Deductibles in excess of two hundred fifty thousand Dollars ($250,000) shall be subject to review and reasonable approval by the Administrative Agent (acting in consultation with the Insurance Consultant). This policy shall also be endorsed to include fire legal liability and (where the exposure exists) rail road protective with limits no less than replacement cost of the value of any real property covered under any rail agreement entered into by any Borrower.

(b)            Automobile Liability.

Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than one million Dollars ($1,000,000) per accident with respect to bodily injury, property damage or death. Automobile insurance shall include the Motor Carrier Act Endorsement encompassing Hazardous Materials Cleanup (MCS90), if applicable.

7.01(h)-3

(c)           Workers Compensation.

Workers compensation insurance to statutory limits and employer's liability with a limit of not less than one million Dollars ($1.000,000) per occurrence and in the aggregate and such other forms of insurance that any Borrower or the Construction Contractor is required by law to provide during construction of any Plant or the Project, providing statutory benefits and covering loss resulting from injury, sickness, disability or death of the employees of any Borrower, Construction Contractor and subcontractors who are working on such Plant or the Project.

(d)           Umbrella or Excess Liability.

Umbrella or excess liability insurance of not less than twenty million Dollars ($20,000,000) per occurrence and in the aggregate in respect of products and completed operations liability which may be satisfied during the construction period through a combination of the Construction Contractor, and the Borrowers' insurance policies. Such coverages shall be on a per occurrence basis and inclusive of coverage provided by the policies described in Sections 2.1(a) and (b) of this Schedule 7.01(h) and, with respect to employer's liability, Section 2.1(c) of this Schedule 7.01(h), the limits on which shall apply toward the limit set forth in this section. If the policy or policies provided under this Section 2.1(d) contain(s) aggregate limits applying to other operations of the Borrowers, other than the relevant Plant, and such limits are diminished below fifteen million Dollars ($15,000,000) by any incident, occurrence, claim, settlement or judgment against such insurance that has caused the insurer to establish a reserve, the Borrowers shall, within five (5) Business Days after obtaining knowledge of such event, inform the Administrative Agent, and within thirty (30) Business Days after the occurrence of such event shall purchase an additional umbrella/excess liability insurance policy satisfying the requirements of this Section 2.1(d).

(e)            Aircraft Liability.

Aircraft liability insurance, to the extent exposure exists, in an amount not less than ten million Dollars ($10,000,000) for all owned, non-owned and hired aircraft, fixed wing or rotary, used in connection with the construction of the Project.

(f)            Builder's Risk.

The Borrowers are to evidence the following insurance for each Plant prior to the date of the initial Funding Notice for the Construction Loans for such Plant (the "Builder's Risk  Effective Date").

7.01(h)-4

From the Builder's Risk Effective Date until such time as coverage is replaced under permanent cover as set forth in Section 3.1(d) of this Schedule 7.01(h), builder risk insurance, as such term is used in the common practice of the insurance industry, on a replacement cost basis with windstorm, flood and earthquake (including sinkhole and subsidence) and providing coverage for each Plant including land transit, removal of debris, insuring the buildings, structures, machinery (including resultant damage from design, workmanship or material defect with coverage restrictions not more onerous than LEG2/DE4 or the equivalent), equipment, facilities, fixtures and other properties constituting a part of each Plant in a minimum amount not less one hundred percent (100%) of the full replacement cost of such Plant. Such coverage will include strike, vandalism, and malicious mischief to the extent it is commercially and reasonably available. Sub limits are permitted as respects the perils of professional fees ($250,000), debris removal (the greater of $5,000,000 or 25% of loss), inland and (if applicable) marine transit (in an amount sufficient to satisfy replacement cost values of any shipment in conveyance), offsite storage ($5,000,000 per storage area), extra and/or expediting expense ($5,000,000 per occurrence), earthquake (25% of the replacement cost of the asset), flood (25% of the replacement cost of the asset) and local authorities regulations ($1,000,000). The Builder's Risk policy shall contain coverage for operational testing and startup and, to the extent applicable, full replacement cover for machinery breakdown and electrical injury. All such policies may have deductibles of not greater than two hundred fifty thousand Dollars ($250,000) per loss for physical damage and five hundred thousand Dollars ($500,000) for machinery breakdown, including for hot testing, commissioning, defects and maintenance, windstorm, flood and lightening with a maximum deductible of five hundred thousand Dollars ($500,000), or two percent (2%) of values at risk for earthquake (5% for California earthquake). This coverage shall not include any annual or term aggregate limits of liability or any clause requiring the payment of additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, windstorm and earth movement.

(g)            Delay in Startup.

From the date of the initial Funding Notice, delay in startup insurance, on an "all risks" basis (as such term is used in common practice of the insurance industry on the date of this Agreement) including operational testing, and startup (machinery breakdown and electrical injury) coverage, during the construction period with limits of no less than twelve (12) months of projected scheduled debt service requirements and continuing expenses with the twelve (12) month indemnification period being exclusive of the deductible waiting period. The deductible or waiting period shall not exceed thirty (30) days from the planned Final Completion Date. This coverage shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except with regards to the insurance applicable to the perils of flood and earth movement.

(h)            Marine Cargo (to the extent exposure exists).

At least thirty (30) days prior to the shipment of equipment manufactured outside the United States, ocean cargo coverage shall be secured in an amount not less than the full replacement costs of equipment shipped with certificates of insurance being evidenced to the Administrative Agent. Such coverage shall apply to all equipment destined for the Project that is valued in excess of two hundred fifty thousand Dollars ($250,000) and/or that is considered critical and has a lead time to replace exceeding one (1) month. The ocean cargo policy shall attach coverage at the point of loading for departure from the premises of the manufacturer and shall continue in force until the shipment arrives at the relevant Plant including sixty (60) days storage, or until it is insured under the erection all risk policy. Delay in opening shall be insured in an amount equivalent to twelve (12) months indemnity of continuing expenses and Debt Service subject to a deductible of thirty (30) days commencing from the scheduled completion date as defined in the policy. Deductibles applying to marine cargo shall not exceed one hundred thousand Dollars ($100,000).

(i)             Pollution Legal Liability.

7.01(h)-5

Sudden and Accidental pollution legal liability insurance on a named perils basis with a limit commensurate (in the reasonable opinion of the Insurance Consultant) with industry practice for like construction projects, sufficient to meet contractual requirements but not less than three million Dollars ($3,000,000). Such coverage can be included in the commercial general liability and umbrella or excess liability covers or provided separately. Claims made coverage forms and deductibles of up to two hundred fifty thousand Dollars ($250,000) are acceptable.

(j)             Contractors and Subcontractors.

All contractors and subcontractors shall, to the extent not included in any Borrower-controlled insurance program, prior to performing work for any Plant, supply proper evidence of the types of insurance as set forth in their respective contracts and will include, where applicable, Professional Liability and Pollution Liability insurance. Such insurance supplied by the parties shall, with the exception of workers compensation, where contractually able:

(i)	add Borrowers, Administrative Agent, Collateral Agent and the other Senior Secured Parties as additional insured;

(ii)	be primary as respects insurance provided Borrowers, Administrative Agent, Collateral Agent and the other Senior Secured Parties as additional insured;

(iii)	waive rights of subrogation against Borrowers, Administrative Agent, Collateral Agent and the other Senior Secured Parties as additional insured; and

(iv)	continue in force until obligations of contractor and subcontractor are fulfilled.

3.	OPERATING PERIOD INSURANCE

3.1.       Coverage. The following coverages shall be placed into effect for the benefit of each Plant, including grain elevators at the earlier of the expiry of the Builders Risk insurance policy for such Plant or the Commercial Operation Date for such Plant and shall be maintained in effect at all times until the Discharge Date.

(a) Commercial General Liability.

Commercial general liability insurance for such Plant , written on "occurrence" policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, blanket contractual liability, and personal injury, with no exclusions for explosion, collapse and underground perils, and fire with primary coverage limits of no less than one million Dollars ($1,000,000) per occurrence and two million Dollars ($2,000,000) in the annual aggregate for injuries or death to one or more persons or damage to property resulting from any one occurrence, and a products and completed operations liability aggregate limit of not less than one million Dollars ($1,000,000). The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is "named insured" under the liability policy. Deductibles in excess of two hundred fifty thousand Dollars ($250,000) shall be subject to review and reasonable approval by the Administrative Agent (in consultation with the Insurance Consultant).

7.01(h)-6

(b)            Automobile Liability.

Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than one million Dollars ($1,000,000) per accident with respect to bodily injury, property damage or death. Automobile insurance shall include the Motor Carrier Act Endorsement encompassing Hazardous Materials Cleanup (MCS90), if applicable.

(c)            Workers Compensation.

Workers compensation insurance to statutory limits and employer's liability with a limit of not less than one million Dollars ($1,000,000) per occurrence and in the aggregate such other forms of insurance required by law with respect to any Plant or the Project, providing statutory benefits and covering loss resulting from injury, sickness, disability or death of employees (if any) of any Borrower. To the extent applicable, insurance shall cover Jones Act, Longshore and Harbor Workers Act and Continental Shelf Land Act.

(d)           Property / Machinery Breakdown.

Prior to or at expiry date of the Builders Risk Policy and ensuring no gap in coverage through the testing and commissioning period and not later than the Commercial Operations Date for each Plant, property "all risk" insurance, as such term is used in the common practice of the insurance industry on the date of this Agreement, including machinery breakdown, the perils of flood and earthquake, strike, vandalism and malicious mischief subject to terms that are consistent with current industry practice insuring all real and personal property of the Project at each Plant for an amount of not less than full replacement cost of such Plant. Sub limits are permitted as respects to the following perils:(i) debris removal (the greater of $5,000,000 or 25% of loss), (ii) expediting or extra expense ($5,000,000), (iii) increased costs due to orders by law and demolition costs of undamaged portion due to enforcement of by law ($2,000,000), flood (25% of replacement cost) and earthquake (25% of replacement cost) and (iv) such other coverages customarily sub-limited in reasonable amounts consistent with current industry practice with respect to similar risks and reasonably acceptable to the Administrative Agent (acting in consultation with the Insurance Consultant).

Such policy shall include: (i) an automatic reinstatement of limits following each loss (except for the perils of earthquake and flood) and (ii) a replacement cost endorsement with no deduction for depreciation. Unless provided under the all risk policy, boiler and machinery coverage (including consequence of design, workmanship or material defect) on a "comprehensive" basis including breakdown and repair on a replacement cost basis with limits not less than the full replacement cost of the insured objects. In the event all risk property cover and the boiler and machinery cover is not written in the same policy, each policy shall contain a joint loss agreement.

7.01(h)-7

All such policies may have deductibles of not greater than two hundred fifty thousand Dollars ($250,000) and two percent (2%) of values at risk, five percent (5%) for California Earthquake for natural hazard perils (such as flood and earthquake).

(e)           Business Interruption.

Borrowers shall also maintain or caused to be maintained, with respect to each Plant, business interruption insurance on all ''all risk" basis (as such term is used in common practice of the insurance industry on the date of this Agreement), including machinery breakage, in an amount necessary to satisfy policy coinsurance conditions, but with limits not less than the equivalent of twelve (12) months projected scheduled Debt Service, continuing expenses and an amount equivalent to the principal payments necessary for the Borrowers to reach the Target Balance Amount at the end of the twelve (12)-month period as indicated in this Agreement or in other amounts reasonably acceptable to the Administrative Agent (acting in consultation with the Insurance Consultant). The deductible or waiting period shall not exceed thirty (30) days. Borrowers shall also maintain or cause to be maintained contingent business interruption as respects the suppliers and vendors in an amount of not less than six (6) months projected scheduled Debt Service, continuing expenses and replacement ethanol extra expense in amounts acceptable to the Lenders, where the exposure exists.

(f)            Umbrella or Excess.

Umbrella or excess liability insurance of not less than twenty million Dollars ($20,000,000) per occurrence and annual aggregate during operations. Such coverages shall be on a per occurrence or claims made basis and over and above coverage provided by the policies described in Sections 3.1(a), (b) and, with respect to employer's liability, (c).of this Schedule 7.01(h), whose limits shall apply toward the twenty million Dollars ($20,000,000) limit set forth in this Section 3.1(f). If the policy or policies provided under this Section 3.1(f) contain(s) aggregate limits applying to other operations other than the Project, and such limits are diminished below fifteen million Dollars ($15,000,000) by any incident, occurrence, claim, settlement or judgment against such insurance that has caused the insurer to establish a reserve, Borrowers, within five (5) Business Days after obtaining knowledge of such event shall inform the Administrative Agent, and within thirty (30) Business Days after the occurrence of such event shall purchase an additional umbrella/excess liability insurance policy satisfying the requirements of this Section 3.1(f).

(g)            Aircraft Liability.

Aircraft liability, (to the extent exposure exists) in an amount not less than ten million Dollars ($10,000,000) for all owned, non-owned and hired aircraft, fixed wing or rotary, used in connection with the operation of the Project.

(h)            Pollution Legal Liability.

Including Onsite Cleanup and sudden and accidental pollution legal liability insurance on a named perils basis with a limit commensurate (in the reasonable opinion of the Insurance Consultant) with industry practice for like projects, sufficient to meet contractual requirements but not less than three million Dollars ($3,000,000). Such coverage can be included in the commercial general liability and umbrella or excess liability covers or provided separately. Claims made coverage forms and deductibles of up to two hundred fifty thousand Dollars ($250,000) are acceptable.

7.01(h)-8

4.	LEASEHOLD INTEREST INSURE

Unless otherwise covered under the operational Property All Risk Insurance described above or otherwise maintained by Pacific Ethanol, until the Discharge Date, each Borrower shall also insure, or cause to be insured its leasehold interests in the Leased Premises and provide Property Damage, Business Interruption/Extra Expense and Liability insurance in amounts reasonably satisfactory to the Administrative Agent (acting in consultation with the Insurance Consultant).

5.	DIRECTORS AND OFFICERS INSURANCE (to the extent exposure exists)

Until the Discharge Date, the Borrowers shall maintain, or cause to be maintained, Directors and Officers Insurance (including Employment Practices Liability) with limits in accordance with industry practice.

6.	GENERAL CONDITIONS APPLYING TO ALL INSURANCE

6.1.      The Borrowers shall promptly notify the Administrative Agent of any loss in excess of two hundred fifty thousand Dollars ($250,000) covered by any insurance maintained pursuant to Sections 2.1(f), (g) and (h) and Sections 3.1(e) and (f) of this Schedule 7.01(h).

6.2.       All policies of insurance required to be maintained pursuant to Sections 2.1(f), (g) and (h) and 3.1(d) and (e) of this Schedule 7.01(h).  shall provide that the proceeds of such policies shall be payable solely to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or New York Standard Mortgage Endorsement without contribution. All policies (where allowed by law) shall insure the interests of the Senior Secured Parties regardless of any breach or violation by any Borrower of warranties, declarations or conditions contained in such policies, any action or inaction of any Borrower or any other Person, or any foreclosure relating to any Plant or any change in ownership of all or any portion of any Plant (the foregoing may he accomplished by the use of the Lender Loss Payable Endorsement 438BFU required above).

6.3.      A loss under any insurance required to be carried under Sections 2.1(f), (g) and (h) and 3.1(d) and () of this Schedule 7.01(h), shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrowers, together with the Administrative Agent. In addition the Borrowers may, in their reasonable judgment, consent to the settlement of any loss; provided that in the event that the amount of any such loss exceeds two hundred fifty thousand Dollars ($250,000) the terms of such settlement are concurred with by the Administrative Agent (acting in consultation with the Insurance Consultant).

6.4.       All policies of insurance required to be maintained pursuant to this Schedule 7.01(h) shall be endorsed so that if at any time any such policy should be cancelled, or coverage under any such policy should be reduced, such cancellation or reduction in coverage shall not be effective for thirty (30) days following delivery of written notice thereof to the Administrative Agent, except for cancellation or reduction in coverage due to non-payment of premium, which shall not be for effective for ten (10) days following delivery of written notice thereof to the Administrative Agent.

7.01(h)-9

7.           REPORT

7.1.   On the initial Funding Date and annually thereafter, the Borrowers shall furnish the Administrative Agent with a report of an independent insurance broker, signed by an officer of such broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule 7.0104 In addition the Borrowers will advise the Administrative Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of any Borrower that may invalidate or render unenforceable, in whole or in part, any insurance being maintained by any Borrower pursuant to this Schedule 7.01(h).

8.           "CLAIMS MADE" POLICIES FOR CERTAIN TYPES OF INSURANCE

8.1.   If any liability insurance required under the provisions of this Schedule 7.01(h) is allowed to be written on a "claims made" basis, then such insurance shall include the following:

(a)           The retroactive date (as such term is specified in each of such policies) shall be no later than the date on which construction is commenced or the Commercial Operations Date for the relevant Plant (as applicable).

(b)            Each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Borrowers shall obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or "tail", reasonably available in the commercial insurance market for each such policy or policies.

9.              UNAVAILABILITY OF INSURANCE

If any insurance (including the limits or deductibles thereof) hereby required to be maintained is not reasonably available and commercially feasible in the commercial insurance market, the Administrative Agent (acting in consultation with the Insurance Consultant) shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that the Borrowers shall first request any such waiver in writing to the Administrative Agent, which request shall be accompanied by a written report prepared by an insurance broker of nationally recognized standing, certifying that such insurance required is not reasonably available and commercially feasible (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions. If after reviewing such evidence with the Insurance Consultant, the Administrative Agent concurs with such report, the Borrowers shall not be required to maintain such insurance until such time as such insurance is again available on commercially reasonable terms. At any time after the granting of any such waiver, but not more often than once a year, the Administrative Agent or the Lenders may request, and the Borrowers shall furnish to the Administrative Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Administrative Agent from such independent insurance broker or the Insurance Consultant updating their prior reports and reaffirming such conclusion. It is understood that the failure of the Borrowers to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. For the purposes of this Section 9.1, insurance will be considered "not reasonably available and commercially feasible" when it is obtainable only at excessive costs that are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the relevant Plant because of such excessive costs.

7.01(h)-10

10.	EROSION OF LIMIT

In the event that the insurance program evidenced for the benefit of any Plant is being provided through an insurance policy that also insures other assets owned by the Borrowers and the limits or sub limits are eroded or exhausted due to a loss at another Plant or location the Borrowers will immediately cause limits to be reinstated (where applicable) or replaced for the benefit of such Plant.

7.01(h)-11

Schedule 7.01(k) - A
to Credit Agreement

PERFORMANCE GUARANTEE

Anhydrous Undenatured Ethanol Production Specification

Anhydrous Fuel Ethanol Production Rate
Minimum 4,522.23 (Madera and Boardman)  or 6,783.34 (Stockton, Brawley and Burley) US undenatured gallons per hour (average over the seven day test, see below) based on a minimum feedstock specification of 56 lb/bushel test weight corn containing a maximum of 14.5% moisture (by weight), a minimum of 72% dry fermentable starch (by weight) and a maximum of 1% foreign material (by weight).

Undenatured ethanol will meet specifications per ASTM D4806-06c.

40MGY1	60MGY2	Unit
4,522.23	6,783.34	ugal/hr
24	24	hrs/day
108,533	162,800	ugal/day
351	351	days/yr
38,095,238	57,142,857	ugal/yr
5.00%	5.00%	denaturant %
1,904,762	2,857,143	denaturant/yr
40,000,000	60,000,000	dgal/yr
Notes 1. Madera and Boardman plants 2. Stockton, Burley and Brawley plants

Anhydrous Fuel Ethanol Yield:
Minimum 2.68 gallons undenatured ethanol per bushel of corn feed based on a minimum feedstock specification of 56 lb/bushel test weight No. 2 Yellow Dent corn containing a maximum of 14.5% moisture (wgt), minimum 72% dry, trash-free starch, maximum 1% (wgt) foreign material.

7.01(k)-A-1

Utility Consumption Specification

Process Electrical Consumption:
Maximum 0.80 kWh per gallon (average) of undenatured fuel ethanol produced when operating at the nameplate capacity. This number includes process equipment components in mash preparation, liquefaction and cook, yeast mix and propagation, fermentation, distillation, dehydration and acid reduction, evaporation, separation and stillage, process condensate, chemical storage, CO, scrubbing, compressed air, closed seal water system, WDGS transfer and handling, ethanol storage and loadout, cooling tower and chiller including cooling and chilled water circulation, condensate return, process sumps, and heat tracing, regenerative thermal oxidizer, cold lime water softening, boilers, and CO2 recovery equipment installed at PLANT (minor equipment related only to transfer of CO2). The indicated consumption does not include grain receiving, . grain storage, grain milling, CO2 processing, CO2 pressurizing, or CO2 liquification. . This guarantee is based on the use of extra high efficiency motors in all applications and 4160 volt motors for applications over 200 HP.

Process Natural Gas Consumption:
Maximum 27,059 actual natural gas BTUs per gallon (average) of undenatured fuel ethanol produced (as calculated in Section 2.5 of Schedule 7.01(k)-B to the Credit Agreement). This number includes the natural gas to all process components except grain receiving, grain storage and grain milling.

7.01(k)-A-2

Schedule 7.01(k) - B
to Credit Agreement

APPROVED PERFORMANCE TEST PROTOCOLS

1.          Performance Test Protocols

1.1       Pre-Test Preparation

1.1.1 - Before commencement of PERFORMANCE TEST, OWNER shall notify INDEPENDENT ENGINEER in writing at least seven (7) days prior to planned commencement of the PERFORMANCE TEST that all pre-test conditions have been satisfied, including the following:

•
Adequate and competent supervision, personnel and resources for effective operation, maintenance and performance analysis of the PLANT, including laboratory analysis, temporary meters or other measuring devices and instrumentation specified as to accuracy and reproducibility by OWNER in advance of the PERFORMANCE TEST required to conduct and evaluate the PERFORMANCE TEST shall have been furnished. The PLANT shall be operated and maintained in accordance with the technical advice and instruction from the Operations Manual and otherwise within generally accepted practices within the fuel ethanol industry.

•
The PLANT, its machinery, equipment, instrumentation and piping, shall all be clean lubricated where appropriate, leak tight, and ready to operate according to design specifications. All systems and appropriate checkouts and calibrations shall have been completed and documented by responsible PLANT technicians, contractors, and/or vendors. Analytical and any special test equipment and reagents will have been calibrated and made accurate.

•
Cleaning (CIP) of the process equipment has been accomplished seven (7) days or less before the PERFORMANCE TEST and standard procedures set out in the Operations Manual. All ingredients and supplies required to complete the test are on hand. This includes, but is not limited to, feedstock of corn (meeting specifications listed in Annex A, Section 1.2.1) supplied in stable quantities sufficient to support PLANT operation at a rate up to 125% of the design-basis fuel ethanol production rate, as well as sufficient steam and other utilities, enzymes, chemicals, and other ingredients of the type specified by in the Operations Manual and supplies to support PLANT operation at a rate up to 125% of the design-basis fuel ethanol production rate.

•	Adequate operation, analytical, and maintenance support shall be scheduled for the test period.

7.01(k)-B-1

1.2       Coordination

1.2.1 -  OWNER shall coordinate, direct and supervise the Performance Test during the 24 hour/day seven day PERFORMANCE TEST period.

1.2.2 - OWNER shall supply, or cause to be supplied, all feedstock, utilities and other supplies and services required to conduct the PERFORMANCE TEST, as specified under Section 1.1.1 above, throughout the entire PLANT during all PERFORMANCE TESTS.

1.3        Conducting the Test

1.3.1 - At the scheduled start time of the PERFORMANCE TEST, the OWNER will signal that the test has formally begun and will direct operators to take the initial test measurements. The test will be conducted over a seven-day (168 hour) period of operation. OWNER'S personnel shall operate the PLANT in compliance with manufacturers' recommendations, the Operations Manual, including, without limitation, adjustments in temperatures, pressures, feedstock rates, steam flow, and other process control inputs, provided these adjustments do not result in unsafe operating conditions. PLANT operators will monitor and record operating data according to standard procedures and in addition will record the supplemental data specified in this protocol on data sheets. Records will be developed from permanent plant equipment that is calibrated immediately prior to test. If the Performance Guarantees have been met, then OWNER shall, within five (5) days of completion of the PERFORMANCE TESTS, issue a notice to the INDEPENDENT ENGINEER to such effect. OWNER will also provide the air emissions test data to INDEPENDENT ENGINEER as quickly as possible. If the PERFORMANCE TESTS have not been met, then OWNER shall issue a written notice to the INDEPENDENT ENGINEER within five (5) days of completion of the PERFORMANCE TESTS indicating in what manner such PERFORMANCE TESTS have not been successfully completed.

1.3.2 - If the 168-hour test period is interrupted for any reason within the OWNER'S control, a new 168-hour test period will resume after the cause for the interruption has been corrected and the PLANT has achieved an acceptable operating capacity at substantially the same rate immediately prior to the interruption. If the 168-hour test period is interrupted for any reason outside of the OWNER'S control, such as any earthquake, fire, flood, hurricane, storm, tornado or other act of God, war (declared or not), terrorism, hostilities, blockade, revolution, strike (of a general or national nature), insurrection, riot, disruption of service by the electric energy supplier and/or disruption of service by natural gas supplier, the seven-day test period will resume after the cause for the interruption has been corrected and the PLANT has achieved an acceptable operating capacity at substantially the same rate immediately prior to the interruption. If it becomes obvious that the PERFORMANCE TEST cannot be carried out to a satisfactory conclusion in the current attempt, OWNER shall stop the PERFORMANCE TEST if it becomes obvious that it cannot be carried to a satisfactory conclusion in the current attempt.

1.3.3 - OWNER shall conduct the PERFORMANCE TEST described herein in such a manner so that at all times during such PERFORMANCE TEST the PLANT is operating in compliance with its air permits.

7.01(k)-B-2

1.3.4 - The PERFORMANCE TEST is to be run with a normal complement of PLANT employees and under normal operating conditions with essential equipment in automatic control. No automatic controls or safety protections may be temporarily bypassed nor may any temporary equipment or procedures be used during the PERFORMANCE TEST. Permanently installed plant instruments are to be utilized as applicable for performance testing and data is to be accessed through the DCS. Instruments are to be calibrated by OWNER.

2.          Analytical/Calculation Protocols

2.1        Undenatured Fuel Ethanol Quality

METHOD:
Analyze samples according to OWNER provided procedures. The last test result before emptying day tank into main storage tank shall determine the quality for the batch. The average of all batch test results over the test period shall be used in determining the quality for the PERFORMANCE TEST.

If the fuel ethanol in the day tank does not meet the quality specifications of Annex A, Section 1.2.1, OWNER has the discretion to send it on to the main storage tank on the theory that the blended product in the main storage tank will meet the quality specifications. The average of all batch test results shall be used to establish the blended quality. If the blended fuel ethanol does not meet quality specifications as a result of below quality product measured in one or more day tank batches the volume of the batch(s) shall not be included in ethanol production "rate" quantities used in calculating liquidated damages.

SAMPLE POINT:	Undenatured Fuel Ethanol Day Tank Storage
SAMPLE SIZE:	250 mls.
SAMPLE CONTAINER:	Nalgene
FREQUENCY:	Once per three (3) hours
SAMPLES RETAINED:	All
PREPARATION:	Standardize test reagents. Clean glassware and sample containers. Assure that reagents are of sufficient quality.
DOCUMENTATION:	Log results on a PERFORMANCE TEST Data Sheet (Annex B).

2.2        Undenatured Fuel Ethanol Production Rate

7.01(k)-B-3

METHOD:
The day tank will be manually measured every three (3) hours to serve as the principal method of measurement of production volume, along with a final measurement of the day tank before, the contents are sent to the main storage tank(s). In addition, flow totalizer readings will be taken from product meter or other measuring device by OWNER at regular intervals as backup verification of the manual measurements. The total volume from the test meters will be adjusted to a volume equivalent 99.50wt% ethanol at 60°F. Divide by the total number of test hours to determine the average rate over the test period.

SAMPLE POINT:	Product volumetric totalizing meter (with computer monitoring) after Product Receiver.
SAMPLE SIZE:	N/A
SAMPLE CONTAINER:	N/A
FREQUENCY:	Once per three (3) hours and at the end of each Day Tank batch.
SAMPLES RETAINED:	N/A
PREPARATION:	Certify that the flow meter is properly calibrated.
DOCUMENTATION:	Log results on a PERFORMANCE TEST Data Sheet (Annex B).

2.3        Undenatured Fuel Ethanol Yield

BASIS:	56 lb. per bushel corn containing 14.5% moisture and 72% dry fermentable starch and a maximum of I% foreign material (by weight).

METHOD:
Record Bliss rotary valve readings to measure the accumulated meal weight. Measure the sample moisture. Convert total undenatured ethanol volume from the Rate Test to weight at 60°F. Divide the calculated mass quantity of undenatured ethanol by the calculated corn mass quantity of total starch fed over the time period to determine yield. In addition, this Bliss rotary valve total should be cross checked by totaling all corn receipts and taking into account the current corn bin volumes. Starch content will be tested at the Front Range Energy, LLC ethanol production facility and one sample will be taken every twelve hours.

TEST POINT:	Bliss rotary valve
FREQUENCY:	Once per three (3) hours (weight, moisture), Once per twelve (12) hours (starch content)

7.01(k)-B-4

PREPARATION:	Certify that the Bliss rotary valve is properly calibrated
DOCUMENTATION:	Log results on "PERFORMANCE. TEST Data Sheet" (Annex B)

2.4        Process Electrical Consumption

METHOD:
Record electric meter readings at beginning of test and at the required frequency thereafter. Divide total kWh for test period by total volume of undenatured ethanol produced to determine average kWh per gallon. Average results of all calculations for test periods to determine the process electrical power consumption value for PERFORMANCE TEST.

TEST POINT:
Electric power meter types and locations as established by OWNER, and as necessary to isolate process consumption. Note that electricity consumption from grain receiving, grain storage, and grain milling will not be included in PLANT electricity consumption. Electricity consumption from the boilers, regenerative thermal oxidizer, and cold lime water softening system will be included in PLANT usage, and the calculations for such usage will be reported isolated and removed for ethanol plant kWh usage, though both the total and net readings will be provided.

FREQUENCY:	Once per three (3) hours
PREPARATION:	Isolate process electrical consumption activities during test period.
DOCUMENTATION:	Log results on a PERFORMANCE TEST Data Sheet (Annex B)

2.5        Process Natural Gas Consumption

METHOD: Record natural gas flowrate from the flowmeter to the Process consumption points. Divide the natural gas/hr value by the average gal/hr undenatured ethanol produced during the test period to determine mmbtu of natural gas per gallon of undenatured ethanol production. Average results of all calculations for test period to determine natural gas consumption value for PERFORMANCE TEST.

7.01(k)-B-5

TEST POINT:	Natural gas supply flow meter(s) and locations as established by OWNER, and as necessary to isolate process consumption.

FREQUENCY:	Once per three (3) hours

PREPARATION:
Certify natural gas flowmeter, and any other measuring devices are properly calibrated and suspend all non- process use of natural gas. Note that grain receiving, grain storage and grain milling will be isolated and removed for ethanol plant natural gas usage. Total plant usage and usage net of regenerative thermal oxidizer will be measured. If necessary, an mmbtu/cubic foot correction may be made.

DOCUMENTATION:	Log results on a "Performance Test Data Sheet" (Annex B)

2.6        CALCULATION PROTOCOL

All calculations will be based on actual measured data taken during the test period. For any given sample period, the average value during that period will be determined by the average of the measured data points

7.01(k)-B-6

Annex A
to Approved Performance
Test Protocols

Specifications

1.2.1     Anhydrous Undenatured Ethanol Production Specification

Anhydrous Undenatured Ethanol Production Specification

Anhydrous Fuel Ethanol Production Rate
Minimum 4,522.23 (Madera and Boardman)  or 6,783.34 (Stockton, Brawley and Burley) US undenatured gallons per hour (average over the seven day test, see below) based on a minimum feedstock specification of 56 lb/bushel test weight corn containing a maximum of 14.5% moisture (by weight), a minimum of 72% dry fermentable starch (by weight) and a maximum of 1% foreign material (by weight).

Undenatured ethanol will meet specifications per ASTM D4806-06c.

40MGY1	60MGY2	Unit
4,522.23	6,783.34	ugal/hr
24	24	hrs/day
108,533	162,800	ugal/day
351	351	days/yr
38,095,238	57,142,857	ugal/yr
5.00%	5.00%	denaturant %
1,904,762	2,857,143	denaturant/yr
40,000,000	60,000,000	dgal/yr
Notes 1. Madera and Boardman plants 2. Stockton, Burley and Brawley plants

Anhydrous Fuel Ethanol Yield:
Minimum 2.68 gallons undenatured ethanol per bushel of corn feed based on a minimum feedstock specification of 56 lb/bushel test weight No. 2 Yellow Dent corn containing a maximum of 14.5% moisture (wgt), minimum 72% dry, trash-free starch, maximum 1% (wgt) foreign material.

7.01(k)-B-7

1.2.2     Utility Consumption Specification

Process Electrical Consumption:
Maximum 0.80 kWh per gallon (average) of undenatured fuel ethanol produced when operating at the nameplate capacity. This number includes process equipment components in mash preparation, liquefaction and cook,
Yeast mix and propagation,   fermentation, distillation, dehydration and acid reduction, evaporation, separation and stillage, processcondensate, chemical storage, CO2scrubbing, compressed air, closed seal water system, WDGS transfer and handling, ethanol storage and loadout, cooling tower and chiller including cooling and chilled water circulation, condensate return, process sumps, and heat tracing, regenerative thermal oxidizer, cold lime water softening, boilers, and CO2 recovery equipment installed at PLANT (minor equipment related only to transfer of CO2). The indicated consumption does not include grain receiving, grain storage, grain milling, CO2 processing, CO2 pressurizing, or CO2 liquification. . This guarantee is based on the use of extra high efficiency motors in all applications and 4160 volt motors for applications over 200 HP.

Process Natural Gas Consumption:
Maximum 27,059 actual natural gasBTUs per gallon (average) of undenatured fuel ethanol produced (as calculated in Section 2.5 of the Approved Performance Test Protocols). This number includes the natural gas to all process components except grain receiving, grain storage and grain milling.

7.01(k)-B-8

Annex B
to Approved Performance
Test Protocols
Friday, 2/16/07

0600
0900
1200
1500
1800
1200

7.01(k)-B-9

Annex C
to Approved Performance
Test Protocols

Additional Measurements

Water Consumption (once per day)
Syrup production (once per day)
Beginning inventory of WDG
Ending inventory of WDG
Amount of WDG shipped (per weight certificates) during testing period
Beginning corn inventory (by silo)
Ending corn inventory (by silo)
Beginning ethanol inventory (by tank)
Ending ethanol inventory (by tank)
Denatured ethanol (once per day)

7.01(k)-B-10

Annex D
to Approved Performance

Test Protocols

Additional Deliverables to Independent Engineer
Air emissions test protocol (NRG coordinating Avogadro labs running tests)
Copy of letter to State of California (or appropriate Agency thereof) notifying of emissions test Details of 2/8/07 shutdown (CIP, etc)
Details of testing equipment calibration
List of personnel running and overseeing plant, roles
Corn starch sample 2x per day, send to FRE
Send FRE corn starch sampling SOP
Adjust financial model for non-scope elec, nat gas, if necessary
Elec consumption readings on CLS, RTO — adjust .77 kWh up in financial model, guarantee

7.01(k)-B-11

SCHEDULE 7.02(f)
to Credit Agreement

STORAGE FACILITIES

Madera Grain Mill

The grain mill and associated storage facilities at the Madera Site, consisting of three grain rolling mills, each capable of producing approximately 35 tons per hour of rolled grain, eight associated silos, three interstices (spaces between the silos) with a combined storage capacity of approximately 50,000 tons of grain, and several outbuildings at the Madera Site, including a large pole barn for transloading of commodities that are deemed part of the grain milling operations.

Proposed Stockton Ethanol Tank Farm

PECA plans to construct a tank farm at or adjacent to the Stockton Site at the Port of Stockton. The five million gallon tank farm is expected to have associated rail and truck unloading facilities capable of unloading a unit train of ethanol. A portion of the Stockton Plant's output is expected to be pipelined directly to the tank farm.

Proposed Burley Grain Milling Facilities

PECA may construct grain storage and grain milling facilities adjacent to the Burley Site. Any such facilities would be in excess of that required for normal operation of the Burley Plant. PECA may also construct facilities to mix the distillers grains from the Burley Plant with rolled or ground grain from the proposed grain mill.

7.02(f)-1

Schedule 7.02(t)
to Credit Agreement

CONSTRUCTION BUDGETS

7.02(t)-1

Pacific Ethanol Columbia, LLC (Boardman, Oregon)
Summary Construction and Project Cost Budget

Construction Costs:
Engineering / Procurement / Land & Sitework	$6,555,948
Site Utilities I Buildings / Other Improvements	4,645,616
Grain Systems & Rail Infrastruacture	6,088,000
Concrete Earthwork / Foundations	5,560,215
Structural Steel I Piping Materials	7,759,049
Pipe Installation / Valves	6,660,880
Equipment & Installation	8,798,917
Field & Shop Fabricated Tanks	8,938,947
Evaporators / Véssels / Columns	5,125,286
Electrical / Control Systems / Instrumentation	4,627,370
Final Product Handling / Fire Safety / Other	7,303,500
Total construction cost	72,063,728

Inventory:
Corn	2,915,400
Ethanol	880,116
WDGs	72,561
Denaturant	149,451
Chemicals/enzymes/yeast	241,709
Spare parts	550,000
Total inventory	4,809,237

Financing:
Capitalized interest	310,000
Capitalized fees	2,125,000
Debt service reserve account	1,679,000
Interest income offset	-
Total financing	4,114,000

Other Capital Costs:
Other working capital (AIR - NP)	1,329,574
Operating expenses	1,744,401
Contingency	7,892,440
Total other capital costs	10,966,415

Total Project Cost	$91,953,380

7.02(t)-2

Pacific Ethanol Imperial, LW (Brawley, California)
Summary Construction and Project Cost Budget

Construction Costs:
Engineering / Procurement / Land & Sitework	$12,124,440
Site Utilities I Buildings / Other Improvements	11,820,000
Grain Systems & Rail Infrastruacture	6,000,000
Concrete Earthwork / Foundations	6,650,000
Structural Steel I Piping Materials	10,000,000
Pipe Installation / Valves	9,750,000
Equipment & Installation	14,529,000
Field & Shop Fabricated Tanks	10,520,000
Evaporators / Vessels / Columns	7,425,000
Electrical / Control Systems / Instrumentation	8,150,000
Final Product Handling I Fire Safety / Other	7,707,000
Total construction cost	104,675,440

Inventory:
Corn	2,942,552
Ethanol	1,329,592
WDGs	109,385
Denaturant	224,176
Chemicals/enzymes/yeast	241,709
Spare parts	650,000
Total inventory	5,497,414

Financing:
Capitalized interest	2,399,900
Capitalized fees	2,655,000
Debt service reserve account	2,002,500
Interest income offset
Total financing	7,057,400

Other Capital Costs:
Other working capital (A/R - A/P)	1,770,872
Operating expenses	2,402,994
Contingency	11,836,804
Total other capital costs	16,010,671
Total Project Cost	$133,240,925

7.02(t)-3

Pacific Ethanol Magic Valley, LLC (Burley, Idaho)
Summary Construction and Project Cost Budget

Construction Costs:
Engineering / Procurement I Land & Sitework	$9,382,440
Site Utilities / Buildings / Other Improvements	8,920,000
Grain Systems & Rail Infrastruacture	8,700,000
Concrete Earthwork / Foundations	6,650,000
Structural Steel / Piping Materials	10,200,000
Pipe Installation / Valves	9,750,000
Equipment & Installation	10,829,000
Field & Shop Fabricated Tanks	10,520,000
Evaporators / Vessels / Columns	7,425,000
Electrical / Control Systems / Instrumentation	8,150,000
Final Product Handling / Fire Safety / Other	7,907,000
Total construction cost	98,433,440

Inventory:
Corn	2,831,994
Ethanol	1,299,618
WDGs	99,554
Denaturant	228,659
Chemicals/enzymes/yeast	244,126
Spare parts	650,000
Total inventory	5,353,951

Financing:
Capitalized interest	1,539,083
Capitalized fees	2,815,000
Debt service reserve account	2,002,500
Interest income offset
Total financing	6,356,583

Other Capital Costs:
Other working capital (A/R - NP)	1,940,409
Operating expenses	1,793,384
Contingency	11,158,702
Total other capital costs	14,892,494

Total Project Cost	$125 036,469

7.02(t)-4

Pacific Ethanol Stockton, LLC (Stockton, California) Summary Construction and Project Cost Budget

Construction Costs:
Engineering I Procurement / Land & Sitework	$14,252,440
Site Utilities / Buildings / Other Improvements	9,520,000
Grain Systems & Rail Infrastruacture	12,150,000
Concrete Earthwork / Foundations	6,650,000
Structural Steel / Piping Materials	10,200,000
Pipe Installation / Valves	9,750,000
Equipment & Installation	10,829,000
Field & Shop Fabricated Tanks	10,520,000
Evaporators / Vessels / Columns	7,425,000
Electrical / Control Systems / Instrumentation	8,150,000
Final Product Handling / Fire Safety / Other	7,307,000
Total construction cost	106,753,440

Inventory:
Corn	3,019,093
Ethanol	1,322,641
WDGs	116,689
Denaturant	224,176
Chemicals/enzymes/yeast	241,709
Spare parts	650,000
Total inventory	5,574,308

Financing:
Capitalized interest	1,927,233
Capitalized fees	2,655,000
Debt service reserve account	2,002,500
Interest income offset	-
Total financing	6,584,733

Other Capital Costs:
Other working capital (A/R - NP)	1,755,365
Operating expenses	2,481,126
Contingency	12,053,548
Total other capital costs	16,290,039

Total Project Cost	$135,202,520

7.02(t)-5

Schedule 8.08(c)(xiii)
to the Credit Agreement

Target Balance Amounts

On the Conversion Date, the Target Balance Amount shall be an amount equal to the aggregate principal amount of Term Loans disbursed on the Conversion Date and, on each Quarterly Payment Date after the Conversion Date, the Target Balance Amount shall be reduced by an amount equal to one twentieth (1/20) of the aggregate principal amount of the Term Loans disbursed on the Conversion Date.

If an Event of Total Loss with respect to any Plant or an Event of Taking with respect to all or substantially all of any Plant or a sale, transfer or other disposition with respect to all or substantially all of any Plant occurs, then the Target Balance Amount for each Quarterly Payment Date will be reduced by an amount equal to a ratio equal to the number of Plants affected by such occurrence to the number of Plants with respect to which a Funding has been made.

8.08(c)(xiii)-1

SCHEDULE 11.12
to Credit Agreement

NOTICE INFORMATION
I.
BORROWERS

PACIFIC ETHANOL HOLDING CO. LLC
 c/o Pacific Ethanol, Inc.
5711 N. West Avenue Fresno, California 93711
Attn: Jeff Manternach
Telephone: (559) 435-1771
Facsimile: (559) 435-1478

with a copy to:

Pacific Ethanol Holding Co. LLC
c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

PACIFIC ETHANOL MADERA LLC
c/o Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, California 9371 1
Attn: Jeff Manternach
Telephone: (559) 435-1771
Facsimile: (559) 435-1478

with a copy to:

Pacific Ethanol Madera LLC
c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

11.12-1

I.
PACIFIC ETHANOL COLUMBIA, LLC
c/o Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, California 93711
Attn: Jeff Manternach
Telephone: (559) 435-1771
Facsimile: (559) 435-1478

with a copy to:

Pacific Ethanol Columbia, LLC
c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

PACIFIC ETHANOL STOCKTON, LLC
c/o Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, California 93711
Attn: Jeff Manternach
Telephone: (559) 435-1771
Facsimile: (559) 435-1478

with a copy to:

Pacific Ethanol Stockton, LL
c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

11.12-2

I.
PACIFIC ETHANOL IMPERIAL, LLC
c/o Pacific Ethanol, Inc. 5711 N. West Avenue
Fresno, California 93711
Attn: Jeff Manternach
Telephone: (559) 435-1771
Facsimile: (559) 435-1478

with a copy to:

Pacific Ethanol Imperial, LLC
c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

PACIFIC ETHANOL MAGIC VALLEY, LLC
c/o Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, California 93711
Attn: Jeff Manternach
Telephone: (559) 435-1771
Facsimile: (559) 435-1478

with a copy to:

Pacific Ethanol Magic Valley, LL
 c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Telephone: (916) 403-2130
Facsimile: (916) 446-3937

11.12-3

II.	BORROWERS' AGENT PACIFIC ETHANOL HOLDING CO. LLC 400 Capitol Mall, Suite 2060 Sacramento, CA 95814 Attention: General Counsel Telephone: (559) 435-1771 Facsimile: (559) 435-1478

III.
ADMINISTRATIVE AGENT, LEAD ARRANGER AND SOLE BOOKRUNNER

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, NY 10036
Attention: Yolette Salnave / Andrea Bailey
Phone: 212-852-5994 / 212-597-1158
Facsimile: 212-302-7946
E-mail Address: NYC_Agency_Services@WestLB.com

IV.	COLLATERAL AGENT WESTLB AG, NEW YORK BRANCH 1211 Avenue of the Americas, New York, New York 10036 Attention: Richard Garbarino Telephone: 212 852-5994 Facsimile: (212) 597-1490

V.
ACCOUNTS BANK

UNION BANK OF CALIFORNIA, N.A.
Power & Utilities Group
445 S. Figueroa Street, 15th Floor
Los Angeles, CA 90071

Attention: Jesus Serrano, VP
Telephone: (213) 236-4194
Facsimile: (213) 236-4096

11.12-4

Attention: Susan Johnson, VP Telephone: (213) 236-4125 Facsimile: (213) 236-409

VI.
LEAD ARRANGERS AND CO-SYNDICATION AGENTS

MIZUHO CORPORATE BANK, LTD
1251 Ave. of the Americas
New York, NY 10020

CIT CAPITAL SECURTIES LLC
c/o CIT ENERGY
505 Fifth Avenue, 10th Floor
New York, NY 10017
Attn: Thomas Scifo, Assistant Vice President
Telephone: 212-771-1756
Facsimile: 212-771-9675

VII.
LEAD ARRANGERS AND CO-DOCUMENTATION AGENTS

COOOPERATIVE CENTRALE RAIFFEISENBOERENLEENBANK BA., "RABOBANK NEDERLAND", NEW YORK BRACH
U.S. Counsel
245 Park Avenue
New York, NY 10167
Attn: Andrew Sherman
Telephone: 212-808-2513
Facsimile: 212-916-7880

with a copy to:

Executive Director
123 North Wacker Drive, Ste. 2100 Chicago, IL 60606
Attn: Brad Peterson
Telephone: 312-408-8222
Facsimile: 312-408-8240

11.12-5

BANCO SANTANDER CENTRAL HISPANO S.A., NEW YORK BRANCH 45 East 53rd Street New York, NY 1022 Attn: Felipe Gonzalez Telephone: 212-407-0997 Facsimile: 212-350-0740

IX.
INTEREST RATE PROTECTION PROVIDER

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas New York, NY 10036
Attention: Lawrence Vassallo Phone: 212-597-8500
Facsimile: 212-597-3977
E-mail Address: lawrence_vassallo@westlb.com

11.12-6